UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
TREEHOUSE FOODS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED DECEMBER 17, 2025

[•]
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of TreeHouse Foods, Inc., which we refer to as “TreeHouse Foods” or the “Company,” to be held virtually on [•], at [•] (CT), unless the special meeting is adjourned or postponed. Stockholders of TreeHouse Foods will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/THS2026SM and using the control number contained in their proxy card. You will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present” will mean virtually present at the special meeting.
At the special meeting, you will be asked to consider and vote upon proposals to (1) adopt the Agreement and Plan of Merger, dated as of November 10, 2025 (as it may be amended from time to time), which we refer to as the “Merger Agreement,” among Industrial F&B Investments II, Inc., which we refer to as “Parent,” Industrial F&B Investments III, Inc., which we refer to as “Merger Sub” and which is a direct wholly owned subsidiary of Parent, and TreeHouse Foods, pursuant to which Merger Sub will merge with and into TreeHouse Foods (which we refer to as the “Merger”) with TreeHouse Foods surviving as a direct wholly owned subsidiary of Parent, (2) approve, on a non-binding, advisory basis, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and contemplated by the Merger Agreement and (3) adjourn or postpone the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
If the Merger is completed, you will be entitled to receive (1) $22.50 in cash and (2) one contractual contingent value right, which we refer to as a “CVR,” in each case, without interest and less applicable withholding taxes, for each share of TreeHouse Foods common stock you own at the effective time of the Merger (unless you have properly and validly exercised and not withdrawn your appraisal rights under Section 262 of the General Corporation Law of the State of Delaware with respect to such shares). While no guaranty can be given that any proceeds will be received, each CVR will provide a holder with an opportunity to receive a portion of the net proceeds, if any, from claims arising out of the Company’s ongoing litigation against Keurig Dr Pepper Inc.’s wholly owned subsidiary, Keurig Green Mountain, Inc.
The TreeHouse Foods board of directors, after considering the factors more fully described in the enclosed proxy statement, unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of TreeHouse Foods and its stockholders, and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement.
The TreeHouse Foods board of directors unanimously recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the proposal to approve, by non-binding, advisory vote, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and contemplated by the Merger Agreement and (3) “FOR” the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
The enclosed proxy statement provides detailed information about the special meeting, the Merger Agreement, the Merger and the contractual contingent value rights. A copy of the Merger Agreement is attached as Annex A to the proxy statement and the form of contingent value rights agreement (which we refer to as “Form of CVR Agreement”) is attached as Annex B to the proxy statement. The proxy statement also describes the actions and determinations of the TreeHouse Foods board of directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement and the Form of CVR Agreement, carefully and in their entirety as they contain important information. You may also obtain more information about TreeHouse Foods from documents we file with the Securities and Exchange Commission from time to time.
Whether or not you plan to attend the special meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of a majority of the voting power of the shares of TreeHouse Foods common stock outstanding as of the close of business on the record date and entitled to vote thereon. The failure of any stockholder to vote by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the internet or by telephone will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
If you have any questions or need assistance voting your shares of TreeHouse Foods common stock, please contact Alliance Advisors, LLC, our proxy solicitor, by calling (855) 206-1716.
Thank you for your support of TreeHouse Foods.

Sincerely,

Kristy N. Waterman
EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•] and, together with the enclosed form of proxy card, is first being mailed to stockholders of TreeHouse Foods on or about [•].

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED DECEMBER 17, 2025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA LIVE WEBCAST ON [•]
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of TreeHouse Foods, Inc., which we refer to as “TreeHouse Foods” or the “Company,” is to be held on [•], at [•] (CT), at www.virtualshareholdermeeting.com/THS2026SM, to consider and vote upon the following proposals:
1.
to adopt the Agreement and Plan of Merger, dated as of November 10, 2025 (as it may be amended from time to time), which we refer to as the “Merger Agreement” among Industrial F&B Investments II, Inc., which we refer to as “Parent,” Industrial F&B Investments III, Inc., which we refer to as “Merger Sub,” and TreeHouse Foods, pursuant to which Merger Sub will be merged with and into TreeHouse Foods, with TreeHouse Foods surviving as a wholly owned subsidiary of Parent, which we refer to as the “Merger” (which we refer to as the “Merger Proposal”);

2.
to approve, on a non-binding, advisory basis, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”); and

3.
to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement (which we refer to as the “Adjournment Proposal”).

Your vote is very important. We cannot consummate the Merger unless the Merger Proposal receives the affirmative vote of a majority of the voting power of the shares of our common stock outstanding as of the close of business on the record date and entitled to vote thereon.
Even if you plan to attend the special meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy or voting instructions by telephone or the internet prior to the special meeting to ensure that your shares of TreeHouse Foods common stock will be represented and voted at the special meeting if you are unable to attend.
For the Company to complete the Merger, Company stockholders holding a majority of the voting power of the shares of TreeHouse Foods common stock outstanding as of the close of business on the record date and entitled to vote thereon must vote “FOR” the Merger Proposal. A failure to vote your shares of TreeHouse Foods common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal.
For more information concerning the special meeting, the Merger Agreement and the Merger, please review the accompanying proxy statement, the copy of the Merger Agreement attached as Annex A thereto and the form of contingent value rights agreement attached as Annex B thereto.
The approval, on a non-binding, advisory basis, of the Compensation Proposal requires the affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock, present or represented by proxy at the special meeting and voting affirmatively or negatively on such matter. Abstentions will have no effect on the outcome of the Compensation Proposal.
The affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock, present or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Only stockholders of record as of the close of business on [•] are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during the meeting.
The TreeHouse Foods board of directors unanimously recommends that you vote:
(i)	“FOR” the Merger Proposal;
(ii)	“FOR” the Compensation Proposal; and
(iii)	“FOR” the Adjournment Proposal.

By Order of the Board of Directors,

Kristy N. Waterman
EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary

[•]
Oakbrook, Illinois

This Proxy Statement is dated [•] and, together with the enclosed form of Proxy Card, is first being sent to stockholders on or about [•].
i

ii

SUMMARY
This Summary, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement and does not contain all of the information that may be important to you. You should read carefully the entire proxy statement and the additional documents referred to in this proxy statement for a more complete understanding of the matters being considered at the special meeting. This summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this summary. This proxy statement is dated [•] and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about [•].
Parties Involved in the Merger (page 26)
TreeHouse Foods, Inc.
TreeHouse Foods, Inc., which we refer to as “TreeHouse Foods,” the “Company,” “we,” “us,” or “our,” is a Delaware corporation and TreeHouse Foods common stock, par value $0.01 per share, trades on the New York Stock Exchange, which we refer to as the “NYSE,” under the symbol “THS.” The Company is a private brands snack and beverage manufacturer with a product portfolio including snack offerings (crackers, pretzels, in-store bakery items, frozen griddle items, cookies and unique candy offerings), beverages and drink mix offerings (non-dairy creamer, coffee, broths and stocks, powdered beverages and other blends and tea), as well as other grocery offerings (pickles, refrigerated dough, hot cereal, cheese and pudding).
TreeHouse Foods was incorporated in Delaware in 2005. TreeHouse Foods’ principal executive offices are located at 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, and its telephone number is (708) 483-1300.
Additional information about TreeHouse Foods is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information.”
Industrial F&B Investments II, Inc.
Industrial F&B Investments II, Inc., which we refer to as “Parent,” is a Delaware corporation indirectly wholly owned by Investindustrial VIII S.C.Sp. (together with Investindustrial S.A. and its affiliated entities and any funds managed or advised by Investindustrial Advisers Limited or its affiliated entities, which we refer to as “Investindustrial”) that was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (as defined below). Parent has not conducted any business operations other than in connection with the Merger, and upon the consummation of the Merger, TreeHouse Foods will be a wholly owned subsidiary of Parent.
The principal executive offices of Parent are c/o 375 Park Avenue, 26th floor, New York, NY 10152, with a telephone number of (212) 926-6000.
Industrial F&B Investments III, Inc.
Industrial F&B Investments III, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, which we refer to as “Merger Sub,” was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (as defined below). Upon completion of the Merger (as defined below), Merger Sub will merge with and into TreeHouse Foods and will cease to exist.
The Merger (page 26)
At the special meeting, you will be asked to consider and vote upon a proposal (which we refer to as the “Merger Proposal”) to adopt the Agreement and Plan of Merger dated as of November 10, 2025 (as it may be amended from time to time), which we refer to as the “Merger Agreement,” among Parent, Merger Sub and TreeHouse Foods, pursuant to which Merger Sub will merge with and into TreeHouse Foods, which we refer to as the “Merger,” and TreeHouse Foods will survive the Merger as a direct wholly owned subsidiary of Parent. If the Merger is completed, you will be entitled to receive (1) $22.50 in cash and (2) one contractual contingent value right, which we refer to as a “CVR,” in each case, without interest and less applicable withholding taxes, for each share of TreeHouse Foods common stock you own (which we refer to, collectively, as the “Merger Consideration”) (unless you have properly and validly exercised and not withdrawn your appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL,” with respect to such shares). While no guaranty can be given that any proceeds will be received, each CVR will provide a holder with an opportunity to receive a portion of the net proceeds, if any, from claims arising out of the Company’s ongoing litigation against Keurig Dr Pepper Inc.’s wholly owned subsidiary, Keurig Green Mountain, Inc., which we refer to as the “KGM Litigation” and “KGM,” respectively.
Form of Contingent Value Rights Agreement (page 83)
At or immediately prior to the date of the closing of the Merger (which we refer to as the “Closing,” and such date the “Closing Date”) as specified in the Merger Agreement, TreeHouse Foods, Parent, certain CVR committee members and a rights agent mutually agreeable to TreeHouse Foods and Parent will enter into a contingent value rights agreement substantially in the form attached as Annex B to this proxy statement (which we refer to as the “Form of CVR Agreement”), subject to such changes thereto as permitted under the Merger Agreement. The Form of CVR Agreement will govern the terms of the CVRs.
While no guaranty can be given that any proceeds will be received, each CVR will represent the right to receive a portion of the net proceeds, if any, from claims arising out of the KGM Litigation, in which the Company is asserting claims under the federal antitrust laws, various state antitrust laws and unfair competition statutes, contending that KGM monopolized alleged markets for single serve coffee brewers and single serve coffee pods. (See the sections entitled “Form of Contingent Value Rights Agreement –– Litigation Background –– Purpose”). Any such payment will be subject to certain adjustments and deductions as described in the Form of CVR Agreement.
The CVRs will not represent an equity or ownership interest in TreeHouse Foods, Parent, any constituent party to the Merger or any of their affiliates. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the Securities and Exchange Commission (the “SEC”) and will not be freely transferable. The CVRs will not be transferable except in very limited circumstances (See the section entitled “Form of Contingent Value Rights Agreement –– Non-Transferability of Contingent Value Rights”). A rights agent will keep a register for the purpose of recording the CVRs and permitted transfers thereof.
A CVR committee will control the management and disposition of the KGM Litigation, including with respect to the prosecution, negotiation and settlement of claims. The CVR committee will be comprised of one member selected by TreeHouse Foods representing the CVR holders, one member selected by, and representing, Parent and one independent member jointly selected by TreeHouse Foods and Parent. All fees, costs and expenses incurred by the CVR committee in carrying out the committee’s powers and duties under the Form of CVR Agreement, as well as certain other claims expenses incurred or accrued after the Effective Time (as defined below) by TreeHouse Foods or its affiliates, will be paid by TreeHouse Foods, subject to an aggregate cap of $30 million for such amounts actually paid after the Effective Time, which we refer to as the “Aggregate Cap.” The Aggregate Cap may be increased by the committee with the approval of Parent’s appointed committee member. All such fees, costs and expenses will be deducted from the litigation proceeds, if any, to be distributed to CVR holders in accordance with the terms of the Form of CVR Agreement. (See the section entitled “Form of Contingent Value Rights Agreement –– CVR Committee Establishment and Authority”).
Proceeds, if any, from claims arising out of the KGM Litigation (less deductions for certain claims expenses, tax costs and legal fees) will be paid 85% to the CVR holders and 15% to TreeHouse Foods, as then owned by Parent. (See the section entitled “Form of Contingent Value Rights Agreement –– Calculation of Payments”).
On the CVR payment date, the CVR payment amount, if any, owed to CVR holders will be deposited by TreeHouse Foods to the rights agent’s bank account, and the rights agent will promptly pay the applicable pro rata share of the CVR payment amount to each CVR holder. As described in the Form of CVR Agreement, the CVR payment date means the fifth business days following the later of:
•	the Determination Date (as defined below), if KGM Litigation proceeds are actually received; and
•
the date on which TreeHouse Foods has paid certain fees to its legal counsel and advisors relating to a non-monetary recovery, as described in the Form of CVR Agreement, and TreeHouse Foods has received an acknowledgment and full release from the recipients thereof.

(See the sections entitled “Form of Contingent Value Rights Agreement –– Calculation of Payments — Payment Procedures”).

The Special Meeting (page 22)
The special meeting will be held virtually on [•], at [•] (CT).
Record Date and Quorum (page 22)
Only TreeHouse Foods stockholders of record as of the close of business on [•], which we refer to as the “Record Date,” are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.
A quorum is necessary to hold a valid special meeting. A quorum exists if the holders of a majority of the voting power of TreeHouse Foods common stock issued and outstanding and entitled to vote at the special meeting are present or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.
Required Vote (page 22)
Each share of TreeHouse Foods common stock outstanding as of the close of business on the Record Date is entitled to one vote at the special meeting.
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
•	Via the internet. You can vote over the internet by following the instructions on the proxy card.
•	By Telephone. You can vote by telephone by following the instructions on the proxy card.
•	By Mail. You can vote by mail by signing, dating and mailing the enclosed proxy card.
For the Company to complete the Merger, Company stockholders holding a majority of the voting power of the shares of TreeHouse Foods common stock outstanding as of the close of business on the Record Date and entitled to vote thereon must vote “FOR” the Merger Proposal. A failure to vote your shares of TreeHouse Foods common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal.
For the Company to approve, on a non-binding, advisory basis, the proposal regarding specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and contemplated by the Merger Agreement, which we refer to as the “Compensation Proposal,” Company stockholders holding a majority of the voting power of the shares of TreeHouse Foods common stock, present or represented by proxy at the special meeting and voting affirmatively or negatively on such matter, must vote “FOR” the Compensation Proposal. Abstentions will have no effect on the outcome of the Compensation Proposal.
For the Company to adjourn the special meeting, Company stockholders holding a majority of the voting power of the shares of TreeHouse Foods common stock, present or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present, must vote “FOR” the proposal to adjourn the special meeting, which we refer to as the “Adjournment Proposal.” An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal.
As of the Record Date, there were [•] shares of TreeHouse Foods common stock outstanding.
We currently expect that the Company’s directors and executive officers will vote their shares, representing approximately [•]% of the outstanding shares of TreeHouse Foods common stock, in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.
Conditions to Completion of the Merger (page 78)
The following are some of the conditions that must be satisfied or, where permitted by law, waived before each party is required to consummate the Merger:
•	the receipt of the affirmative vote of the holders of a majority of the voting power of the outstanding shares of TreeHouse Foods common stock entitled to vote thereon to adopt the Merger Agreement;
•	no order, judgment, injunction, award, decree or writ adopted or imposed by any governmental entity of competent jurisdiction shall have been issued by such a governmental entity and remain in effect preventing consummation of the Merger, and no law shall have been enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger (other than orders or laws in jurisdictions that are immaterial to the business and operations of Parent and TreeHouse Foods and that would have an immaterial effect thereon);
•
the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, which we refer to as the “HSR Act,” shall have expired or been terminated and clearances or approvals required under the applicable antitrust laws in Canada shall have been obtained;

•
the accuracy of the representations and warranties of TreeHouse Foods, on the one hand, and Parent and Merger Sub, on the other hand, in the Merger Agreement, subject in some instances to materiality, material adverse effect or other qualifiers, as of the Closing, except to the extent expressly made as of an earlier time, in which case as of such earlier time;

•
the performance or compliance in all material respects by TreeHouse Foods, on the one hand, and Parent and Merger Sub, on the other hand, of their respective covenants required to be performed or complied with by them under the Merger Agreement at or prior to the Closing; and

•	the absence of a “Company material adverse effect” since the date of the Merger Agreement.
When the Merger Becomes Effective (page 62)
The respective obligations of the parties to complete the Merger are subject to the adoption of the Merger Agreement by the Company’s stockholders and the satisfaction or waiver of the other closing conditions. The Merger Agreement provides that the Closing is to occur at 10:00 a.m. Eastern Time remotely by electronic exchange of documents no later than the fifth business day following the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, unless another time, date or place is mutually agreed to in writing by the parties except that, the marketing period has not ended as of such date, the Closing will occur on the earlier of (1) a date specified by Parent on no fewer than three business days’ notice to TreeHouse Foods and (2) the third business day following the last day of the marketing period, in each case, subject to the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement (and provided that, without Parent’s prior written consent, the Closing will not occur before January 31, 2026). On the Closing Date, TreeHouse Foods and Parent will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by TreeHouse Foods and Parent prior to such filing (which time we refer to as the “Effective Time”).
Recommendation of the TreeHouse Foods Board of Directors and Reasons for the Merger (page 33)
The TreeHouse Foods board of directors (which we refer to as the “Board”) unanimously recommends that the stockholders of the Company vote “FOR” the Merger Proposal and “FOR” the other proposals to be considered at the special meeting. For a description of the reasons considered by the Board in deciding to recommend the adoption of the Merger Agreement, see “The Merger (Proposal 1) — Recommendation of the TreeHouse Foods Board of Directors and Reasons for the Merger.”
Opinion of TreeHouse Foods’ Financial Advisor (page 37)
Goldman Sachs & Co. LLC, which we refer to as “Goldman Sachs,” delivered its opinion to the Board that, as of November 10, 2025, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of TreeHouse Foods common stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated November 10, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with the transactions contemplated by the Merger Agreement. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of TreeHouse Foods common stock should vote with respect to the Merger or any other matter.
For a more complete description, please see the section of this proxy statement entitled “The Merger (Proposal 1) — Opinion of TreeHouse Foods’ Financial Advisor” beginning on page 37.

Treatment of Company Equity Awards (page 63)
The Merger Agreement provides that, at the Effective Time:
•
each option to purchase shares of TreeHouse Foods common stock, which we refer to as a “Company Option,” that is outstanding and unexercised immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time and will be canceled and converted into the right to receive (1) a cash payment in an amount equal to the product of (i) the total number of shares of TreeHouse Foods common stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) $22.50 over (B) the exercise price per share of TreeHouse Foods common stock applicable to such Company Option and (2) one CVR for each share of TreeHouse Foods common stock subject to such Company Option as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time. Company Options with a per-share exercise price for TreeHouse Foods common stock equal to or greater than $22.50 will be canceled without consideration;

•
each time-based restricted stock unit award of the Company, which we refer to as a “Company RSU,” that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time and at the Effective Time, each then-outstanding Company RSU will be canceled in exchange for the right to receive (1) a cash payment in an amount equal to the product of the total number of shares of TreeHouse Foods common stock underlying such Company RSU, multiplied by $22.50 and (2) one CVR for each share of TreeHouse Foods common stock underlying such Company RSU, in each case, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time; and

•
each performance share unit of the Company, which we refer to as a “Company PSU,” that is outstanding immediately prior to the Effective Time, to the extent unvested, will become fully vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of TreeHouse Foods common stock subject to the Company PSU assuming that 130% of target level of performance has been achieved (as determined pursuant to the terms of the applicable grant agreement and in each case, subject to pro-ration with respect to holders of Company PSUs that experienced certain terminations of employment prior to the Effective Time (to the extent provided under the applicable grant agreement)), and such vested portion of the Company PSUs will be canceled and converted into the right to receive (1) a cash payment in an amount equal to the product of the number of shares of TreeHouse Foods common stock underlying such Company PSU, multiplied by $22.50 and (2) one CVR for each share of TreeHouse Foods common stock underlying such Company PSU, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time. Any unvested portion of the Company PSUs will be canceled without any cash payment or other consideration at the Effective Time.

Together, the Company Options, Company RSUs and Company PSUs are referred to herein as the “Company Equity Awards.”
Interests of the Company’s Directors and Executive Officers in the Merger (page 46)
The directors and executive officers of TreeHouse Foods have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. These interests are described in more detail in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46. The members of the Board were aware of and considered these interests, among other matters, in evaluating and reaching the decision to adopt the Merger Agreement and determining that the Merger is advisable, fair to and in the best interests of the TreeHouse Foods’ stockholders, and in resolving to recommend that TreeHouse Foods’ stockholders vote to approve the Merger Agreement. These interests may include the following, among others:
•	the accelerated vesting, cancellation and cash-out of outstanding Company Equity Awards;
•	the payment of a prorated cash annual incentive bonus for the year in which the Closing occurs;
•
the entitlement of the executive officers to receive severance benefits under the TreeHouse Foods Executive Severance Plan (or under his employment agreement in the case of Steven Oakland) upon a qualifying termination of employment following the completion of the Merger;

•	distribution of account balances under the TreeHouse Foods Executive Deferred Compensation Plan; and
•	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation.
Financing (page 53)
We anticipate that the total funds needed to complete the Merger (including the funds necessary to pay the Merger Consideration, to repay or refinance any indebtedness required to be repaid or refinanced as a result of the Merger and to pay any other amount required or payable by Parent and Merger Sub under the Merger Agreement), which would be approximately $3.032 billion, will be funded through a combination of the following:
•
up to $1.093 billion on the terms and subject to the conditions set forth in the Equity Commitment Letter, as further described in the section entitled “The Merger (Proposal 1) — Financing the Merger — Equity Financing” beginning on page 53; and

•
debt financing commitments from the Debt Commitment Parties in an aggregate amount of $2.2 billion, as further described in the section entitled “The Merger (Proposal 1) — Financing the Merger — Debt Financing” beginning on page 54.

The consummation of the Merger is not conditioned upon Parent or Merger Sub obtaining the proceeds of any financing.
U.S. Federal Income Tax Consequences of the Merger (page 55)
The exchange of shares of TreeHouse Foods common stock for cash and CVRs pursuant to the Merger will be a taxable transaction to U.S. holders (as defined in the section entitled “The Merger (Proposal 1) — U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and character of such gain or loss, depends in part on the U.S. federal income tax treatment of the receipt of, and payments (if any) with respect to, the CVRs, with respect to which there is substantial uncertainty. Based on the specific characteristics of the CVRs, we intend to treat the receipt of the Merger Consideration as a closed transaction. Assuming that this method of reporting is respected by the U.S. Internal Revenue Service(“IRS”), a U.S. holder will generally recognize capital gain or loss on the receipt of the Merger Consideration in exchange for its Company shares equal to the difference, if any, between (1) the amount of cash received plus the fair market value (as of the date of the consummation of the Merger) of any CVRs received pursuant to the Merger and (2) such U.S. holder’s adjusted tax basis in their shares of TreeHouse Foods common stock, converted into the right to receive the cash and CVRs in the Merger. Backup withholding may also apply to the cash received pursuant to the Merger unless the applicable U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. A Non-U.S. holder (as defined in the section entitled “The Merger (Proposal 1) — U.S. Federal Income Tax Consequences of the Merger”) will generally not be subject to U.S. federal income tax with respect to the exchange of TreeHouse Foods common stock for the Merger Consideration unless such Non-U.S. holder has certain connections to the United States. However, in some circumstances, a Non-U.S. holder may be subject to U.S. federal withholding tax with respect to all or a portion of a CVR payment. Company stockholders should refer to the discussion in the section entitled “The Merger (Proposal 1) — U.S. Federal Income Tax Consequences of the Merger,” and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger and the receipt of, and payments (if any) with respect to, the CVRs in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Clearances (page 60)
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated and the approval required under the Competition Act filing in Canada has been obtained.
TreeHouse Foods and Parent filed their respective HSR Act notifications on December 11, 2025. The HSR Act waiting period expires on January 12, 2026.
TreeHouse Foods and Parent filed their respective Canadian Competition Act notifications on December 15, 2025.

Appraisal Rights (page 98)
Under the DGCL, Company stockholders who do not vote for the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of the adoption of the Merger Agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Delisting and Deregistration of TreeHouse Foods Common Stock (page 60)
If the Merger is completed, TreeHouse Foods, as the entity surviving the Merger, will use its reasonable best efforts to cause TreeHouse Foods’ common stock to be delisted from the NYSE as promptly as practicable after the Effective Time, and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” as promptly as practicable after such delisting.
Non-Solicitation; Takeover Proposals (page 69)
Except as expressly permitted by the Merger Agreement, TreeHouse Foods has agreed that it will, and will cause each of its subsidiaries and instruct each of its affiliates’ respective officers, directors, principals, partners, managers, members, attorneys, accountants, agents, employees, consultants, and financial advisers, which we refer to as “Representatives” (and will be responsible for a breach of this restriction by any of its Representatives), from and after the date of the Merger Agreement, to (1) (i) immediately cease any solicitation, knowing encouragement, discussions or negotiations with any persons (other than Parent, Merger Sub or their respective affiliates and Representatives) (such persons, “Third Parties”) that may be ongoing with respect to a Company Takeover Proposal (as defined below in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals”) and (ii) immediately cease providing any non-public information to any Third Parties with respect to the Company, its subsidiaries, its assets, or any Company Takeover Proposal other than in the ordinary course of business, (2) not, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than ministerial acts, such as answering unsolicited phone calls, that are not otherwise prohibited by the Merger Agreement), (ii) knowingly facilitate any Company Takeover Proposal or engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Third Party any nonpublic information in connection with or for the purpose of knowingly encouraging or facilitating, a Company Takeover Proposal, except to notify such person of the existence of the restrictions in, and the Company’s obligations pursuant to the Merger Agreement, (iii) approve, adopt, recommend, agree to or enter into, or propose to approve, adopt, recommend, agree to or enter into any letter of intent, agreement or agreement in principle, Merger Agreement or other similar contract with respect to a Company Takeover Proposal, (iv) grant any waiver, amendment, termination or release under any standstill or confidentiality agreement or (v) furnish or otherwise provide access to any non-public information regarding the Company or any of its subsidiaries to any Third Party in connection with or in response to a Company Takeover Proposal, (3) take any action inconsistent with the obligations of the Company set forth in the Merger Agreement or (4) resolve to, agree to or publicly announce the intention to do, any of the foregoing.
Except as expressly permitted by the Merger Agreement, neither the Board nor any duly authorized committee thereof will (1) (i) fail to include its recommendation that the stockholders of TreeHouse Foods adopt the Merger Agreement in accordance with the DGCL (the “Company Board Recommendation”) in the proxy statement, (ii) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (iii) take any action by Board resolution or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (it being understood that the Board may refrain from taking a position with respect to a Company Takeover Proposal until the close of business as of the tenth business day after the commencement of a tender offer in connection with such Company Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Company Adverse Recommendation Change (as defined below)), or (iv) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to stockholders of TreeHouse Foods a Company Takeover Proposal (any action described in this clause (1) a “Company Adverse Recommendation Change”) or (2) enter into, authorize, cause or permit TreeHouse Foods or any of its subsidiaries to enter into any letter of intent, agreement in principle, Merger Agreement or other similar contract with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with the Merger Agreement) (as defined below in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals”) (each, a “Company Acquisition Agreement”).
However, prior to receipt of Company Stockholder Approval (as defined below), the Board, in certain circumstances and subject to certain limitations set forth in the Merger Agreement, may, (1) make a Company Adverse Recommendation Change (as defined below in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals”) or terminate the Merger Agreement in connection with a Company Takeover Proposal and (2) make a Company Adverse Recommendation Change in connection with an Intervening Event (as defined below in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals”), in each case as more fully described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals,” and in each case, subject to specified notice obligations to Parent and specified obligations to negotiate and consider in good faith any revisions proposed by Parent to the Merger Agreement, as more fully described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals — Notice of Company Takeover Proposal.”
Termination (page 79)
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:
•	by mutual written consent of TreeHouse Foods and Parent;
•	by either TreeHouse Foods or Parent upon written notice to the other party, if:
•
the Closing has not occurred on or before 11:59 p.m. Eastern Time on May 10, 2026, which we refer to as the “Outside Date”; provided, however, that, the right to terminate the Merger Agreement for failure to close by the Outside Date will not be available to any party whose breach of, or failure to comply with, any provision of the Merger Agreement has been a primary cause of the failure of the Closing to occur before or by the Outside Date (it being understood that a breach or failure of Merger Sub will be deemed to be a breach or failure, as applicable, of Parent, for these purposes);

•
any legal restraint is in effect and has become final and non-appealable such that the condition to closing regarding lack of legal restraint prohibiting the Closing cannot be satisfied; provided, however, that the right to terminate the Merger Agreement for this reason will not be available to any party whose breach of, or failure to comply with, any provision of the Merger Agreement has been a primary cause of the failure of this condition to be met (it being understood that a breach or failure of Merger Sub will be deemed to be a breach or failure, as applicable, of Parent, for these purposes); or

•	the stockholders’ meeting will have concluded without the Company Stockholder Approval having been obtained.
•	by Parent, upon written notice to TreeHouse Foods:
•
prior to the stockholders’ meeting, a Company Adverse Recommendation Change will have occurred; provided that Parent may not terminate the Merger Agreement for this reason unless it does so prior to 11:59 p.m. Eastern Time on the date that is 10 business days after Parent is notified in writing that the Board has effected a Company Adverse Recommendation Change; or

•
if TreeHouse Foods materially breached any representation, warranty, covenant in the Merger Agreement which breach or failure to perform (1) would give rise to the failure of the closing conditions with respect to TreeHouse Foods’ representations, warranties or covenants and (2) is incapable of being cured or, if capable of being cured by the Outside Date, has not been cured within 30 days (or such shorter period of time as remains prior to the Outside Date) following receipt by

TreeHouse Foods of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate the Merger Agreement (provided that Parent will not have the right to terminate the Merger Agreement pursuant for this reason if Parent or Merger Sub is then in material breach of any of its representations, warranties or covenants hereunder such that the conditions set forth in the Merger Agreement with respect to their representations, warranties or covenants would not be satisfied if the Closing were to occur as of such time).
•	by TreeHouse Foods, upon written notice to Parent:
•
prior to the receipt of the Company Stockholder Approval in order to enter into a Company Acquisition Agreement with respect to a Company Superior Proposal (as defined below in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals”); provided that the Company pays the Company Termination Fee (as defined below) in connection therewith;

•
if either Parent or Merger Sub materially breached any representation, warranty, or covenant in the Merger Agreement which breach or failure to perform (1) would give rise to the failure of the closing conditions with respect to Parent’s or Merger Sub’s representations, warranties or covenants and (2) is incapable of being cured or, if capable of being cured by the Outside Date, has not been cured within 30 days (or such shorter period of time as remains prior to the Outside Date) following receipt by Parent of written notice of such breach or failure to perform from TreeHouse Foods stating TreeHouse Foods’ intention to terminate the Merger Agreement (provided that TreeHouse Foods will not have the right to terminate the Merger Agreement for this reason if TreeHouse Foods is then in material breach of any of its representations, warranties or covenants hereunder such that the conditions set forth in the Merger Agreement with respect to its representations, warranties or covenants would not be satisfied if the Closing were to occur as of such time); or

•
if (1) the conditions to the obligations of Parent and Merger Sub to consummate the Merger (other than those conditions that by their terms are to be satisfied at closing, but subject to such conditions being capable of being satisfied if closing were to occur on such date) have been satisfied or waived, (2) TreeHouse Foods has confirmed to Parent in writing that TreeHouse Foods is ready, willing and able to consummate the Closing, and (3) Parent and Merger Sub fail to consummate the Closing within three business days after the later of (i) the date the Closing should have occurred pursuant to the terms of the Merger Agreement and (ii) the delivery by TreeHouse Foods to Parent of such notice.

Termination Fee (page 80)
If the Merger Agreement is terminated in specified circumstances, TreeHouse Foods will be required to pay Parent a termination fee of $40,750,000, which we refer to as the “Company Termination Fee.”
Parent would be entitled to receive the Company Termination Fee if the Merger Agreement is terminated:
•
by TreeHouse Foods or Parent because the Closing has not occurred prior to the Outside Date (and a breach or failure to comply with the Merger Agreement by Parent or Merger Sub is not a primary cause of such failure) or the stockholders’ meeting has concluded without the Company Stockholder Approval having been obtained if: (1) a bona fide Company Takeover Proposal will have been publicly made, proposed or communicated by a Third Party after the date of the Merger Agreement and not withdrawn prior to the time the Merger Agreement is terminated and (2) within 12 months after the date of such termination, Treehouse Foods enters into a definitive agreement to consummate a Company Takeover Proposal with the person or group making the Company Takeover Proposal referred to in clause (1) above that is subsequently consummated (provided, that, for purposes of this paragraph, the references in the definition of Company Takeover Proposal to “20% or more” will be deemed to be references to “more than 50%”);

•
the Merger Agreement is validly terminated (1) by Parent prior to the stockholders’ meeting if a Company Adverse Recommendation Change will have occurred or (2) by TreeHouse Foods prior to the receipt of the Company Stockholder Approval in order to enter into a Company Acquisition Agreement with respect to a Company Superior Proposal; or

•
the Merger Agreement is validly terminated by Parent with respect to a material breach of the no shop covenant which would give rise to the failure of the closing condition with respect to material performance of TreeHouse Foods’ covenants and is incapable of being cured or, if capable of being cured by the Outside Date, has not been cured within 30 days (or such shorter period of time as remains prior to the Outside Date) following receipt by TreeHouse Foods of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate the Merger Agreement.
If the Merger Agreement is terminated in specified circumstances, Parent will be required to pay TreeHouse Foods a termination fee of $81,500,000, which we refer to as the “Parent Termination Fee.”
TreeHouse Foods would be entitled to receive the Parent Termination Fee if the Merger Agreement is terminated:
•
in the event that TreeHouse Foods validly terminates the Merger Agreement if (1) the conditions to the obligations of Parent and Merger Sub to consummate the Merger (other than those conditions that by their terms are to be satisfied at closing, but subject to such conditions being capable of being satisfied if closing were to occur on such date) have been satisfied or waived, (2) TreeHouse Foods has confirmed to Parent in writing that TreeHouse Foods is ready, willing and able to consummate the Closing, and (3) Parent and Merger Sub fail to consummate the Closing within three business days after the later of (i) the date the Closing should have occurred pursuant to the terms of the Merger Agreement and (ii) the delivery by TreeHouse Foods to Parent of such notice; or

•
Parent terminates the Merger Agreement because the Merger has not been consummated by the Outside Date and at such time TreeHouse Foods could have terminated the Merger Agreement for the reason described in the previous bullet.

To the extent that either the Company Termination Fee or the Parent Termination Fee is payable, the payment of such termination fee will be the sole recourse of the other party, including in the case of willful breach or fraud, subject to Parent’s satisfaction of its other obligations, including to reimburse and indemnify TreeHouse Foods with respect to its financing cooperation, and obligation of TreeHouse Foods or Parent, as applicable, to pay enforcement costs in connection with collecting the Company Termination Fee or Parent Termination Fee, if applicable.
Expenses (page 82)
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all expenses incurred in connection with the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expenses.
Specific Performance (page 82)
In addition to any other remedy that may be available to any of the parties, including monetary damages, each of TreeHouse Foods, Parent and Merger Sub is entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Market Price of TreeHouse Foods Common Stock and Dividend Data (page 95)
TreeHouse Foods common stock is listed on the NYSE under the symbol “THS.” The closing sale price of TreeHouse Foods common stock on November 7, 2025, which was the last trading day prior to announcement of the Merger Agreement, was $19.05 per share. On December 1, 2025 the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for TreeHouse Foods common stock was $23.73 per share. You are encouraged to obtain current market quotations for TreeHouse Foods common stock in connection with voting your shares of TreeHouse Foods common stock.

The following table sets forth during the periods indicated the high and low sales prices of TreeHouse Foods common stock as reported on the NYSE:

	Market Price
Quarter	High	Low
Q1 FY 2023	$51.00	$45.65
Q2 FY 2023	$54.26	$46.90
Q3 FY 2023	$52.32	$43.29
Q4 FY 2023	$43.53	$38.12
Q1 FY 2024	$43.49	$35.39
Q2 FY 2024	$38.70	$34.58
Q3 FY 2024	$43.22	$36.15
Q4 FY 2024	$42.19	$31.59
Q1 FY 2025	$35.54	$26.20
Q2 FY 2025	$26.99	$19.42
Q3 FY 2025(1)	$23.89	$15.91

(1)	Provided through December 1, 2025.
TreeHouse Foods has never declared or paid any cash dividends on the shares of TreeHouse Foods common stock, and TreeHouse Foods does not currently intend to pay, nor under the Merger Agreement is TreeHouse Foods permitted to pay without the prior written consent of Parent, any cash dividends on its capital stock.
Following the Merger, there will be no further market for TreeHouse Foods common stock and we anticipate that our stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we would no longer file periodic reports with the SEC.
For a more complete description, please see the section of this proxy statement entitled “Market Prices and Dividend Data” beginning on page 95.
Voting Agreement (page 23)
Parent has entered into a voting agreement, dated as of November 10, 2025 (which we refer to as the “Voting Agreement”), by and among Parent, Merger Sub and JANA Partners Management, LP, a Delaware limited partnership, which we refer to as “JANA,” who beneficially owned, as of the Record Date, [•] shares of TreeHouse Foods common stock, or approximately [•]% of the shares of TreeHouse Foods common stock issued and outstanding on that date.
Pursuant to the Voting Agreement, JANA has agreed at the special meeting to vote its shares of TreeHouse Foods common stock as follows:
•
in favor of (1) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (2) each of the other actions contemplated by the Merger Agreement, and (3) any proposal in respect of which approval of the Company’s stockholders is requested in furtherance of any of the foregoing; and

•
against (1) any merger, tender offer, exchange offer, sale of all or substantially all assets, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving the Company, any of its subsidiaries and any other person, other than the Merger, and (2) other than the Adjournment Proposal, any other action which is intended or would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

*  *  *
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger Agreement and the transactions contemplated thereby. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” preceding this section and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully.
Q:	Why am I receiving this proxy statement?
A:
On November 10, 2025, TreeHouse Foods entered into the Merger Agreement providing for the merger of Merger Sub, with and into TreeHouse Foods, with TreeHouse Foods surviving the merger as a direct wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Proposal and to approve the other proposals to be voted on at the special meeting.

Q:	What is the proposed transaction?
A:
The proposed transaction is the acquisition of TreeHouse Foods by Parent through the merger of Merger Sub with and into TreeHouse Foods pursuant to the Merger Agreement. Following the Effective Time, TreeHouse Foods will be privately held as a direct wholly owned subsidiary of Parent, and you will no longer own shares of TreeHouse Foods common stock and instead will have only the right to receive the Merger Consideration.

Q:	What will I receive in the Merger?
A:
If the Merger is completed, you will be entitled to receive the Merger Consideration, consisting of (1) $22.50 in cash and (2) one CVR, in each case, without interest and less applicable withholding taxes, for each share of TreeHouse Foods common stock you own as of immediately prior to the Effective Time. While no guaranty can be given that any proceeds will be received, each CVR will provide a holder with an opportunity to receive a portion of the net proceeds, if any, from claims arising out of the Company’s ongoing KGM Litigation. For example, if you own 100 shares of TreeHouse Foods common stock, you will be entitled to receive $2,250.00 in cash and 100 CVRs in exchange for your shares of TreeHouse Foods common stock (less any amount that may be withheld with respect to any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Parent.

Q:	What is a CVR and how does it work?
A:
While no guaranty can be given that any proceeds will be received, each CVR will represent the contractual right to receive a portion of the net proceeds, if any, from claims arising out of TreeHouse Foods’ ongoing KGM Litigation. Any such payment will be subject to certain adjustments and deductions as described in the Form of CVR Agreement.

The CVRs do not represent an equity or ownership interest in TreeHouse Foods, Parent, any constituent party to the Merger or any of their affiliates. The CVRs will not be evidenced by a certificate or other instrument, and they will not be securities. The CVRs will not be transferable except in very limited circumstances. A rights agent will keep a register for the purpose of recording the CVRs and permitted transfers thereof.
Subject to the terms and conditions of the Form of CVR Agreement, holders of CVRs will be entitled to an amount of cash (if positive) equal to 85% of the aggregate of (1) the litigation proceeds actually recovered or received by TreeHouse Foods or any if its affiliates in connection with the KGM Litigation, (2) minus certain tax costs, (3) minus certain claims expenses and (4) minus certain additional contingent fees that may be paid by TreeHouse Foods to its legal counsel and advisors. Notwithstanding the foregoing, TreeHouse Foods (as then owned by Parent) will be entitled to the remaining 15% of such resulting amount.
The pro rata share of each CVR payment amount due to each holder will be determined by dividing the total CVR payment amount by the sum of (1) the total number of CVRs outstanding on the CVR payment date and (2) the total number of CVRs, if any, acquired by TreeHouse Foods or its affiliates for consideration from the holders. No CVRs abandoned by the holders, if any, will be taken into account for purposes of this determination.
For more information regarding the CVRs, see the section entitled “Form of Contingent Value Rights Agreement” beginning on page 83.

Q:	Is it possible that I will not receive any payment under the CVR?
A:
Yes; there is no guaranty that you will receive any payment in respect of your CVR. Any payment to you as a holder of CVRs is contingent on whether there are any net recoveries in respect of the claims arising from the KGM Litigation, in accordance with the terms of the Form of CVR Agreement. You may not receive any payment in respect of your CVR if (1) no such proceeds are actually recovered or received by TreeHouse Foods or any if its affiliates, or (2) if such proceeds do not exceed the aggregate amount of (i) certain tax costs, (ii) certain claims expenses and (iii) certain additional contingent fees that may be paid by TreeHouse Foods to its legal counsel and advisors.

For information regarding payments (if any) in respect of CVRs, see the section entitled “Form of Contingent Value Rights Agreement — Calculation of Payments.”
Q:	Can I transfer my CVR?
A:
You may not sell, assign, transfer, pledge, encumber or in any other manner transfer or dispose of, in whole or in part, directly or indirectly, your CVR, except pursuant to the limited circumstances specified in the Form of CVR Agreement, including (1) a transfer on death by will or intestacy, (2) a transfer to a testamentary trust in which your CVR is to be passed to beneficiaries upon the death of the trustee, (3) a transfer made pursuant to a court order, (4) a transfer made by operation of law or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (5) a transfer made by a holder that is a corporation, limited liability company, partnership or other entity, via a distribution to its stockholders, members or partners, as applicable (provided such transfer is made according the terms of the Form of CVR Agreement), (6) in the case of CVRs held in book-entry or other similar nominee form, a transfer from a nominee to a beneficial owner thereof or (7) a transfer to TreeHouse Foods with or without consideration therefor.

Q:	What will happen to the Company’s outstanding equity awards?
A:	The Merger Agreement provides that, at the Effective Time:
•
each Company Option that is outstanding and unexercised immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time and will be canceled and converted into the right to receive (1) a cash payment in an amount equal to the product of (i) the total number of shares of TreeHouse Foods common stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) $22.50 over (B) the exercise price per share of TreeHouse Foods common stock applicable to such Company Option and (2) one CVR for each share of TreeHouse Foods common stock subject to such Company Option as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable tax withholdings, and with respect to (1), to be paid within 10 business days after the Effective Time. Company Options with a per-share exercise price for TreeHouse Foods common stock equal to or greater than $22.50 will be canceled without consideration;

•
each Company RSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time and each then-outstanding Company RSU will be canceled in exchange for the right to receive (1) a cash amount, equal to the product of the number of shares of TreeHouse Foods common stock underlying such Company RSU, multiplied by $22.50 and (2) one CVR for each share of TreeHouse Foods common stock underlying such Company RSU, in each case, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time; and

each Company PSU that is outstanding immediately prior to the Effective Time, to the extent unvested, will become fully vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of TreeHouse Foods common stock subject to the Company PSU assuming that 130% of target level of performance has been achieved (as determined pursuant to the terms of the applicable grant agreement and in each case, subject to pro-ration with respect to holders of Company PSUs that experienced certain terminations of employment prior to the Effective Time (to the extent provided under the applicable grant agreement)), and such vested portion of the Company PSUs will be canceled and converted into the right to receive (1) a cash payment in an amount equal to the product of the number of shares of TreeHouse Foods common stock underlying such Company PSU, multiplied by $22.50 and (2) one CVR for each share of TreeHouse Foods common stock underlying such Company PSU, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time. Any unvested portion of the Company PSUs will be canceled without any cash payment or other consideration at the Effective Time.
For information regarding the treatment of the Company’s outstanding equity awards, see the section entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 63.
Q:	What is included in these materials?
A:	These materials include:
•	this proxy statement for the special meeting,
•	a proxy card or voting instruction form (enclosed with this proxy statement),
•	a copy of the Merger Agreement (attached as Annex A to this proxy statement),
•	a copy of the Form of CVR Agreement (attached as Annex B to this proxy statement), and
•	the written opinion of Goldman Sachs & Co. (attached as Annex C to this proxy statement).
Q:	Where and when is the special meeting?
A:
The special meeting will take place virtually on [•], at [•] (CT), or at any adjournment or postponement thereof. You will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/THS2026SM.

Q:	What proposals will be voted on at the special meeting?
A:	There are three proposals scheduled to be voted on at the special meeting:
•	to adopt the Merger Agreement;
•
to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and contemplated by the Merger Agreement; and

•
to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Proposal.

Q:	What is the TreeHouse Foods board of directors’ voting recommendation?
A:	The Board recommends that you vote your shares:
•	“FOR” the Merger Proposal;
•	“FOR” the Compensation Proposal; and
•	“FOR” the Adjournment Proposal.
For a discussion of the factors that the Board considered in determining to recommend the adoption of the Merger Agreement, please see the section entitled “The Merger (Proposal 1) — Recommendation of the TreeHouse Foods Board of Directors and Reasons for the Merger.” In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. For a discussion of these interests, please see the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	Who is entitled to vote at the special meeting?
A:
Holders of shares of Company common stock outstanding as of close of business on the Record Date are entitled to be voted at the special meeting. You may cast one vote per share of TreeHouse Foods common stock that you held as of the close of business on the Record Date. These shares include shares that are:

•	held directly in your name as the stockholder of record; and
•	held for you as the beneficial owner through a broker, bank or other nominee.
As of the close of business on the Record Date, there were [•] shares of TreeHouse Foods common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of TreeHouse Foods or to vote directly at the special meeting.

•
Beneficial Owner. If your shares are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the special meeting, although only your broker, bank or other nominee will have the right to vote your shares at the special meeting, and only to the extent you have previously instructed it to do so. Nevertheless, you may vote your shares at the special meeting to the extent you obtain a signed “legal proxy” from the stockholder of record giving you the right to vote the shares.

Q:	If I am a stockholder of record of the Company’s shares, how do I vote?
A:	If you are a stockholder of record, there are four ways you can vote:
•	by attending the special meeting virtually at www.virtualshareholdermeeting.com/THS2026SM;
•	via the internet, at the internet address provided on the proxy card;
•	by telephone, by using the number listed on the proxy card; or
•	by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.
Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:
If you are a beneficial owner of shares held in street name, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. Please note that if you hold your shares through a broker, bank or other nominee, such broker, bank or other nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote or unless you have obtained a signed “legal proxy” from your nominee giving you the right to vote the shares. In order for your vote to be counted, please make sure that you submit your vote to your broker, bank or other nominee or that you obtain such “legal proxy.”

Q:	Will my shares of TreeHouse Foods common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares of TreeHouse Foods common stock you may hold in “street name” will be deemed to be held by a different stockholder of record than any shares of TreeHouse Foods common stock you hold of record, any shares of TreeHouse Foods common stock held in “street name” will not be combined for voting purposes with shares of TreeHouse Foods common stock you hold of record. Similarly, if you own shares of TreeHouse Foods common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card or vote separately by telephone or internet with respect to those shares of TreeHouse Foods common stock because they are held in a different form of record ownership. Shares of TreeHouse Foods common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of TreeHouse Foods common stock held in an individual retirement account must be voted under the rules governing such account.
Q:	What is the quorum requirement for the special meeting?
A:
A quorum is necessary to hold a valid special meeting. A quorum exists if the holders of a majority of the voting power of TreeHouse Foods common stock issued and outstanding and entitled to vote at the special meeting are present or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.
If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.
Q:	What happens if I do not give specific voting instructions?
A:
Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement.

Beneficial Owners. If you are a beneficial owner of shares held in “street name,” under the rules of the NYSE, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote without instructions on non-routine matters. The Merger Proposal, the Compensation Proposal and the Adjournment Proposal are considered non-routine matters under applicable NYSE rules. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the representative counting votes that it does not have the authority to vote on this matter with respect to your shares. Accordingly, if you do not return your broker’s, bank’s or other nominee’s voting form, do not provide voting instructions via the internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote virtually with a “legal proxy” from your broker, bank or other nominee, your shares will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal, and will have no effect on the Compensation Proposal or the Adjournment Proposal.
Q:	What is the voting requirement to approve each of the proposals?
A:
Adoption of the Merger Proposal would require Company stockholders holding a majority of the voting power of the shares of TreeHouse Foods common stock outstanding as of the close of business on the Record Date and entitled to vote thereon must vote “FOR” the Merger Proposal. A failure to vote your shares of TreeHouse Foods common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval, on a non-binding, advisory basis, of the Compensation Proposal requires the affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock, present or represented by proxy at the special meeting and voting affirmatively or negatively on such matter. Abstentions will have no effect on the outcome of the Compensation Proposal.

The affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock, present or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Adjournment Proposal.
Parent has entered into the Voting Agreement with JANA, who beneficially owned, as of the Record Date, [•] shares of TreeHouse Foods common stock, or approximately [•]% of the shares of TreeHouse Foods common stock issued and outstanding on that date.
Pursuant to the Voting Agreement, JANA has agreed, among other things, to vote its shares of TreeHouse Foods common stock at the special meeting in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement, the transactions contemplated therein, and the terms thereof.
Q:	How do TreeHouse Foods’ directors and executive officers intend to vote?
A:
We currently expect that the Company’s directors and executive officers will vote their shares in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Q:	What effects will the Merger have on the Company?
A:
TreeHouse Foods common stock is currently registered under the Exchange Act, and is listed on the NYSE under the symbol “THS.” As a result of the Merger, the Company will cease to be a publicly traded company and will become a direct wholly owned subsidiary of Parent. Following the consummation of the Merger, TreeHouse Foods, as the entity surviving the Merger, will use its reasonable best efforts to cause TreeHouse Foods’ common stock to be delisted from the NYSE as promptly as practicable after the Effective Time and deregistered under the Exchange Act as promptly as practicable after such delisting.

Q:	When is the Merger expected to be completed?
A:
We and Parent are working toward completing the Merger as quickly as possible. We cannot be certain when or if the conditions to the Merger will be satisfied (or, to the extent permitted, waived). The Merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the Merger Agreement by TreeHouse Foods stockholders and the receipt of certain regulatory clearances. Assuming timely receipt of the required regulatory clearances and satisfaction of other closing conditions, and although there can be no assurance, the parties hope to complete the Merger in the first calendar quarter of 2026.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted by the Company’s stockholders, or if the Merger is not completed for any other reason, the Company stockholders will not receive any payment for their shares of TreeHouse Foods common stock. Instead, the Company will remain a public company, and shares of TreeHouse Foods common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE. In the event that the Merger Agreement is terminated, then, in certain specified circumstances, a termination fee of $40,750,000 will be due and payable by TreeHouse Foods to Parent and in certain other specified circumstances, a termination fee of $81,500,000 will be due and payable by Parent to TreeHouse Foods. See the section entitled “The Merger Agreement — Company Termination Fee; Parent Termination Fee — Company Termination Fee.”

Q:	What will happen if stockholders do not approve the Compensation Proposal?
A:
The inclusion of this proposal is required by SEC rules; however, the approval of this proposal is not a condition to the completion of the Merger and the vote on this proposal is an advisory vote and will not be binding on TreeHouse Foods or Parent. If the Merger Agreement is adopted by the Company’s stockholders and the Merger is completed, the Merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the Compensation Proposal.

Q:	Can I revoke my proxy or change my vote?
A:	Yes. You may revoke or change your proxy for any reason by:
•
providing a written notice of revocation that is received before the meeting to TreeHouse Foods’ EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, Kristy N. Waterman, at TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523;

•	delivering a valid, later-dated proxy either by telephone or online (your last delivery before the meeting begins will be counted);
•	completing, signing, dating and returning a new proxy card by mail to the Company before the special meeting; or
•	if you are a registered stockholder (or if you hold your shares in “street name” and have a proper legal proxy from your broker), attending the special meeting and voting.
Please note that simply attending the special meeting will not cause your previously granted proxy to be revoked. Shares held in “street name” may be voted by you at the special meeting only if you obtain a signed “legal proxy” from the stockholder of record giving you the right to vote the shares.
Q:	What happens if I do not vote or if I abstain from voting on the proposals?
A:
The requisite number of shares to adopt the Merger Proposal is based on the total number of shares of TreeHouse Foods common stock outstanding as of the close of business on the Record Date, not just the shares that are voted. The requisite number of shares to approve the Adjournment Proposal is based on the total number of shares of TreeHouse Foods common stock present or represented by proxy at the special meeting and entitled to vote thereon, not just the shares that are voted. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal. Abstaining from voting will have no impact on the Compensation Proposal.

Q:	What happens if I sell my shares of TreeHouse Foods common stock before completion of the Merger?
A:
In order to receive the Merger Consideration, you must hold your shares of TreeHouse Foods common stock through completion of the Merger. Consequently, if you transfer your shares of TreeHouse Foods common stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger.

The Record Date for stockholders entitled to vote at the special meeting is earlier than the consummation of the Merger. If you transfer your shares of TreeHouse Foods common stock after the Record Date but before completion of the Merger, you will have the right to vote at the special meeting although you will have transferred your right to receive the Merger Consideration in the Merger.
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. After the Merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of TreeHouse Foods common stock evidenced by stock certificates for the Merger Consideration. If your shares of TreeHouse Foods common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take in order to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Do not send in your certificates now.

Q:	I do not know where my stock certificates are, how will I get the Merger Consideration for my shares?
A:
If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:	Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the Merger Consideration for my shares of TreeHouse Foods common stock?
A:
Under Section 262 of the DGCL, stockholders who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the Merger Proposal and such stockholder must not vote or otherwise submit a proxy in favor of the adoption of the Merger Agreement. Failure to comply exactly with the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. For additional information, see the section entitled “Appraisal Rights.” Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:	Will I be subject to U.S. federal income tax upon the exchange of TreeHouse Foods common stock for the Merger Consideration pursuant to the Merger?
A:
If you are a U.S. holder (as defined in the section entitled “The Merger (Proposal 1) — U.S. Federal Income Tax Consequences of the Merger”), the exchange of TreeHouse Foods common stock for the Merger Consideration pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss that you will recognize, as well as the timing and the character of such gain or loss, depends in part on the U.S. federal income tax treatment of the receipt of, and payments (if any) with respect to, the CVRs, with respect to which there is substantial uncertainty. A Non-U.S. holder (as defined in the section entitled “The Merger (Proposal 1) — U.S. Federal Income Tax Consequences of the Merger”) will generally not be subject to U.S. federal income tax with respect to the exchange of TreeHouse Foods common stock for the Merger Consideration pursuant to the Merger unless such Non-U.S. holder has certain connections to the United States. However, in some circumstances, a Non-U.S. holder may be subject to U.S. federal withholding tax with respect to all or a portion of a CVR payment. Because particular circumstances may differ, you should consult your tax advisor to determine the particular U.S. federal, state, local and non-U.S. income tax consequences to you of the Merger and the receipt of, and payments (if any) with respect to, the CVRs in light of your particular circumstances. A more complete description of U.S. federal income tax consequences of the Merger is provided in the section entitled “The Merger (Proposal 1) — U.S. Federal Income Tax Consequences of the Merger.”

Q:	What does it mean if I get more than one proxy card?
A:
If your shares of TreeHouse Foods common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction form. Please complete and return all of the proxy cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of TreeHouse Foods common stock are voted.

Q:	How many copies should I receive if I share an address with another stockholder?
A:
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of internet availability of proxy materials. This means that a single set of our proxy materials, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy materials to you if you call Kristy N. Waterman, EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, by phone, at (708) 483-1300, or write at TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address or phone number set forth in the prior sentence.

Q:	Who will count the vote?
A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:	Who will solicit and bear the cost of soliciting votes for the special meeting?
A:
TreeHouse Foods will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. TreeHouse Foods has engaged Alliance Advisors, LLC, which we refer to as “Alliance Advisors,” to assist in the solicitation of proxies for the TreeHouse Foods special meeting. TreeHouse Foods estimates that it will pay Alliance Advisors a fee of approximately $40,000, plus reimbursement of certain expenses. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of TreeHouse Foods common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find the voting results of the special meeting?
A:
TreeHouse Foods will announce preliminary voting results at the special meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting.

Q:	Where can I find more information about TreeHouse Foods?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information.”
Q:	Who can help answer my other questions?
A:
If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors, which is acting as the proxy solicitation agent and information agent for the Company in connection with the Merger, or the Company.

Alliance Advisors, LLC
150 Clove Road, Suite 400
Little Falls, NJ 07424

or

TreeHouse Foods, Inc.
2021 Spring Road, Suite 600
Oak Brook, Illinois 60523
Attention: Investor Relations
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning business strategy, plans and prospects, among other things, including anticipated trends and developments in and management plans for our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this proxy statement are based upon information available to us as of the filing date of this proxy statement, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in TreeHouse Foods’ Annual Report on Form 10-K for the year ended December 31, 2024, which we refer to as the “Form 10-K,” under the heading “Risk Factors,” as updated from time to time by TreeHouse Foods’ Quarterly Reports on Form 10-Q and other documents of TreeHouse Foods on file or in this proxy statement filed with the SEC by TreeHouse Foods, and the following factors:
•	the risk that the Merger may not be consummated in a timely manner, if at all;
•	the risk that no proceeds will be paid to stockholders pursuant to the Form of CVR Agreement;
•	the risk that the Merger Agreement may be terminated in certain circumstances that require TreeHouse Foods to pay Parent a termination fee of $40,750,000;
•	risks related to the diversion of management’s attention from the Company’s ongoing business operations;
•	the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally;
•
risks related to obtaining the requisite consents to the Merger, including, without limitation, the receipt of approval from the Company’s stockholders, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny or delay any such approval;

•	the conditions of the capital markets during the period covered by the forward-looking statements;
•	risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;
•	the amount of the costs, fees, expenses and charges related to the Merger Agreement and the Merger;
•	risk that our stock price may decline significantly if the Merger is not completed;
•
risks related to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies or competitive development;

•	the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others; and
•	the fact that the Company’s stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as an independent company.
Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (1) the information contained under this heading and (2) the information contained under the headings “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see “Where You Can Find Additional Information” beginning on page 105). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held virtually on [•], at [•] (CT), or at any adjournment or postponement thereof. Stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/THS2026SM.
Purposes of the Special Meeting
One purpose of the special meeting is for our stockholders to consider and vote upon the Merger Proposal. Our stockholders must adopt the Merger Agreement in order for the Merger to occur. If our stockholders fail to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, and the material provisions of the Merger Agreement are summarized in the section of this proxy statement entitled “The Merger Agreement.”
In addition, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on the Compensation Proposal, the value of which is disclosed in the table entitled “Golden Parachute Compensation” and the notes accompanying that table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to TreeHouse Foods’ Named Executive Officers.” The Compensation Proposal is separate and apart from the Merger Proposal. Accordingly, a stockholder may vote to approve the Compensation Proposal and vote not to adopt the Merger Proposal and vice versa. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding on either the Company or Parent. Accordingly, if the Merger Agreement is adopted by the Company’s stockholders and the Merger is completed, the Merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the Compensation Proposal.
Our stockholders are also being asked to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Proposal.
This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [•].
Record Date and Quorum
The holders of record of TreeHouse Foods common stock as of the close of business on [•], the Record Date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the Record Date, [•] shares of TreeHouse Foods common stock were outstanding.
The presence at the special meeting, present or represented by proxy, of the holders of a majority of the voting power of the Company’s common stock issued and outstanding and entitled to vote as of the close of business on the Record Date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new Record Date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting.
Required Vote
Each share of TreeHouse Foods common stock outstanding as of the close of business on the Record Date is entitled to one vote on each of the proposals to be considered at the special meeting. As of the close of business on the Record Date, there were [•] shares of TreeHouse Foods common stock issued and outstanding.
For the Company to complete the Merger, Company stockholders holding a majority of the voting power of the shares of TreeHouse Foods common stock outstanding as of the close of business on the record date and entitled to vote thereon must vote “FOR” the Merger Proposal. A failure to vote your shares of TreeHouse Foods common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval, on a non-binding, advisory basis, of the Compensation Proposal requires the affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock, present or represented by proxy at the special meeting and voting affirmatively or negatively on such matter. Abstentions will have no effect on the outcome of the Compensation Proposal.
The affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock, present or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Adjournment Proposal.
Voting by the Company’s Directors and Executive Officers
As of the close of business on [•], the Record Date, directors and executive officers of the Company were entitled to vote [•] shares of TreeHouse Foods common stock, or approximately [•]% of the shares of TreeHouse Foods common stock issued and outstanding on that date. We currently expect that the Company’s directors and executive officers will vote their shares representing approximately [•]% of the outstanding shares of TreeHouse Foods common stock in favor of the Merger Proposal and in favor of the other proposals to be considered at the special meeting, although they have no obligation to do so.
Voting Agreement
Pursuant to the Voting Agreement, JANA, who beneficially owned, as of the Record Date, [•] shares of TreeHouse Foods common stock, or approximately [•]% of the shares of TreeHouse Foods common stock issued and outstanding as of the close of business on the Record Date, has agreed to vote its shares as follows:
•
in favor of (1) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (2) each of the other actions contemplated by the Merger Agreement, and (3) any proposal in respect of which approval of the Company’s stockholders is requested in furtherance of any of the foregoing; and

•
against (1) any merger, tender offer, exchange offer, sale of all or substantially all assets, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving the Company, any of its subsidiaries and any other person, other than the Merger, and (2) other than the Adjournment Proposal, any other action which is intended or would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Voting; Proxies; Revocation
Attendance
All holders of shares of TreeHouse Foods common stock as of the close of business on [•], the Record Date, including stockholders of record and beneficial owners of TreeHouse Foods common stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the special meeting.
Voting at the Special Meeting
You can vote at the virtual special meeting at www.virtualshareholdermeeting.com/THS2026SM.
Providing Voting Instructions by Proxy
To ensure that your shares of TreeHouse Foods common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting.
Shares of TreeHouse Foods Common Stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
•	Via the internet. You can vote over the internet by following the instructions on the proxy card.
•	By Telephone. You can vote by telephone by following the instructions on the proxy card.
•	By Mail. You can vote by mail by signing, dating and mailing the enclosed proxy card.

If you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the special meeting and vote, the effect will be that your shares of TreeHouse Foods common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the Merger Proposal, and will not affect the Compensation Proposal or the Adjournment Proposal.
Shares of TreeHouse Foods Common Stock Held in “Street Name”
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the special meeting, you should contact your broker or agent to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote.
In accordance with the rules of the NYSE, brokers, banks and other nominees who hold shares of TreeHouse Foods common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the Merger Proposal, the Compensation Proposal, or the Adjournment Proposal. A so-called “broker non-vote” results with brokers, banks and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. TreeHouse Foods does not expect any broker non-votes at the special meeting because the proposals upon which stockholders will be voting are all “non-routine” matters, and your broker, bank or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your broker’s, bank’s or other nominee’s voting form, do not provide voting instructions via the internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote virtually with a “legal proxy” from your broker, bank or other nominee, your shares will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal, and will have no effect on the Compensation Proposal or the Adjournment Proposal.
Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:
•
providing a written notice of revocation that is received before the Company special meeting to Kristy N. Waterman, the Company’s EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, at TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523;

•	delivering a valid, later-dated proxy either by telephone or online;
•	completing, signing, dating and returning a new proxy card by mail to the Company before the special meeting; or
•
if you are a registered stockholder (or if you hold shares in “street names” and have a proper legal proxy from your broker), attending the special meeting and voting (your virtual attendance at the special meeting will not, by itself, revoke your proxy; you must also vote online during the special meeting).

Please note, however, that only your last-dated proxy will count. Attending the Company special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to TreeHouse Foods, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by TreeHouse Foods before the special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions.
Abstentions
An abstention occurs when a stockholder attends the special meeting, either virtually or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of TreeHouse Foods common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal. Abstaining from voting will have no impact on the Compensation Proposal.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including for the purpose of soliciting additional proxies. In the event that a sufficient number of shares of TreeHouse Foods common stock is present or represented, either virtually or by proxy, and voted in favor of the Merger Proposal at the special meeting such that the Company Stockholder Approval will have been obtained, the Company does not anticipate that it will adjourn or postpone the special meeting.
The special meeting may be adjourned by the affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock present or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present. Any adjournment or postponement of the special meeting will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.
Solicitation of Proxies
The Board is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies. This includes the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. TreeHouse Foods has engaged Alliance Advisors to assist in the solicitation of proxies for the Company special meeting. TreeHouse Foods estimates that it will pay Alliance Advisors a fee of approximately $40,000, plus reimbursement of certain expenses. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of TreeHouse Foods common stock for their expenses in forwarding solicitation material to such beneficial owners.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we or your bank, broker or other intermediary may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of our proxy statement, please notify your bank, broker or other intermediary or us. We will promptly deliver a separate copy of our proxy materials to you if you contact Kristy N. Waterman, EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, by phone, at (708) 483-1300, or in writing at TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address or phone number set forth in the prior sentence.
Other Information
You should not return your stock certificate or send documents representing TreeHouse Foods common stock with the proxy card. If the Merger is completed, the paying agent for the Merger will send to you a letter of transmittal and related materials and instructions for exchanging your shares of TreeHouse Foods common stock.

THE MERGER (PROPOSAL 1)
The description of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.
Parties Involved in the Merger
TreeHouse Foods, Inc.
TreeHouse Foods is a Delaware corporation and TreeHouse Foods common stock, par value $0.01 per share, trades on NYSE under the symbol “THS.” The Company is a private brands snack and beverage manufacturer with a product portfolio including snack offerings (crackers, pretzels, in-store bakery items, frozen griddle items, cookies and unique candy offerings), beverages and drink mix offerings (non-dairy creamer, coffee, broths and stocks, powdered beverages and other blends and tea), as well as other grocery offerings (pickles, refrigerated dough, hot cereal, cheese and pudding).
TreeHouse Foods was incorporated in Delaware in 2005. TreeHouse Foods’ principal executive offices are located at 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, and its telephone number is (708) 483-1300.
Additional information about TreeHouse Foods is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information.”
Industrial F&B Investments II, Inc.
Industrial F&B Investments II, Inc. is a Delaware corporation indirectly wholly owned by Investindustrial VIII S.C.Sp. that was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent has not conducted any business operations other than in connection with the Merger, and upon the consummation of the Merger, TreeHouse Foods will be a wholly owned subsidiary of Parent.
The principal executive offices of Parent are c/o 375 Park Avenue, 26th floor, New York, NY 10152 and its telephone number is (212) 926-6000.
Industrial F&B Investments III, Inc.
Industrial F&B Investments III, Inc., a direct wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into TreeHouse Foods and will cease to exist.
Certain Effects of the Merger
If the Merger Agreement is adopted by the Company’s stockholders and certain other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into the Company, with the TreeHouse Foods being the surviving corporation in the Merger.
Upon the consummation of the Merger, each share of TreeHouse Foods common stock issued and outstanding immediately before the Effective Time (other than shares owned or held in treasury by TreeHouse Foods or any direct or indirect wholly owned subsidiary of TreeHouse Foods and owned by Parent or any direct or indirect wholly owned subsidiary of Parent (including Merger Sub), which in each case will be canceled for no consideration, and other than shares with respect to which the stockholder has properly exercised its appraisal rights under Section 262 of the General Corporation Law of the State of Delaware with respect to such shares) will be canceled and converted into the right to receive (1) $22.50 in cash, plus (2) one CVR, in each case, without interest and less applicable withholding taxes. While no guaranty can be given that any proceeds will be received, each CVR will provide a holder with an opportunity to receive a portion of the net proceeds, if any, from claims arising out of the KGM Litigation.
TreeHouse Foods common stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol “THS.” As a result of the Merger, the Company will cease to be a publicly traded company and will be a direct wholly owned subsidiary of Parent. Following the consummation of the Merger, TreeHouse Foods, as the entity surviving the Merger, will use its reasonable best efforts to cause TreeHouse Foods’ common stock to be delisted from the NYSE as promptly as practicable after the Effective Time and deregistered under the Exchange Act as promptly as practicable after such delisting, in each case in accordance with applicable law, rules and regulations.
Background of the Merger
The following chronology summarizes the material contacts, negotiations and other material events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among or on behalf of TreeHouse Foods and Investindustrial or other parties.
TreeHouse Foods is a leading private brands snacking and beverage manufacturer in North America. The Board and senior management of TreeHouse Foods regularly monitor and assess developments in the snacking and beverage industry and review and assess the Company’s operating performance, short and long-term strategy, market developments and potential risks. In connection with this ongoing review, from time to time, the Board reviews and evaluates the operation of the business on a standalone basis as well as the potential to pursue strategic alternatives and relationships to strengthen its business and maximize value for its stockholders, taking into account economic, regulatory, competitive and other conditions. As part of this ongoing review and evaluation, TreeHouse Foods sold a significant portion of its meal preparation business to Investindustrial in 2022.
From time to time, the Company has had discussions with Goldman Sachs regarding market conditions, industry trends, and potential strategic alternatives.
On July 25, 2024, the Board held a regularly scheduled meeting, which included representatives of senior management and, for limited portions, representatives of Goldman Sachs. Representatives of Goldman Sachs discussed with the Board certain observations regarding the Company from an external market perspective. Representatives of Goldman Sachs also discussed with the Board certain observations on the current market environment, relative operating and trading performance of the Company, and preliminary valuation analyses. The Board asked questions of senior management and representatives of Goldman Sachs and engaged in a full discussion of the materials presented and the outlook for the Company.
On October 31, 2024, the Board held a regularly scheduled meeting, which included representatives of senior management and, for limited portions, representatives of Goldman Sachs. At this meeting, the Board and senior management reviewed the strategic plan for the Company for fiscal years 2025 through 2027. As part of this discussion, senior management noted a number of potential headwinds that the Company was facing, specifically with respect to slowing category growth, shifting customer trends, continued inflationary concerns and the increased use of GLP-1 products having a negative impact on projected food consumption. Following these discussions, the Board authorized management to engage a third-party consultant to initiate a comprehensive cost reduction program that included both SG&A reductions and product portfolio realignment. Representatives of Goldman Sachs then discussed with the Board the Company’s current and potential capital allocation plans, including potential M&A. The Board asked questions of senior management and representatives of Goldman Sachs and engaged in a full discussion.
On December 9, 2024, TreeHouse Foods received a letter from an affiliate of Investindustrial expressing a desire to explore a potential acquisition of certain product categories of TreeHouse Foods and a simultaneous investment in TreeHouse Foods.
On December 12, 2024, at a meeting of the Board, which included representatives of senior management, the Board discussed with senior management the annual operating plan for fiscal year 2025, which included a focus on margin enhancement, cost reductions and capital expenditure requirements. As part of this discussion, senior management noted a number of challenges that the Company was facing, specifically with respect to consumption trends continuing to soften. Senior management updated the Board on the third-party consultant’s work to date on its comprehensive cost reduction program and discussed the letter the Company had received from Investindustrial. Following extensive discussion, the Board authorized management to both pursue its cost reduction initiative and explore potential strategic alternatives, including potential M&A, that would later be presented to the Board for consideration.
Following the meeting, senior management discussed next steps and shared the output of the Board meeting with representatives of Goldman Sachs.

On December 20, 2024, at the direction of the Board, representatives of Goldman Sachs had a preliminary conversation with a potential strategic partner (“Party A”) to gauge its interest in engaging in discussions with TreeHouse Foods regarding a potential strategic transaction.
On January 9, 2025, Steven Oakland, Chairman, Chief Executive Officer, and President of TreeHouse Foods, and the chief executive officer of Party A met at a social gathering that both executives attend annually. The principals discussed, among other things, the exploration of potential strategic opportunities between the two parties.
In late January 2025, TreeHouse Foods engaged Jones Day to advise the Company in connection with its exploration of potential strategic alternatives as the Board continued to consider the long-term strategy for the Company.
At a February 5, 2025 meeting of the Board, the members of the Board were provided with an overview of their fiduciary duties in connection with exploration of strategic transactions and given the opportunity to ask questions of counsel. Senior management updated the Board regarding recent discussions with Party A, noting that Party A was interested in exploring a potential strategic transaction with TreeHouse Foods but did not have sufficient information to make an informed offer. Following discussion, including with respect to the ongoing pressure the Company was facing as a result of margin compression, increased competition and the impact of tariffs on the Company, the Board authorized management to continue discussions with Party A and to provide Party A with the limited due diligence necessary to provide an offer.
Following this meeting, TreeHouse Foods’ senior management, with the assistance of representatives of Goldman Sachs, prepared preliminary materials regarding TreeHouse Foods to be shared with Party A and potentially other interested parties.
On February 10, 2025, TreeHouse Foods executed an engagement letter with Goldman Sachs.
On February 28, 2025, TreeHouse Foods and Party A executed a mutual non-disclosure agreement, which contained customary terms, including a mutual standstill provision (which standstill survives the announcement of a sale of TreeHouse Foods). The mutual non-disclosure agreement allows Party A to make strategic proposals to the Board.
On March 5, 2025, TreeHouse Foods hosted an in-person management presentation for Party A to provide a deeper overview of TreeHouse Foods’ business. Following the meeting, Party A expressed an interest in continued discussions and conducted due diligence on TreeHouse Foods for the next few weeks, including a virtual diligence session with representatives of senior management on March 14, 2025.
On March 17, 2025, representatives of Goldman Sachs received an inbound expression of interest from a large private equity firm (“Party B”) regarding a potential transaction with TreeHouse Foods.
On March 24, 2025, Party A notified representatives of Goldman Sachs that it was pursuing a different strategic transaction that, if consummated, might impact Party A’s desire and timing for pursuing a transaction with TreeHouse Foods. Therefore, Party A would not be in a position to submit any offer until the status of that alternative transaction was known.
On April 10, 2025, following continued engagement with the third-party consultant previously engaged, TreeHouse Foods publicly announced it was implementing planned actions to drive greater operational efficiency, achieve significant cost-savings, and enhance profitability and cash flow, while improving quality and service levels. These actions included organizational changes as well as additional margin management and cost control initiatives.
At an April 24, 2025 meeting of Board, which included representatives of senior management and Goldman Sachs, representatives of Goldman Sachs updated the Board as to the discussions with Party A and Party B. Senior management and representatives of Goldman Sachs discussed, among other things, engaging with a limited number of potential additional third-parties in order to gauge their interest in a potential strategic transaction. The Board authorized senior management and representatives of Goldman Sachs to provide due diligence to Party B and to reach out to a limited number of third parties, including Investindustrial, to gauge their interest in exploring a strategic transaction.
On April 25, 2025, at the direction of the Board, representatives of Goldman Sachs informed Party B that TreeHouse Foods was prepared to provide limited due diligence to position Party B to make an offer.

On April 30, 2025, TreeHouse Foods provided Party B with a draft non-disclosure agreement, which included customary terms including a standstill and on May 13, 2025, TreeHouse Foods and Party B executed a customary non-disclosure agreement with a standstill (which standstill expires upon TreeHouse Foods’ entry into a definitive agreement for a sale of the Company).
On May 14, 2025, TreeHouse Foods held an in-person management presentation with representatives of Party B and, following the meeting, Party B conducted due diligence with TreeHouse Foods through mid-July.
On May 20, 2025, Mr. Oakland, along with a representative of Goldman Sachs, met Investindustrial Executive Vice Chairman, Roberto Ardagna, for breakfast. The executives discussed, among other things, a potential strategic transaction between the two parties.
On June 1, 2025, at the direction of the Board, representatives of Goldman Sachs spoke with representatives of Party B.
On June 9, 2025, Party B submitted a formal indication of interest to acquire 100% of TreeHouse Foods for $32.00 per share. The indication of interest was subject to a number of conditions, including the completion of due diligence by Party B, particularly with respect to the feasibility of separating certain of TreeHouse Foods’ business lines.
On June 13, 2025, the Board met with representatives of senior management, Goldman Sachs and Jones Day. At this meeting, representatives of Goldman Sachs reviewed Party B’s offer with the Board, which had been provided to the Board in advance of the meeting. The Board directed senior management and representatives of Goldman Sachs to continue to provide due diligence to Party B with a view to helping Party B increase its offer price.
On July 18, 2025, Party B informed representatives of Goldman Sachs that following its extensive due diligence over the last several weeks, it was no longer interested in pursuing a whole-company transaction but was interested in buying only the TreeHouse Foods snacks business, which included TreeHouse Foods’ cookies, crackers, pretzels and candy businesses (the “Snacks Segment” and the remaining meals and beverages business other than the Snacks Segment the “Meals & Beverages Segment”). Party B indicated that acquiring the entire company, splitting the Snacks Segment and Meals & Beverages Segment apart, and then selling the Meals & Beverages Segment was not only cost prohibitive at its original offer, but also contained execution risk that made a whole-company transaction undesirable. Party B indicated, however, that it would be willing to partner with another potential buyer who would acquire the Meals & Beverages Segment.
On July 23, 2025, at a meeting of the Board with representatives of senior management, Goldman Sachs and Jones Day participating, representatives of Goldman Sachs updated the Board as to recent discussions with Party B, including that Party B was no longer interested in acquiring the entire Company. The Board discussed with representatives of management and Goldman Sachs the implication of selling only the Snacks Segment, including the additional cost and challenges associated with separating the businesses and the potential costs and risks associated with being a smaller public company. The Board directed representatives of Goldman Sachs to reach out to additional potential third parties, including Investindustrial, and to invite offers for a strategic transaction involving (1) the whole Company, (2) the Snacks Segment, or (3) the Meals & Beverages Segment.
Following the July 23, 2025 Board meeting, at the direction of the Board, representatives of Goldman Sachs followed up with Investindustrial regarding a strategic transaction with TreeHouse Foods and on August 8, 2025, representatives of Goldman Sachs had a discussion with Investindustrial, during which Investindustrial indicated that it would potentially be interested in such a transaction.
On August 7, 2025, an affiliate of a large private equity firm and a family-owned investment firm (collectively, “Party C”) contacted a representative of the Company regarding its potential interest in a strategic transaction.
On August 11, 2025, at the direction of the Board, representatives of Goldman Sachs advised Party B that the Board was evaluating the possibility of a Snacks Segment-only sale but continued to prefer a sale of the entire Company.
Also on August 11, 2025, TreeHouse Foods provided Investindustrial with a draft non-disclosure agreement, which contained customary terms including a standstill provision and on August 24, 2025, TreeHouse Foods and Investindustrial Group Investments S.à r.l., an affiliate of Investindustrial, entered into a customary non-disclosure agreement.

On August 28, 2025, at the direction of the Board, representatives of Goldman Sachs initiated outreach to an affiliate of a large private equity firm (“Party D”), with whom TreeHouse Foods had a pre-existing non-disclosure agreement in place, regarding a potential strategic transaction with TreeHouse Foods.
TreeHouse Foods facilitated detailed due diligence for Party B from late August to mid-September and limited due diligence for Party D.
Beginning on September 4, 2025, Investindustrial and its advisors were provided electronic access to due diligence materials.
On September 5, 2025, TreeHouse Foods provided a management presentation to Investindustrial.
On September 16, 2025, Investindustrial submitted a proposal to buy TreeHouse Foods for $25.00 per share and was prepared to move expeditiously to announce a transaction prior to the announcement of the Company’s third-quarter earnings in November. That same day, Party B informed representatives of Goldman Sachs that it had an interest in purchasing the Snack Segment for a potential purchase price of $1.3–1.4 billion, and confirmed that it still was not interested in acquiring the entire Company. Party D indicated to representatives of Goldman Sachs that it would require more information before it was willing to submit a proposal for any type of strategic transaction, but did not demonstrate a credible path towards submitting such a proposal.
At a September 17, 2025 meeting of the Board, which included representatives of senior management, Goldman Sachs and Jones Day, representatives of Goldman Sachs updated the Board as to recent discussions with Party B, Party D and Investindustrial and reviewed with the Board the Investindustrial offer. The Board asked questions of representatives of Goldman Sachs and senior management regarding the Investindustrial offer, noting that the offer ascribed no value to the pending KGM Litigation. The Board instructed representatives of Goldman Sachs to engage further with Investindustrial in order to improve its offer, including by providing value for the KGM litigation in the potential form of a CVR agreement related to the proceeds of the KGM Litigation.
On September 22, 2025, Party C submitted an unsolicited whole-company offer of $23.50 per share, which was based on publicly available information.
Representatives of Goldman Sachs engaged with Investindustrial and indicated that TreeHouse Foods attributed value to the KGM Litigation. Following these discussions, on September 25, 2025, TreeHouse Foods provided Investindustrial with a draft CVR term sheet.
On September 26, 2025, a credit-oriented news organization reported that TreeHouse Foods was in discussions with Investindustrial regarding a potential take-private transaction that valued TreeHouse Foods at approximately $3 billion and identified Goldman Sachs as the financial advisor to TreeHouse Foods.
At a September 29, 2025 Board meeting, which included representatives of senior management, Goldman Sachs and Jones Day, representatives of Goldman Sachs and senior management updated the Board on recent conversations with Party C and Investindustrial’s progress, including site visits by Investindustrial and its advisors.
On September 30, 2025, following the news report regarding a potential transaction with Investindustrial, representatives of Goldman Sachs were contacted by a potential strategic acquiror (“Party E”) interested in discussing a possible acquisition of TreeHouse Foods.
Also on September 30, 2025, representatives of Goldman Sachs received an inquiry from a United States based potential strategic acquiror (“Party F”) regarding a possible acquisition of TreeHouse Foods.
On October 1, 2025, TreeHouse Foods provided each of Party E and Party F with a draft non-disclosure agreement, which contained customary terms including a standstill provision.
On October 2, 2025, TreeHouse Foods and Party E entered into a customary non-disclosure agreement, with a related party to Party E executing a substantially similar non-disclosure agreement with TreeHouse Foods on October 14, 2025. Both non-disclosure agreements contained standstill provisions which allow the counterparties to make private acquisition proposals to the Board upon TreeHouse Foods’ entry into a definitive agreement for a sale of the Company.
On October 4, 2025, TreeHouse Foods provided Investindustrial with an initial draft merger agreement, which contained customary terms and included a potential CVR related to the KGM Litigation.

On October 9, 2025, Investindustrial agreed to include a CVR in the proposed transaction and proposed that stockholders of TreeHouse Foods receive 75% of any KGM Litigation proceeds and post-Closing TreeHouse Foods receive the remaining 25%, as well as certain other terms.
At an October 10, 2025 meeting of the Board, which included representatives of senior management, Goldman Sachs and Jones Day, representatives of Goldman Sachs, Jones Day and senior management updated the Board on the status of discussions with Investindustrial, including with respect to the material terms contained in the draft merger agreement and CVR term sheet, as well as discussions with Party E and Party F. The Board instructed representatives of Goldman Sachs and management to continue to engage with Investindustrial, Party E and Party F.
Later on October 10, 2025, Party E submitted a non-binding indication of interest at a per share price of $21.50. Based on the views expressed by the Board in prior discussions, representatives of Goldman Sachs indicated to Party E that TreeHouse Foods would be unlikely to want to engage in further discussions with Party E at that price and encouraged Party E to improve its proposed price.
Also on October 10, 2025, representatives of Jones Day and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), who acted as outside counsel for Investindustrial in connection with Merger, held a call to discuss Investindustrial’s initial high-level issues contained in the draft merger agreement, which included, among other things, a request that JANA enter into a support agreement in connection with the transaction, the actions Investindustrial would be required to take in order to obtain regulatory approval, and the Company’s ability to entertain unsolicited competing proposals after announcement of the transaction.
On October 14, 2025, Party E sent a non-binding indication of interest based on publicly available information that raised its per share offer price to $24.00 per share. Representatives of Goldman Sachs communicated to Party E that they would need to increase their offer price but that they could engage in due diligence. On October 17, 2025, TreeHouse Foods provided Party E with access to additional due diligence information through the virtual data room.
On October 16, 2025, Party F, which was supported by affiliates of Party D and an affiliate of another large private equity firm, and in partnership with Party C (as approved by the Company), submitted a non-binding indication of interest that offered $25.00 per share, which was based on publicly available information. TreeHouse Foods then agreed to provide Party F with limited, non-public due diligence.
On October 17, 2025, Party F executed a non-disclosure agreement, which contained customary terms, including a standstill provision (which standstill expires upon TreeHouse Foods’ entry into a definitive agreement for a sale of the Company). Following execution, TreeHouse Foods provided Party F with access to additional due diligence information through the virtual data room.
Also on October 17, 2025, TreeHouse Foods sent a draft CVR term sheet to each of Party E and Party F.
On October 18, 2025, TreeHouse Foods distributed a draft merger agreement to each of Party E and Party F.
On October 20, 2025, representatives of Skadden sent to representatives of Jones Day a revised merger agreement, which contained, among other things, the issues previously identified in their October 10, 2025 call. From October 20, 2025 through November 10, 2025, representatives of Jones Day and Skadden held a series of calls and exchanged drafts of the merger agreement and CVR agreement, with the material issues focusing on deal certainty, the scope of the ability of the Company to entertain unsolicited offers after the signing of the merger agreement and termination rights and related fees.
On October 21, 2025, TreeHouse Foods conducted in-person management presentations with Party E and Party F.
On October 23, 2025, representatives of Goldman Sachs circulated a bid-instruction letter to Party E and Party F, requiring merger agreement comments by October 31, 2025 and final price submissions by November 3, 2025 to align with the time period set out in the Investindustrial proposal. Both Party E and Party F indicated that they would try to work towards the anticipated bid timeline.
On October 26, 2025, Party E formally withdrew from the sale process, indicating that it understood the proposed timeline set out and was not in a position to be able to execute a transaction on the terms and timeline that were proposed by TreeHouse Foods and would need an extended period of time to complete diligence and finalize any financing plans.

Party F and its advisors continued due diligence and conducted site visits at multiple TreeHouse Foods locations from October 28 through October 31, 2025.
At an October 29, 2025 meeting of the Board, which included representatives of senior management, Goldman Sachs and Jones Day, Jones Day reviewed with the Board its fiduciary duties in light of a potential transaction, should the Board decide to undertake one. In addition, representatives of Goldman Sachs, Jones Day and senior management updated the Board on the status of discussions with Investindustrial, including with respect to the material open issues in the draft merger agreement and CVR agreement, which included the number of years the CVR agreement would be effective as well as the size of the termination fee payable by the Company in certain circumstances. They also updated the Board on discussions with Party E and Party F. Senior management of the Company also discussed with the Board the Company’s third quarter performance, expected financial performance for the remainder of the year and projected financial performance for future years. The Board asked questions of management and approved an updated financial plan.
On November 1, 2025, TreeHouse Foods shared its updated financial projections (based on the updated financial plan presented to the Board at the October 29, 2025 meeting), which took into account the Company’s third quarter financial performance as well as updated outlook for future years, with Investindustrial and Party F.
On November 3, 2025, Party F advised it would not be in a position to enter into an agreement for a potential transaction on the same timeline as Investindustrial and requested an additional several weeks for diligence to confirm valuation.
On November 6, 2025, representatives of Lazard and RBC, financial advisors to Investindustrial, contacted representatives of Goldman Sachs and reported that Investindustrial was no longer prepared to consummate a transaction at $25.00 per share and had lowered its offer price to $22.00 per share. The advisors to Investindustrial cited, among other things, weaker-than-expected Q3 performance, a difficult operating environment which Investindustrial was experiencing directly in its portfolio company, concern regarding anticipated Q4 performance, a more challenging than anticipated financing environment and weak consumption trends. Following the call, the Investindustrial financial advisors provided debt commitment papers to representatives of Goldman Sachs.
The Board convened a meeting later on November 6, 2025, which included representatives of senior management, Goldman Sachs and Jones Day. At this meeting, representatives of Goldman Sachs and senior management updated the Board on the status of discussions with Investindustrial, including with respect to the lowered offer price as well as the stated reasons for it. Representatives of Goldman Sachs also updated the board as to Party F’s indication that it would not be in a position to execute a definitive agreement for at least another several weeks. The Board asked questions of management and representatives of Goldman Sachs regarding the reasoning behind Investindustrial’s lowered offer price and Party F’s likelihood of reaching a definitive agreement if the Company were to allow it additional time for diligence. The Board also discussed at length the ability to increase Investindustrial’s price per share and the factors cited by Investindustrial, the upcoming earnings release and Q3 performance and the alternatives available to the Company. In light of Party F’s slower engagement to date, and the Board’s belief that allowing for an additional period for due diligence would not produce a transaction that would be more favorable to the stockholders of the Company than what was proposed by Investindustrial, the Board instructed senior management and representatives of Goldman Sachs to not extend the timeline for Party F. In addition, the Board instructed senior management and representatives of Goldman Sachs to respond to Investindustrial that the Company was unwilling to transact with Investindustrial at $22.00 per share, but would be willing to engage in a transaction at a higher price.
On the morning of November 7, 2025, Mr. Oakland had a call with Mr. Ardagna and informed him that the Board was not prepared to move forward with a transaction at $22.00 per share, but if Investindustrial was able to increase its per share offer price, the Board might be willing to move forward with a transaction. Later that day, Mr. Ardagna responded to Mr. Oakland, indicating that Investindustrial would be willing to increase its offer price to $22.25 per share and split any litigation proceeds obtained as part of the KGM Litigation 85% to TreeHouse Foods stockholders and 15% to post-Closing TreeHouse Foods in the CVR Agreement.
On the evening of November 7, 2025, the Board held a meeting, which included representatives of senior management, Goldman Sachs and Jones Day. Mr. Oakland updated the Board as to his conversation with Mr. Ardagna. The Board asked questions of management, representatives of Goldman Sachs and Jones Day regarding potential next steps and ability to execute on a transaction in the near term. The Board discussed, among other things, the engagement of the various parties to date, the ability of certain interested parties to consummate a transaction, the trading impact of other companies in the sector on its quarterly performance, the continuing pressure the Company was facing and the government’s announcement regarding reduced pricing of GLP-1 drugs and its potential impact on the future performance of the Company. After a lengthy discussion, the Board instructed Mr. Oakland to respond to Investindustrial that the Company was willing to transact with Investindustrial at $22.50 per share, if the merger agreement contained a “go-shop” provision allowing the Company to solicit competing offers, or at $23.00 per share, if the merger agreement contained a customary “no shop” provision, restricting the Company’s ability to solicit competing offers. The Board discussed with management, representatives of Goldman Sachs and Jones Day Investindustrial’s likely response, which would be to increase its offer above $22.25 per share but reject the “go-shop” request given the leak and prior indications that other parties were engaging with the Company.
Following the Board meeting, Mr. Oakland relayed to Mr. Ardagna the Board’s counterproposal.
On November 7, 2025, Investindustrial increased its offer to $22.50 per share, but rejected TreeHouse Foods’ proposed “go-shop” provision, and accepted finalized CVR economic terms with an 85%/15% split of any net proceeds related to the KGM Litigation. Mr. Oakland provided a written update to the Board regarding this resolution. Over the next few days, Jones Day and counsel to Investindustrial continued to progress the transaction agreements.
On November 9, 2025, the Board held a meeting, which included representatives of senior management, Goldman Sachs and Jones Day. At this meeting, Mr. Oakland provided an update regarding his discussions with Investindustrial. Representatives of Jones Day also reviewed with the Board their fiduciary duties in light of a potential transaction as well as a summary of the material terms of the merger agreement and draft CVR agreement, copies of which had been previously provided to the board. Representatives of Goldman Sachs then discussed with the Board its financial analyses of the potential transaction and rendered its oral opinion to the Board, subsequently confirmed by delivery of a written opinion, dated November 10, 2025, that, as of such date and based upon and subject to the factors, procedures, qualifications, limitations and assumptions set forth in such opinion, the Merger Consideration to be paid to the stockholders of the Company (other than Parent and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders (as described in the section below entitled “Opinion of TreeHouse Foods’ Financial Advisor”).
On the morning of November 10, 2025, TreeHouse Foods and Investindustrial executed the Merger Agreement and publicly announced the signing of the Merger Agreement.
Recommendation of the TreeHouse Foods Board of Directors and Reasons for the Merger
Recommendation of our Board of Directors
The Board unanimously determined that the Merger Agreement, the Form of the CVR Agreement and the transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of TreeHouse Foods and its stockholders, and declared advisable the Merger Agreement and resolved to recommend that the Company’s stockholders adopt the Merger Agreement.
The Board unanimously recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the proposal to approve, by non-binding advisory vote, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and contemplated by the Merger Agreement and (3) “FOR” the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
Reasons for the Merger
In recommending that stockholders of TreeHouse Foods vote in favor of the Merger Proposal, the Board considered a number of factors, including, but not limited to, the following (not necessarily in order of relative importance):
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Compelling Value: That in light of its consideration of TreeHouse Foods’ business and operations, historical results of operations, strategic business plans and financial projections, opportunities and risks or uncertainties in executing TreeHouse Foods’ strategic plans, current and historical trading prices of TreeHouse Foods common stock, and multiples of EBITDA represented by the enterprise value of

TreeHouse Foods and the premium to the undisturbed stock trading prices implied by the Merger Consideration, consisting of (1) of $22.50 per share and (2) one CVR, the Board believed that the Merger Consideration offered compelling value to TreeHouse Foods stockholders.
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The $22.50 per share component of the Merger Consideration represented an equity value of $1.2 billion, a 38% premium to TreeHouse Foods’ closing share price on September 26, 2025, the last full trading day prior to market speculation around a transaction and a 29% premium to TreeHouse Foods’ 30-day volume-weighted average share price on September 26, 2025.

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Certainty of Value: The fact that a substantial portion of the proposed Merger Consideration is cash, so that the transaction provides stockholders of TreeHouse Foods certainty of value and liquidity for their shares, while eliminating the effect of long-term business and execution risk to stockholders of TreeHouse Foods.

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Contingent Value Right: The fact that (1) the proposed Merger Consideration includes a CVR and that the provisions of the Form of CVR Agreement provide for the pursuit of the ongoing KGM Litigation, thereby providing the opportunity for stockholders of TreeHouse Foods to receive certain net proceeds, if any are recovered, from such litigation and (2) although there is no guaranty that the outcome of the litigation would result in any proceeds, the timing should be adequate to collect what amounts are likely, if any, to be collected.

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Best Available Alternative for Maximizing Stockholder Value: The Board believed that (1) the Merger Consideration of $22.50 per share and one CVR (with a potential future value) was more favorable to stockholders of TreeHouse Foods than the continued operation of TreeHouse Foods on a standalone basis, based on the Board’s understanding of TreeHouse Foods’ business and operations, its current and historical results of operations, financial prospects and conditions, and the determination that continued operation of TreeHouse Foods on a standalone basis (including consideration of certain cost cutting measures and operational improvements that were being undertaken by the Board) was not sufficiently likely to produce, on a risk-adjusted basis, values that would create more value for stockholders of TreeHouse Foods than the Merger Consideration offered by Parent, in light of the difficulties of achieving a higher value and share price for TreeHouse Foods, which achievement would be uncertain and would require significant improvements in TreeHouse Foods’ business processes, and would require significant costs and time, (2) taking into account the perspectives provided by its financial advisor and TreeHouse Foods’ senior management, it was not likely that another party would be willing to pursue a transaction at a value in excess of the value offered by Parent and (3) the Merger Consideration of $22.50 per share and one CVR (with a potential future value) was the best value reasonably available to stockholders of TreeHouse Foods.

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Appropriate Time to Engage in Sale of TreeHouse Foods: While TreeHouse Foods’ business is strong and continues to present opportunities for growth, there are increasing challenges to maintaining TreeHouse Foods’ historic growth rate and profitability as a standalone company, including slowing category growth, shifting customer trends, continued inflationary pressures and the increased prevalence of GLP-1 products having a negative impact on food consumption; and to achieve a meaningful increase in TreeHouse Foods’ share price, TreeHouse Foods would need to undertake significant cost-cutting and margin expansion initiatives, which would take considerable cost and time to fully realize and there would be no guarantees that such initiatives would be successfully achieved.

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Thorough Review of Strategic Alternatives: The Board considered the results of its continued review of strategic alternatives, including the fact that TreeHouse Foods’ financial advisors undertook a pre-signing market check seeking to sell all of TreeHouse Foods, the Snacks Segment and/or the Meals & Beverages Segment in an effort to maximize the price stockholders of TreeHouse Foods would receive as consideration in any such strategic alternative.

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Financial Analyses of Goldman Sachs and Receipt of Fairness Opinion: The financial analyses of Goldman Sachs in connection with the Merger and the oral opinion of Goldman Sachs to the Board, subsequently confirmed by delivery of a written opinion dated November 10, 2025, that, as of such date based upon and subject to the factors, procedures, qualifications, limitations and assumptions set forth in such opinion, the Merger Consideration to be paid to the holders (other than Investindustrial and its affiliates) of TreeHouse Foods common stock pursuant to the Merger Agreement is fair from a financial point of view to such holders, as more fully described below under the section “— Opinion of TreeHouse Foods’ Financial Advisor.”
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Opportunity to Receive Company Takeover Proposals and to Terminate the Transaction in Order to Accept a Superior Company Proposal: TreeHouse Foods’ right, in circumstances specified in the Merger Agreement, to respond to and negotiate unsolicited takeover proposals made before the time stockholders of TreeHouse Foods approve the proposal to adopt the Merger Agreement and to terminate the Merger Agreement in specified circumstances relating to a superior proposal subject to payment to Parent of a termination fee of $40,750,000, which amount the Board believed to be reasonable under the circumstances, taking into account the range of such termination fees in similar transactions, and the improbability that a fee of such size would be a meaningful deterrent to Company Takeover Proposals, as defined below in the section “The Merger Agreement.”

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Appraisal Rights: The fact that appraisal rights under the DGCL are available to holders of TreeHouse Foods’ common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of TreeHouse Foods’ common stock as determined by the Delaware Court of Chancery, as more fully described below under the section “Appraisal Rights.”

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High Likelihood of Completion: That the Board considered the likelihood of completion of the Merger to be high, particularly in light of the terms of the Merger Agreement and the closing conditions, including: the absence of a financing condition in the Merger Agreement and the representation of Parent in the Merger Agreement that at the closing of the Merger, it will have sufficient available funds necessary to consummate the Merger; and the commitment of Parent to use its reasonable best efforts to take certain actions (subject to agreed limitations) to obtain regulatory clearance for consummation of the Merger. The Board also considered that it had previously engaged in a transaction with Parent that was timely consummated.

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Arm’s-Length Terms and Other Factors Related to the Merger Agreement: The Board’s view that the Merger Agreement was the product of arm’s-length negotiation and contained customary terms and conditions, and its consideration of a number of other factors pertaining to the Merger Agreement, including (1) the termination provisions in the Merger Agreement, including the fact that the outside date under the Merger Agreement (which may be extended under specified circumstances to allow for regulatory approvals to be obtained) on or after which either party, subject to specified exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the Merger, (2) subject to the terms and conditions set forth in the Merger Agreement, the ability of the Board to (A) make a Company Adverse Recommendation Change or terminate the Merger Agreement in connection with a Company Takeover Proposal and (B) make a Company Adverse Recommendation Change in connection with an Intervening Event, in each case as more fully described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals,” (3) TreeHouse Foods’ ability to specifically enforce Parent’s obligations under the Merger Agreement, including Parent’s obligations to consummate the Merger and (4) TreeHouse Foods’ ability to seek damages upon any breach by Parent of the Merger Agreement.

The Board also considered a number of uncertainties and risks concerning the Merger, including the following:
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The fact that stockholders of TreeHouse Foods will have no equity participation in TreeHouse Foods following the Merger, will not participate in any future earnings or growth or increase in value of TreeHouse Foods and will not participate in any potential future sale of TreeHouse Foods to a third party.

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The fact that the announcement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to TreeHouse Foods’ relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, sales and other personnel), suppliers and customers. The Board recognized that such factors could cause TreeHouse Foods’ business, sales, operations and financial results to suffer during the executory period or in the event the Merger was not consummated.

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The risk that the Merger might not be completed and the possible adverse effect of the resulting public announcement of termination of the Merger Agreement on the trading price of TreeHouse Foods common stock.

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The requirement that under certain circumstances TreeHouse Foods could be required to pay Parent a termination fee of $40,750,000 (including if the Board recommends a superior proposal and Parent terminates the Merger Agreement).

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The fact that, in the event the Merger Agreement is terminated, the liability of Parent to TreeHouse Foods will be capped at $81,500,000 (subject to the payment of enforcement costs, if applicable, Parent’s reimbursement of TreeHouse Foods for financing cooperation and the payment of regulatory filing fees).

•	The fact that there is no guaranty of recovering any net proceeds from the ongoing KGM Litigation.
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The provisions of the Form of CVR Agreement that provide, among other matters, holders of CVRs will be entitled to an amount of cash (if positive) equal to 85% of the aggregate of (1) the KGM Litigation proceeds actually recovered or received by TreeHouse Foods or any of its affiliates, (2) minus certain tax costs, (3) minus certain claims expenses and (4) minus certain additional contingent fees that may be paid by TreeHouse Foods to its legal counsel and advisors.

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The restrictions on the conduct of TreeHouse Foods’ business prior to the consummation of the Merger, including the requirement that TreeHouse Foods conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent TreeHouse Foods from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, TreeHouse Foods might have pursued.

•	The fact that the Merger would be a taxable transaction to stockholders of TreeHouse Foods for U.S. federal income tax purposes and the fact that the tax treatment of the CVRs is not certain.
•	The fact that under the terms of the Merger Agreement, TreeHouse Foods is unable to solicit, initiate or knowingly encourage or facilitate other takeover proposals during the pendency of the Merger.
•	The fact that stockholders of TreeHouse Foods may vote down the Merger Agreement at the meeting of stockholders of TreeHouse Foods held for such purpose.
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The significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of TreeHouse Foods’ senior management required to complete the Merger, which may disrupt TreeHouse Foods’ business operations and divert employees’ attention away from TreeHouse Foods’ day-to-day business operations.

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The possibility that the Debt Financing contemplated by the Debt Commitment Letter will not be obtained, resulting in Parent not having sufficient funds to complete the Merger, notwithstanding the absence of a financing condition in the Merger Agreement.

•	The fact that the completion of the Merger will require antitrust clearance in the United States and Canada.
•	The risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement.
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The possibility that, although the Merger provides stockholders of TreeHouse Foods with the opportunity to realize a premium to the price at which shares of TreeHouse Foods common stock traded immediately prior to market speculation around a transaction, the price for shares of TreeHouse Foods common stock might have increased in the future to a price greater than $22.50.

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The possible alternatives to the acquisition of TreeHouse Foods by Parent, the range of potential benefits to stockholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, as well as the Board’s assessment that none of these alternatives were reasonably likely to create greater value for stockholders.

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The fact that the Board and executive officers of TreeHouse Foods have interests in the Merger that may be different from, or in addition to, the interests of stockholders of TreeHouse Foods generally (see in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger”).

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Board in its consideration of the Merger. After considering these and other factors, the Board concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board and the complexity of these factors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. Based upon the totality of the information presented to and considered by the Board, the Board unanimously approved the Merger Agreement and the consummation of the Merger in accordance with the terms and subject to the conditions of the Merger Agreement and recommends that stockholders of TreeHouse Foods adopt the Merger Agreement.
Opinion of TreeHouse Foods’ Financial Advisor
Goldman Sachs rendered its opinion to the Board that, as of November 10, 2025, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of TreeHouse Foods common stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated November 10, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transactions contemplated by the Merger Agreement. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of TreeHouse Foods common stock should vote with respect to the Merger, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the Merger Agreement;
•	the Form of CVR Agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of TreeHouse Foods for the five fiscal years ended December 31, 2024;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of TreeHouse Foods;
•	certain other communications from TreeHouse Foods to its stockholders;
•	certain publicly available research analyst reports for TreeHouse Foods;
•	the Forecasts (as defined below); and
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estimates as to the amounts and timing of the Litigation Proceeds, Tax Costs and Claims Expenses (as each is defined in the Form of CVR Agreement) prepared by the management of TreeHouse Foods and approved for Goldman Sachs’ use by TreeHouse Foods (which we refer to as the “Estimates”).

Goldman Sachs also held discussions with members of the senior management of TreeHouse Foods regarding their assessment of past and current business operations, financial condition and future prospects of TreeHouse Foods; reviewed the reported price and trading activity for shares of TreeHouse Foods common stock, compared certain financial and stock market information for TreeHouse Foods with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the private label foods industry and in other industries, and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with TreeHouse Foods’ consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with TreeHouse Foods’ consent that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of TreeHouse Foods and that the Estimates were reasonable. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of TreeHouse Foods or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on TreeHouse Foods or on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs assumed that the Merger will be consummated on the terms set forth in the Merger Agreement and the Form of CVR Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of TreeHouse Foods to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to TreeHouse Foods, nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of TreeHouse Foods common stock, as of the date of the opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement, the Form of CVR Agreement or Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or the Form of CVR Agreement entered into or amended in connection with the Merger, including, any allocation of the Merger Consideration, the KGM Litigation, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of TreeHouse Foods; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of TreeHouse Foods, or class of such persons in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of TreeHouse Foods common stock pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion, and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of TreeHouse Foods common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on TreeHouse Foods, Parent or the Merger, or as to the impact of the Merger on the solvency or viability of TreeHouse Foods or Parent or the ability of TreeHouse Foods or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analysis
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 26, 2025, and is not necessarily indicative of current market conditions.
For purposes of its financial analyses, Goldman Sachs derived a range of illustrative present values of post-tax litigation net proceeds per share of TreeHouse Foods common stock from the KGM Litigation. As directed by TreeHouse Foods, for this analysis, Goldman Sachs first used the Lower Recovery Amount and Upper Recovery Amount of the KGM Litigation proceeds (See the section entitled “Projected Financial Information”). Goldman Sachs then subtracted the amount of certain expenses and fees, as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, from the Lower Recovery Amount and Upper Recovery Amount of the KGM Litigation proceeds. Goldman Sachs then subtracted tax on proceeds, assuming a marginal tax rate of 24%, as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods. Goldman Sachs then divided these post-tax litigation net proceeds by the number of fully diluted outstanding shares of TreeHouse Foods common stock, as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, using the treasury stock method, to derive a range of illustrative values of post-tax KGM Litigation net proceeds per share of TreeHouse Foods common stock. Goldman Sachs then discounted these values per share of TreeHouse Foods common stock to September 30, 2025, using an estimated weighted average cost of capital of 8.0%. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including TreeHouse Foods’ target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for TreeHouse Foods, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of ($0.29) to $11.16 per share of TreeHouse Foods common stock (which we refer to as the “Net Litigation Proceeds”).
Goldman Sachs then calculated the present value of CVR proceeds to be paid to the holders (other than Parent and its affiliates) of shares of TreeHouse Foods common stock pursuant to the Merger Agreement and Form of CVR Agreement as follows. Using the Estimates, Goldman Sachs took the range of post-tax litigation net proceeds and multiplied it by a range of retention by such holders of 0% to 85%, in accordance with the Merger Agreement and the Form of CVR Agreement, to determine the net CVR proceeds to such holders. Goldman Sachs then divided the net CVR proceeds to such holders by the number of fully diluted outstanding shares of Treehouse Foods, as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, using the treasury stock method, to derive a range of illustrative values of net CVR proceeds to such holders. Goldman Sachs then discounted these values per share of TreeHouse Foods common stock to September 30, 2025, using an estimated weighted average cost of capital of 8.0%. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model. This analysis resulted in a range of implied present values of $0 to $9.48 per share of TreeHouse Foods common stock. Goldman Sachs then applied the range of implied present values of net CVR proceeds to such holders of $0 to $9.48 and added it to the cash portion of the Merger Consideration of $22.50 to derive an illustrative range of the consideration, including the cash and CVR portions of the Merger Consideration, of $22.50 to $31.98.
Illustrative Discounted Cash Flow Analysis.
Using the Forecasts and Estimates, Goldman Sachs performed an illustrative discounted cash flow analysis on TreeHouse Foods to derive two ranges of illustrative present values per share of TreeHouse Foods common stock based on the range of implied present value of the post-tax KGM Litigation net proceeds per share of TreeHouse Foods common stock ($0.29) and $11.16. Using the mid-year convention for discounting cash flows and discount rates ranging from 7.5% to 8.5%, reflecting estimates of TreeHouse Foods’ weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2025, (1) estimates of unlevered free cash flow for TreeHouse Foods for the period beginning on October 1, 2025 and ending on December 31, 2025 and fiscal years 2026 through 2029 as reflected in the Forecasts and (2) a range of illustrative terminal values for TreeHouse Foods, which were calculated by applying terminal year exit EV/EBITDA (as defined below) multiples ranging from 7.0x to 8.0x, to a terminal year estimate of the EBITDA to be generated by TreeHouse Foods, as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from (0.8)% to 1.1%). The range of terminal year exit EV/EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of TreeHouse Foods. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including TreeHouse Foods’ target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for TreeHouse Foods, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for TreeHouse Foods by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for TreeHouse Foods the amount of TreeHouse Foods’ total debt and debt-like items (including factored receivables and pension liabilities) and added the amount of TreeHouse Foods’ cash and cash equivalents, each as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, to derive a range of illustrative equity values for TreeHouse Foods. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of TreeHouse Foods common stock, as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, using the treasury stock method, to derive a range of illustrative present values per share of TreeHouse Foods common stock, excluding any Net Litigation Proceeds, ranging from $20.51 to $28.10.
Goldman Sachs then added the minimum and maximum of the implied present value of the post-tax litigation net proceeds per share of TreeHouse Foods common stock ($0.29) and $11.16 to the range of illustrative present values per share of TreeHouse Foods common stock, excluding any Net Litigation Proceeds, of $20.51 to $28.10, to derive two ranges of illustrative present values per share of TreeHouse Foods common stock: (1) applying the minimum of ($0.29) of post-tax litigation net proceeds per share of TreeHouse Foods common stock, a range of $20.22 to $27.81 which compares to the cash portion and the CVR portion of Merger Consideration of $22.50 and (2) applying the maximum of $11.16 of post-tax litigation net proceeds per share of TreeHouse Foods common stock, a range of $31.67 to $39.26 which compares to the cash portion and the CVR portion of Merger Consideration of $31.98.
Illustrative Present Value of Future Share Price Analysis.
Using the Forecasts and Estimates, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of TreeHouse Foods common stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for TreeHouse as of December 31 for each of the fiscal years 2026 to 2027, by applying a range multiples of illustrative enterprise value (“EV”) to next twelve month (“NTM”) EBITDA (“EV/EBITDA”) of 7.0x to 8.0x to estimates of TreeHouse Foods’ NTM adjusted EBITDA for each of the fiscal years 2026 through 2027. This illustrative range of EV/EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/EBITDA multiples for TreeHouse Foods.
Goldman Sachs then subtracted the amount of TreeHouse Foods’ total debt and debt-like items (including factored receivables and pension liabilities) and added the amount of TreeHouse Foods’ cash and cash equivalents for each of the fiscal years 2026 to 2027, each as provided by and approved for Goldman Sachs’ use, by the management of TreeHouse Foods, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for TreeHouse Foods for each of the fiscal years 2026 to 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of TreeHouse Foods common stock, using the treasury stock method, for each of fiscal years 2026 to 2027, calculated using information provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, to derive a range of implied future values per share of TreeHouse Foods common stock. Goldman Sachs then discounted these implied future equity values per share of TreeHouse Foods common stock to September 30, 2025, using an illustrative discount rate of 9.5%, reflecting an estimate of TreeHouse Foods’ cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values, excluding any Net Litigation Proceeds, of $20.00 to $29.41 per share of TreeHouse Foods common stock.
Goldman Sachs then added the minimum and maximum of the implied present value of the post-tax litigation net proceeds per share of TreeHouse Foods common stock ($0.29) and $11.16 to the range of implied present values of an illustrative future value per share of TreeHouse Foods common stock, excluding any Net Litigation Proceeds, of $20.00 to $29.41 to derive two ranges of illustrative present values per share of TreeHouse Foods common stock: (1) applying the minimum of ($0.29) of post-tax litigation net proceeds per share, a range of implied present values of TreeHouse Foods’ future stock price of $19.72 to $29.12 which compares to the cash portion and the CVR portion of Merger Consideration of $22.50 and (2) applying the maximum of $11.16 of post-tax litigation net proceeds per share of TreeHouse Foods common stock, a range of $31.16 to $40.57 which compares to the cash portion and the CVR portion of Merger Consideration of $31.98.
Selected Transactions Analysis.
Goldman Sachs analyzed certain information relating to the following selected transactions in the private label foods industry since December 2009. For each of the selected transactions, Goldman Sachs calculated and compared the implied enterprise value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s LTM adjusted EBITDA based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions is directly comparable to TreeHouse Foods, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of TreeHouse Foods’ results, market size and product profile.

The following table presents the results of this analysis:

Selected Transactions
Announcement Date	Acquiror	Target	Multiple
December 2009	TreeHouse Foods, Inc.	Sturm Foods, Inc.	7.5x
February 2010	CSM N.V.	Best Brands Incorporated	8.5x
June 2010	Ralcorp Holdings, Inc.	American Italian Pasta Company	7.8x
November 2012	ConAgra Foods, Inc.	Ralcorp Holdings, Inc.	12.0x
September 2013	Post Holdings, Inc.	Dakota Growers Pasta Company	8.4x
April 2014	Post Holdings, Inc.	Michael Foods, Inc.	9.3x
November 2016	Greencore Group plc	Peacock Foods, LLC	10.4x
July 2017	Grupo Bimbo S.A.B. de C.V.	East Balt Bakeries Company	9.3x
December 2024	TreeHouse Foods, Inc.	Harris, Freeman & Co, Inc.	8.5x

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/LTM adjusted EBITDA multiples of 7.5x to 12.0x to TreeHouse Foods’ LTM adjusted EBITDA as of September 30, 2025, as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, to derive a range of implied enterprise values for TreeHouse Foods, excluding any Net Litigation Proceeds. Goldman Sachs then subtracted the amount of TreeHouse Foods’ total debt and debt-like items (including factored receivables and pension liabilities) and added the amount of TreeHouse Foods’ cash and cash equivalents as of September 30, 2025, each as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, and divided the result by the number of fully diluted outstanding shares of TreeHouse Foods common stock as of September 30, 2025, as provided by and approved for Goldman Sachs’ use by the management of TreeHouse Foods, to derive a reference range of implied values per share of TreeHouse Foods common stock, excluding any Net Litigation Proceeds, of $16.32 to $45.96 which compares to the cash portion of the Merger Consideration of $22.50.
Premia Paid Analysis.
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced from January 1, 2015 through November 7, 2025 involving a public company in the private label foods industry based in the United States as the target where the disclosed enterprise values for the transaction were between $1.0 billion and $5.0 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the 27 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 42% across the period. This analysis also indicated a 25th percentile premium of 21% and 75th percentile premium of 72% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 21% to 72% to the undisturbed closing price per share of TreeHouse Foods common stock of $16.30 as of September 26, 2025, and calculated a range of implied equity values per share, excluding any Net Litigation Proceeds, of $19.76 to $28.05 which compares to the cash portion of the Merger Consideration of $22.50.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to TreeHouse Foods or Parent or the Merger.

Goldman Sachs prepared these analyses for purposes of providing its opinion to the Board as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of TreeHouse Foods common stock, as of the date of the opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of TreeHouse Foods, Investindustrial, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between TreeHouse Foods and Investindustrial and was approved by the Board. Goldman Sachs provided advice to TreeHouse Foods during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to TreeHouse Foods or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.
As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.
Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of TreeHouse Foods, Investindustrial, and any of their respective affiliates and third parties, including JANA, a significant shareholder of TreeHouse Foods, Investindustrial Group Investments S.à r.l., an affiliate of Investindustrial, and any of their respective affiliates and, as applicable, portfolio companies (collectively, “Relevant Entities”), or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to TreeHouse Foods in connection with, and participated in certain of the negotiations leading to, the Merger. During the two-year period ended November 10, 2025, Goldman Sachs Investment Banking has not been engaged by TreeHouse Foods or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Investindustrial and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to a high yield security offering for La Doria, S.p.A., a portfolio company of Investindustrial, in May 2024; as bookrunner with respect to a high yield security offering for Guala Closures S.p.A., a portfolio company of Investindustrial, in June 2024; as bookrunner with respect to a high yield security offering for Ceme S.p.A., a portfolio company of Investindustrial, in September 2024; as bookrunner with respect to a high yield security offering for La Doria, S.p.A., a portfolio company of Investindustrial, in October 2024; as bookrunner with respect to a high yield security offering for Design Holding S.p.A., a portfolio company of Investindustrial, in December 2024; as exclusive financial advisor to Investindustrial SA in connection with its acquisition of shares of Piovan S.p.A. in January 2025; as bookrunner for La Doria, S.p.A., a portfolio company of Investindustrial, in July 2025; as bookrunner with respect to a high yield security offering for Ceme S.p.A., a portfolio company of Investindustrial, in September 2025; and as bookrunner with respect to a high yield security offering for Sammontana Italia S.p.A., a portfolio company of Investindustrial, in September 2025. During the two-year period ended November 10, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Investindustrial and/or its affiliates of less than $20 million, in accordance with Investindustrial’s records. As of November 10, 2025, Goldman Sachs Investment Banking was mandated by Investindustrial and/or its Relevant Entities to provide financial advisory and/or underwriting services unrelated to the Merger with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking expects that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the Merger. In addition, as is typical for investment banks, as of November 10, 2025, Goldman Sachs Investment Banking was soliciting Investindustrial and/or its Relevant Entities to work on financial advisory and/or underwriting matters unrelated to the Merger on which it has not been, and may not be, mandated. Goldman Sachs Investment Banking is not in a position to estimate the amount of compensation, if any, it expects to recognize with respect to such matters, but it expects that, were it to be mandated on such matters, the mandates would provide for customary compensation. The status, timing and likelihood of consummation of such matters will change over time. During the two-year period ended November 10, 2025, Goldman Sachs Investment Banking has not been engaged by JANA or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of November 10, 2025, Goldman Sachs Investment Banking was not currently mandated by JANA and/or its Relevant Entities (excluding TreeHouse Foods and its subsidiaries) to provide to any such person financial advisory and/or underwriting services. As of November 10, 2025, Goldman Sachs Investment Banking was not currently soliciting JANA and/or its Relevant Entities (excluding TreeHouse Foods and its subsidiaries) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Entities and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.
As of November 10, 2025, Goldman Sachs Affiliated Entities had (1) no direct GS Principal Investment (as defined below) in TreeHouse Foods and/or its affiliates (excluding JANA and its other affiliates), (2) an aggregate direct GS Principal Investment of approximately $24.23 million in Investindustrial and/or its Related Entities (as defined below) (excluding JANA and its other affiliates) and (3) no direct GS Principal Investment in JANA and/or its Related Entities (excluding TreeHouse Foods or its subsidiaries). As of November 10, 2025, funds managed by affiliates of Goldman Sachs Investment Banking were not co-invested with JANA, Investindustrial and their respective affiliates, were invested in equity interests of funds managed by affiliates of Investindustrial, and were not invested in equity interests of funds managed by affiliates of JANA. Funds managed by affiliates of Goldman Sachs may co-invest with, and invest in equity interests of, Investindustrial, JANA and/or their affiliates or funds managed thereby in the future.
On the public side of Goldman Sachs’ informational wall, which we refer to as the “Public Side,” and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Entities, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (which we refer to collectively as “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.
For purposes of this section of the proxy, (1) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (2) the following terms have the definitions set forth below:
“GS Principal Investments” (including any associated commitments) are (1) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (2) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Entities or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.
“Related Entities” are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated February 10, 2025, TreeHouse Foods engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between TreeHouse Foods and Goldman Sachs provides for a fee of $1.5 million upon delivery of Goldman Sachs’ opinion and a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $29.1 million, which is contingent upon consummation of the Merger. In addition, TreeHouse Foods has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Projected Financial Information
TreeHouse Foods does not, on a routine basis, publicly disclose long-term projections as to future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates, although TreeHouse Foods has in the past provided investors with financial guidance in connection with its ordinary course earnings announcements which may cover areas such as adjusted net sales and adjusted EBITDA, which it may update from time. However, in connection with the evaluation of the Merger, TreeHouse Foods provided the Board, Investindustrial and their respective advisors with certain non-public, unaudited prospective financial information prepared by TreeHouse Foods’ senior management for the fiscal years 2025–2029. A version of these projections was made available to Investindustrial on November 1, 2025. TreeHouse Foods’ projections, which we refer to as the “Forecasts,” are summarized below.
The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Forecasts included in this document have been prepared by, and are the responsibility of, TreeHouse Foods’ management. Deloitte & Touche LLP, TreeHouse Foods’ independent accountant, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. The Forecasts included in this proxy statement have been prepared by, and are the responsibility of, TreeHouse Foods’ management. The Forecasts are subjective in many respects.
Although a summary of the Forecasts is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by TreeHouse Foods’ senior management, which it believes were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at such time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual cash flows, competitive pressures and changes in tax or other laws or regulations. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Board, TreeHouse Foods’ senior management team, Goldman Sachs or any other recipient of this information considered, or now considers, the Forecasts to be material information of TreeHouse Foods, or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Forecasts is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the Merger Agreement or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to the shares of TreeHouse Foods common stock.
The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding TreeHouse Foods contained in TreeHouse Foods’ public filings with the SEC. The Forecasts were reviewed by TreeHouse Foods’ senior management with, and considered by, the Board in connection with its evaluation and approval of the Merger.
The Forecasts are forward-looking statements. For information on factors that may cause TreeHouse Foods future results to materially vary, see “Forward-Looking Statements” on page 21.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts to reflect circumstances existing after the date when TreeHouse Foods prepared the Forecasts or to reflect the occurrence of future events or changes in general economic of industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be incomplete.
In light of the foregoing factors and the uncertainties inherent in the Forecasts, stockholders are cautioned not to rely on the Forecasts included in this proxy statement.
Certain of the measures included in the Forecasts may be considered non-GAAP financial measures, as noted below. These non-GAAP financial measures are useful to investors and management in understanding current profitability levels and liquidity that may serve as a basis for evaluating future performance and facilitating comparability of results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by TreeHouse Foods may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures used in the Forecasts were relied upon by Goldman Sachs for purposes of its fairness opinion and by the Board in connection with its consideration of the Merger. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Goldman Sachs for purposes of its fairness opinion or by the Board in connection with its consideration of the Merger. Accordingly, we have not provided a reconciliation of the financial measures included in the Forecasts.
As previously disclosed, in connection with the KGM Litigation, TreeHouse Foods is seeking monetary damages, declaratory relief, injunctive relief, and attorneys' fees, which monetary damages, in August 2020, were estimated by TreeHouse Foods’ economic expert to be in the range of $719.4 million to $1.5 billion for TreeHouse Foods’ antitrust claims, before trebling, and $358.0 million for a subset of TreeHouse Foods’ false advertising claims, without accounting for discretionary trebling by the court. For purposes of Goldman Sachs’ financial analyses, the annual litigation expenses associated with the KGM Litigation were excluded from the Forecasts. Given the uncertain nature of litigation, including if TreeHouse Foods would be successful in any part of the KGM Litigation and, if TreeHouse Foods were to be successful, the likely amount of recovery that TreeHouse Foods might receive, TreeHouse Foods was unable to ascribe a single risk adjusted value to the gross litigation proceeds from the KGM Litigation for purposes of Goldman Sachs’ financial analyses. Instead, TreeHouse Foods instructed Goldman Sachs to reference the mid-point of the previously disclosed aggregate estimated recovery range, which was $1,468,000,000 (the “Upper Recovery Amount”) as well as the impact of being wholly unsuccessful in the KGM Litigation, which would result in $0 recovery (the “Lower Recovery Amount”), and utilize these two numbers for purposes of its financial analyses.
For purposes of Goldman Sach’s financial analyses, TreeHouse Foods instructed Goldman Sachs to assume that (1) any proceeds and associated fees from the KGM Litigation would be received or paid in 2030, (2) a Winston & Strawn monetary recovery fee calculated based off a contingent fee percentage of 19.6% (as of September 2025) of gross litigation proceeds, which was the most current estimate of such contingent fee percentage at such time, (3) a contingency fee paid to Thomas E. O’Neill of 1.2% up to and including $250 million gross litigation proceeds paid and 0.8% for all amounts in excess of $250 million gross litigation proceeds, (4) a total cumulative $25 million annual litigation fees incurred ratably per year through 2030, and (5) a marginal tax rate of 24% per TreeHouse Foods (see section entitled “Form of Contingent Value Rights Agreement – Calculation of Payments”).
Certain Forecasts

	Projected Fiscal Quarter (1)	Projected Fiscal Year (1)
($ in millions)	Q4 2025E	2025E	2026E	2027E	2028E	2029E
Revenue	$955	$3,394	$3,311	$3,378	$3,467	$3,502
Adjusted EBITDA(2)	$137	$360	$360	$383	$405	$410
EBIT(3)	$99	$—	$205	$228	$250	$255
NOPAT (4)	$81	$—	$152	$170	$187	$191
Unlevered Free Cash Flow(5)	$120	$—	$139	$209	$220	$221

(1)
This table reflects selected measures from the TreeHouse Foods Forecasts from 2025E through 2029E as provided to Goldman Sachs in connection with its financial analyses summarized under “— Opinion of TreeHouse Foods’ Financial Advisor.” As described above, Forecasts exclude KGM Litigation proceeds, annual litigation fees and contingency legal fees and taxes associated with KGM Litigation proceeds for 2026E through 2029E. The version of the Forecasts made available to Investindustrial on November 1, 2025 did not exclude annual litigation fees associated with the KGM Litigation.

(2)
Adjusted EBITDA (Earnings before interest, tax, depreciation and amortization) is defined for purposes of the Forecasts as non-GAAP net income available to common stockholders before interest expense, income tax expense, depreciation and amortization. 2026E and onwards EBITDA amounts in the version of the Forecasts made available to Investindustrial on November 1, 2025 were $5 million lower each year because they did not exclude annual litigation fees associated with the KGM Litigation.

(3)
EBIT (Earnings before interest and tax) is defined for purposes of the Forecasts as Adjusted EBITDA minus depreciation and amortization. EBIT is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(4)
NOPAT (Net operating profit after tax at an estimated 24% marginal tax rate) is defined for purposes of the Forecasts as earnings before interest and taxes (EBIT) adjusted for the impact of taxes and certain other income and expenses. NOPAT is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(5)
Unlevered Free Cash Flow is defined for purposes of the Forecasts as “NOPAT” plus depreciation and amortization and proceeds from fixed asset sale, less restructuring and other costs, capital expenditures and changes in net working capital. Q4 2025E change in net working capital is net of increase related to factored receivables. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Interests of the Company’s Directors and Executive Officers in the Merger
Overview
In considering the proposals to be voted on at the special meeting, TreeHouse Foods stockholders should be aware that TreeHouse Foods’ directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of TreeHouse Foods stockholders generally. The members of the Board were aware of and considered these interests, among other matters, in evaluating and reaching the decision to approve the Merger Agreement and determining that the Merger is advisable, fair to, and in the best interests of TreeHouse Foods’ stockholders, and in resolving to recommend that TreeHouse Foods’ stockholders vote to adopt the Merger Proposal. These interests are described in more detail below and, with respect to the named executive officers of TreeHouse Foods, are quantified in the tables below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•	The Effective Time occurs on November 30, 2025, which is the assumed date solely for purposes of the disclosure in this section;
•
The relevant per share value of the Merger Consideration is $22.50 (the value of any CVRs payable with respect to any Company Equity Award held by each executive officer or non-employee director is not included because the payments, if any, that may become payable pursuant to the terms of the Form of CVR Agreement, are speculative and not currently determinable).

•
Each executive officer of TreeHouse Foods experiences a termination without “cause” or resigns for “good reason,” as such terms are defined in the relevant plans and agreements as in effect on the date hereof, immediately following the Effective Time.

Treatment of Company Equity Awards
Company Equity Awards will be treated as follows in accordance with the Merger Agreement.
Treatment of Options
Each Company Option that is outstanding and unexercised immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, and will be canceled and converted into the right to receive (1) a cash payment in an amount equal to the product of (i) the total number of shares of TreeHouse Foods common stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) $22.50 over (B) the exercise price per share of TreeHouse Foods common stock applicable to such Company

Option and (2) one CVR for each share of TreeHouse Foods common stock subject to such Company Option as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time. Company Options with a per-share exercise price for TreeHouse Foods common stock equal to or greater than $22.50 will be canceled without consideration. TreeHouse Foods’ executive officers currently hold Company Options, but all Company Options have an exercise price per share in excess of $22.50. As a result, the Company Options held by TreeHouse Foods’ executive officers will be canceled without any payment or other consideration at the Effective Time.
Treatment of Restricted Stock Units and Performance Stock Units
Each Company RSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. At the Effective Time, each then-outstanding Company RSU will be canceled and converted into the right to receive (1) a cash amount equal to the product of the number of shares of TreeHouse Foods common stock underlying such Company RSU, multiplied by $22.50 and (2) one CVR for each share of TreeHouse Foods common stock underlying such Company RSU, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time (or with respect to any Company RSUs that were deferred by one of TreeHouse Foods’ non-employee directors, at such later date that is required by Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)).
Each Company PSU that is outstanding immediately prior to the Effective Time, to the extent unvested, will become vested immediately prior to, and contingent upon the Effective Time, in the number of shares of TreeHouse Foods common stock subject to the Company PSU assuming that 130% of target level of performance has been achieved (as determined pursuant to the terms of the applicable grant agreement and in each case, subject to pro-ration with respect to holders of Company PSUs that experienced certain terminations of employment prior to the Closing Date (to the extent provided under the applicable grant agreement)), and such vested portion of the Company PSUs will be canceled and converted into the right to receive (1) a cash amount equal to the product of the number of shares of TreeHouse Foods common stock underlying such Company PSU, multiplied by $22.50 and (2) one CVR for each share of TreeHouse Foods common stock underlying such Company PSU, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time. Any unvested portion of the Company PSUs will be canceled without any cash payment or other consideration at the Effective Time. TreeHouse Foods’ executive officers currently hold Company RSUs and Company PSUs and TreeHouse Foods’ non-employee directors currently hold Company RSUs. For an estimate of the amounts that would be payable to each of TreeHouse Foods’ named executive officers in respect of their unvested Company Equity Awards upon the Effective Time, see the section entitled “—Quantification of Payments and Benefits to TreeHouse Foods’ Named Executive Officers” below. The estimated aggregate value in respect of unvested Company Equity Awards held by our one executive officer who is not a named executive officer, Steve Landry, is $928,283, and the estimated aggregate value in respect of unvested Company RSUs held by TreeHouse Foods’ 7 non-employee directors is $1,217,003. Two Treehouse Foods’ non-employee directors hold vested Company RSUs with an estimated aggregate value of $856,710, and those vested Company RSUs are subject to deferral elections that require payment when the directors terminate service with the Board.
Bonus Payments
Pursuant to the Merger Agreement, to the extent any bonus amounts under any cash bonus, sales and other incentive plans (which we refer to as the “Bonus Amounts”) of TreeHouse Foods and its subsidiaries with respect to a performance period completed on or prior to the Closing remain unpaid as of the Closing Date, Parent and TreeHouse Foods, as applicable, will cause all such amounts to be paid on the Closing Date. Further, pursuant to the Merger Agreement, the employees of TreeHouse Foods, including the executive officers, will receive a pro-rata payment of their annual incentive bonus for the performance period in which the Closing occurs, which we refer to as the “Pro-Rata Bonus,” and such Pro-Rata Bonus will be based on target level of performance and pro-rated for the portion of the applicable performance period completed prior to the Closing. Such Pro-Rata Bonus will be paid to TreeHouse Foods’ employees, including TreeHouse Foods’ executive officers at the time annual bonuses would have been paid absent the Merger, regardless of whether such individual remains employed at the time of such payment. For an estimate of the amounts that would be payable to each of TreeHouse Foods’ named executive officers in respect of their Pro-Rata Bonus, see the section entitled “—Quantification of Payments and Benefits to TreeHouse Foods’ Named Executive Officers” below. Assuming the Effective Time occurs on November 30, 2025, the estimated value in respect of the Pro-Rata Bonus for Steve Landry is $284,625.

Steven Oakland Employment Agreement
TreeHouse Foods is party to an employment agreement with Steven Oakland dated as of March 2, 2018, which we refer to as the “Oakland Agreement.” Pursuant to the Oakland Agreement, if Mr. Oakland’s employment is terminated without “cause” or he resigns for “good reason” (which we refer to, collectively, as a “Qualifying Termination” for purposes of this section) within 24 months following the Closing, Mr. Oakland will receive, subject to the execution of a release of claims:
•	a cash payment equal to three times the amount of his base salary;
•	a cash payment equal to three times his target bonus; and
•
continued participation in medical (including prescription drug), dental, hospitalization and life insurance coverage in which he was participating on the termination date until the earliest of the last day of the third full taxable year following the date of termination, his death, or the date he receives equivalent coverage from a subsequent employer. If Mr. Oakland’s coverage terminates earlier than the previously specified date, Mr. Oakland will receive a lump sum payment equal to the number of remaining months of coverage to which he is entitled times an amount equal to then applicable premium for the relevant benefit plan in which Mr. Oakland participated.

Upon a Qualifying Termination, Mr. Oakland also receives any earned but unpaid incentive compensation for services rendered in the calendar year prior to the year of termination and any accrued but unused vacation. The Oakland Agreement is subject to a “best net” cutback with respect to Section 280G of the Code, whereby, in the event that it is determined that any payment or benefit would constitute a “parachute payment” within the meaning of Section 280G of the Code, such payments and benefits may be reduced to the extent necessary so that no portion of the payment or benefit, as so reduced, is subject to excise tax under Section 4999 of the Code (provided that the payment of such reduced amount results in the receipt by the executive of a greater after-tax payment than if the payment was simply made to the executive in full) (such cutback we refer to as a “Section 280G Best Net Cutback”). Pursuant to the Merger Agreement, TreeHouse Foods is permitted to amend the Oakland Agreement to provide the benefits listed above in the event of a termination without cause or a resignation for good reason within 36 months following the Closing.
For purposes of the Oakland Agreement, “cause” generally means (1) Mr. Oakland’s conviction of a felony or the entering of a plea of nolo contendere to a felony charge, (2) Mr. Oakland’s gross neglect or willful and intentional gross misconduct in the performance of, or willful, substantial and continual refusal by Mr. Oakland in breach of the Oakland Agreement to perform, the duties, responsibilities or obligations assigned to him pursuant to the terms thereof, (3) any material breach by Mr. Oakland of the restrictive covenants contained in the Oakland Agreement, or (4) a material breach by Mr. Oakland of the code of ethics applicable to the Company’s employees. And, for purposes of the Oakland Agreement, “good reason” generally means (i) a reduction in Mr. Oakland’s annual base salary or target annual incentive compensation opportunity, (ii) the failure to elect or reelect Mr. Oakland to certain positions described in the Oakland Agreement (including as a director of the Board) or the removal of Mr. Oakland from any such position, (iii) a material reduction in Mr. Oakland’s duties and responsibilities or the assignment to Mr. Oakland of duties and responsibilities which are materially inconsistent with his duties or which materially impair Mr. Oakland’s ability to function in those certain positions described in the Oakland Agreement, (iv) a material breach of any material provision of the Oakland Agreement by the Company, or (v) the failure of the Company to obtain an assumption agreement from a purchaser, successor or assignee pursuant to the Oakland Agreement prior to the effectiveness of any succession referred to therein, unless such purchaser, successor or assignee is bound to perform the Oakland Agreement by operation of law.
For an estimate of the amounts that would be payable to Steven Oakland pursuant the Oakland Agreement upon a Qualifying Termination of employment that occurs immediately following the Effective Time, see the section entitled “—Quantification of Payments and Benefits to TreeHouse Foods’ Named Executive Officers” below.
Executive Severance Plan
Each of TreeHouse Foods’ current executive officers (other than Steven Oakland) is a participant in the TreeHouse Foods Executive Severance Plan, which we refer to as the “Executive Severance Plan.” In the event an executive officer is terminated without “cause” or resigns for “good reason” (which we refer to, collectively, as a “Qualifying Termination” for purposes of this section) within 24 months following the Closing, the executive will receive, subject to the execution of a release of claims:

•	a cash payment equal to two times the sum of their base salary and target bonus; and
•
the continuation of medical (including prescription drug), dental and hospitalization benefits at the applicable employee rate until the earliest of the 24-month anniversary of the Qualifying Termination, death or the date the participant receives equivalent coverage from a subsequent employer. If a participant’s coverage terminates earlier than the previously specified date, the participant will receive a lump sum payment equal to the number of remaining months of coverage to which the participant is entitled times the then-applicable TreeHouse Foods portion of the premium for the relevant benefit plan in which the participant participated.

Upon a Qualifying Termination, participants also receive any earned but unpaid incentive compensation for services rendered in the calendar year prior to the year of termination and any accrued but unused vacation. The Executive Severance Plan contains a Section 280G Best Net Cutback provision. Pursuant to the Merger Agreement TreeHouse Foods is permitted to amend the Executive Severance Plan to provide the benefits listed above in the event of a termination without cause or a resignation for good reason within 36 months following the Closing and to prohibit any amendment or termination of the Executive Severance Plan for 36 months after the Closing.
For purposes of the Executive Severance Plan, “cause” generally means, an executive officer’s (1) willful failure to perform substantially his or her duties; (2) willful or serious misconduct that has caused, or could reasonably be expected to result in, material injury to the business or reputation of TreeHouse Foods or an affiliate; (3) conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; (4) breach of any written covenant or agreement with TreeHouse Foods or an affiliate, any material written policy of TreeHouse Foods or an affiliate or any TreeHouse Foods’ or an affiliate’s “code of conduct,” including, without limitation, the TreeHouse Foods code of ethics, or (5) failure to cooperate with TreeHouse Foods or an affiliate in any internal investigation or administrative, regulatory or judicial proceeding. And, for purposes of the Executive Severance Plan, “good reason” generally means, the occurrence of any of the following events without the executive officer’s express written consent: (i) a material reduction by TreeHouse Foods of the executive officer’s annual compensation (including base salary, target incentive compensation opportunity, and the percentage of base salary from which the long-term incentive award is calculated), other than a reduction of no more than 10% approved by the Board that similarly applies to all executive officers of TreeHouse Foods or similarly situated executives, (ii) a change in the offices of the participant to a place that is more than 30 miles in distance from the executive officer’s current principal business office with the Company or (iii) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the obligations under the Executive Severance Plan in the same manner and to the same extent that the Company would be required to perform, except where such assumption occurs by operation of law. Additionally, following the Closing, “good reason” also includes a material reduction in the executive officer’s duties and responsibilities or the assignment to the executive officer of duties and responsibilities that are materially inconsistent with the executive officer’s duties or which materially impair the executive officer’s ability to function in his/her current position; and for the avoidance of doubt, any change in the executive officer’s reporting relationships and/or supervisors will not be considered “good reason” unless such reporting relationship and/or supervisor change is accompanied by the change in duties and responsibilities set forth above.
For estimates of the amounts that would be payable to TreeHouse Foods current named executive officers pursuant to the Executive Severance Plan upon a Qualifying Termination of employment that occurs immediately following the Effective Time, see the section entitled “—Quantification of Payments and Benefits to TreeHouse Foods’ Named Executive Officers” below. The estimated aggregate severance amount that would be payable to Steve Landry under the Executive Severance Plan if Steve Landry were to experience a Qualifying Termination immediately following the Effective Time (assuming the Effective Time occurs on November 30, 2025) is $1,528,374. The quantifications set forth in this paragraph are based upon compensation levels in effect as of the date of this proxy statement, and COBRA premiums in effect on November 30, 2025.
Deferral Plans
TreeHouse Foods sponsors the Executive Deferred Compensation Plan (which we refer to as the “Deferred Compensation Plan”), a non-qualified, unfunded deferred compensation plan which allows certain employees, including TreeHouse Foods’ executive officers, and non-employee directors to defer receipt of a portion of eligible salary or bonus payments and director fees on a tax deferred basis. Within 30 days following the Closing, the accounts of all participants in the Deferred Compensation Plan, including TreeHouse Foods’ executive officers and non-employee directors will be distributed in a lump sum. None of the TreeHouse Foods executive officers have deferred any amounts under the Deferred Compensation Plan and thus will not receive any payments from the

Deferred Compensation Plan. One non-employee director of TreeHouse Foods has deferred amounts under the Deferred Compensation Plan, and the estimated aggregate value that would be payable to that non-employee director at the Effective Time is $92,161, which is the balance of such non-employee director’s account as of November 21, 2025.
Other Compensation Matters
In addition to the payments and benefits above, under the terms of the Merger Agreement, TreeHouse Foods may take certain compensatory actions prior to the Effective Time that will affect TreeHouse Foods’ directors and executive officers, although determinations related to such actions have not been made as of the date of this proxy statement and the impact of such actions is not reflected in the amounts estimated above and in the section entitled “—Quantification of Payments and Benefits to TreeHouse Foods’ Named Executive Officers” below. Among other actions, TreeHouse Foods may in consultation with Parent, accelerate the vesting and payment of Company Equity Awards that would otherwise vest in the first quarter of 2026 and annual cash bonuses in respect of the 2025 fiscal year to mitigate potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code), and, if Closing has not occurred by February 14, 2026, grant cash retention awards to the executive officers. No executive officer will be provided any gross-up payment, indemnification or reimbursement for any taxes imposed under Section 4999 of the Code.
Director and Officer Indemnification and Insurance
For six years following the Effective Time, Parent must cause the Surviving Corporation and its subsidiaries, as applicable, to (1) maintain in effect provisions in their respective certificates of incorporation, bylaws or other organizational documents and, to the extent a form thereof has been made available to Parent, indemnification agreements in effect on the date of the Merger Agreement, with respect to indemnification or exculpation of, or advancement of expenses to, the present and former directors and officers of the Company or any of its subsidiaries (which we refer to as the “Indemnified Parties”) that are no less favorable to the Indemnified Parties than the provisions in TreeHouse Foods and its subsidiaries’ respective certificates of incorporation, bylaws and other organizational documents in effect on the date of the Merger Agreement providing for indemnification or exculpation of, or advancement of expenses to, the Indemnified Parties, with respect to acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement, the transactions contemplated by the Merger Agreement and the process and other events giving rise thereto), which provisions will not be amended except as required by applicable law or to make changes permitted by applicable law that would enlarge the scope of the Indemnified Parties’ rights thereunder; and (2) honor in all respects their respective obligations to the Indemnified Parties as set forth in the respective certificates of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries and, to the extent a form thereof has been made available to Parent, any indemnification agreements in effect on the date of the Merger Agreement, as applicable.
In addition, prior to the Effective Time and in reasonable consultation with Parent, TreeHouse Foods may, or, at Parent’s request, TreeHouse Foods will, obtain and fully pay the cost of noncancellable “tail” insurance for the extension of TreeHouse Foods’ directors’ and officers’ liability, fiduciary liability and employment practices liability insurance policies in effect as of immediately prior to the Effective Time, in each case, covering the Surviving Corporation, its subsidiaries, the Indemnified Parties and the other insureds under such existing policies as of immediately prior to the Effective Time with terms and conditions that are at least as favorable to the insureds thereunder as such existing policies as of immediately prior to the Effective Time, with respect to acts, omissions or other matters that existed or occurred at or prior to the Effective Time (including in connection with the Merger Agreement, the transactions contemplated by the Merger Agreement and the process and other events giving rise thereto) From and after the Closing, TreeHouse Foods must, consistent with the Form of CVR Agreement, maintain customary insurance for the benefit of the CVR committee members.
Quantification of Payments and Benefits to TreeHouse Foods’ Named Executive Officers
The table below entitled “Golden Parachute Compensation,” along with its footnotes, shows the compensation that may be paid or may become payable in connection with, or following, the Effective Time to TreeHouse Foods’ named executive officers identified in TreeHouse Foods’ most recent proxy statement, filed in connection with TreeHouse Foods’ 2025 annual meeting of its stockholders, as required by Item 402(t) of Regulation S-K, which compensation is subject to an advisory vote of TreeHouse Foods’ stockholders, as described below.

This includes TreeHouse Foods’ principal executive officer, principal financial officer, the three other most highly compensated executive officers who were serving as executive officers as of the end of TreeHouse Foods’ 2024 fiscal year, and one additional individual who would have been among such three most highly compensated executive officers but for the fact that he was no longer serving as an executive officer at fiscal year-end. For purposes of the below disclosure, we refer to the named executive officers who are employed with TreeHouse Foods as of the date of this proxy statement as the “current named executive officers.”
The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may occur before the Effective Time and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.
The amounts indicated below do not attempt to quantify any reduction that may be required as a result of the Code Section 280G “best net” cutback as described above under “—Steve Oakland Employment Agreement” and “—Executive Severance Plan;” therefore, actual payments to the named executive officers could be less than the amounts indicated below.
Assumptions
For purposes of calculating the amounts indicated in the table below, unless otherwise noted, we have assumed:
•	the Effective Time occurs on November 30, 2025, which is the assumed date solely for purposes of this section;
•
the relevant per share value of the Merger Consideration is $22.50 (the value of any CVRs payable with respect to any Company Equity Award held by each named executive officer is not included because the payments, if any, that may become payable pursuant to the terms of the Form of CVR Agreement, are speculative and not currently determinable);

•
each current named executive officer’s employment is terminated by TreeHouse Foods or its successor without “cause” or by the officer for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, immediately following the Effective Time (each, we refer to as a “Qualifying Termination” for purposes of this section);

•
quantification of Company Equity Awards is calculated based on the unvested Company Equity Awards held by each current named executive officer as of November 30, 2025, the latest practicable date before the filing of this proxy statement and assumes that such awards remain unvested as of the Effective Time;

•
quantification of severance entitlements is based on each current named executive officer’s compensation (including base salary and target annual cash incentive opportunity) and benefit levels in effect on November 30, 2025, the latest practicable date before the filing of this proxy statement; and

•
for purposes of calculating each named executive officer’s accrued but unused and unpaid vacation, each named executive officer has accrued the maximum amount of vacation time possible, and that such vacation time remains unused and unpaid as of November 30, 2025, the latest practicable date before the filing of this proxy statement.

For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see the sections titled “—Treatment of TreeHouse Foods Equity Awards,” “—Steven Oakland Employment Agreement,” “—Executive Severance Plan,” “— Bonus Payments” and “—Deferral Plans” above.
Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Steven Oakland	9,001,786	9,884,970	55,826	18,942,582
Patrick O’Donnell	2,582,002	1,723,456	50,522	4,355,980
Kristy N. Waterman	2,638,232	2,124,855	0	4,763,087
Amit R. Philip	2,388,077	1,077,368	50,522	3,515,967

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Scott Tassani*	—	262,035	—	262,035
Sean Lewis*	—	94,680	—	94,680

*
Mr. Lewis and Mr. Tassani departed TreeHouse Foods in 2024 and 2025, respectively, and are not entitled to any payments in connection with the Merger (other than the receipt of Merger Consideration related to any unvested PSU awards they hold following their respective terminations of employment pursuant to the terms of such award agreements and in their capacities as TreeHouse Foods stockholders, to the extent applicable).

(1)
Cash. The estimated amounts listed in this column include (1) the aggregate value of cash severance each current named executive officer would be entitled to receive under his or her severance arrangement in connection with a Qualifying Termination within 24 months after the Closing, including a lump sum cash severance payment based on a multiple of the named executive officer’s base salary and target annual incentive bonus and subject to the named executive officer signing a release of claims; (2) the Pro-Rata Bonus, paid in a lump sum pursuant to the Merger Agreement, for the performance period in which the Closing occurs based on target level of performance; and (3) accrued but unused and unpaid vacation paid in a lump sum, each as set forth in more detail in the table below. Severance payments and accrued but unpaid vacation under each current named executive officer’s severance arrangements are “double-trigger” in that they would be paid to the named executive officer only if such named executive officer experiences a Qualifying Termination within the time period specified above. The payment of the Pro-Rata Bonus under the Merger Agreement is “single-trigger” in that it would be triggered and paid solely due to the Closing. Pursuant to the Merger Agreement, TreeHouse Foods is permitted to amend the Oakland Agreement and Executive Severance Plan such that the arrangements provide the severance payments for a Qualifying Termination within 36 months following the Effective Time. For additional information see “—Steven Oakland Employment Agreement,” “—Executive Severance Plan” and “—Bonus Payments” above. The table below provides further information regarding the amounts included in this column for each named executive officer:

Name	Lump Sum Cash Severance ($)	Pro-Rata Bonus ($)	Unused and Unpaid Vacation ($)	Total ($)
Steven Oakland	7,603,800	1,313,217	84,769	9,001,786
Patrick O’Donnell	2,119,163	416,264	46,575	2,582,002
Kristy N. Waterman	2,165,313	425,329	47,589	2,638,232
Amit R. Philip	1,960,000	385,000	43,077	2,388,077
Scott Tassani	—	—	—	—
Sean Lewis	—	—	—	—

(2)
Equity. The estimated amounts listed in this column represent the aggregate value in respect of each named executive officer’s unvested Company Equity Awards (including unvested Company RSUs and unvested Company PSUs) that will vest and generally settle in a lump sum within 10 business days of the Effective Time, based on the Merger Consideration, as set forth in more detail in the table below. No value is included with respect to Company Options, because the exercise prices for all of the Company Options equal or exceed $22.50, which will result in the Company Options terminating without payment under the Merger Agreement. Vesting of Company Equity Awards is a “single-trigger” benefit in that it would occur pursuant to the Merger Agreement upon the Closing. For additional information, please see the section entitled “The Merger Agreement—Treatment of Company Equity Awards.”

Name	Aggregate Value of Unvested TreeHouse Foods RSUs ($)	Aggregate Value of Unvested TreeHouse Foods PSUs ($)	Aggregate Value of Unvested TreeHouse Foods Options ($)	Total ($)
Steven Oakland	3,549,015	6,335,955	0	9,884,970
Patrick O’Donnell	677,543	1,045,913	0	1,723,456
Kristy N. Waterman	765,900	1,358,955	0	2,124,855
Amit R. Philip	388,373	688,995	0	1,077,368
Scott Tassani	—	262,035	—	262,035
Sean Lewis	—	94,680	—	94,680

(3)
Perquisites/Benefits. The estimated amounts listed in this column represent the value of the continued coverage each named executive officer would be entitled to receive under his or her severance arrangement with respect to continued participation in all medical (including prescription drug), dental, hospitalization benefits and, for Steven Oakland, the value of continued life insurance in connection with a Qualifying Termination within two years after the Closing, subject to the named executive officer signing a release of claims. The estimated amount listed for Steven Oakland is comprised of $51,965 for medical (including prescription drug), dental and hospitalization benefits and $3,861 for life insurance benefits. Such coverage would continue up to three years following a Qualifying Termination for Steven Oakland and up to two years for the named executive officers other than Steven Oakland. Such payments under each current named executive officer’s severance arrangements are “double-trigger” in that they would be paid to the named executive officer only if such named executive officer experiences a Qualifying Termination within 24 months following the Effective Time. The values were determined using the full COBRA premiums as in effect on November 30, 2025 and, as applicable, the life insurance premium in effect on November 30,

2025. The value reflected for Kristy Waterman is $0 because she currently does not participate in the TreeHouse Foods medical or dental plans. Pursuant to the Merger Agreement, TreeHouse Foods is permitted to amend the Oakland Agreement and Executive Severance Plan such that such that the arrangements provide the payments for a Qualifying Termination within 36 months following the Effective Time. For additional information see “—Steven Oakland Employment Agreement” and “—Executive Severance Plan.” None of the named executive officers are entitled to perquisites after termination of employment.
Financing of the Merger
We anticipate that the total funds needed to complete the Merger (including the funds necessary to pay the Merger Consideration, to repay or refinance any indebtedness required to be repaid or refinanced as a result of the Merger and to pay any other amount required or payable by Parent and Merger Sub under the Merger Agreement), which would be approximately $3.032 billion, will be funded through a combination of the following:
•	up to $1.093 billion on the terms and subject to the conditions set forth in the Equity Commitment Letter, as further described in the section entitled “—Equity Financing” beginning on page 52; and
•	debt financing commitments from the Debt Commitment Parties in an aggregate amount of $2.2 billion, as further described in the section entitled “—Debt Financing” beginning on page 54.
The consummation of the Merger is not conditioned upon Parent or Merger Sub obtaining the proceeds of any financing.
Equity Financing
In connection with the Merger, Parent and Merger Sub have obtained a commitment letter, dated November 9, 2025, which we refer to as the “Equity Commitment Letter,” from Investindustrial VIII S.C.Sp. (acting through its portfolio manager, Investindustrial Advisors Limited), who we refer to as the “Equity Commitment Party,” has committed to make available, directly or indirectly, (1) at the Closing, a sum of up to $1,093,000,000 to fund the Merger Consideration, which we refer to as the “Equity Financing,” and (2) up to $91,500,000 to fund the Parent Termination Fee, if payable, which we refer to as the “Termination Fee Commitment” and certain costs of Parent payable to the Company, if any, which we refer to as the “Costs Commitment.”
The obligation to fund the Equity Financing, the Termination Fee Commitment and the Costs Commitment are subject to the terms, conditions and limitations set forth in the Equity Commitment Letter, which includes, with respect to the Equity Financing: (1) the satisfaction, or valid waiver by Parent and Merger Sub, at or prior to the Closing, of each of the conditions to Parent and Merger Sub’s obligations to consummate the Merger (other than those which, by their nature, are to be satisfied at the Closing, but subject to such satisfaction), (2) the substantially contemporaneous consummation of the Closing in accordance with the terms of the Merger Agreement, and (3) the satisfaction or valid waiver on or before the Closing of each of the conditions to funding the Debt Financing (as defined below), other than the funding of the Equity Financing.
The obligation of the Equity Commitment Party to fund the Equity Financing will terminate automatically upon the earliest to occur of (1) the consummation of the Closing, (2) the valid termination of the Merger Agreement in accordance with its terms, (3) the funding of the Equity Financing or the Termination Fee Commitment (if applicable), and (4) the Company or any of its representatives or affiliates asserting certain legal claims as specified in the Equity Commitment Letter.
The obligation of the Equity Commitment Party to fund the Termination Fee Commitment and/or the Costs Commitment will terminate automatically upon the earliest to occur of (1) the consummation of the Closing, (2) the valid termination of the Merger Agreement in accordance with its terms (other than a termination in which the Termination Fee Commitment or the Costs Commitment is required to be funded), (3) the funding of the Termination Fee Commitment and Costs Commitment (capped at $91,500,000), and (4) if the Merger Agreement has been terminated in a situation in which the Termination Fee Commitment or Costs Commitment is required to be funded, the Company or any of its representatives or affiliates asserting certain legal claims as specified in the Equity Commitment Letter.
The Company is an express third-party beneficiary of the right granted to Parent and Merger Sub to specific performance under the Equity Commitment Letter and is entitled to enforce Parent and Merger Sub’s rights under the Equity Commitment Letter and ,to the extent the Company is entitled to specific performance of Parent and Merger Sub’s obligation to cause the equity financing to be funded pursuant to the Merger Agreement, the Company may cause Parent to cause the Equity Commitment Party to fund the Equity Financing, subject to the terms of the Equity Commitment Letter.

Debt Financing
In connection with the Merger, Parent and Merger Sub have obtained a commitment letter, dated November 9, 2025, which we refer to as the “Debt Commitment Letter,” from Royal Bank of Canada, RBC Capital Markets, LLC, KKR Corporate Lending LLC, KKR Capital Markets LLC, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch and Deutsche Bank AG Cayman Islands Branch, together with any other parties that join the Debt Commitment Letter as a commitment party, who we collectively refer to as the “Debt Commitment Parties,” to provide, severally but not jointly, upon the terms and conditions set forth in the Debt Commitment Letter, debt financing on the Closing Date in an aggregate amount of $2.2 billion, consisting of a $1.250 billion term loan facility, a $550 million bridge facility and up to $400 million under an asset-based revolving credit facility, which we collectively refer to as the “Debt Financing.” In lieu of some or all of the bridge facility, (and, in certain circumstances, in lieu of a portion of the term loan facility), Merger Sub may enter into, in accordance with the terms and provisions of the Debt Commitment Letter and the fee letter executed in connection therewith, other debt financing (which may be secured and may be in the form of debt securities in a Rule 144A or other private placement).
The proceeds of the Debt Financing will be used (1) to pay the Merger Consideration, (2) to repay in full all outstanding indebtedness of the Company and its subsidiaries under the Company’s existing credit facility and existing senior notes, which we refer to as the “Refinancing,” and (3) to pay the fees, costs, premiums and expenses related to the Merger and the Refinancing.
The obligations of the Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including:
•
the substantially concurrent consummation of the Merger in accordance with the Merger Agreement without giving effect to certain material amendments or waivers absent the consent of the applicable Debt Commitment Parties;

•	the delivery of certain customary closing deliverables (including, but not limited to, a solvency certificate in agreed form);
•	the delivery of the “Required Financial Information” (as defined in the Merger Agreement), including certain audited, unaudited and pro forma financial statements;
•
that there has not been any development, fact, change, event, effect, occurrence or circumstance that would reasonably be expected to have, individually or in the aggregate, a “Company Material Adverse Effect” (as defined in the Merger Agreement);

•
that the specified representations and certain representations and warranties in the Merger Agreement material to the interests of the lenders will be true and correct to the extent required by the Debt Commitment Letter;

•	the consummation of the Refinancing prior to, or substantially simultaneously with, the initial borrowings under the debt facilities set forth in the Debt Commitment Letter;
•	payment of all applicable invoiced fees and expenses;
•
the execution of certain definitive debt documentation consistent with the applicable debt commitment letters, including definitive documentation to perfect the administrative agent’s security interest in the collateral as provided in the Debt Commitment Letter;

•	solely with respect to the senior bridge facility, the completion of the required marketing period; and
•
the receipt of documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act and regulations pertaining to beneficial ownership of legal entity customers).

The obligations of the respective Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter will terminate at the earlier of (1) five business days after the “Outside Date” (as defined in the Merger Agreement), (2) the date on which the Merger Agreement is terminated (other than with respect to ongoing indemnities, confidentiality provisions and similar provisions) in accordance with its terms in the event the Merger is not consummated, and (3) the consummation of the Merger without the use of the applicable debt facilities.

Parent and Merger Sub are required under the Merger Agreement to use reasonable best efforts to take all actions and do all things necessary, proper or advisable to obtain and consummate the Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter. In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions of the Debt Commitment Letter (other than in certain specified circumstances), Parent and Merger Sub will use its reasonable best efforts to (1) obtain alternative debt financing sufficient to pay in cash all amounts required to be paid in connection with the transactions contemplated by the Merger Agreement (after taking into account the portion of the Debt Financing that is and remains available and the Equity Financing) and (2) obtain new financing commitment letters that would provide for debt financing (i) on terms no less favorable to Parent and Merger Sub than those contemplated in the Debt Commitment Letter, (ii) that do not involve (or expand upon) any conditions to funding of the Debt Financing that are not contained in the Debt Commitment Letter, and (iii) that would not reasonably be expected to materially delay or prevent or make less likely to occur the funding of the Debt Financing at the Closing. The documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.
U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of U.S. federal income tax consequences generally applicable to U.S. holders and Non-U.S. holders (each as defined below) whose Company shares are converted into the right to receive cash and CVRs in the Merger. This summary deals only with U.S. holders and Non-U.S. holders holding shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is based on current provisions of the Code, existing, proposed and temporary, Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not address all aspects of U.S. federal income taxation which may be relevant to particular U.S. holders or Non-U.S. holders in light of their individual circumstances, such as stockholders subject to special tax rules including:
•	banks and other financial institutions;
•	insurance companies;
•	brokers, dealers or traders in securities, currencies or notional principal contracts, or other persons that generally mark their securities to market for U.S. federal income tax purposes;
•	tax-exempt entities (including private foundations) and pension funds;
•	individual retirement accounts;
•
persons that hold shares as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes;

•	regulated investment companies;
•	real estate investment trusts;
•	U.S. holders that have a “functional currency” other than the U.S. dollar;
•	stockholders who exercise appraisal rights;
•	stockholders that acquired (or will acquire) shares through exercise of employee stock options or otherwise as compensation;
•	persons that own or have owned within the past five years (or are deemed to own or to have owned within the past five years) 5% or more of the outstanding Company shares (by vote or value);
•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;
•	U.S. expatriates or former long-term residents of the United States; and
•	controlled foreign corporations and passive foreign investment companies.
This discussion is for general information only and does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of the Merger. In particular, this discussion does not address any

U.S. federal tax consequences other than U.S. federal income tax consequences (including any U.S. federal estate, gift, alternative minimum tax, the additional 3.8% tax on certain net investment income that may be imposed under the Code, or any other form of federal non-income taxation) or any state, local, or non-U.S. tax consequences. We have not sought, and do not intend to seek, any ruling from the IRS or opinion of counsel with respect to the tax treatment of the Merger or the receipt of the Merger Consideration or the tax treatment of the CVRs or payments (if any) thereunder, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. You should consult your tax advisor with respect to the particular U.S. federal, state and local or foreign tax consequences of the Merger and the receipt of, and payments made (if any) with respect to, CVRs to you.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) exchanges Company shares for cash and CVRs in the Merger, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds shares, you should consult your tax advisor regarding the tax consequences to you of the Merger in light of your particular circumstances.
U.S. Holders
For purposes of this summary, a “U.S. holder” is a beneficial owner of Company shares who or that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) that is created in, or organized under the law of, the United States or any state or political subdivision thereof;
•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, (1) the administration of which is subject to the primary supervision of a United States court and all substantial decisions of which are subject to the control of one or more United States persons or (2) that has otherwise validly elected to be treated as United States person under the Code.

General
The exchange of TreeHouse Foods common stock for the Merger Consideration will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and character of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is substantial uncertainty.
Open Transaction versus Closed Transaction Treatment
The receipt of the Merger Consideration, which consists of cash and CVRs, may be treated as either an “open transaction” or a “closed transaction” for U.S. federal income tax purposes. The installment method of reporting gain attributable to payments on a CVR (if any) will generally not be available with respect to the disposition of TreeHouse Foods common stock pursuant to the Merger because such stock is traded on an established securities market.
Pursuant to U.S. Treasury regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable,” a U.S. holder should treat the transaction as a “closed transaction” and include the fair market value of the CVRs as part of the amount realized in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. holder may treat the transaction as an “open transaction” for purposes of determining gain or loss. These U.S. Treasury regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. The CVRs also may be treated as contract rights, debt instruments, or deferred payment contract rights for U.S. federal income tax purposes, which would affect the amount, timing, and character of any gain, income, or loss with respect to the CVRs. We cannot express a definitive conclusion as to the U.S. federal income tax treatment of the receipt of the CVRs or the receipt of any payment pursuant to the CVRs. Based on the specific characteristics of the CVRs, we intend to treat the receipt of the Merger Consideration as a closed transaction and payments received (if any) pursuant to the CVRs (except to the extent of any imputed interest, as described below) as amounts realized on the disposition (or partial disposition) of the CVRs, and except as otherwise indicated, the remainder of this summary assumes such treatment. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to this treatment. In such event, the tax consequences of the receipt of CVRs and/or payments with respect to the CVRs (if any) could differ materially from those summarized below (including, potentially, a portion or all of payments made (if any) with respect to the CVRs giving rise to ordinary income, rather than capital gain). No opinion of counsel or ruling from the IRS has been or will be sought regarding the tax treatment of the CVRs.
You should consult your tax advisor with respect to the proper treatment and characterization of the receipt of, and payments made with respect to, the CVRs.
Closed Transaction Treatment
The Merger
As noted above, we intend to treat the receipt of the Merger Consideration as a closed transaction. Accordingly, a U.S. holder will generally recognize capital gain or loss on the receipt of the Merger Consideration in exchange for its Company shares equal to the difference, if any, between (1) the amount of cash and the fair market value as of the date of the consummation of the Merger of the CVRs received pursuant to the Merger and (2) such U.S. holder’s adjusted tax basis in the Company shares converted into the right to receive the cash and CVRs in the Merger. Gain or loss will be determined separately for each identifiable block of Company shares (i.e., Company shares acquired at the same cost in a single transaction) surrendered in exchange for the Merger Consideration. Any such gain or loss will generally be capital gain or loss and will be long-term with respect to Company shares in which the U.S. holder has a holding period longer than one year as of the date of the consummation of the Merger. There are limitations on the deductibility of capital losses.
A U.S. holder’s initial tax basis in the CVRs will equal the fair market value of the CVRs on the date of the consummation of the Merger. There is no express guidance under current U.S. federal income tax law regarding the proper method for determining the fair market value of the CVRs, but it is possible that the trading price of a share of TreeHouse Foods common stock would be considered, possibly along with other factors in making that determination. The holding period of the CVRs will generally begin on the day following the date of the consummation of the Merger.
The Company intends to provide the paying agent with its determination of the fair market value of the CVRs or otherwise use commercially reasonable efforts to make its determination available to U.S. holders. The Company’s determination of the fair market value of the CVRs is not binding on the IRS.
CVR Payments
The U.S. federal income tax treatment of receiving future payments on the CVRs is not clear. There is no authority directly addressing the treatment of contingent payment rights similar to the CVR payments (if any). A portion of any CVR payments may be treated as imputed interest under Section 483 of the Code, as discussed further under “—Imputed Interest under Section 483.” To the extent not treated as imputed interest under Section 483 of the Code, CVR payments may be treated under one of a number of alternative approaches. Under one approach, any such payments may be treated as a nontaxable return of capital and reduce a U.S. holder’s tax basis in its CVRs until such basis has been reduced to zero, and any future payments would be taxable in full. Alternatively, it is possible that a portion of each such payment might be considered taxable income, with the remaining portion reducing a U.S. holder’s tax basis in its CVRs until such basis has been reduced to zero, after which any future payments would be taxable in full. A U.S. holder would generally be entitled to a loss if, at the time it is determined that there will be no more CVR payments, such U.S. holder has any remaining tax basis in the CVRs. It is not clear whether the taxable payments (if any) described in this paragraph would be characterized as capital gain or ordinary income, but it is likely that any loss would be a capital loss.
Based on specific characteristics of the CVRs, we intend to treat any payment received by a U.S. holder in respect of such CVRs (except to the extent any portion of such payment is required to be treated as imputed interest, as described below) as amounts realized on the disposition (or partial disposition) of the CVRs by the U.S. holder. Assuming that this method of reporting is respected by the IRS, a U.S. holder is expected to recognize gain or loss equal to the difference between such payment (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. holder’s adjusted tax basis in the CVR (or portion thereof). The gain or loss would be long-term capital gain or loss if the U.S. holder has held the CVR for more than one year at the time of such payment. Although not entirely free from doubt, it is anticipated that a U.S. holder would recognize loss to the extent of any remaining basis in the CVRs after the expiration of any right to payments under such U.S. holder’s CVRs. The deductibility of capital losses is subject to limitations.
Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVRs, you should consult your tax advisor concerning the tax consequences of the receipt of, and payments made with respect to, the CVRs.
Open Transaction Treatment
The Merger
If, contrary to the Company’s position, the receipt of the Merger Consideration is treated as an “open transaction,” the CVRs will not be treated as additional consideration for the TreeHouse Foods common stock at the time the CVRs are received and the CVRs will not be taken into account in determining the U.S. holder’s taxable gain upon receipt of the initial cash consideration. Instead, a U.S. holder will generally recognize capital gain on receipt of the Merger Consideration in exchange for its Company shares in an amount equal to the excess, if any, of (1) the amount of cash received over (2) such U.S. holder’s adjusted tax basis in the Company shares converted into the right to receive the cash and CVRs in the Merger. Gain recognized in the transaction must be determined separately for each identifiable block of Company shares converted pursuant to the Merger (i.e., Company shares acquired at the same cost in a single transaction). Any such gain will generally be capital gain and will be long-term capital gain if the Company shares were held for more than one year prior to such disposition. No loss would be recognized by a U.S. holder as of the date of the consummation of the Merger.
If, contrary to the Company’s position, the receipt of the Merger Consideration is treated as an “open transaction” for U.S. federal income tax purposes, a U.S. holder will take no tax basis in the CVRs upon receipt, but would be subject to tax on future payments on the CVRs as discussed below.
CVR Payments
If, contrary to the Company’s position, the receipt of the Merger Consideration is treated as an “open transaction,” a portion of any future payments on the CVRs would generally be treated as interest income under Section 483 of the Code (as described below) and the balance, in general, as additional consideration for the disposition of the Company shares. The treatment of the portion of any CVR payments not treated as interest under Section 483 of the Code will depend on whether or not the amount of cash received by the U.S. holder in the Merger is less than the U.S. holder’s tax basis in its Company shares. If the cash received by the U.S. holder in the Merger is equal to or greater than a U.S. holder’s tax basis in its Company shares, then all payments received or accrued on the CVRs (if any) would be taxable in accordance with such U.S. holder’s regular method of accounting. If the cash received in the Merger is less than a U.S. holder’s tax basis in the Company shares, then payments received or accrued (if any) on the CVRs (to the extent not treated as interest under Section 483 of the Code, as discussed below) would not be taxable until the total payments (if any) such U.S. holder received or accrued (including those in the Merger) are equal to such U.S. holder’s tax basis in the Company shares, and all subsequent payments on the CVRs (if any) would be taxable. It is likely that all CVR payments (if any) that are taxable under this paragraph would be taxable as capital gain to the extent not treated as ordinary interest income under Section 483 of the Code (as discussed below), and such gain would be long term capital gain if the U.S. holder’s holding period for the Company shares as of the date of the consummation of the Merger is more than one year. At the time that it is determined that no additional CVR payments will be made, a U.S. holder would generally be entitled to a capital loss equal to any excess of such holder’s tax basis in the Company shares over the sum of (1) the cash such holder received as of the date of the consummation of the Merger and (2) any CVR payments that such U.S. holder received (to the extent not treated as interest under Section 483 of the Code, as discussed below). Gain or loss will generally be determined separately for each identifiable block of Company shares converted pursuant to the Merger (i.e., Company shares acquired at the same cost in a single transaction).
Imputed Interest under Section 483
Under either “open transaction” or “closed transaction” treatment, a CVR payment may be treated as a payment under a contract for the sale or exchange of the Company shares to which Section 483 of the Code applies if at least one payment is due more than one year after the consummation of the Merger. If Section 483 of the Code applies, a portion of any CVR payment that is due more than six months after the consummation of the Merger will be treated as interest and subject to U.S. federal income tax as ordinary income. The interest amount will equal the excess of the amount received over its present value at the consummation of the Merger, calculated using the relevant applicable federal rate as the discount rate. A U.S. holder of a CVR must include in its gross income interest pursuant to Section 483 of the Code using such U.S. holder’s regular method of accounting (such amount being taken into account when paid, in the case of a cash method holder, and when fixed, in the case of an accrual method holder). The portion of the CVR payment that is not treated as interest under Section 483 of the Code will generally be taxed either as ordinary income or as gain or loss from the sale of a capital asset, as discussed above.
Non-U.S. Holders
For purposes of this summary, a “Non-U.S. holder” is a beneficial owner of Company shares that is not a U.S. holder and is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes (or any other entity that is treated as a disregarded entity for U.S. federal income tax purposes).
Gain recognized by a Non-U.S. holder on the receipt of the Merger Consideration in exchange for its Company shares will not be subject to U.S. federal income tax unless:
•
the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year that includes the consummation of the Merger, and certain other conditions are met, in which case, the Non-U.S. holder may be subject to U.S. federal income tax on such gain (net of certain U.S. source losses) at a rate of 30% (or a lower applicable treaty rate); or

•
such gain is effectively connected with such Non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), in which case the Non-U.S. holder will generally be subject to tax in the same manner as a U.S. holder, except that if the Non-U.S. holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate).

Generally, if payments are made to a Non-U.S. holder with respect to a CVR, such Non-U.S. holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) on the portion of any such payments treated as imputed interest (as discussed above), or possibly the entire CVR payment depending on the U.S. federal income tax treatment of the CVRs, unless such non-U.S. holder establishes its entitlement to an exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents. Payments made to a Non-U.S. holder with respect to a CVR, including amounts treated as imputed interest that are effectively connected with a Non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States, are generally taxed in the manner applicable to U.S. holders, as described above. In such cases, the Non-U.S. holder will not be subject to withholding as long as such Non-U.S. holder complies with applicable certification and disclosure requirements. In addition, imputed interest received by a non-U.S. corporation that is effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a rate of 30% (or a lower applicable treaty rate).
The Company intends to take the position that the portion of the CVR payments (if any) to Non-U.S. holders that are treated as capital gains are not subject to U.S. withholding tax (other than backup and FATCA withholding, as discussed below). Non-U.S. holders should consult their tax advisors regarding the potential application of U.S. withholding tax with respect to the CVR payments (if any).
Information Reporting and Backup Withholding
A Non-U.S. holder may be subject to backup withholding on the receipt of the cash and CVRs and CVR payments (if any), unless the Non-U.S. holder certifies under penalties of perjury on an appropriate IRS Form W-8 that such Non-U.S. holder is not a United States person or the Non-U.S. holder otherwise establishes an exemption from backup withholding in a manner satisfactory to the paying agent. In addition, under the Code, the Company may be required to annually report to the IRS and to each Non-U.S. holder the amount of the Merger Consideration and CVR payments (if any) paid to such Non-U.S. holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting the Merger Consideration and such CVR payments (if any) and the amount withheld (if any) may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable treaty.

Backup withholding is not an additional tax. To the extent that any amounts withheld under the backup withholding tax rules from a payment to a U.S. holder or Non-U.S. holder result in an overpayment of tax, the amount of such overpayment may be refunded or allowed as a credit against that holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
In certain circumstances, legislation commonly known as the Foreign Account Tax Compliance Act, which we refer to as “FATCA,” imposes a withholding tax of 30% on U.S.-source interest and dividend income held by or through certain non-U.S. financial institutions (including investment funds), unless such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Similarly, interest and dividends payable on from the disposition of property of a type that can produce U.S.-source interest and dividend income received by a Company stockholder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a tax rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will generally be required to provide to the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the Company shares or CVRs are held will affect the determination of whether such withholding is required. Holders should consult their tax advisors regarding the possible implications of the FATCA rules in their particular situations.
THE FOREGOING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER OR THE RECEIPT OF THE MERGER CONSIDERATION, INCLUDING THE RECEIPT OF, AND PAYMENTS MADE (IF ANY) WITH RESPECT TO, CVRS. HOLDERS OF COMPANY SHARES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE, GIFT AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES. NOTHING IN THIS DISCUSSION IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.
Regulatory Clearances
Required Approvals
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated and the approval required under the Competition Act filing in Canada has been obtained.
TreeHouse Foods and Parent filed their respective HSR Act notifications on December 11, 2025. The HSR Act waiting period expires on January 12, 2026.
TreeHouse Foods and Parent filed their respective Canadian Competition Act notifications on December 15, 2025.
Commitments to Obtain Approvals
TreeHouse Foods and Parent will (1) promptly, but in no event later than (i) 25 business days after the date of the Merger Agreement, make their respective filings under the HSR Act and (ii) as soon as practicable after the date of the Merger Agreement (or such earlier time as may be required by applicable law), make their respective filings with respect to Canadian antitrust laws, and thereafter make any other required submissions thereunder. TreeHouse Foods and Parent have also agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement, subject to certain limitations described in the section “The Merger Agreement –– Other Covenants and Agreements — Efforts to Complete the Merger; Regulatory Approvals.”
Delisting and Deregistration of TreeHouse Foods Common Stock
If the Merger is completed, TreeHouse Foods, as the entity surviving the Merger, will use its reasonable best efforts to cause TreeHouse Foods’ common stock to be delisted from the NYSE as promptly as practicable after the

Effective Time, and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” as promptly as practicable after such delisting.
Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all expenses incurred in connection with the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expenses.
Specific Performance
In addition to any other remedy that may be available to any of the parties, including monetary damages, each of TreeHouse Foods, Parent and Merger Sub is entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
The Board unanimously recommends a vote “FOR” the Merger Proposal.
For the Company to complete the Merger, Company stockholders holding a majority of the voting power of the shares of TreeHouse Foods common stock outstanding as of the close of business on the record date and entitled to vote thereon must vote “FOR” the Merger Proposal. A failure to vote your shares of TreeHouse Foods common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal.

THE MERGER AGREEMENT
Below is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about TreeHouse Foods, Parent, Merger Sub or their respective affiliates or to modify or supplement any factual disclosures about TreeHouse Foods in its public reports filed with the SEC. The Merger Agreement contains representations, warranties and covenants of TreeHouse Foods, Parent and Merger Sub that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in TreeHouse Foods’ public disclosures. Investors are not third-party beneficiaries under the Merger Agreement.
Additional information about TreeHouse Foods may be found elsewhere in this proxy statement and TreeHouse Foods’ other public filings. See “Where You Can Find Additional Information.”
Effect of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into TreeHouse Foods, with TreeHouse Foods surviving the Merger. At the Effective Time, all property, rights, privileges, powers and franchises of TreeHouse Foods and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of each of TreeHouse Foods and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, TreeHouse Foods’ common stock will no longer be traded and TreeHouse Foods, as the entity surviving the Merger, will use its reasonable best efforts to cause TreeHouse Foods’ common stock to be delisted from the NYSE as promptly as practicable after the Effective Time and deregistered under the Exchange Act as promptly as practicable after such delisting.
Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Surviving Corporation will be in the form attached to the Merger Agreement as Exhibit B and the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation, in each case, until thereafter amended as provided therein and in accordance with the DGCL.
Pursuant to the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of TreeHouse Foods immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, each to hold office until his or her respective successor is duly elected or appointed and qualified, or his or her earlier death, resignation or removal, in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and the DGCL.
Closing and Effective Time; Marketing Period
The Closing will take place at 10:00 a.m. Eastern Time remotely by electronic exchange of documents no later than the fifth business day following the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, unless another time, date or place is mutually agreed to in writing by the parties except that, the marketing period has not ended as of such date, the Closing will occur on the earlier of (a) a date specified by Parent on no fewer than three business days’ notice to TreeHouse Foods and (b) the third business day following the last day of the marketing period, in each case, subject to the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement (and provided that, without Parent’s prior written consent, the Closing will not occur before January 31, 2026).
The marketing period is the first 15 consecutive business days following the date of the Merger Agreement throughout which (1) Parent has certain required financial information from TreeHouse Foods, (2) such required financial information is compliant with various principles set forth in the Merger Agreement, and (3) the waiting period under the HSR Act has expired or been terminated and Canada antitrust approval has been obtained (and no condition exists that would cause the conditions to closing to Parent’s and Merger Sub’s obligations to consummate the Merger to fail to be satisfied if the Closing were to be scheduled during such 15 consecutive business day period), subject to certain customary “blackout” dates.
On the Closing Date, TreeHouse Foods and Parent will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by TreeHouse Foods and Parent prior to such filing.
Effect of the Merger on TreeHouse Foods Capital Stock
At the Effective Time, each share of TreeHouse Foods common stock issued and outstanding immediately prior to the Effective Time (other than (1) shares of TreeHouse Foods common stock to be canceled and retired in accordance with the Merger Agreement and (2) dissenting shares) will be converted automatically into (1) an amount in cash equal to $22.50, without interest (which we refer to as the “Per Share Amount”) and (2) one CVR, subject to and in accordance with the CVR Agreement. All such shares of TreeHouse Foods common stock will cease to be outstanding and will automatically be canceled and will cease to exist and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.
Each share of TreeHouse Foods common stock that is owned by TreeHouse Foods as a treasury share or that is owned by Parent, Merger Sub or any subsidiary of TreeHouse Foods, Parent or Merger Sub immediately prior to the Effective Time will be canceled and will cease to exist, and no consideration will be delivered in exchange thereby.
At the Effective Time, each share, par value $0.001 per share, of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation, and such shares will constitute the only issued and outstanding shares of the Surviving Corporation.
Treatment of Company Equity Awards
Treatment of Options
Each Company Option that is outstanding and unexercised immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, and will be cancelled and converted into the right to receive (1) a cash payment in an amount equal to the product of (i) the total number of shares of TreeHouse Foods common stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) $22.50 over (B) the exercise price per share of TreeHouse Foods common stock applicable to such Company Option and (2) one CVR for each share of TreeHouse Foods common stock subject to such Company Option as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time. Company Options with a per-share exercise price for TreeHouse Foods common stock equal to or greater than $22.50 will be cancelled without consideration.
Treatment of Restricted Stock Units and Performance Share Units
Each Company RSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time, and at the Effective Time, each then-outstanding Company RSU will be cancelled in exchange for the right to receive (1) a cash payment in an amount equal to the product of the total number of shares of TreeHouse Foods common stock underlying such Company RSU, multiplied by $22.50 and (2) one CVR for each share of TreeHouse Foods common stock underlying such Company RSU, in each case, without interest and subject to any applicable tax withholding, and with respect to (1), to be paid within 10 business days after the Effective Time.
Each Company PSU that is outstanding immediately prior to the Effective Time, to the extent unvested, will become fully vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of TreeHouse Foods common stock subject to the Company PSU assuming that 130% of target level of performance has been achieved (as determined pursuant to the terms of the applicable grant agreement and in each case, subject to pro-ration with respect to holders of Company PSUs that experienced certain terminations of employment prior to the Effective Time (to the extent provided under the applicable grant agreement)), and such vested portion of the Company PSUs will be canceled and converted into the right to receive (1) a cash payment in an amount equal to the product of the number of shares of TreeHouse Foods common stock underlying such Company PSU, multiplied by $22.50 and (2) one CVR for each share of TreeHouse Foods common stock underlying such Company PSU, without interest and subject to any applicable tax withholding and with respect to (1), to be paid within 10 business days after the Effective Time. Any unvested portion of the Company PSUs will be canceled without any cash payment or other consideration at the Effective Time.
Exchange and Payment Procedures
Prior to the Effective Time, Parent will appoint a U.S. bank or trust company reasonably acceptable to TreeHouse Foods to act as the paying agent (the “Paying Agent”). Prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to pay the aggregate per share amount to which holders of shares of TreeHouse Foods common stock will be entitled at the Effective Time.
Promptly after the Effective Time (and in any event no later than three business days after the Effective Time), Parent will direct the Paying Agent to send to each record holder of shares of TreeHouse Foods common stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration a letter of transmittal in a form mutually agreed by Parent, TreeHouse Foods and the Paying Agent.
Upon (1) delivery of a Letter of Transmittal and surrender of stock certificates (or affidavits of loss and other requested documents in lieu thereof) or (2) transfer of book-entry shares not held through DTC by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of book-entry shares (or such other reasonable evidence, if any, of surrender with respect to such book-entry shares as the Paying Agent may reasonably request), the holder thereof will be entitled to receive in exchange thereof, the Merger Consideration.
At any time following the first anniversary of the Closing Date, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have not been disbursed to holders of shares of TreeHouse Foods common stock, and thereafter holders who have not previously complied with the exchange and payment procedures described in the Merger Agreement will be entitled to look only to Parent and the Surviving Corporation for, and to Parent and the Surviving Corporation will remain liable for, payment of their claims for Merger Consideration pursuant to the terms of the Merger Agreement.
Representations and Warranties
The Merger Agreement contains representations and warranties of TreeHouse Foods, Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by TreeHouse Foods are qualified as to materiality or a “Company Material Adverse Effect.”
For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any development, fact, change, event, effect, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to (1) prevent, materially delay or impede the ability of TreeHouse Foods to consummate the transactions contemplated by the Merger Agreement or (2) have a materially adverse effect on the business, financial condition or results of operations of TreeHouse Foods and its subsidiaries, taken as a whole, subject, in the case of clause (2), to certain exceptions.

Subject to certain exceptions in the Merger Agreement, in the disclosure letter delivered by TreeHouse Foods to Parent in connection with the Merger Agreement and in TreeHouse Foods’ public filings with the SEC on or since January 1, 2023, the Merger Agreement contains representations and warranties of TreeHouse Foods as to, among other things:
•	organization, good standing and qualification to do business;
•	capital structure;
•	subsidiaries;
•	TreeHouse Foods’ requisite corporate authority to enter into the Merger Agreement and the enforceability of the Merger Agreement;
•	the requisite vote of TreeHouse Foods’ stockholders in connection with the Merger Agreement;
•	the rendering of Goldman Sachs’ fairness opinion to the Board;
•	required notices, consents and approvals relating to the execution, delivery and performance of the Merger Agreement;
•
the absence of any conflict or violation of any organizational documents of TreeHouse Foods, certain contracts of TreeHouse Foods and applicable law in connection with the execution, delivery and performance of the Merger Agreement;

•	the accuracy and completeness of TreeHouse Foods’ SEC filings and establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;
•	TreeHouse Foods’ financial statements and the absence of certain liabilities;
•	absence of certain events or changes in the business of TreeHouse Foods since June 30, 2025, including the absence of any Company Material Adverse Effect;
•	compliance with applicable laws (including anti-corruption laws) and permits;
•	litigation;
•	employee benefits matters;
•	environmental matters;
•	tax matters;
•	labor and employment matters;
•	intellectual property matters;
•	insurance matters;
•	real estate matters;
•	TreeHouse Foods’ material contracts;
•	brokers or finders entitled to a fee in connection with the consummation of the transactions contemplated by the Merger Agreement;
•	to the absence of anti-takeover statutes or anti-takeover agreements or plans;
•	data privacy and security matters;
•	food regulatory matters; and
•	certain details pertaining to related-person transactions.
Some of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to materiality or a “Parent Material Adverse Effect.”

For purposes of the Merger Agreement, “Parent Material Adverse Effect” means any development, fact, change, event, effect, occurrence or circumstance that would, individually or when considered together with all other facts, circumstances or changes, reasonably be expected to prevent, materially delay or impede the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement or any financing contemplated thereby or in respect thereof.
Subject to certain exceptions in the Merger Agreement, the Merger Agreement contains representations and warranties of Parent and Merger Sub as to, among other things:
•	organization, good standing and qualification to do business;
•	Parent and Merger Sub’s corporate authority to enter into the Merger Agreement and the enforceability of the Merger Agreement;
•	required notices, consents and approvals relating to the execution, delivery and performance of the Merger Agreement;
•
the absence of any conflict or violation of any organizational documents of Parent or Merger Sub, certain contracts of Parent and Merger Sub and applicable law in connection with the execution, delivery and performance of the Merger Agreement;

•	ownership of equity in TreeHouse Foods;
•	litigation;
•	matters with respect to financing and the availability of funds;
•	solvency of Parent and Merger Sub after giving effect to the transactions contemplated by the Merger Agreement; and
•	broker’s fees and expenses.
Conduct of Business Pending the Merger
The Merger Agreement provides that, during the period commencing on date of the Merger Agreement and ending on the earlier of the Effective Time and the termination of the Merger Agreement (which we refer to as the “Pre-Closing Period”), except (1) as required, permitted or otherwise expressly contemplated under the Merger Agreement or the other transaction documents or as required by applicable law, (2) with the written consent of Parent (which consent will not be unreasonably withheld or conditioned), or (3) as set forth in the Company disclosure letter, the Company will, and will cause each of its subsidiaries to, conduct its and each of its subsidiaries’ business and operations in the ordinary course in all material respects and comply with all applicable laws, and to use commercially reasonable efforts to preserve the goodwill, business relationships and business organization of the Company and its subsidiaries.
During the Pre-Closing Period, except (1) as required, permitted or otherwise expressly contemplated under the Merger Agreement or the other transaction documents or as required by applicable law, (2) with the written consent of Parent (which consent will not be unreasonably withheld or conditioned), or (3) as set forth on the Company disclosure letter, neither TreeHouse Foods nor any of its subsidiaries will:
•
establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (other than dividends paid by a wholly owned subsidiary to TreeHouse Foods or another wholly owned subsidiary of TreeHouse Foods) or repurchase, redeem or otherwise reacquire any shares of capital stock or other equity or voting interests or any rights, warrants or options to acquire any shares of capital stock or other equity or voting interests, other than to satisfy the exercise price and/or tax obligations with respect to company equity awards outstanding on the date hereof or subsequently granted in accordance with the terms of the Merger Agreement upon exercise, vesting or settlement, in each case, in accordance with the Company Equity Awards and the applicable grant agreement;

•	adjust, split, combine, subdivide or reclassify any shares of TreeHouse Foods common stock or other equity or voting interests of TreeHouse Foods;
•
sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by any TreeHouse Foods or any of its subsidiaries (other than pursuant to agreements in effect as of the date of the Merger Agreement and except for transactions solely between TreeHouse Foods and any wholly owned subsidiary of TreeHouse Foods or solely between wholly owned subsidiaries of TreeHouse Foods) of (i) any capital stock or other equity interest of TreeHouse Foods or any of its subsidiaries, (ii) any option, call, warrant, restricted securities or right to acquire any capital stock or other equity interest of TreeHouse Foods or any of its subsidiaries, or (iii) any instrument convertible into or exchangeable for any capital stock or other equity interest of TreeHouse Foods or any of its subsidiaries (except that TreeHouse Foods may issue shares of TreeHouse Foods common stock upon the exercise, vesting or settlement of TreeHouse Foods equity awards outstanding on the date hereof or subsequently granted in accordance with the terms of the Merger Agreement, the Company Equity Awards and the applicable grant agreement);
•	except as required by any benefit plan in effect as of the date of the Merger Agreement or a collective bargaining agreement:
○
increase the compensation or benefits payable to or provided to any current or former employees, directors, executive officers or other individual service providers of TreeHouse Foods or its subsidiaries, other than increases in base salary or base wages in the ordinary course of business with respect to employees with an annual base compensation of less than $150,000;

○
increase, grant, provide, promise or otherwise agree to any change of control, severance, termination, retention bonus, transaction bonus, equity or equity-based award, retention agreement or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of TreeHouse Foods or its subsidiaries;

○
establish, adopt, enter into or amend any benefit plan, other than amendments to benefit plans that are health and welfare plans in the ordinary course of business consistent with past practice provided that such amendments do not materially increase the cost to TreeHouse Foods or its subsidiaries;

○
take any action to accelerate the vesting or payment or lapsing of restrictions, or fund a rabbi trust to secure the payment, of compensation or benefits under any benefit plan (including accelerating the vesting of any equity awards);

○	make grants under the Amended and Restated TreeHouse Foods, Inc. Equity and Incentive Plan, or amend, change, vary the payout level or any other requirements of any existing incentive program; or
○
grant to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for taxes;

•
hire any employees, directors, executive officers or other individual service providers (including independent contractors) of TreeHouse Foods or any of its subsidiaries, other than: (i) employees with an annual base compensation less than $150,000; provided that, the costs of hiring and compensating such employees is substantially similar to the costs for similarly situated employees of TreeHouse Foods and such newly hired employees are provided with standard severance benefits, and (ii) employees who are hired to fill open positions or backfill positions listed on the Company disclosure letter;

•
terminate (other than for cause) employees/service providers with annual base compensation over $150,000, or implement or announce layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes, or similar actions that could trigger WARN or implicate labor protection payments;

•
enter into, amend, extend, negotiate, or terminate any collective bargaining or similar labor agreements or recognize a labor organization as bargaining representative (except any effects bargaining obligations);

•	waive, release or amend the restrictive covenant obligations of any current or former employee or individual service provider of TreeHouse Foods or any of its subsidiaries;
•	other than in the ordinary course of business or as contemplated by the budget set forth in the Company disclosure letter, make any capital expenditures that exceed $1,000,000 in the aggregate;
•	amend or permit the adoption of any amendment to the certificate of incorporation or the bylaws of TreeHouse Foods (or the comparable organizational documents of any of TreeHouse Foods’ subsidiaries);

•
acquire, lease, license, sublicense, pledge, sell, transfer, assign or subject to any material lien (other than permitted liens), or otherwise dispose of, abandon, let lapse or expire (other than at the end of the applicable statutory term) any intellectual property, assets, or other property material to the Company and its subsidiaries, except in the ordinary course (including non-exclusive customer licenses), under existing/permitted contracts, for obsolete/surplus/worn-out assets, or intra-group transactions;

•
disclose any material confidential information or trade secrets to any third party (other than (i) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions or (ii) as required by applicable law or judicial process);

•
lend money or make capital contributions or advances to or make investments in, any person, or incur, assume or guarantee any indebtedness for borrowed money (including any indebtedness evidenced by bonds, debentures, notes, mortgages or other similar debt instruments or securities and in respect of letters of credit, banker’s acceptances, bank guarantees, performance bonds, surety bonds or similar facilities, instruments to the extent drawn; amounts under any interest rate or currency protection agreement or similar hedging agreement and any amounts owed by TreeHouse Foods and its subsidiaries in connection with any factoring receivables or securitization programs) (except for (i) loans, capital contributions, advances or investments solely between TreeHouse Foods and any wholly owned subsidiary of TreeHouse Foods or solely between wholly owned subsidiaries of TreeHouse Foods, (ii) advances to employees and consultants for travel and other business-related expenses in the ordinary course of business, and (iii) extensions of trade credit in the ordinary course of business);

•
except in the ordinary course of business, (i) amend or modify in any manner that is materially adverse to TreeHouse Foods or any of its subsidiaries, as applicable, any material contract with a term longer than one year which cannot be terminated without cause by TreeHouse Foods or a subsidiary of TreeHouse Foods, as applicable, on fewer than 90 days’ notice without penalty (other than payments for services rendered prior to the date of termination), or otherwise waive any material right thereunder, (ii) enter into any contract which if entered into prior to the date hereof would have been a material contract under the terms of the Merger Agreement, or (iii) terminate a material contract;

•
(i) sell, assign, transfer, lease, sublease, license, permit the use or otherwise dispose of any material real property or any material portion thereof or interest therein, (ii) purchase or otherwise acquire any material real property or any interest therein, including enter into any material new lease, license, sublease or other occupancy agreement for any real property, or (iii) amend, modify, supplement, waive any material rights under, or terminate any lease (except for renewals or expirations in accordance with the terms of any such lease);

•
fail in any material respect to maintain the material insurance policies or comparable replacement insurance policies with respect to the material assets, operations and activities of TreeHouse Foods or its subsidiaries;

•	grant any material refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business;
•
settle, release, waive or compromise any action or threatened action, other than any settlement, release, waiver or compromise that either (i) results solely in a monetary obligation (and not any equitable relief) involving only the payment of money by TreeHouse Foods and of its subsidiaries of not more than $2,000,000 in the aggregate (after the application of insurance proceeds and/or an indemnity from a third person) or (ii) results in a payment to TreeHouse Foods or any of its subsidiaries;

•	except in the ordinary course of business, make any material change to any of the accounting methods, principles or practices used by it unless required by a change in GAAP or applicable law;
•
adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation or recapitalization of TreeHouse Foods or any of its subsidiaries; adopt a shareholder rights plan or “poison pill;” enter into any associated party arrangements; acquire or divest any business, assets or capital stock of or to, or make any investment in, any person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger, consolidation, or otherwise), other than (i) acquisitions in the ordinary course of business of inventory, supplies, intellectual property assets (which such intellectual property assets would not be material to TreeHouse Foods and its subsidiaries as a whole), raw materials, equipment or similar assets, (ii) divestitures of obsolete or used equipment in the ordinary course of business, or (iii) transactions solely between TreeHouse Foods and any of its subsidiaries or solely between subsidiaries of TreeHouse Foods;
•	enter into any new lines of business or terminate any existing lines of business;
•
(i) change or revoke any material election relating to taxes or tax matters, (ii) change any method of tax accounting or tax accounting period, which such change relates to a material amount of taxes, (iii) settle any action in respect of a material amount of taxes or consent to any extension or waiver of the statute of limitations applicable to any such action, (iv) enter into any “closing agreement” or similar arrangement with any tax authority with respect to a material amount of taxes, (v) file any amended tax returns (other than in the ordinary course of business), or (vi) surrender or compromise any right to claim a material tax refund; or

•	authorize, commit or agree to do any of the foregoing.
Other Covenants and Agreements
Non-Solicitation; Takeover Proposals
Certain Definitions
For purposes of this proxy statement:
“Acceptable Confidentiality Agreement” means any confidentiality agreement that contains customary confidentiality provisions and contains provisions that, in the judgment of legal counsel to TreeHouse Foods, are in the aggregate not significantly less favorable to TreeHouse Foods than those included in the confidentiality agreement between TreeHouse Foods and Investindustrial Group Investments S.à r.l.; provided, however, that any such confidentiality agreement (1) will not be required to contain any standstill provisions and (2) will not prohibit TreeHouse Foods from complying with its obligations under the Merger Agreement.
“Company Superior Proposal” means a Company Takeover Proposal (except that, for purposes of this definition, the references in the definition of “Company Takeover Proposal” to “20% or more” are replaced by “more than 50%”) made by a person or group on terms that the Board or a duly authorized committee thereof determines in its good faith judgment, after consultation with financial advisors and outside legal counsel, taking into account all factors and matters deemed relevant in good faith by the Board, including financial, legal, regulatory and any other aspects of the transaction described in such Company Takeover Proposal (such as the confidentiality, timing and likelihood of consummation of such Company Takeover Proposal), any changes to the terms of the Merger Agreement proposed by Parent or its representatives in response to such Company Takeover Proposal, and any fees or expenses payable by TreeHouse Foods hereunder, would, if consummated, be more favorable to TreeHouse Foods and TreeHouse Foods’ stockholders than the transactions contemplated by the Merger Agreement.
“Company Takeover Proposal” means, other than the transactions contemplated by the Merger Agreement, any bona fide written offer or bona fide written proposal (other than from Parent or its affiliates or Representatives) relating to (1) any acquisition or purchase, direct or indirect, of 20% or more of the fair value of the consolidated assets of TreeHouse Foods and its subsidiaries or 20% or more of any class of equity or voting securities of TreeHouse Foods or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair value of the consolidated assets of TreeHouse Foods, (2) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a person or group beneficially owning 20% or more of any class of equity or voting securities of TreeHouse Foods or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair value of the consolidated assets of TreeHouse Foods, or (3) a merger, consolidation, share exchange, business combination, asset sale, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving TreeHouse Foods or any of its subsidiaries pursuant to which any person or group would own, directly or indirectly, 20% or more of the aggregate voting power of TreeHouse Foods after giving effect to the consummation of such transaction.
“Intervening Event” means any material development, fact, change, event, effect, occurrence or circumstance with respect to the business, assets, properties, financial condition or results of operations of

TreeHouse Foods and its subsidiaries, taken as a whole, that (1) was or is not known or reasonably foreseeable to the Board as of the date of the Merger Agreement but becomes known to the Board prior to the time of the Company Stockholder Approval and (2) does not result from (i) any Company Takeover Proposal, (ii) the announcement (whether or not authorized by the parties to the Merger Agreement), including any pre-signing reports in the press or otherwise, reporting on a potential transaction between TreeHouse Foods and Parent or otherwise relating to the acquisition of TreeHouse Foods, (iii) the pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement, or (iv) any change in the trading price or trading volume of shares of TreeHouse Foods common stock or any change in TreeHouse Foods’ credit rating.
Except as expressly permitted by the Merger Agreement, the Company will, and will cause each of its subsidiaries and instruct each of its Representatives (and will be responsible for a breach of this restriction by any of its Representatives) during the Pre-Closing Period to (1) (i) immediately cease any solicitation, knowing encouragement, discussions or negotiations with any persons (other than Parent, Merger Sub or their respective affiliates and Representatives) (such persons, “Third Parties”) that may be ongoing with respect to a Company Takeover Proposal and (ii) immediately cease providing any non-public information to any Third Party with respect to the Company, its subsidiaries, its assets, or any Company Takeover Proposal, other than in the ordinary course of business, (2) not, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than ministerial acts, such as answering unsolicited phone calls, that are not otherwise prohibited by the Merger Agreement), (ii) knowingly facilitate any Company Takeover Proposal or engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Third Party any nonpublic information in connection with or for the purpose of knowingly encouraging or facilitating, a Company Takeover Proposal, except to notify such person of the existence of the restrictions in, and the Company’s obligations pursuant to the Merger Agreement (iii) approve, adopt, recommend, agree to or enter into, or propose to approve, adopt, recommend, agree to or enter into any letter of intent, agreement or agreement in principle, Merger Agreement or other similar Contract with respect to a Company Takeover Proposal, (iv) grant any waiver, amendment, termination or release under any standstill or confidentiality agreement or (v) furnish or otherwise provide access to any non-public information regarding the Company or any of its subsidiaries to any Third Party in connection with or in response to a Company Takeover Proposal, (3) take any action inconsistent with the obligations of the Company set forth in the Merger Agreement or (4) resolve to, agree to or publicly announce the intention to do, any of the foregoing.
Receipt of Company Takeover
Notwithstanding anything to the contrary contained in the Merger Agreement, if at any time prior to obtaining the Company Stockholder Approval, TreeHouse Foods or any of its Representatives receives a written Company Takeover Proposal from any Third Party, which Company Takeover Proposal did not result from any breach of the Merger Agreement, TreeHouse Foods and its Representatives may, to the extent that the Board or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action, in light of the Company Takeover Proposal and the terms of the Merger Agreement, would be inconsistent with the Board’s fiduciary duties under applicable laws and that such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal, (1) furnish, following execution of an Acceptable Confidentiality Agreement with such person, information (including non-public information) with respect to TreeHouse Foods and its subsidiaries to such Third Party who has made such Company Takeover Proposal (provided that the Company will, promptly following such disclosure (and in any event, within 48 hours after such disclosure), provide to Parent any non-public information concerning TreeHouse Foods or any of its subsidiaries that is made available to such person to the extent not previously provided to Parent or its Representatives) and (2) engage in or otherwise participate in discussions or negotiations with the person or group making such Company Takeover Proposal. TreeHouse Foods and its Representatives may (i) communicate with any person that has made a Company Takeover Proposal to seek to clarify and understand the terms and conditions of such Company Takeover Proposal solely to determine whether such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal and (ii) inform a person that has made or is considering making a Company Takeover Proposal of the relevant provisions of the Merger Agreement. If TreeHouse Foods takes any of the actions described in the foregoing clauses (1) or (2), it will notify Parent within 24 hours.

Notice of Company Takeover Proposal
TreeHouse Foods will inform Parent in writing promptly (and in any event within 48 hours of its knowledge of receipt thereof) (1) of any bona fide proposals or offers received with respect to any Company Takeover Proposal or any request for non-public information or inquiry (including seeking to initiate or continue any discussion or negotiation) that could reasonably be expected to lead to a Company takeover proposal, which notice must include (i) the identity of the Third Party making such proposal, request or inquiry (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of the Merger Agreement); (ii) the material terms and conditions of such Company Takeover Proposal, request or inquiry, and if in writing, an unredacted copy thereof (and, where no copy is available, a reasonably detailed written description thereof); and (iii) copies of any material agreements, documents or other written materials submitted in connection therewith (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of the Merger Agreement, and, where no copies are available or such disclosure is prohibited, a reasonably detailed written description thereof), and (2) thereafter, TreeHouse Foods will keep Parent reasonably informed, on a prompt basis (and in any event through notifying Parent in writing 48 hours of any material development with regard to or material amendment of such proposal, request or inquiry), of the status and terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations, including providing unredacted copies of any new or amended material agreements, documents or other written materials submitted in connection therewith (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of the Merger Agreement), and, where no copies are available or disclosure is prohibited, a reasonably detailed written description thereof. From and after the date of the Merger Agreement until the Effective Time or the date, if any, on which the Merger Agreement is terminated in accordance with Article VII, TreeHouse Foods will promptly (and in any event within 48 hours) make available to Parent any non-public information concerning TreeHouse Foods that is provided to any such Third Party or its Representatives that was not previously made available to Parent or its Representatives.
The Company Recommendation; Adverse Recommendation Change
Except as expressly permitted by the Merger Agreement, neither the Board nor any duly authorized committee thereof will (1) (i) fail to include the Company Board Recommendation in the proxy statement, (ii) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (iii) take any action by Board resolution or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (it being understood that the Board may refrain from taking a position with respect to a Company Takeover Proposal until the close of business as of the tenth business day after the commencement of a tender offer in connection with such Company Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Company Adverse Recommendation Change), or (iv) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to stockholders of TreeHouse Foods a Company Takeover Proposal (any action described in this clause (1) a “Company Adverse Recommendation Change”) or (2) enter into, authorize, cause or permit TreeHouse Foods or any of its subsidiaries to enter into any Company Acquisition Agreement.
Notwithstanding anything in the Merger Agreement to the contrary, prior to the time the Company Stockholder Approval is obtained, the Board (or a committee thereof) may effect a Company Adverse Recommendation Change and/or the Company may terminate the Merger Agreement and enter into a Company Acquisition Agreement solely to the extent and if and only if, prior to taking such action: (1) the Company has received after the date of the Merger Agreement a Company Takeover Proposal that did not result from a material breach of the Merger Agreement and such Company Takeover Proposal has not been withdrawn, and (2) the Board or any duly authorized committee thereof has determined, after consultation with its financial advisors and legal counsel, that (i) failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable Laws and (ii) the applicable Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that (iii) TreeHouse Foods has given Parent at least five business days’ prior written notice of its intention to take such action (which such notice indicates the identity of the Third Party involved and the material terms of any such Company Takeover Proposal and attaches the most current version of any written offer or proposed contract relating thereto, and if the Company proposes to terminate the Merger Agreement to enter into a Company Acquisition Agreement, a copy of the proposed Company Acquisition Agreement to the extent such copy is or becomes available), (i) unless Parent expressly declines in writing to so negotiate, TreeHouse Foods has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period to enable Parent to propose in writing an offer binding on Parent to effect revisions to the Merger Agreement such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal, (ii) following the end of such notice period, the Board or any duly authorized committee thereof will have considered in good faith any such binding offer, and will have determined, after consultation with its financial advisors and outside legal counsel, that the Company Superior Proposal would continue to constitute a Company Superior Proposal if the revisions proposed in such binding offer were to be given effect, and (iii) in the event of any material change to the terms of such Company Superior Proposal, TreeHouse Foods will be required to, in each case, again comply with all applicable sections of the Merger Agreement and will be required to deliver to Parent an additional notice consistent with that described in clause (w) above and the notice period will recommence (except that the notice period will be at least two business days rather than five business days).
Prior to the time the Company Stockholder Approval is obtained, and notwithstanding anything to the contrary set forth in the Merger Agreement, the Board may effect a Company Adverse Recommendation Change in respect of an Intervening Event if (1) the Board or any duly authorized committee thereof has determined, after consultation with its financial advisors and legal counsel, that failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable laws, (2) such action is not in response to the receipt, existence of or terms of a Company Takeover Proposal or a Company Superior Proposal, and (3) prior to taking such action, (i) the Board has given Parent at least five business days prior written notice of its intention to take such action absent any revision to the terms and conditions of the Merger Agreement, which notice will describe the Intervening Event and the basis for such intended Company Adverse Recommendation Change in reasonable detail, (ii) unless Parent expressly declines in writing to so negotiate, TreeHouse Foods has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period after giving any such notice to enable Parent to propose in writing an offer binding on Parent to effect revisions to the terms of the Merger Agreement, and (iii) at the end of such notice period, the Board or any duly authorized committee thereof will have considered in good faith any such binding offer, and will have determined, based on the information then available and after consultation with its financial advisors and outside legal counsel, that failure to make such Company Adverse Recommendation Change due to the Intervening Event would be inconsistent with the Board’s fiduciary duties under applicable laws.
Nothing contained in the Merger Agreement will prohibit TreeHouse Foods or the Board or any duly authorized committee thereof from (1) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to the Company’s stockholders if, in the Board’s determination in good faith after consultation with outside counsel, such disclosure is required under applicable Law (provided, that a disclosure pursuant to the foregoing clause (1) will be deemed to be a Company Adverse Recommendation Change unless the Board expressly publicly affirms the Company Board Recommendation in such disclosure), (2) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act, or (3) making any disclosure to its stockholders if the Board, or any duly authorized committee thereof, determines, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable laws.
Except as otherwise expressly permitted by the Merger Agreement, from the date hereof, TreeHouse Foods will not, and will cause its subsidiaries and its and their respective Representatives not to, directly or indirectly, (1) terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement, (2) grant any waiver, amendment or release under any “anti-takeover” laws, (3) exempt any Third Party from the provisions of Section 203 of the DGCL or (4) resolve, agree or propose to do any of the foregoing. TreeHouse Foods may waive the standstill provisions of any such agreement if and solely to the extent that the Board has determined, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable laws; provided that, in the event of such a waiver, TreeHouse Foods will promptly (and, in any event, within 24 hours) notify Parent of such waiver, including the identity of the Third Party that is party to such confidentiality agreement and the circumstances, in reasonable detail, giving rise to the inconsistency with the Board’s fiduciary duties under the DGCL.
Access to Information
TreeHouse Foods will, promptly after the execution of the Merger Agreement, instruct each person that has executed a confidentiality agreement prior to the date of the Merger Agreement in connection with such person’s consideration of an acquisition of the Company to return or destroy all confidential information furnished to such person prior to the date of the Merger Agreement by or on behalf of TreeHouse Foods or any of its representatives in accordance with the terms of the applicable confidentiality agreement and TreeHouse Foods will, within one business day after the execution of the Merger Agreement, terminate all data room access for any such person and any of its representatives.
Director and Officer Indemnification and Insurance
For six years following the Effective Time, Parent must cause the Surviving Corporation and its subsidiaries, as applicable, to (1) maintain in effect provisions in their respective certificates of incorporation, bylaws or other organizational documents and, to the extent a form thereof has been made available to Parent, indemnification agreements in effect on the date of the Merger Agreement, with respect to indemnification or exculpation of, or advancement of expenses to, the Indemnified Parties that are no less favorable to the Indemnified Parties than the provisions in TreeHouse Foods and its subsidiaries’ respective certificates of incorporation, bylaws and other organizational documents in effect on the date of the Merger Agreement providing for indemnification or exculpation of, or advancement of expenses to, the Indemnified Parties, with respect to acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement, the transactions contemplated by the Merger Agreement and the process and other events giving rise thereto), which provisions will not be amended except as required by applicable law or to make changes permitted by applicable law that would enlarge the scope of the Indemnified Parties’ rights thereunder; and (2) honor in all respects their respective obligations to the Indemnified Parties as set forth in the respective certificates of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries and, to the extent a form thereof has been made available to Parent, any indemnification agreements in effect on the date of the Merger Agreement, as applicable.
Prior to the Effective Time and in reasonable consultation with Parent, TreeHouse Foods may, or, at Parent’s request, TreeHouse Foods will, obtain and fully pay the cost of noncancellable “tail” insurance for the extension of TreeHouse Foods’ directors’ and officers’ liability, fiduciary liability and employment practices liability insurance policies in effect as of immediately prior to the Effective Time, in each case, covering the Surviving Corporation, its subsidiaries, the Indemnified Parties and the other insureds under such existing policies as of immediately prior to the Effective Time, with a claims reporting period of six years from and after the Effective Time from insurer(s) with the same or better credit rating as TreeHouse Foods’ insurer(s) as of immediately prior to the Effective Time, with terms and conditions, including limits and retentions, that are at least as favorable to the insureds thereunder as such existing policies as of immediately prior to the Effective Time with respect to acts, omissions or other matters that existed or occurred at or prior to the Effective Time (including in connection with the Merger Agreement, the transactions contemplate by the Merger Agreement and the process and other events giving rise thereto); provided, however, that in no event will the aggregate cost of such “tail” insurance exceed 300% of the aggregate annual premium for such policies of TreeHouse Foods in effect as of the date hereof (which we refer to as the “Maximum Amount”); provided, further, that if such “tail” insurance is not available or the aggregate cost for such “tail” insurance exceeds the Maximum Amount, then TreeHouse Foods will, in reasonable consultation with Parent, obtain the most advantageous coverage available for a cost not exceeding the Maximum Amount, unless otherwise directed by Parent to exceed the Maximum Amount. If TreeHouse Foods does not obtain such “tail” insurance in accordance with the immediately preceding sentence, then the Surviving Corporation will continue to maintain in effect for a period of six years from and after the Effective Time directors’ and officers’ liability, fiduciary liability and employment practices liability insurance covering the surviving company, its subsidiaries, the Indemnified Parties and the other insureds under TreeHouse Foods’ existing policies as of immediately prior to the Effective Time, with terms and conditions, including limits and retentions, that are at least as favorable to the insureds thereunder as provided in TreeHouse Foods’ existing policies as of immediately prior to the Effective Time; provided, however, that in no event will the Surviving Corporation be required to expend for such insurance an aggregate annual cost in excess of the Maximum Amount; and provided, further, that if such insurance is not available or the aggregate annual cost for such insurance in any annual period within such six-year period exceeds the Maximum Amount, then the Surviving Corporation will maintain the most advantageous coverage available for such annual period for a cost not exceeding the Maximum Amount. From and after the Closing, TreeHouse Foods will, consistent with the Form of CVR Agreement, maintain customary insurance for the benefit of the committee members.
Efforts to Complete the Merger; Regulatory Approvals
Subject to the terms and conditions set forth in the Merger Agreement, and without limiting the foregoing, TreeHouse Foods and Parent will (1) promptly, but in no event later than (i) 25 business days after the date of the Merger Agreement, make their respective filings under the HSR Act and (ii) as soon as practicable after the date of the Merger Agreement (or such earlier time as may be required by applicable law), make their respective filings with respect to Canadian antitrust laws, and thereafter make any other required submissions thereunder, (2) use reasonable best efforts to cooperate with each other in (i) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any governmental entities in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (3) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement, (4) promptly inform the other party upon receipt of any communication from any governmental entity regarding any of the transactions contemplated by the Merger Agreement, and (5) subject to applicable legal limitations and the instructions of any governmental entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement, including promptly furnishing the other with copies of notices or other communications received by TreeHouse Foods or Parent, as the case may be, or any of their respective subsidiaries, from any governmental entity with respect to the transactions contemplated by the Merger Agreement. Except in connection with a disclosure regarding a Company Adverse Recommendation Change or a Company Takeover Proposal received by TreeHouse Foods, TreeHouse Foods and Parent will permit counsel for the other party reasonable opportunity to review in advance, consult with and consider in good faith the views of the other party in connection with, any proposed written communication to any governmental entity in connection with the transactions contemplated by the Merger Agreement. Each of TreeHouse Foods and Parent agrees not to (A) participate in any substantive meeting or discussion, either in person or by telephone, with any governmental entity in connection with the transactions contemplated by the Merger Agreement unless it consults with the other party in advance, to the extent practicable, and, to the extent not prohibited by such governmental entity, gives the other party the opportunity to attend and participate, (B) extend any waiting period under the HSR Act without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), or (C) without the prior written consent of the other party, enter into any agreement with any governmental entity pursuant to which such party agrees not to consummate the transactions contemplated by the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary, Parent, acting reasonably and in a manner consistent with obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods promptly following the date hereof, will have sole control over the (1) strategy for obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods so as to enable the Closing to occur as soon as practicably possible, (2) strategy to respond to any request from, inquiry by, or investigation by (including the timing, nature and substance of all such responses) any governmental entity with respect to the merger or any other transactions contemplated by the Merger Agreement, and (3) strategy for the defense and settlement of any action brought by or before any governmental entity that has authority to enforce the applicable laws; provided that the foregoing will not relieve Parent of its obligations under the Merger Agreement and Parent will reasonably consult with TreeHouse Foods and consider its views in good faith; provided that the parties will provide a copy of any filing (and attachments thereto) submitted to any governmental entity to counsel to the other party, which copy may be redacted as necessary to comply with contractual arrangements, to protect competitively sensitive information or to protect attorney-client privilege (as well as other concerns agreed by counsels for the parties).
Notwithstanding anything in the Merger Agreement to the contrary, Parent will, and will cause its affiliates to, use reasonable best efforts to avoid or eliminate each and every impediment under any antitrust law or FDI law so as to enable the consummation of the transactions contemplated by the Merger Agreement to occur as soon as reasonably possible (and in any event no later than the Outside Date), including proposing, negotiating, committing to and effecting by consent decree, hold separate order or otherwise, the sale, divestiture, or disposition of businesses, product lines or assets of Parent or its affiliates (including, following the Closing, TreeHouse Foods), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated by the Merger Agreement; provided, however, that, notwithstanding anything to the contrary contained herein (1), Parent and its affiliates will only be obligated to effect any such action to the extent that such action is conditional or contingent on the Closing occurring in accordance with the terms of the Merger Agreement and (2) nothing in the Merger Agreement will require Parent to propose, agree to take, or take any actions if such actions would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (without giving effect to the carve-outs to such definition), after giving effect to the consummation of the Merger and the other transactions contemplated by the Merger Agreement. In addition, Parent will use its reasonable best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the consummation of the Closing.
Employee Matters
For the one year period following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee) (which we refer to as the “Continuation Period”), Parent will provide, or cause to be provided, to each employee of TreeHouse Foods and its subsidiaries who continues employment with the Surviving Corporation (or any affiliate thereof) during the Continuation Period (each, a “Continuing Employee”) and who are not covered by a collective bargaining agreement with (1) a base salary or wage rate, as applicable, that is no less than that provided to such Continuing Employee by the Company or a subsidiary thereof immediately prior to the Effective Time, (2) target level short-term cash incentive compensation opportunities that are no less favorable than the target level short-term cash incentive compensation opportunities that such Continuing Employee was eligible to receive from TreeHouse Foods or any subsidiary thereof immediately prior to the Effective Time, (3) severance benefits for termination of employment during the Continuation Period that are no less favorable than those provided to such Continuing Employee by TreeHouse Foods or any subsidiary thereof as disclosed on the Company disclosure letter, and (4) other compensation and employee benefits (excluding equity or equity-based awards, severance, retention, change in control payments, defined benefit pension benefits and retiree health and welfare benefits) that are, in the aggregate, substantially comparable to those disclosed on the Company disclosure letter.
For purposes of vesting, eligibility to participate and benefit entitlement (but excluding for any purposes under a defined benefit pension plan or retiree health and welfare benefits) under the employee benefit plans of Parent and its affiliates providing benefits to any Continuing Employee after the Effective Time (which we refer to as the “New Plans”), each Continuing Employee will be credited with his or her years of service with TreeHouse Foods and its subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar TreeHouse Foods benefit plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time, except to the extent such credit would result in a duplication of benefits. In addition, to the extent such Continuing Employee is eligible to participate in a New Plan, Parent or an affiliate of Parent will use commercially reasonable efforts to (1) waive any preexisting condition limitations or exclusions and actively-at-work requirements otherwise applicable to Continuing Employees and their eligible dependents under any New Plan that provides welfare benefits in which Continuing Employees are eligible to participate following the Effective Time, other than any limitations that were in effect with respect to such employees immediately prior to the Effective Time under the corresponding TreeHouse Foods benefit plan, (2) honor any deductible, co-payment and out-of-pocket maximums incurred by the Continuing Employees and their eligible dependents under the health plans in which they participated immediately prior to transitioning into a plan of Parent or an affiliate during the portion of the calendar year prior to such transition in satisfying any deductibles, copayments or out-of-pocket maximums under health plans of Parent or an affiliate, and (3) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous benefit plan of TreeHouse Foods or any of its subsidiaries prior to the Effective Time.
To the extent any Bonus Amounts of TreeHouse Foods and its subsidiaries with respect to a performance period completed on or prior to the Closing remain unpaid as of the Closing Date, Parent and the Surviving Corporation, as applicable, will cause all such Bonus Amounts to be paid on the Closing Date (provided that, with respect to any such Bonus Amounts that constitute non-qualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a tax or penalty under Section 409A of the Code). Parent and the Surviving Corporation, as applicable, will cause all Bonus Amounts with respect to the performance period in which the Closing occurs to be calculated for each eligible Continuing Employee immediately prior to closing; provided, however, that (1) such Bonus Amounts will be calculated at the target level of performance (prorated for the portion of the performance period completed), and such Bonus Amounts will be paid at the same time that annual bonuses would have been paid absent the merger (regardless of whether such Continuing Employee remains employed at the time of such payment), (2) payment of any such Bonus Amounts will in no way be interpreted or construed to limit or replace any amounts to which an employee of TreeHouse Foods and its subsidiaries may be entitled pursuant to a benefit plan in connection with such employee’s termination of employment or services, and (3) such Bonus Amounts will not result in the duplication of benefits under any benefit plan with respect to any Continuing Employee, and (4) with respect to any such Bonus Amounts that constitute non-qualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a tax or penalty under Section 409A of the Code.
Parent agrees that it will cause the Surviving Corporation and its subsidiaries, as applicable, to recognize each collective bargaining agreement covering any Continuing Employee. Parent further agrees that each such collective bargaining agreement will continue to govern the terms and conditions of employment for each Continuing Employee covered by such agreement and to the extent there is a conflict between any such collective bargaining agreement and any of the provisions in the Merger Agreement, the terms of such collective bargaining agreement will apply.
Prior to the Effective Time, TreeHouse Foods and its subsidiaries will satisfy any pre-closing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor organization which is representing any employee of TreeHouse Foods or its subsidiaries, in connection with the transactions contemplated by the Merger Agreement. Prior to the Effective Time, the Company and its subsidiaries will, unless prohibited by applicable law or collective bargaining agreement, share with Parent an advance draft of any material written communication with any labor organization representing employees of TreeHouse Foods or its subsidiaries, and consider in good faith Parent’s reasonable comments thereto.
TreeHouse Foods or its subsidiaries, in consultation with Parent, may take certain tax planning actions reasonably calculated to mitigate any adverse tax consequences arising under Sections 280G and 4999 of the Code that could arise in connection with the transactions contemplated by the Merger Agreement.
Company Special Meeting
TreeHouse Foods has agreed to duly give notice of, convene and hold a meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement as soon as practicable following the execution of the Merger Agreement.
Financing
Equity Commitment
In connection with the Merger, Parent and Merger Sub have obtained the Equity Commitment Letter from the Equity Commitment Party, who has committed to make available, directly or indirectly, at the Closing, the Equity Financing and the Parent Termination Fee and Costs Commitment.
The Equity Financing and the Parent Termination Fee and Costs Commitment are subject to the terms, conditions and limitations set forth in the Equity Commitment Letter, which includes: (1) the satisfaction, or valid waiver by Parent or Merger Sub, at or prior to the Closing, of each of the conditions to Parent and Merger Sub’s obligations to consummate the Merger (other than those which, by their nature, are to be satisfied at the Closing, but subject to such satisfaction), (2) the substantially contemporaneous consummation of the Closing in accordance with the terms of the Merger Agreement, and (3) the satisfaction or valid waiver on or before the Closing of each of the conditions to funding the Debt Financing (as defined below), other than the funding of the Equity Financing.
The obligation of the Equity Commitment Party to fund the Equity Financing will terminate automatically upon the earliest to occur of (1) the consummation of the Closing, (2) the valid termination of the Merger Agreement in accordance with its terms, (3) the funding of the Equity Financing, or (4) the Company or any of its representatives or affiliates asserting certain legal claims as specified in the Equity Commitment Letter.
The obligation of the Equity Commitment Party to fund the Parent Termination Fee and Costs Commitment will terminate automatically upon the earliest to occur of (1) the consummation of the Closing, (2) the valid termination of the Merger Agreement in accordance with its terms, (3) the funding of the Parent Termination Fee and Costs Commitment, or (4) the Company or any of its representatives or affiliates asserting certain legal claims as specified in the Equity Commitment Letter.
The Company is an express third-party beneficiary of the right granted to Parent and Merger Sub to specific performance under the Equity Commitment Letter and is entitled to enforce Parent and Merger Sub’s rights to specific performance of the Equity Commitment Party to fund all or any portion of its Equity Financing or Parent Termination Fee and Costs Commitment obligations under the Equity Commitment Letter, subject to the terms thereof, if the Company is entitled to specific performance of Parent and Merger Sub’s obligation to cause the equity commitment to be funded pursuant to the Merger Agreement.
Debt Commitment
In connection with the Merger, Parent and Merger Sub have obtained the Debt Commitment Letter from the Debt Commitment Parties to provide, severally but not jointly, upon the terms and conditions set forth in the Debt Commitment Letter, the Debt Financing.
The proceeds of the Debt Financing will be used (1) to pay the Merger Consideration, (2) the Refinancing, and (3) to pay the fees, costs, premiums and expenses related to the Merger and the Refinancing.
The obligations of the Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including:
•
the substantially concurrent consummation of the Merger in accordance with the Merger Agreement without giving effect to certain material amendments or waivers absent the consent of the applicable Debt Commitment Parties;

•	the delivery of certain customary closing deliverables (including, but not limited to, a solvency certificate in agreed form);
•	the delivery of the “Required Financial Information” (as defined in the Merger Agreement), including certain audited, unaudited and pro forma financial statements;
•
that there has not been any development, fact, change, event, effect, occurrence or circumstance that would reasonably be expected to have, individually or in the aggregate, a “Company Material Adverse Effect” (as defined in the Merger Agreement);

•
that the specified representations and certain representations and warranties in the Merger Agreement material to the interests of the lenders will be true and correct to the extent required by the Debt Commitment Letter;

•	the consummation of the Refinancing prior to, or substantially simultaneously with, the initial borrowings under the debt facilities set forth in the Debt Commitment Letter;
•	payment of all applicable invoiced fees and expenses;
•
the execution of certain definitive debt documentation consistent with the applicable debt commitment letters, including definitive documentation to perfect the administrative agent’s security interest in the collateral as provided in the Debt Commitment Letter;

•	solely with respect to the senior bridge facility, the completion of the required marketing period; and
•
the receipt of documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act and regulations pertaining to beneficial ownership of legal entity customers).

The obligations of the respective Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter will terminate at the earlier of (1) five business days after the “Outside Date” (as defined in the Merger Agreement), (2) the date on which the Merger Agreement is terminated (other than with respect to ongoing indemnities, confidentiality provisions and similar provisions) in accordance with its terms in the event the Merger is not consummated, and (3) the consummation of the Merger without the use of the applicable debt facilities.
Parent and Merger Sub are required under the Merger Agreement to use reasonable best efforts to take all actions and do all things necessary, proper or advisable to obtain and consummate the Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter. In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions of the Debt Commitment Letter (other than in certain specified circumstances), Parent and Merger Sub will use its reasonable best efforts to (1) obtain alternative debt financing sufficient to pay in cash all amounts required to be paid in connection with the transactions contemplated by the Merger Agreement (after taking into account the portion of the Debt Financing that is and remains available and the

Equity Financing) and (2) obtain new financing commitment letters that would provide for debt financing (i) on terms no less favorable to Parent and Merger Sub than those contemplated in the Debt Commitment Letter, (ii) that do not involve (or expand upon) any conditions to funding of the Debt Financing that are not contained in the Debt Commitment Letter, and (iii) that would not reasonably be expected to materially delay or prevent or make less likely to occur the funding of the Debt Financing at the Closing. The documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.
Financing Covenants
Pursuant to the terms of the Merger Agreement, Parent, Merger Sub and their respective affiliates agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing in an amount needed to consummate and fund the transactions contemplated by the Merger Agreement. TreeHouse Foods agrees to use reasonable best efforts to provide to Parent and Merger Sub all cooperation reasonably requested by Parent to assist Parent in causing the conditions in the Debt Commitment Letter to be satisfied or as is reasonably requested by Parent in connection with the Debt Financing, subject to certain limitations and exceptions.
Transaction Litigation
In the event that any stockholder litigation related to the Merger Agreement or the transactions contemplated by the Merger Agreement is brought or, to the knowledge of TreeHouse Foods, threatened, against TreeHouse Foods or the members of the Board prior to the Effective Time, TreeHouse Foods will (1) promptly notify Parent and keep Parent reasonably informed with respect to the status thereof, (2) provide Parent with the opportunity to participate (but not control), at Parent’s expense, in the defense or settlement of such litigation, (3) consult in good faith with Parent with respect to the defense, settlement or prosecution of any litigation, and (4) not compromise or settle, or agree to compromise or settle, any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Conditions to Completion of the Merger
The obligation of each party to complete the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following conditions:
•	the receipt of the affirmative vote of the holders of a majority of the voting power of the outstanding shares of TreeHouse Foods common stock entitled to vote thereon to adopt the Merger Agreement;
•
no order, judgment, injunction, award, decree or writ adopted or imposed by any governmental entity of competent jurisdiction shall have been issued by such a governmental entity and remain in effect preventing consummation of the Merger, and no law shall have been enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger (other than orders or laws in jurisdictions that are immaterial to the business and operations of Parent and TreeHouse Foods and that would have an immaterial effect thereon); and

•
the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, which we refer to as the “HSR Act,” shall have expired or been terminated and clearances or approvals required under the applicable antitrust laws in Canada shall have been obtained.

The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following conditions:
•	with respect to the representations and warranties of TreeHouse Foods:
○
the representations and warranties of Treehouse Foods with respect to certain capitalization aspects of TreeHouse Foods being true and correct in all respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time) except for any de minimis inaccuracies;

○
the representation and warranty with respect to the absence of any Company Material Adverse Effect since June 30, 2025 being true and correct in all respects as of the Closing as if made as of such time;

○
the representations and warranties of TreeHouse Foods with respect to organization, due standing and qualification, certain capitalization aspects of TreeHouse Foods, the required stockholder approval, Board approval, brokers and rights agreements being true and correct in all material respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time); and

○
all other representations and warranties of TreeHouse Foods (other than those summarized above) being true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Company Material Adverse Effect.

•	TreeHouse Foods having performed or complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Closing;
•
TreeHouse Foods having furnished Parent and Merger Sub with a certificate dated as of the Closing Date signed on its behalf by a duly authorized officer to the effect that the conditions set forth in Merger Agreement with respect to its representations, warranties and covenants shall have been satisfied.

The obligation of TreeHouse Foods to consummate the Merger is also subject to the satisfaction or, to the extent permitted by applicable law, waiver by TreeHouse Foods of the following conditions:
•	with respect to the representations and warranties of Parent and Merger Sub:
○
the representations and warranties of Parent and Merger Sub with respect to due organization and valid existence, corporate authority, ownership of TreeHouse Foods interests and brokers being true and correct in all material respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time);

○
all other representations Parent and Merger Sub (other than those summarized above) being true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Parent Material Adverse Effect;

•	Parent and Merger Sub having performed or complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Closing; and
•
Parent and Merger Sub having furnished TreeHouse Foods with a certificate dated as of the Closing Date signed on its behalf by a duly authorized officer to the effect that the conditions set forth in the Merger Agreement with respect to its representations, warranties and covenants shall have been satisfied.

Termination
The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned:
•	by mutual written consent of Parent and TreeHouse Foods at any time prior to the Effective Time;
•	by either TreeHouse Foods or Parent upon written notice to the other party, if:
○
the Closing has not occurred on or before the Outside Date; provided, however, that the right to terminate the Merger Agreement for failure to close by the Outside Date will not be available to any party whose breach of, or failure to comply with, any provision of the Merger Agreement has been a primary cause of the failure of the Closing to occur before or by the Outside Date (it being understood that a breach or failure of Merger Sub will be deemed to be a breach or failure, as applicable, of Parent, for these purposes);

○
any legal restraint is in effect and has become final and non-appealable such that the condition to closing regarding lack of legal restraint prohibiting the Closing cannot be satisfied; provided, however, that the right to terminate the Merger Agreement for this reason will not be available to any party whose breach of, or failure to comply with, any provision of the Merger Agreement has been a primary cause of the failure of this condition to be met (it being understood that a breach or failure of Merger Sub will be deemed to be a breach or failure, as applicable, of Parent, for these purposes); or
○	the stockholders’ meeting will have concluded without the Company Stockholder Approval having been obtained.
•	by Parent upon written notice to TreeHouse Foods:
○
prior to the stockholders’ meeting, a Company Adverse Recommendation Change will have occurred; provided that Parent may not terminate the Merger Agreement for this reason unless it does so prior to 11:59 p.m. Eastern Time on the date that is 10 business days after Parent is notified in writing that the Board has effected a Company Adverse Recommendation Change; or

○
if TreeHouse Foods materially breached any representation, warranty, covenant in the Merger Agreement which breach or failure to perform (1) would give rise to the failure of the closing conditions with respect to TreeHouse Foods’ representations, warranties or covenants and (2) is incapable of being cured or, if capable of being cured by the outside date, has not been cured within 30 days (or such shorter period of time as remains prior to the outside date) following receipt by TreeHouse Foods of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate the Merger Agreement (provided that Parent will not have the right to terminate the Merger Agreement pursuant for this reason if Parent or Merger Sub is then in material breach of any of its representations, warranties or covenants hereunder such that the conditions set forth in the Merger Agreement with respect to their representations, warranties or covenants would not be satisfied if the Closing were to occur as of such time).

•	By TreeHouse Foods, upon written notice to Parent:
○
prior to the receipt of the Company Stockholder Approval in order to enter into a Company Acquisition Agreement with respect to a Company Superior Proposal; provided that the Company pays the Company Termination Fee in connection therewith;

○
if either Parent or Merger Sub materially breached any representation, warranty, covenant in the Merger Agreement which breach or failure to perform (1) would give rise to the failure of the closing conditions with respect to Parent’s or Merger Sub’s representations, warranties or covenants and (2) is incapable of being cured or, if capable of being cured by the outside date, has not been cured within 30 days (or such shorter period of time as remains prior to the outside date) following receipt by Parent of written notice of such breach or failure to perform from TreeHouse Foods stating TreeHouse Foods’ intention to terminate the Merger Agreement (provided that TreeHouse Foods will not have the right to terminate the Merger Agreement for this reason if TreeHouse Foods is then in material breach of any of its representations, warranties or covenants hereunder such that the conditions set forth in the Merger Agreement with respect to its representations, warranties or covenants would not be satisfied if the Closing were to occur as of such time); or

○
if (1) the conditions to the obligations of Parent and Merger Sub to consummate the Merger (other than those conditions that by their terms are to be satisfied at closing, but subject to such conditions being capable of being satisfied if closing were to occur on such date) have been satisfied or waived, (2) TreeHouse Foods has confirmed to Parent in writing that TreeHouse Foods is ready, willing and able to consummate the Closing, and (3) Parent and Merger Sub fail to consummate the Closing within three business days after the later of (i) the date the Closing should have occurred pursuant to the terms of the Merger Agreement and (ii) the delivery by TreeHouse Foods to Parent of such notice.

Company Termination Fee; Parent Termination Fee
Company Termination Fee
If the Merger Agreement is terminated in specified circumstances, TreeHouse Foods will be required to pay Parent a termination fee of $40,750,000, which we refer to as the “Company Termination Fee.”
Parent would be entitled to receive the Company Termination Fee if the Merger Agreement is terminated:

•
by TreeHouse Foods or Parent because the Closing has not occurred prior to the outside date (and a breach or failure to comply with the Merger Agreement by Parent or Merger Sub is not a primary cause of such failure) or the stockholders’ meeting will have concluded without the Company Stockholder Approval having been obtained if: (1) a bona fide Company Takeover Proposal will have been publicly made, proposed or communicated by a Third Party after the date of the Merger Agreement and not withdrawn prior to the time the Merger Agreement is terminated and (2) within 12 months after the date of such termination, Treehouse Foods enters into a definitive agreement to consummate a Company Takeover Proposal with the person or group making the Company Takeover Proposal referred to in clause (1) above that is subsequently consummated (provided, that, for purposes of this paragraph, the references in the definition of Company Takeover Proposal to “20% or more” will be deemed to be references to “more than 50%”);

•
the Merger Agreement is validly terminated (A) by Parent prior to the stockholders’ meeting if a Company Adverse Recommendation Change will have occurred or (B) by TreeHouse Foods prior to the receipt of the Company Stockholder Approval in order to enter into a Company Acquisition Agreement with respect to a Company Superior Proposal; or

•
the Merger Agreement is validly terminated by Parent with respect to a material breach of the no shop covenant which would give rise to the failure of the satisfaction of the closing condition with respect to material performance of TreeHouse Foods’ covenants and (2) is incapable of being cured or, if capable of being cured by the outside date, has not been cured within 30 days (or such shorter period of time as remains prior to the outside date) following receipt by TreeHouse Foods of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate the Merger Agreement.

Parent Termination Fee
If the Merger Agreement is terminated in specified circumstances, Parent will be required to pay TreeHouse Foods a termination fee of $81,500,000, which we refer to as the “Parent Termination Fee.”
TreeHouse Foods would be entitled to receive the termination fee from Parent if the Merger Agreement is terminated:
•
In the event that TreeHouse Foods validly terminates the Merger Agreement if (1) the conditions to the obligations of Parent and Merger Sub to consummate the Merger (other than those conditions that by their terms are to be satisfied at closing, but subject to such conditions being capable of being satisfied if closing were to occur on such date) have been satisfied or waived, (2) TreeHouse Foods has confirmed to Parent in writing that TreeHouse Foods is ready, willing and able to consummate the Closing, and (3) Parent and Merger Sub fail to consummate the Closing within three business days after the later of (i) the date the Closing should have occurred pursuant to the terms of the Merger Agreement and (ii) the delivery by TreeHouse Foods to Parent of such notice; or

•
Parent terminates the Merger Agreement because the Merger has not been consummated by the outside date and at such time TreeHouse Foods could have terminated the Merger Agreement for the reason described in the bullet above.

To the extent that either the Company Termination Fee or the Parent Termination Fee is payable, the payment of such termination fee will be the sole recourse of the other party, including in the case of willful breach or fraud, subject to Parent’s satisfaction of its other obligations, including to reimburse and indemnify TreeHouse Foods with respect to its financing cooperation, and obligation of TreeHouse Foods or Parent, as applicable, to pay enforcement costs in connection with collecting the Company Termination Fee or Parent Termination Fee, if applicable.
Amendment
Subject to compliance with applicable law, at any time prior to the Effective Time, the Merger Agreement may be amended or modified in any and all respects by written agreement of Parent and TreeHouse Foods; provided, however, that following receipt of the Company Stockholder Approval, there will be no amendment or modification to the Merger Agreement which by law would require further approval by the stockholders of TreeHouse Foods without such approval.
The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and, together with the other provisions of the Merger Agreement for the benefit of such party, may be waived in writing by such party in whole or in part to the extent permitted by applicable laws.

Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all expenses incurred in connection with the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and the other transaction documents will be paid by the party incurring or required to incur such expenses.
Jurisdiction
The parties have agreed that any action based on, arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement will be brought in the Delaware Court of Chancery (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts, and each of the parties agreed to irrevocably submit to the exclusive jurisdiction of such courts in any such action, waived any objection to personal jurisdiction, venue or convenience of forum, agreed that all claims in respect of such actions will be heard and determined only in such courts, and agreed not to bring any action arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement in any other court. The parties have also agreed to waive jury trial to the fullest extent permitted by law.
Specific Performance
Subject to the following paragraph, in the Merger Agreement, the parties acknowledged and agreed that (1) the parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or anticipated breaches of the Merger Agreement and to enforce specifically the terms and provisions hereof in the courts described above without proof of damages or the posting of a bond or other security, in addition to any other remedy to which they are entitled under the Merger Agreement, (2) the termination fee-related provisions (i) are not intended to and do not adequately compensate for the harm that would result from a breach of the Merger Agreement and (ii) will not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement, and (3) the right of specific enforcement is an integral part of the transactions contemplated by the Merger Agreement and without that right none of the parties would have entered into the Merger Agreement.
Notwithstanding the foregoing, in the Merger Agreement, the parties explicitly agreed that the right of TreeHouse Foods to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund the aggregate Merger Consideration and Parent’s and Merger Sub’s obligations to effect the Closing (but not the right of TreeHouse Foods to seek such injunctions, specific performance or other equitable remedies for any other reason) will be subject to the requirements that (1) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied at closing and that would be satisfied at the Closing) at the time when closing would have been required to occur pursuant to the Merger Agreement, (2) the Debt Financing has been funded in accordance with the terms of the Debt Commitment Letter or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing, (3) TreeHouse Foods has irrevocably confirmed that all of the conditions to its obligation to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied at closing and that would be satisfied at the Closing) and that TreeHouse Foods is ready, willing and able to consummate the Closing, and (4) Parent and the Merger Sub fail to complete the Closing in accordance with the terms of the Merger Agreement within five business days of receiving the notice contemplated in clause (3) of this sentence.

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
Below is a summary of the material provisions of the Form of CVR Agreement, a copy of which is attached to this proxy statement as Annex B and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Form of CVR agreement that is important to you. We encourage you to read carefully the Form of CVR Agreement in its entirety, as the rights and obligations of the parties thereto will be governed by the express terms of the Form of CVR agreement, when executed, and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Contingent Value Rights Agreement
The following summary of the Form of CVR Agreement, and the copy of the Form of CVR Agreement attached as Annex B to this proxy statement, are intended to provide information regarding the terms of the CVRs and are not intended to provide any factual information about TreeHouse Foods or modify or supplement any factual disclosures about TreeHouse Foods in its public reports filed with the SEC. Parent and TreeHouse Foods have agreed in the Merger Agreement to enter into the Form of CVR Agreement with a rights agent at or prior to the Closing Date of the Merger in substantially the Form of CVR Agreement attached as Annex B, subject to such changes thereto as permitted under the Merger Agreement.
The Form of CVR Agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to TreeHouse Foods or the ongoing KGM Litigation. The Form of CVR Agreement contains covenants of TreeHouse Foods and Parent and the other parties thereto that will be made only for purposes of the Form of CVR Agreement and as of specified dates. The covenants in the Form of CVR Agreement will be made for the benefit of the holders of CVRs and the contracting parties, and may be subject to certain limitations specified in the Form of CVR Agreement. In addition, the CVR agreement will be supplemented with additional information concerning the subject matter of the Form of CVR Agreement, which subsequent information may or may not be fully reflected in TreeHouse Foods’ public disclosures.
Additional information about TreeHouse Foods may be found elsewhere in this proxy statement and TreeHouse Foods’ other public filings. See “Where You Can Find Additional Information.”
Litigation Background
As previously disclosed by TreeHouse Foods in its filings with the SEC, on February 11, 2014, TreeHouse Foods, along with its 100% owned subsidiaries, Bay Valley Foods, LLC and Sturm Foods, Inc., filed suit against Keurig Dr Pepper Inc.‘s wholly owned subsidiary, KGM, in the U.S. District Court for the Southern District of New York, captioned TreeHouse Foods, Inc. et al. v. Green Mountain Coffee Roasters, Inc. et al. (Case No. 1:14-cv-00905) and In re Keurig Green Mountain Single-Serve Coffee Antitrust Litigation (Case No. 1:14-MD-02542), asserting claims under the federal antitrust laws, various state antitrust laws and unfair competition statutes, contending that KGM had monopolized alleged markets for single serve coffee brewers and single serve coffee pods. In the KGM Litigation, TreeHouse Foods is seeking monetary damages, declaratory relief, injunctive relief, and attorneys’ fees, which monetary damages, in August 2020, were estimated by TreeHouse Foods’ economic expert to be in the range of $719.4 million to $1.5 billion for the TreeHouse Foods’ antitrust claims, before trebling, and $358.0 million for a subset of TreeHouse Foods’ false advertising claims, without accounting for discretionary trebling by the Court.
The matter remains pending, with summary judgment motions fully briefed. On March 28, 2022, the Magistrate Judge issued an Opinion and Order granting in part and denying in part the TreeHouse Foods sanctions motion against KGM and denying the KGM sanctions motion against TreeHouse Foods. KGM has appealed a portion of the Opinion and Order awarding sanctions to TreeHouse Foods. On January 3, 2025, the Court denied KGM’s motions to exclude the opinions of TreeHouse Foods’ experts and granted Plaintiffs’ motion to exclude the opinion of KGM’s sham litigation expert. KGM is denying the allegations made by the Company in the litigation. As of September 30, 2025, TreeHouse Foods has not recorded any recovery amount in either its consolidated or its interim financial statements.
Purpose
In order to continue the pursuit of claims arising out of or in connection with ongoing KGM Litigation, including, but not limited to, claims relating to (1) any potentially available insurance proceeds recoverable because of such litigation, or (2) any funds recovered or obtained by a governmental authority that may be available as restitution, disgorgement or compensation with respect to the KGM Litigation (any of the foregoing we refer to as the “Claims”), a committee will be established under the Form of CVR Agreement among TreeHouse Foods, the initial committee members, a rights agent and, solely for the purposes specified therein, Parent.
Contingent Value Rights
While no guaranty can be given that any net proceeds will be received, each CVR will generally entitle the holder to an opportunity to receive a portion of the net proceeds, if any, that TreeHouse Foods receives from the Claims relating to the KGM Litigation, including, but not limited to, settlement proceeds, damages awarded or payments received as a result of restitution, disgorgement or compensation, subject to certain deductions described below. TreeHouse Foods will provide the rights agent with the names and addresses of the CVR holders and the rights agent will maintain a register with all such names and addresses of the holders of CVRs.
Rights of Holders of Contingent Value Rights
The CVRs are contractual rights only and will be issued in book-entry form, will not be evidenced by a certificate or any other instrument and will not be registered with the SEC or be freely tradeable. Holders of CVRs will have no rights to the Claims or against TreeHouse Foods, its affiliates or the committee members, other than the right to receive contingent cash payments (if any) pursuant to the Form of CVR Agreement and those other rights expressed therein, and will have no right to receive dividends or vote as stockholders in respect of meetings of stockholders or the election of directors. The CVRs will not represent an equity or ownership interest in TreeHouse Foods, Parent, any constituent party to the Merger or any of their affiliates.
TreeHouse Foods does not make any representation as to the outcome of any Claims or as to the timing or amount of potential recoveries from the Claims, if any. Whether or not the holders of CVRs receive any cash payments in respect of their CVRs is highly uncertain and contingent on whether there are any net recoveries in respect of the Claims in accordance with the terms of the Form of CVR Agreement.
Funding of Claims Expenses
After the Effective Time, the pursuit of the Claims will be funded, subject to the terms of the Form of CVR Agreement, by TreeHouse Foods. TreeHouse Foods will pay all Claims expenses that the CVR committee may incur in connection with pursing the Claims or in connection with carrying out the committee’s powers and duties under the Form of CVR Agreement, subject, as applicable, to the $30 million Aggregate Cap. The Aggregate Cap may be increased by the committee with the approval of Parent’s appointed committee member.
Non-Transferability of Contingent Value Rights
The CVRs will not represent an equity or ownership interest in TreeHouse Foods, Parent, any constituent party to the Merger or any of their affiliates. The CVRs and any interest therein (including beneficial ownership through a broker, dealer, custodian bank or other nominee) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, directly or indirectly, other than through (1) a transfer on death by will or intestacy, (2) a transfer to a testamentary trust in which the CVR is to be passed to beneficiaries upon the death of the trustee, (3) a transfer made pursuant to a court order, (4) a transfer made by operation of law, (5) a transfer made by a holder that is a corporation, limited liability company, partnership or other entity, via a distribution to its stockholders, members or partners, as applicable (provided such transfer is made according the terms of the Form of CVR Agreement), (6) in the case of CVRs held in book-entry or other similar nominee form, a transfer from a nominee to a beneficial owner thereof or (7) a transfer to TreeHouse Foods with or without consideration therefor.
CVR Committee Establishment and Authority
While the initial committee members have not yet been designated, the committee will consist of three members, with one member selected by TreeHouse Foods prior to the Effective Time on behalf of the holders of CVRs, which we refer to as the “Holder Committee Member,” one member selected by Parent, which we refer to as the “Parent Committee Member,” prior to the Effective Time and one member jointly selected by Parent and TreeHouse Foods prior to the Effective Time, which we refer to as the “Independent Committee Member.”

Under the Form of CVR Agreement, the committee has the power and authority, and will use commercially reasonable efforts, to prosecute, appeal, negotiate, resolve, settle, compromise or otherwise pursue or defend any Claims, on behalf and in the name of TreeHouse Foods and its subsidiaries, relating to the KGM Litigation. In addition, the committee has the full power and authority to initiate any Claims or defend any counterclaims (including determining the timing thereof and the strategy therefor) arising out of, or in connection with, the KGM Litigation, including, but not limited to, claims relating to (1) any potentially available insurance proceeds recoverable because of such litigation, including, but not limited to, insurance proceeds recoverable because of legal counsel’s malpractice with respect to such litigation, or (2) any funds recovered or obtained by a governmental authority that may be available as restitution, disgorgement or compensation with respect to the KGM Litigation.
The committee also has the power and authority to (1) direct and supervise the litigation of any Claims (including trial strategy and planning, appellate strategy and settlement strategy in accordance with the Form of CVR Agreement), (2) appear before and conduct affairs with arbitrators and mediators, (3) appear in court and file pleadings and execute any documents on behalf and in the name of TreeHouse Foods necessary or appropriate to enable the committee to pursue any Claims, (4) agree to the settlement or compromise of any Claim, subject to certain limitations in the Form of CVR Agreement requiring the consent of TreeHouse Foods, (5) in the event that TreeHouse Foods is awarded any judgment on account of the Claims by a court of competent jurisdiction, attach and perfect a lien in the name of TreeHouse Foods to secure the amount of such judgment, and (6) incur any Claims expenses that the committee deems necessary or appropriate in pursuit of the Claims and according to the terms of the Form of CVR Agreement. The committee will (i) maintain, and deliver to TreeHouse Foods upon request at any time, all financial or other documentation reasonably necessary or appropriate to sufficiently support any Claims expenses incurred and (ii) in the event that TreeHouse Foods is awarded any judgment on account of the Claims by a court of competent jurisdiction, promptly take any and actions necessary to attach and perfect a lien in the name of TreeHouse Foods to secure the amount of such judgment.
Further, subject to the terms of the Form of CVR Agreement, the committee may, in its sole discretion, withdraw all or part of any Claims and terminate the pursuit of the Claims at any time if the committee reasonably determines in good faith, taking into account the advice of the outside legal counsel, that (1) the aggregate amount of Claims expenses incurred from the Effective Time, together with the Claims expenses reasonably expected to be incurred, are reasonably likely to exceed the KGM Litigation proceeds reasonably likely to still be collected, or (2) the reasonably likely aggregate monetary loss resulting or connected with any counterclaim brought against TreeHouse Foods in connection with the KGM Litigation is reasonably likely to exceed the KGM Litigation proceeds reasonably likely to still be collected. The committee may also, in its sole discretion, commence any new Claims at any time if the committee reasonably determines in good faith, taking into account the advice of the outside legal counsel, that the aggregate amount of Claims expenses incurred from the Effective Time, together with the Claims expenses reasonably expected to be incurred (including those related to such a new Claim), are reasonably likely not to exceed the KGM Litigation proceeds reasonably likely to still be collected. For the avoidance of doubt, the committee shall not have any power or authority to commence any new claims not otherwise related to existing proceedings in connection with the KGM Litigation.
The committee’s obligation to pursue the Claims shall be deemed to be satisfied in all respects (1) with respect to the selection of outside legal counsel if it chooses to continue with its existing outside counsel or reasonably selects replacement counsel, (2) with respect to any decision to the extent it is approving a course of action recommended by its outside counsel, (3) with respect to the expenditure of legal fees to the extent it complies with the fee arrangements contemplated under the Form of CVR Agreement, (4) with respect to the decision of whether to make or accept a settlement offer as opposed to continue to litigate through to verdict (or vice versa) to the extent it does so after consultation with outside counsel, and (5) with respect to actions, omissions or decisions consistent in all material respects with past practice prior to the date of the Form of CVR Agreement.
The obligation to pursue the Claims shall be subject to the limitations and provisions of the Form of CVR Agreement.
Each holder, by virtue of its acceptance of a CVR, is deemed to have consented to the establishment of the CVR committee, the appointment of the initial members of the committee and the appointment of any successor committee member in accordance with the agreement.

Actions of the CVR Committee
The committee may act only with the consensus of a majority of the committee members, except as otherwise provided in the Form of CVR Agreement; provided that the committee may not take any of the following actions without the prior approval of the Parent Committee Member:
•	incurring a total aggregate amount of Claims expenses in excess of the Aggregate Cap;
•	amending any terms and conditions related to the engagement of legal counsel in connection with the KGM Litigation;
•	withdrawing all or part of any Claims; and
•	in the event of an assignment of Claims to an special purpose entity, initiating or pursuing any such Claims in the name of TreeHouse Foods.
If the Holder Committee Member resigns, is removed, or becomes incapable of acting, until a successor Holder Committee Member is appointed, the Parent Committee Member and the Independent Committee Member may not take any action that would reasonably be expected to materially adversely impact the holders.
Replacement of Committee Members
Each committee member may resign at any time by giving written notice to TreeHouse Foods specifying a date when such resignation will take effect, provided that such notice will be sent at least 60 days prior to the date so specified.
Parent has the right to remove the Parent Committee Member at any time by a board resolution specifying a date when such removal will take effect.
Holders of not less than a majority of the outstanding CVRs as set forth on the CVRs register maintained by the rights agent have the right to remove the Holder Committee Member at any time for “due cause” by written consent, specifying a date when such removal will take effect, which such notice will be delivered to TreeHouse Foods. “Due cause” will include: (1) material breach of a committee member’s obligations under his or her services agreement relating to the Form of CVR Agreement; (2) a committee member’s neglect of, intentional misconduct in connection with the performance of, or refusal to perform such committee member’s duties in accordance with Article II of the Form of CVR Agreement, which, in the case of neglect or refusal to perform, has not been cured to TreeHouse Foods’ good faith satisfaction within 30 days after such committee member has been provided written notice of the same; (3) a committee member’s engagement in any conduct that injures the integrity, character or reputation of TreeHouse Foods or that impugns such committee member’s own integrity, character or reputation so as to cause that committee member to be unfit to act in the capacity of a committee member; (4) a good faith determination by the board of directors of TreeHouse Foods or Parent, as applicable, that a committee member has committed an act or acts constituting a felony, or other act involving dishonesty, disloyalty or fraud against TreeHouse Foods; or (5) a good faith determination by the board of directors of TreeHouse Foods or Parent, as applicable, that the committee member has a material conflict of interest with TreeHouse Foods or Parent that could reasonably be expected to adversely impact his or her services as a committee member.
The Holder Committee Member and the Parent Committee Member, acting together, will have the right to remove the Independent Committee Member at any time by providing written notice to the Independent Committee Member and specifying a date when such removal will take effect.
If the Parent Committee Member will resign, be removed or become incapable of acting (including in case of death of such Parent Committee Member), Parent will, within 30 days of such resignation, removal or incapacitation, appoint a qualified successor Parent Committee Member, which may be an officer of TreeHouse Foods or Parent.
If the Holder Committee Member will resign, be removed, or become incapable of acting (including in case of death of such Holder Committee Member), a successor Holder Committee Member will, within 30 days of such resignation, removal or incapacitation, be appointed by the Independent Committee Member; provided, however, that such successor Holder Committee Member must have been a director or senior officer of TreeHouse Foods prior to the Effective Time.
If the Independent Committee Member will resign, be removed, or become incapable of acting (including in case of death of such Independent Committee Member), his or her successor will be appointed by the current committee members within 30 days of such resignation, removal or incapacitation.

If, within 30 days after the resignation, removal or incapacitation, (1) a successor Holder Committee Member was not appointed in the manner described, any holder of a CVR may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Holder Committee Member, or (2) a successor Independent Committee Member was not appointed in the manner described, either the Holder Committee Member or the Parent Committee Member may petition any court of competent jurisdiction for the appointment of a successor Independent Committee Member; provided, however, that such successor Holder Committee Member appointed by a court of competent jurisdiction must have been a director or senior officer of TreeHouse Foods prior to the Effective Time.
Cooperation
TreeHouse Foods must use commercially reasonable efforts to (1) provide the committee and its advisors with access reasonably necessary to pursue the Claims, including in connection with testimony in litigation and factual investigation and (2) generally provide support to the committee and its advisors, and make its and its subsidiaries’ employees and advisors reasonably available to provide assistance and expertise, to pursue the Claims.
Settlements
No settlement or compromise of any claim pursued by the committee will require any consent or action by TreeHouse Foods, Parent or their affiliates; provided that the consent of TreeHouse Foods will be required if (1) the committee reasonably determines in good faith that the aggregate amount of Claims expenses from the Effective Time, together with the Claims expenses reasonably expected to be incurred, are reasonably likely to exceed the KGM Litigation proceeds reasonably likely to be collected as part of such settlement or compromise, (2) such settlement or compromise would create a material ongoing obligation of TreeHouse Foods, Parent or their respective affiliates (other than execution of a customary release) or (3) such settlement or compromise would include a materially adverse admission of fact regarding TreeHouse Foods and its affiliates (outside of any prior admissions included as of the date of the CVR agreement in the court proceedings or pleadings relating to the KGM Litigation).
Calculation of Payments
Holders of CVRs will generally be entitled to the resulting amount of cash (if positive) equal to 85% of the aggregate of (1) the litigation proceeds actually recovered or received by TreeHouse Foods or any if its affiliates in connection with the KGM Litigation, (2) minus certain tax costs, (3) minus certain claims expenses and (4) minus certain non-monetary recovery fees that may be paid by TreeHouse Foods to its legal counsel and advisors; provided that such CVR payment amount will exclude certain recoveries TreeHouse Foods’ legal counsel is entitled to seek and retain against the defendant in the KGM Litigation for attorneys’ fees. The pro rata share of each CVR payment amount due to each holder of the CVRs will be determined by dividing the CVR payment amount by the sum of (i) the total number of CVRs outstanding on the CVR payment date and (ii) the total number of CVRs, if any, acquired by TreeHouse Foods or its affiliates, in accordance with the terms of the Form of CVR Agreement. Notwithstanding the foregoing, TreeHouse Foods (as then owned by Parent) will be entitled to the remaining 15% of such resulting amount.
For purposes of the foregoing paragraph:
•
“tax costs” means, with respect to the receipt of KGM Litigation proceeds, the product of (1) 20% and (2) the excess of (i) the KGM Litigation proceeds, to the extent currently includible in the gross income of TreeHouse Foods or any of its affiliates for U.S. federal income tax purposes, over (ii) the sum of (A) for the tax year in which the KGM Litigation proceeds are received, any deductions or losses reasonably expected to be available under Section 186 of the Internal Revenue Code of 1986 or otherwise attributable to the receipt of the KGM Litigation proceeds or the payment of the CVR payment amount and (B) for any tax year or portion thereof beginning after the Closing Date of the Merger (and without duplication of clause (A)), any deductions or losses attributable to claims expenses to the extent taken into account as a reduction of the CVR payment amount under clause (3) of the definition thereof;

•
“Claims expenses” means, without duplication, the sum of (1) all documented out-of-pocket fees, costs and expenses (including certain annual litigation fees, monetary recovery fees and other attorneys’ fees and litigation-related expenses) incurred or accrued after the Effective Time by TreeHouse Foods and its affiliates in commencing, defending, prosecuting, settling and, if applicable, withdrawing the Claims (including defending against any counterclaims), and (2) any amounts paid or payable in settlement or in judgment of any Claims against TreeHouse Foods. The “claims expenses” also include all fees, costs, expenses, obligations and liabilities of every nature or description incurred, directly or indirectly, by the committee or any committee member in connection with carrying out the committee’s powers and duties under the Form of CVR Agreement or applicable law. The “claims expenses” also include all losses indemnified by TreeHouse Foods related to committee members in certain circumstances, according to the terms of the Form of CVR Agreement, and payments made or advanced pursuant to the rights and obligations related to the rights agent under the Form of CVR Agreement. The fees included as “claims expenses” include, but are not limited to, (1) certain annual litigation fees, which consist of (i) an annual fee of up to $4 million that may be paid by TreeHouse Foods to Winston & Strawn LLP (“Winston & Strawn”) in any calendar year for fees and expenses incurred by Winston & Strawn in connection with the KGM Litigation (or up to $5 million in any calendar year when total annual aggregate fees and expenses for the matter exceeds $10 million) and (ii) an annual fee of $200 thousand to be paid by TreeHouse Foods to Thomas E. O’Neill for advisory services in connection with the KGM Litigation, and (2) certain monetary recovery fees, which consist of (i) a contingency fee (the “Winston & Strawn monetary recovery fee”) that may be paid by TreeHouse Foods to Winston & Strawn for legal services in connection with the KGM Litigation and (ii) a contingency fee that may be paid by TreeHouse Foods to Thomas E. O’Neill for advisory services in connection with the KGM Litigation, equal to (A) 1.2% of the gross cash proceeds of the KGM Litigation, if any, up to and including $250 million and (B) 0.8% of the gross cash proceeds of the KGM Litigation, if any, for all amounts in excess of $250 million. The Winston & Strawn monetary recovery fee will be equal to the “contingent fee percentage” (as defined below) multiplied by the monetary recovery, if any, obtained by TreeHouse Foods in connection with the KGM litigation. The “contingent fee percentage” means the fee investment (unpaid fees) of Winston & Strawn divided by the total fees incurred by Winston & Strawn since the inception of the KGM Litigation, and such fraction multiplied by 33.3%; provided, however, that the contingent fee percentage shall in no event be less than 15%. The “claims expenses” will not include the non-monetary recovery fees paid by TreeHouse Foods to its legal counsel and advisors, as set forth in the Form of CVR Agreement. The Aggregate Cap applies to the total aggregate amount of claims expenses actually paid after the Effective Time by TreeHouse Foods and its affiliates in pursuing and settling the claims; and
•
“non-monetary recovery fees” means (1) certain royalty fees that may be paid by TreeHouse Foods to Winston & Strawn for legal services in connection with the KGM Litigation, equal to 33.3% of the incremental contribution to TreeHouse Foods’ net income attributable to its entering the commercial/office markets by virtue of the resolution of the KGM Litigation for the 20 fiscal quarters commencing after TreeHouse Foods enters such markets (the “Winston & Strawn non-monetary recovery fee”) and (2) contingency fees that may be paid by TreeHouse Foods to Thomas E. O’Neill for advisory services in connection with the KGM Litigation, equal to 1.2% of the Winston & Strawn non-monetary recovery fee, if the gross cash proceeds related to the KGM Litigation, if any, are less than $250 million until the sum of the gross cash proceeds related to the KGM Litigation, if any, and the Winston & Strawn non-monetary recovery fee equals $250 million and 0.8% of the Winston & Strawn non-monetary recovery fee thereafter. The Winston & Strawn non-monetary recovery fee, if any, would be due if, and only to the extent that, the sum of the cumulative recovery fees that may be paid by TreeHouse Foods to Winston & Strawn is less than five times the fee investment (unpaid fees) of Winston & Strawn in connection with the KGM Litigation. If payable, the Winston & Strawn non-monetary recovery fee would be payable quarterly in arrears. Notwithstanding the foregoing, in the event that the Winston & Strawn monetary recovery fee is reasonably projected to be less than three times the fee investment (unpaid fees) of Winston & Strawn in connection with the KGM Litigation, then TreeHouse Foods and Winston & Strawn will enter into good faith negotiations in an effort to agree on a present value of the additional contingent fees that may be paid by TreeHouse Foods to Winston & Strawn, which, following reaching any such agreement, would then be promptly payable in lieu of the quarterly royalty payments described above.

There is no guaranty that any payment will be made to holders of CVRs, in respect of their CVRs, during the term of the CVR agreement. Any such payment to the holders of CVRs is contingent on whether there are any net recoveries in respect of the Claims in accordance with the terms of the Form of CVR Agreement.
Payment Procedures
As promptly as practicable, but no later than 90 days following the earlier of (1) a Termination Event (as defined below) and (2) a final resolution of all Claims and, in each case, subject to TreeHouse Foods receiving all the information and documentation in accordance with the terms of the Form of CVR Agreement, TreeHouse Foods will deliver to the committee a litigation proceeds certificate setting forth in reasonable detail (i) the amount of any KGM Litigation proceeds received by TreeHouse Foods or its affiliates, if any, (ii) an itemized list in reasonable detail of the claims expenses, (iii) the amount of the non-monetary recovery fee, if any, (iv) a calculation of the tax costs, (v) a calculation of the CVR payment amount, and (vi) any material assumptions underlying the determination of any item used in making such calculations. The Holder Committee Member or Independent Committee Member has 30 days from such delivery to notify TreeHouse Foods of whether he or she agrees or objects to such litigation proceeds certificate and CVR payment amount calculation. Failure to deliver any notice will be considered an agreement with the litigation proceeds certificate and the CVR payment amount. If the Holder Committee Member or Independent Committee Member delivers a notice of objection to the calculations, valuations, methodologies, lists, computations, assumptions and other information, including the fair market value of any non-cash proceeds, which we refer to as the “determinations,” he or she must detail each of his or her objections after delivering the notice. If the committee members are unable to resolve any objections among themselves within thirty 30 days following receipt of the objection notice, they must submit the disputed portions of the determinations to an independent public accounting firm. If such firm determines that such determinations are correct, the Holder Committee Member or the Independent Committee Member will be considered to have delivered a notice of agreement. However, if the firm determines that any of the determinations are incorrect, the firm’s resulting calculation will be binding on all parties.
For purposes of the foregoing paragraph, “final resolution” means with respect to all Claims, the occurrence of all of the following: (1) a final, non-appealable, and non-challengeable judgment, order, or decision has been entered by a court or other tribunal of competent jurisdiction, or a binding settlement agreement has been fully executed and delivered by all relevant parties; (2) no further appeal, review, or other challenge is available or pending with respect to such judgment, order, decision, or settlement relating to any Claims; (3) TreeHouse Foods is not subject to any ongoing or further obligations, liabilities, or restrictions arising from such proceeding, including any decision, order, or settlement that could be appealed or otherwise challenged; (4) all claims, counterclaims, and causes of action asserted in such proceeding have been fully and finally resolved, withdrawn, dismissed with prejudice, or otherwise disposed of; and (5) TreeHouse Foods and all other relevant parties have executed and delivered complete and unconditional releases with respect to all matters arising out of or relating to such proceeding, to the extent required by the applicable judgment, order, decision, or settlement relating to any Claims. For the avoidance of doubt, “final resolution” will be deemed to have occurred only when the litigation is fully and finally concluded, with no further recourse, liability, or exposure for TreeHouse Foods.
Except as provided otherwise in the Form of CVR Agreement, no interest will accrue on any amount payable on the CVR to any holder.
The date on which the CVR payment amount is finally determined pursuant to the process described above is referred to as the “Determination Date.” On the Determination Date, if the final litigation proceeds certificate shows no positive CVR payment amount due to the CVR holders then the CVR holders will have no further rights thereto and all CVRs will be automatically forfeited.
On the CVR payment date, the CVR payment amount, if any, owed to CVR holders will be deposited by TreeHouse Foods to the rights agent’s bank account, and the rights agent will promptly pay the applicable pro rata share of the CVR payment amount to each CVR holder. As described in the Form of CVR Agreement, the CVR payment date means the fifth business days following the later of:
•	the Determination Date, if KGM Litigation proceeds are actually received; and
•
the date on which TreeHouse Foods has paid certain fees to its legal counsel and advisors relating to a non-monetary recovery, as described in the Form of CVR Agreement, and TreeHouse Foods has received an acknowledgment and full release from the recipients thereof.

The rights agent will deduct and withhold, or cause to be deducted or withheld, from any amount payable pursuant to the CVR agreement (if any), such amounts as it is required to deduct and withhold with respect to the making of the necessary payments (if any) under the applicable tax law. Prior to making any deduction, the rights agent will provide notice and the opportunity for the CVR holders to provide tax forms or information in order to avoid or reduce such withholding. Any amounts so deducted and withheld and remitted to the relevant governmental authority will be treated under the CVR agreement as having been paid to the CVR holder in respect of which such deduction and withholding was made.

Rights Agent
TreeHouse Foods and the committee will appoint a rights agent under the Form of CVR Agreement. TreeHouse Foods will (1) pay the rights agent compensation for his or her services, (2) reimburse him or her for all reasonable and documented expenses and certain taxes, and (3) indemnify him or her against claims arising out of or in connection with his or her duties under the Form of CVR Agreement, except to the extent resulting from the rights agent’s gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
The rights agent may resign at any time by notifying TreeHouse Foods and the committee in writing at least 45 days before the resignation takes effect. TreeHouse Foods and the committee, acting jointly, may remove the rights agent at any time by notifying the rights agent in writing at least 30 days before the removal takes effect, by specifying a date when such removal will take effect; however, such removal will not become effective until a successor is appointed, which successor will be appointed jointly by TreeHouse Foods and the committee.
Amendments
TreeHouse Foods may enter into one or more of the amendments with the rights agent below for any of the following purposes, without the consent of any CVR holder and any committee member:
•
to evidence the succession of another person to TreeHouse Foods and the assumption by any such successor of the covenants and obligations of TreeHouse Foods in the Form of CVR Agreement; provided that such succession and assumption is in accordance with the terms of the Form of CVR Agreement;

•
to evidence the succession of another person as a successor rights agent and the assumption by any such successor of the covenants and obligations of such rights agent; provided that such succession and assumption is in accordance with the terms of the Form of CVR Agreement;

•
to add to the covenants of TreeHouse Foods such further covenants, restrictions, conditions or provisions as TreeHouse Foods and the committee consider to be for the protection of CVR holders; provided that, in each case, such addition will not adversely affect the rights of any committee member or any CVR holder;

•
to cure any ambiguity, to correct or supplement any provision in the Form of CVR Agreement that may be defective or inconsistent with any other provision in the Form of CVR Agreement or to make any other provisions with respect to matters or questions arising under Form of CVR Agreement; provided that, in each case, such cured, corrected, supplemented or other provision will not adversely affect the rights of any committee member or any CVR holder;

•
as may be necessary or appropriate, to ensure that the CVRs are not subject to registration under the Securities Act of 1933 or the Exchange Act and the rules and regulations promulgated thereunder; provided that, in each case, such amendments do not adversely affect the rights of the CVR holders; or

•	for the purpose of otherwise adding, eliminating or changing any provisions of the Form of CVR Agreement, unless such addition, elimination or change is adverse to the rights of the CVR holders.
Holders of not less than a majority of the outstanding CVRs as set forth in the CVR register, TreeHouse Foods, the rights agent and the committee members may enter into one or more amendments for the purpose of adding, eliminating or changing any provision of the Form of CVR Agreement, only if it is not in any way adverse to the rights of the CVR holders. The written consent of any CVR holder is not necessary to approve the particular form of any proposed amendment, but it will be sufficient if such written consent approves the substance thereof.
Promptly after the execution of any amendment, TreeHouse Foods and the committee will deliver to the rights agent a notice setting forth in general terms the substance of such amendment and the rights agent will transmit such notice to the CVR holders. The rights agent will be entitled to receive and will be fully protected in relying upon an officers’ certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted under the Form of CVR Agreement, that it is not inconsistent with the Form of CVR Agreement and that it is valid and binding upon TreeHouse Foods and the committee. Each amendment to the Form of CVR Agreement will be evidenced by a writing signed by the rights agent. The rights agent will not be required to enter into any amendment that it has reasonably determined adversely affects its own rights, privileges, covenants or duties under the Form of CVR Agreement or otherwise, and the rights agent shall not be bound by any amendments not executed by it.

Change of Control
After the Effective Time, neither TreeHouse Foods nor Parent may consummate a change of control (as defined below), unless:
•
the person that is the relevant transferee, assignee, acquiror, delegate or other successor in such change of control, which we refer to as the “Surviving Person,” expressly assumes the performance of every covenant and obligation under the Form of CVR Agreement, subject to the conditions in the Form of CVR Agreement, on the part of TreeHouse Foods or Parent, as applicable, to be performed or observed in the manner prescribed in the Form of CVR Agreement (1) by entering into a supplemental contingent value rights agreement or other acknowledgment or (2) pursuant to a provision in an agreement between TreeHouse Foods or Parent, as applicable, and the Surviving Person to which the committee is a third-party beneficiary;

•
TreeHouse Foods or Parent, as applicable, has delivered to the committee (with a copy to the rights agent) an officers’ certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with the applicable terms of the Form of CVR Agreement and that all conditions precedent in the Form of CVR Agreement provided for relating to such transaction have been complied with; and

•
TreeHouse Foods or Parent, as applicable, provides the Holder Committee Member with sufficient information to reasonably demonstrate that the Surviving Person has the assets and creditworthiness to fulfill the obligations in the Form of CVR Agreement.

Upon any change of control, the Surviving Person will succeed to, be substituted for and assume all covenants and obligations of, and may exercise every right and power of, TreeHouse Foods or Parent, as applicable, under the Form of CVR Agreement with the same effect as if the Surviving Person had been named as the “Company” or the “Parent” in the Form of CVR Agreement, as applicable, and thereafter the predecessor person will be relieved of all covenants and obligations under the Form of CVR Agreement and the CVRs.
The provisions set forth above apply to successive transactions, and, in the event of a change of control through a partial demerger, a demerger into different entities, or transfer of all or substantially all assets to different entities, the entity that will acquire or consolidate the business representing the majority of the assets will be deemed the Surviving Person for the purposes these provisions.
For purposes of the foregoing paragraphs:
•
“change of control” means (1) a sale, lease or other disposition of all or substantially all of the assets of TreeHouse Foods or Parent, (2) a merger or consolidation involving TreeHouse Foods or Parent in which neither TreeHouse Foods nor Parent is the surviving entity, (3) any other transaction involving TreeHouse Foods or Parent in which TreeHouse Foods or Parent is the surviving or continuing entity but in which the stockholders of TreeHouse Foods or Parent immediately prior to such transaction own less than 50% of their voting power immediately after the transaction.

Termination
The Form of CVR Agreement will be terminated upon the earliest to occur of: (1) the determination made in good faith by the committee that no CVR payment amounts are required to be paid under the terms of the Form of CVR Agreement, (2) the committee reasonably determines in good faith that the aggregate amount of Claims expenses incurred from the Effective Time, together with the Claims expenses reasonably expected to be incurred, are reasonably likely to exceed the KGM Litigation proceeds reasonably likely to still be collected, (3) the date on which the CVR payment amount has been paid to the CVR holders, (4) the 90th day following the date on which the Aggregate Cap is reached if, on such date, (i) no KGM Litigation proceeds have been received by TreeHouse Foods and (ii) the committee, based on the advice of outside counsel, has determined that no KGM Litigation proceeds are reasonably likely to be collected thereafter, (5) the Determination Date, if no CVR payment amount is due to the CVR holders, and (6) the seventh anniversary of the Effective Time (each of the above we refer to as a “Termination Event”).
Specific Performance
The committee has the authority to take such action as the committee deems necessary or appropriate to enforce the obligations of Parent under the Form of CVR Agreement, including the right to enforce specifically the performance of the terms and provisions of the Form of CVR Agreement.

Special Purpose Entity
Within six months after the execution of the Form of CVR Agreement, TreeHouse Foods and the committee will evaluate in good faith whether it is legally permissible to form a special purpose entity and assign to such special purpose entity all Claims, all rights of TreeHouse Foods arising out of or in connection with the Claims and all contracts with advisors in connection with the Claims. If TreeHouse Foods and the committee determine to implement the transactions contemplated by the foregoing sentence, TreeHouse Foods will enter into an agreement with the special purpose entity.
Parent Commitment
Parent will cause TreeHouse Foods to comply with certain specified obligations in the Form of CVR Agreement.
Assignment
TreeHouse Foods may assign any or all of its rights, interests and obligations under the Form of CVR Agreement to (1) in its sole discretion and without the consent of any other party, any controlled affiliate of Parent, but only for so long as it remains a controlled affiliate of Parent, or (2) with the prior written consent of the acting holders, any other person (we refer to any permitted assignee described in clauses (1) or (2) as “Assignee”), in each case provided that each Assignee agrees to assume and be bound by all of the terms of the Form of CVR Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations under the Form of CVR Agreement in the same manner as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clause (1) above, TreeHouse Foods (and the other assignor) will agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of TreeHouse Foods under the Form of CVR Agreement, with such Assignee substituted for Parent under the Form of CVR Agreement. The Form of CVR Agreement will be binding upon, inure to the benefit of and be enforceable by each of the successors of TreeHouse Foods and each Assignee. Each of the successors of TreeHouse Foods and Assignees must expressly assume by an instrument supplemental hereto, executed and delivered to the rights agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of the Form of CVR Agreement to be performed or observed by the Company. The rights agent may not assign the Form of CVR Agreement without the Company’s written consent.
Third-Party Beneficiaries
Nothing in the Form of CVR Agreement will give to any person (other than the rights agent, Parent, Parent’s successors, TreeHouse Foods, TreeHouse Foods’ successors, certain assignees, and the committee members) any benefit or any legal or equitable right, remedy or claim under the Form of CVR Agreement or under any covenant or provision contained in the Form of CVR Agreement, all such covenants and provisions being for the sole benefit or the foregoing. The rights of CVR holders and their successors and assigns pursuant to the permitted transfers under the Form of CVR Agreement will solely be entitled to (1) require the rights agent to change address of record on the CVR register, (2) renounce and abandon the CVRs, and (3) the payment of the CVR payment amount from the rights agent.

ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION (PROPOSAL 2)
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, TreeHouse Foods is required to submit to a non-binding, advisory stockholder vote certain compensation that may be paid or become payable to TreeHouse Foods’ named executive officers that is based on or otherwise relates to the Merger as disclosed in the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” on page 46. The Compensation Proposal gives TreeHouse Foods stockholders the opportunity to express their views on the Merger-related compensation of TreeHouse Foods’ named executive officers as it relates to the Merger.
Accordingly, TreeHouse Foods is asking TreeHouse Foods stockholders to vote “FOR” the adoption of the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to TreeHouse Foods’ named executive officers that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading ‘The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to TreeHouse Foods’ Named Executive Officers — Golden Parachute Compensation,’ including the associated narrative discussion and the agreements, plans, arrangements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal to approve the Merger. Accordingly, if you are a TreeHouse Foods stockholder, you may vote to adopt the Merger Proposal, and vote not to approve the Compensation Proposal, and vice versa. The vote on the Compensation Proposal is advisory and non-binding. As a result, if the Merger is completed, the compensation related to the Merger may be paid to TreeHouse Foods’ named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if TreeHouse Foods stockholders do not approve the Compensation Proposal.
The Board unanimously recommends a vote “FOR” the Non-binding Compensation Proposal.
Assuming a quorum is present at the special meeting, the approval, on a non-binding, advisory basis, of the Compensation Proposal requires the affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock, present or represented by proxy at the special meeting and voting affirmatively or negatively on such matter. Assuming a quorum is present at the special meeting, abstentions will have no effect on the outcome of the Compensation Proposal.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)
TreeHouse Foods stockholders may be asked to adjourn the special meeting to a later date or dates or time if necessary or appropriate, including to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the special meeting to adopt the Merger Proposal.
TreeHouse Foods does not intend to call a vote on this proposal if the Merger Proposal is approved by the requisite number of TreeHouse Foods common stock at the special meeting.
The Board unanimously recommends that stockholders vote “FOR” the Adjournment Proposal if there are insufficient votes at the time of the special meeting to adopt the Merger Proposal.
The affirmative vote of stockholders holding a majority of the voting power of TreeHouse Foods common stock, present or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Adjournment Proposal.

MARKET PRICES AND DIVIDEND DATA
TreeHouse Foods common stock is traded on NYSE under the symbol “THS.”
As of the close of business on the Record Date for the special meeting, there were [•] shares of TreeHouse Foods common stock outstanding and entitled to vote, held by approximately [•] holders of record of TreeHouse Foods common stock. The following table sets forth during the periods indicated the high and low sales prices of TreeHouse Foods common stock as reported on the NYSE:

	Market Price
Quarter	High	Low
Q1 FY 2023	$51.00	$45.65
Q2 FY 2023	$54.26	$46.90
Q3 FY 2023	$52.32	$43.29
Q4 FY 2023	$43.53	$38.12
Q1 FY 2024	$43.49	$35.39
Q2 FY 2024	$38.70	$34.58
Q3 FY 2024	$43.22	$36.15
Q4 FY 2024	$42.19	$31.59
Q1 FY 2025	$35.54	$26.20
Q2 FY 2025	$26.99	$19.42
Q3 FY 2025(1)	$23.89	$15.91

(1)	Provided through December 1, 2025.
TreeHouse Foods has never declared or paid any cash dividends on the shares of TreeHouse Foods common stock, and TreeHouse Foods does not currently intend to pay, nor under the Merger Agreement is TreeHouse Foods permitted to pay without the prior written consent of Parent, any cash dividends on its capital stock.
The closing sale price of TreeHouse Foods common stock on November 7, 2025, which was the last trading day prior to announcement of the Merger Agreement, was $19.05 per share. On December 1, 2025 the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for TreeHouse Foods common stock was $$23.73 per share. You are encouraged to obtain current market quotations for TreeHouse Foods common stock in connection with voting your shares of TreeHouse Foods common stock.
Following the Merger, there will be no further market for TreeHouse Foods common stock and we anticipate that our stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger and such delisting and deregistration, we would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 1, 2025 (except as otherwise indicated by footnote) regarding the beneficial ownership of shares of common stock by each director of the Company, each named executive officer of the Company, all directors and executive officers as a group, and each person known by the Company to own 5% or more of TreeHouse Foods common stock. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Directors and Named Executive Officers:(1)
Adam J. DeWitt	4,761	*
Linda K. Massman	31,374	*
Steven Oakland	369,521	*
Scott D. Ostfeld(2)	—	*
Jill A. Rahman	19,367	*
Joseph E. Scalzo	14,031	*
Jean E. Spence(3)	25,156	*
Jason J. Tyler(4)	23,134	*
Patrick M. O’Donnell	15,812	*
Amit R. Philip	36,646	*
Scott Tassani	9,193	*
Kristy N. Waterman	32,324	*
All directors and executive officers as a group (13 persons)(5)(6)	6,416,480	12.7
5% Stockholders:
BlackRock, Inc.(7) 50 Hudson Yards New York, New York 10001	7,091,140	14.0
JANA Management Partners, LP(8) 767 Fifth Avenue 8th Floor New York, New York 10153	5,829,064	11.5
The Vanguard Group(9) 100 Vanguard Blvd Malvern, Pennsylvania 19355	5,142,029	10.2
Sessa Capital (Master), L.P.(10) Sessa Capital GP, LLC Sessa Capital IM, L.P. Sessa Capital IM GP, LLC John Petry 888 Seventh Avenue 30th Floor, New York, NY 10019	4,200,000	8.3
FMR, LLC(11) 245 Summer Street Boston, Massachusetts 02210	3,722,853	7.4
Dimensional Fund Advisors LP(12) 6300 Bee Cave Road Building One Austin, Texas 78746	2,712,370	5.4

*	Less than 1.0%
(1)	The address of the directors and officers listed above is c/o TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523.
(2)
Scott Ostfeld assigns all of his RSUs that he receives as a Partner and co-Portfolio Manager to JANA. JANA may be deemed to be a director by deputization by virtue of the fact that Mr. Ostfeld currently serves on the Board. JANA’s common stock ownership is included within the table.

(3)	Includes 23,134 vested RSUs, deferred until termination of service from the Board.
(4)	Includes 14,942 vested RSUs, deferred until termination of service from the Board.
(5)	This group includes, in addition to those individuals named in the table, Steve Landry.
(6)	The total includes the shares beneficially owned by JANA.
(7)
Pursuant to the Form 13F filed with the SEC on November 12, 2025 by BlackRock, Inc. (“BlackRock”) that (1) BlackRock beneficially owns 7,091,140 shares of our common stock; (2) BlackRock has (i) sole voting power as to 6,962,532 shares, (ii) no shared voting power, (iii) sole dispositive power as to 7,091,140 shares, and (iv) no shared dispositive power.

(8)
Pursuant to the Schedule 13G/A filed with the SEC on November 13, 2025 by JANA, JANA (1) is the beneficial owner of 5,829,064 shares of our common stock (including 7,727 RSUs that Scott Ostfeld has assigned to JANA); and (2) JANA has (i) sole voting power as to 5,829,064 shares, (ii) no shared voting power, (iii) sole dispositive power as to 5,829,064 shares, and (iv) no shared dispositive power. Pursuant to Forms 4 filed with the SEC on March 1, 2024, December 5, 2023, and November 9, 2023, JANA has also entered derivative agreements in the form of cash settled swaps relating to 655,602 shares of our common stock. As a Partner and co-Portfolio Manager of JANA, Scott Ostfeld may be deemed to beneficially own the securities held by JANA.

(9)
Pursuant to the Form 13F filed with the SEC on November 7, 2025 by The Vanguard Group (“Vanguard”) that (1) Vanguard is the beneficial owner of 5,142,029 shares of our common stock; (2) Vanguard has (i) no sole voting power, (ii) shared voting power as to 367,591 shares, (iii) sole dispositive power as to 4,727,272 shares, and (iv) shared dispositive power as to 414,757 shares.

(10)
Pursuant to the Schedule 13G/A filed with the SEC on May 15, 2025 by Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, and John Petry (“Sessa”) that (1) Sessa beneficially owns 4,200,000 shares of our common stock; and (2) Sessa Capital (Master), L.P. has (i) no sole voting power, (ii) shared voting power as to 4,200,000 shares, (iii) no sole dispositive power, and (iv) shared dispositive power as to 4,200,000 shares. All other Sessa entities have (A) sole voting power as to 4,200,000 shares, (B) no shared voting power, (C) sole dispositive power as to 4,200,000 shares, and (D) no shared dispositive power.

(11)
Pursuant to the Schedule 13G/A filed with the SEC on August 6, 2025 by FMR, LLC (“FMR”) that (1) FMR is the beneficial owner of 3,722,853 shares of our common stock; (2) FMR has (i) sole voting power as to 3,658,967 shares, (ii) no shared voting power, (iii) sole dispositive power as to 3,722,853 shares, and (iv) no shared dispositive power.

(12)
Pursuant to the Form 13F filed with the SEC on November 12, 2025 by Dimensional Fund Advisors LP (“Dimensional”) that (1) Dimensional beneficially owns 2,712,370 shares of our common stock; and (2) Dimensional has (i) sole voting power as to 2,528,333 shares, (ii) shared voting power as to 110,975 shares, (iii) sole dispositive power as to 2,599,207 shares, and (iv) shared dispositive power as to 113,163 shares.

APPRAISAL RIGHTS
If the Merger Agreement is adopted by TreeHouse Foods stockholders, holders of record and beneficial owners of shares of TreeHouse Foods common stock who do not vote in favor of the Merger Proposal, who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL, which we refer to as “Section 262,” including by satisfying certain ownership thresholds set forth therein, and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, will be entitled to appraisal rights in connection with the Merger. Unless the context requires otherwise, all references in Section 262 and in this summary (1) to a “stockholder” or a “holder of shares” are to a record holder of shares, (2) to a “beneficial owner” are to a person who is the beneficial owner of shares held either in voting trust or by a nominee on behalf of such person, and (3) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262. Stockholders and beneficial owners of shares of TreeHouse Foods common stock should carefully review the full text of Section 262 as well as the information discussed below. To the extent there are any inconsistencies between this summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262, stockholders or beneficial owners of TreeHouse Foods common stock who (1) properly submit a written demand for appraisal of such holder’s or owner’s shares to TreeHouse Foods prior to the vote on the Merger Proposal at the special meeting, (2) do not vote in favor of the Merger Proposal, (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger, (4) do not validly withdraw their demands or otherwise lose, waive or fail to perfect their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262 may be entitled to the appraisal by the Delaware Court of Chancery of the fair value of their shares of TreeHouse Foods common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value of the shares from the effective date of the Merger, as determined by the Delaware Court of Chancery. If you are a beneficial owner of shares of TreeHouse Foods common stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (i) reasonably identify the holder of record of the shares for which that demand is made, (ii) be accompanied by documentary evidence of your beneficial ownership of such shares and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (iii) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by subsection (f) of Section 262.
However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class of shares eligible for appraisal, or (2) the value of the Merger Consideration for such total number of shares exceeds $1 million. These conditions are referred to herein as the “Ownership Thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided under Section 262, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes TreeHouse Foods’ notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder or beneficial owner of shares of TreeHouse Foods common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses his, her or its appraisal rights will be entitled to receive the per share Merger Consideration described in the Merger Agreement without interest and less applicable withholding taxes. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of TreeHouse Foods common stock, TreeHouse Foods believes that if a stockholder or a beneficial owner is considering exercising such rights, such stockholder or beneficial owner should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of TreeHouse Foods common stock must do ALL of the following:
•
the stockholder or beneficial owner must NOT vote in favor of the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, a stockholder or beneficial owner who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Proposal, abstain or not vote its shares;

•
the stockholder or beneficial owner must deliver to TreeHouse Foods a written demand for appraisal before the vote on the Merger Proposal at the special meeting. Such demand must reasonably inform TreeHouse Foods of the identity of the holder or owner, as applicable, and that the holder or owner, as applicable, intends thereby to demand appraisal of such shares. In the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the shares for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by subsection (f) of Section 262;

•
the stockholder must continuously hold or the beneficial must continuously own the shares of TreeHouse Foods common stock from the date of making the demand through the effective date of the Merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the Merger;

•
the stockholder or beneficial owner (or the Surviving Corporation) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no present intention of doing so. Accordingly, it is the obligation of stockholders and beneficial owners of shares of TreeHouse Foods common stock to take all necessary action to perfect their appraisal rights in respect of shares of TreeHouse Foods common stock within the time prescribed in Section 262; and

•	the stockholder or beneficial owner must otherwise comply with Section 262.
Filing Written Demand
A stockholder or beneficial owner of shares of TreeHouse Foods common stock wishing to exercise appraisal rights must deliver to TreeHouse Foods, before the vote on the Merger Proposal at the special meeting, a written demand for the appraisal of such stockholder’s or owner’s shares, and that stockholder or beneficial owner must not submit a blank proxy or vote in favor of the Merger Proposal. A vote in favor of the Merger Proposal will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s or beneficial owner’s shares. A holder of shares of TreeHouse Foods common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal or not vote its shares. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a waiver of appraisal rights or a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A proxy or vote against the Merger Proposal will not constitute a demand. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the special meeting will constitute a waiver of appraisal rights.
A holder of record of shares of TreeHouse Foods common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of TreeHouse Foods common stock must reasonably inform TreeHouse Foods of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares. A demand for appraisal in respect of such shares must reasonably inform TreeHouse Foods of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by subsection (f) of Section 262. If the shares are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds shares as a nominee for others may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the stockholder.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, Attention: EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, and must be delivered before the vote on the Merger Agreement is taken at the special meeting.
Any holder of TreeHouse Foods common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal within 60 days after the effective date of the Merger. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the effective date of the Merger.

Notice by the Surviving Corporation
If the Merger is completed, within ten days after the effective date of the Merger, the Surviving Corporation will notify each record holder or beneficial owner of shares of TreeHouse Foods common stock who has complied with Section 262, and who has not voted in favor of the Merger Proposal, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has demanded appraisal of such person’s shares of TreeHouse Foods common stock and who has otherwise complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation to and has no present intention to file a petition, and TreeHouse Foods’ stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of shares of TreeHouse Foods common stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of TreeHouse Foods common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which TreeHouse Foods has received demands for appraisal and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within ten days after receipt by the Surviving Corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days of such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded payment for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the Ownership Thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the Ownership Thresholds has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the fair value of the shares of TreeHouse Foods common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list required by subsection (f) of Section 262 may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. When the fair value of the shares is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although TreeHouse Foods believes that the per share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share Merger Consideration. Neither TreeHouse Foods nor Parent anticipates offering more than the per share Merger Consideration to any stockholder or beneficial owner of shares of TreeHouse Foods common stock exercising appraisal rights, and each of TreeHouse Foods and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that, for purposes of Section 262, the fair value of a share of TreeHouse Foods common stock is less than the per share Merger Consideration. If a petition for appraisal is not timely filed, neither of the Ownership Thresholds has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal rights are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to subsection (f) of Section 262 who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (which we refer to as a “Reservation”). In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of TreeHouse Foods common stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of TreeHouse Foods common stock will be deemed to have been converted at the Effective Time into the right to receive the per share Merger Consideration applicable to the shares, less applicable withholding taxes. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the Ownership Thresholds has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares of TreeHouse Foods common stock in compliance with Section 262 will be entitled to vote such shares for any purpose, or to receive payment of dividends or other distributions on the shares, except dividends or other distributions on the holder’s shares of TreeHouse Foods common stock, if any, payable to stockholders of TreeHouse Foods of record as of a time prior to the effective date of the Merger; provided, however, that, if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares, either within 60 days after the effective date of the merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, TreeHouse Foods will have no public stockholders and there will be no public participation in any of our future stockholder meetings. TreeHouse Foods intends to hold its 2026 annual meeting of stockholders only if the Merger is not completed by that time. If the Merger is not completed, TreeHouse Foods’ stockholders will continue to be entitled to attend and participate in our stockholder meetings. TreeHouse Foods’ stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2026 annual meeting, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary of TreeHouse Foods, Inc., at 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, no later than the close of business on November 13, 2025. Nothing in this paragraph will be deemed to require TreeHouse Foods to include in its proxy statement and proxy relating to the 2026 annual meeting any stockholder proposal that may be omitted from the proxy materials of TreeHouse Foods under applicable regulations of the Exchange Act in effect at the time such proposal is received.
TreeHouse Foods’ Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2026 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to: EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2025 annual meeting (provided, however, that in the event the date of the 2026 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the 2025 annual meeting, such notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting as made, whichever first occurs). As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the TreeHouse Foods’ Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) is due no earlier than December 25, 2025 and no later than January 24, 2026, subject to adjustment as described above. In addition to satisfying the deadlines in the notice provisions of TreeHouse Foods’ Amended and Restated By-Laws, a stockholder who intends to solicit proxies in support of nominees submitted under these notice provisions must provide the notice required under Rule 14a-19 to the EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary no later than February 23, 2026 (unless the date of the 2026 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the 2025 annual meeting, in which case notice must be provided by the later of 60 calendar days prior to the 2026 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made by TreeHouse Foods). All director nominations and stockholder proposals must comply with the requirements of TreeHouse Foods’ Amended and Restated By-Laws, a copy of which may be obtained at no cost from the EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary of TreeHouse Foods.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
TreeHouse Foods’ filings referred to above are also available on our internet website, www.treehousefoods.com, under “Investors,” without charge. Information contained in our internet website does not constitute a part of this proxy statement. In addition, you may obtain a copy of the reports, without charge, by contacting TreeHouse Foods at the following address and phone number: 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, Attention: EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, telephone (708) 483-1300. Each such request must set forth a good faith representation that, as of the Record Date, the person making the request was a beneficial owner of TreeHouse Foods common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to TreeHouse Foods. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to TreeHouse Foods’ reasonable expenses in furnishing the exhibit) to TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, Attention: Investor Relations.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, or corresponding information furnished under Item 9.01, including related exhibits, is not and will not be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:
•	Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2024, filed February 14, 2025;
•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed May 6, 2025, for the quarter ended June 30, 2025, filed July 31, 2025, and for the quarter ended September 30, 2025, filed November 10, 2025;

•
Definitive Proxy Statement for the Company’s 2025 annual meeting of stockholders, filed March 13, 2025 (other than portions that are not required to be incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2024); and

•
Current Reports on Form 8-K, filed January 21, 2025, April 10, 2025, April 30, 2025, November 10, 2025 (the first report filed on such date only) and November 12, 2025 (in each case, excluding any information furnished rather than filed).

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [•]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A
AGREEMENT AND PLAN OF MERGER

among

Industrial F&B Investments II, Inc.,

Industrial F&B Investments III, Inc.

and

TreeHouse Foods, Inc.

dated

November 10, 2025

Exhibit A	Form of CVR Agreement
Exhibit B	Form of Surviving Corporation Certificate of Incorporation

Annex A	Definitions

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated November 10, 2025, among Industrial F&B Investments II, Inc., a Delaware corporation (“Parent”), Industrial F&B Investments III, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and TreeHouse Foods, Inc., a Delaware corporation (the “Company” and, together with Parent and Merger Sub, each, a “Party” and, collectively, the “Parties”). Capitalized terms used in this Agreement and not defined have the meanings given to them in Annex A.
RECITALS
A. The Parties intend that (i) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, and (ii) pursuant to the Merger each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than (A) shares of Company Common Stock canceled pursuant to Section 2.1(a)(ii) and (B) Dissenting Shares, which will be treated in accordance with Section 2.3), will be converted into the right to receive the Merger Consideration.
B. The board of directors of the Company (the “Company Board”) has unanimously adopted resolutions prior to the execution of this Agreement (i) approving (A) this Agreement, the CVR Agreement and the Transactions on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable and (B) the execution, delivery and performance of this Agreement, the CVR Agreement and the Transactions, (ii) declaring this Agreement, the CVR Agreement and the Transactions fair to, advisable and in the best interests of the Company and its stockholders, (iii) on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable, resolving to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL (this clause (iii), the “Company Board Recommendation”), and (iv) directing that this Agreement be submitted to the stockholders of the Company for their adoption, which resolutions have not been rescinded, modified or withdrawn in any way.
C. In order to induce Parent to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent is entering into a voting and support agreement with JANA Partners Management, LP (the “Support Agreement”).
D. The Board of Directors of Parent (the “Parent Board”) has (i) approved this Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable, and (ii) determined that this Agreement and the Transactions are fair to, advisable and in the best interests of Parent and its stockholders.
E. The Board of Directors of Merger Sub (the “Merger Sub Board”) has (i) approved this Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement, (ii) declared this Agreement and the Transactions fair to, advisable and in the best interests of Merger Sub and Parent (as the sole stockholder of Merger Sub), and (iii) resolved to recommend that Parent (as the sole stockholder of Merger Sub) adopt this Agreement in accordance with the DGCL.
F. Parent, in its capacity as the sole stockholder of Merger Sub, will adopt this Agreement and the consummation by Merger Sub of the Transactions in accordance with the DGCL by written consent immediately following the execution of this Agreement.
G. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered a commitment letter between Parent and Investindustrial VIII S.C.Sp. (the “Investor”), pursuant to which the Investor has committed, subject to the terms and conditions contained therein, to provide to Parent, directly or indirectly, the equity financing described therein (the “Equity Commitment Letter” and such financing, the “Equity Financing”).
H. Subject to the terms and conditions of this Agreement, at or prior to the Closing, Parent, the Company, the initial Committee Members identified therein and a paying agent mutually agreeable to Parent and the Company will enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit A (subject to changes permitted by Section 1.7) (the “CVR Agreement”).

NOW, THEREFORE, the Parties agree as follows:
I. THE MERGER
1.1 The Merger.
(a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “Surviving Corporation”).
(b) Upon consummation of the Merger, the separate corporate existence of Merger Sub will cease and the Surviving Corporation will continue as the Surviving Corporation and as a wholly owned Subsidiary of Parent.
1.2 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m. (Eastern Time) remotely by electronic exchange of documents no later than the fifth Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver, of such conditions) (the “Reference Date”), or at such other place, date and time as the Company and Parent may agree in writing (the date on which the Closing occurs is referred to in this Agreement as the “Closing Date”); provided that if the Marketing Period has not ended as of such date, the Closing will occur on the earlier of (a) a date specified by Parent in writing on no fewer than three Business Days’ notice to the Company and (b) the third Business Day immediately following the last day of the Marketing Period, in each case, subject to the satisfaction or, to the extent not prohibited by Law, waiver of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions at such time); provided that the Closing shall not occur before January 31, 2026 without the prior written consent of Parent.
1.3 Effective Time. Subject to the terms and conditions hereof, on the Closing Date, the Parties will cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger will become effective at the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as may be agreed to by the Parties prior to the filing of such Certificate of Merger and set forth therein (the time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”).
1.4 Effects of the Merger. The Merger will have the effects set forth in this Agreement and the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, powers and franchises and all and every other interest of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
1.5 Certificate of Incorporation and Bylaws. At the Effective Time, subject to the provisions of Section 5.11, by virtue of the Merger and without any action on the part of the Parties, (a) the certificate of incorporation of the Surviving Corporation will be amended and restated to be in the form attached hereto as Exhibit B and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation, in each case, until thereafter amended as provided therein and in accordance with the DGCL, except that (i) references to the name of Merger Sub will be replaced by references to the name of the Surviving Corporation and (ii) Merger Sub will, or Parent will cause Merger Sub or the Surviving Corporation to, as applicable, make any modifications necessary to comply with Section 5.11.
1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, each to hold office until his or her respective successor is duly elected or appointed and qualified, or his or her earlier death, resignation or removal, in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and the DGCL.
1.7 CVR Agreement. At or immediately prior to the Closing, the Company will execute and deliver, and the Company will ensure that a duly qualified paying agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such paying agent and approved by Parent and the Company (which approval will not be unreasonably withheld, conditioned or delayed).

II. EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT; TREATMENT OF
COMPANY EQUITY AWARDS
2.1 Effect on Capital Stock.
(a) Company Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Parties or the holders of any Company Common Stock or any shares of capital stock of Merger Sub:
(i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding (A) shares of Company Common Stock to be canceled and retired in accordance with Section 2.1(a)(ii) and (B) Dissenting Shares, which will be treated in accordance with Section 2.3) will be converted automatically into, and will thereafter represent only the right to receive (1) an amount in cash equal to $22.50, without interest (the “Per Share Amount”) plus (2) one contractual contingent value right per share of Company Common Stock (each, a “CVR”), subject to and in accordance with the CVR Agreement (collectively, the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock will cease to be outstanding and will automatically be canceled and will cease to exist, and each holder of (x) a certificate that immediately prior to the Effective Time represented any such share of Company Common Stock (each, a “Certificate”) or (y) an uncertificated share of Company Common Stock held in book-entry form (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement. The CVRs will not be evidenced by a certificate or other instrument.
(ii) Each share of Company Common Stock that is owned by the Company as a treasury share or that is owned by Parent, Merger Sub or any Subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor.
(b) Merger Sub Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Parties or the holders of any Company Common Stock or any shares of capital stock of Merger Sub, each share, par value $0.001 per share, of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation, and such shares will constitute the only issued and outstanding shares of the Surviving Corporation.
2.2 Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse stock split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration and any other amounts payable pursuant to this Article II will be equitably adjusted as necessary to reflect, without duplication, any such change; provided that nothing in this Section 2.2 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is prohibited by Section 5.1.
2.3 Dissenting Shares.
(a) Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 2.1(a)(ii)) and that has not been voted in favor of the adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such share withdraws such demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal, but instead will be canceled and will represent the right to payment of the fair value of such Dissenting Share in accordance with Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Share will no longer be outstanding, will automatically be canceled and will cease to exist, and such holder will cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Share to the extent afforded by Section 262 of the DGCL).

(b) If a holder of Dissenting Shares withdraws such demand for appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal (through failure to perfect or otherwise), then, as of the later of (i) the Effective Time and (ii) the time of such withdrawal or ineligibility, each of such holder’s Dissenting Shares will cease to be a Dissenting Share and will be converted as of the Effective Time into and represent the right to receive the Merger Consideration, without interest thereon, subject to compliance with the procedures set forth in Section 2.4.
(c) The Company will give Parent prompt written notice and provide copies of any demands for appraisal and attempted withdrawals of such demands. The Company shall keep Parent informed of the status of such negotiations and proceedings with respect to such demands and will consider in good faith input from Parent with respect thereto. Parent shall have the opportunity and right to participate in all such negotiations and proceedings with respect to such demands. Subject to the previous sentence, the Company shall enforce any contractual waivers that holders of Company Common Stock have granted regarding the waiver of appraisal or dissenter rights that apply to the Merger. The Company will not, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (i) make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Law, (ii) waive any failure by any holder of Company Common Stock to timely deliver a written demand for appraisal or the taking of any other action by any such holder as may be necessary to perfect appraisal rights under the DGCL, or (iii) agree to do any of the foregoing.
2.4 Payment.
(a) Prior to the Effective Time, Parent will appoint a U.S. bank or trust company reasonably acceptable to the Company (the “Paying Agent”), pursuant to an agreement customary in form and substance and reasonably acceptable to the Company, for the payment of the Merger Consideration in accordance with this Article II. Immediately prior to the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent cash in an amount sufficient to pay the aggregate Per Share Amount to which holders of shares of Company Common Stock will be entitled at the Effective Time pursuant to this Agreement (such cash, and any additional cash deposited pursuant to Section 2.4(b), being referred to in this Agreement as the “Payment Fund”).
(b) Pending its disbursement in accordance with this Section 2.4, Parent will direct the Paying Agent to invest the cash in the Payment Fund as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article II or affect the amount of aggregate Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Payment Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than 30 days, or guaranteed by, and backed by the full faith and credit of, the United States. Earnings from such investments shall be the sole and exclusive property of Parent or its designated Affiliate, and no part of such earnings shall accrue to the benefit of any holder of Company Common Stock. No such investment or loss thereon will affect the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein. In the event that the Payment Fund is insufficient to make the payments contemplated by this Agreement, Parent will, or will cause the Surviving Corporation to, promptly deposit additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Payment Fund will not be used for any purpose not expressly provided for in this Agreement.
(c) Promptly after the Effective Time, and in any event within three Business Days after the Effective Time, Parent will direct the Paying Agent to send, to each Person who was, immediately prior to the Effective Time, a holder of a Certificate or Book-Entry Share not held, directly or indirectly, through the Depository Trust Company (“DTC”) (other than (x) shares of Company Common Stock to be canceled in accordance with Section 2.1(a)(ii) and (y) Dissenting Shares, which will be treated in accordance with Section 2.3), (i) a letter of transmittal in a form mutually agreed upon by Parent, the Company and the Paying Agent, which letter of transmittal will require the signatory thereto to acknowledge that, upon acceptance of a CVR, such Person will be deemed to have agreed to the terms and conditions of the CVR Agreement (the “Letter of Transmittal”), which will specify that delivery will be effected, and risk of loss and title to such Certificates or such Book-Entry Shares will pass, only upon (A) with respect to shares of Company Common Stock represented by Certificates, delivery of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.4(i)

and such other customary documents as may reasonably be required by the Paying Agent) and a validly executed Letter of Transmittal to the Paying Agent (and such other documents as the Paying Agent may reasonably request) and (B) with respect to Book-Entry Shares, upon proper delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares to the Paying Agent, as applicable, in each case, in exchange for payment of the Merger Consideration as provided in Section 2.1(a)(i).
(d) Upon (i) delivery of a Letter of Transmittal (duly completed and validly executed in accordance with the instructions thereto) and surrender to the Paying Agent of Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.4(i) and such other customary documents as may reasonably be required by the Paying Agent), with respect to shares of Company Common Stock represented by Certificates, or (ii) transfer of Book-Entry Shares not held through DTC, by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), the holder of such Certificate or Book-Entry Shares will be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock represented by such Certificate or Book-Entry Share, and any Certificate so surrendered will be canceled. Until surrendered as contemplated by this Section 2.4(d), each Certificate or Book-Entry Share will be deemed at all times from and after Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 2.1(a)(i).
(e) The Persons who were, at the Effective Time, holders of Book-Entry Shares (other than (i) shares of Company Common Stock to be canceled in accordance with Section 2.1(a)(ii) and (ii) Dissenting Shares, which will be treated in accordance with Section 2.3) held, directly or indirectly, through DTC will not be required to deliver an “agent’s message” to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. With respect to such Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company will cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Book-Entry Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to Section 2.1(a)(i).
(f) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a surrendered Certificate or Book-Entry Share, as applicable, is registered, it will be a condition to such payment that (i) as applicable, such Certificate is properly endorsed or otherwise in proper form for transfer or such Book-Entry Share is properly transferred and (ii) the Person requesting such payment will pay to the Paying Agent any transfer, documentary, stamp or similar Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not required to be paid.
(g) No interest will be paid or accrued on any amount payable upon surrender of any Company Common Stock.
(h) The Merger Consideration paid in respect of the shares of Company Common Stock in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all ownership rights in such Company Common Stock, and at the Effective Time, the transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.
(i) If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Parent will direct the Paying Agent to pay, in exchange for such affidavit of the lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated by this Article II.
(j) At any time following the first anniversary of the Closing Date, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund (including any interest received with respect thereto) which has not been disbursed to holders of shares of Company Common Stock, and thereafter such holders who have not previously complied with this Section 2.4 will be entitled to look only to Parent and the Surviving Corporation, as applicable, for, and Parent and the Surviving Corporation will remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II.
(k) Notwithstanding any provision of this Agreement to the contrary, none of the Parties, the Surviving Corporation or the Paying Agent will be liable to any Person for Merger Consideration properly delivered to a Governmental Entity pursuant to any applicable state, federal or other abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
2.5 Treatment of Company Equity Awards.
(a) Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time will, to the extent unvested, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option or any of the Parties, each Company Option that is then outstanding and unexercised will be automatically canceled and converted into the right to receive (i) a cash payment in an amount equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (y) the excess, if any, of (A) the Per Share Amount over (B) the exercise price per share of Company Common Stock applicable to such Company Option, which will be paid in accordance with Section 2.5(e), and (ii) one CVR for each share of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable Tax withholding under applicable Law in accordance with Section 2.6 and any other authorized deductions.
(b) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option or any of the Parties, each Company Option that is then outstanding and unexercised and that has an exercise price per share of Company Common Stock that is equal to, or greater than, the Per Share Amount will be automatically canceled without any cash payment or other consideration being made in respect thereof.
(c) Each Company RSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder any Company RSU or any of the Parties, each Company RSU that is then outstanding will be automatically canceled and converted into the right to receive (i) a cash payment in an amount equal to the product of (x) the total number of shares of Company Common Stock underlying such Company RSU as of immediately prior to the Effective Time, multiplied by (y) the Per Share Amount, which will be paid in accordance with Section 2.5(e), and (ii) one CVR for each share of Company Common Stock underlying such Company RSU outstanding as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable Tax withholding under applicable Law in accordance with Section 2.6 and any other authorized deductions.
(d) Each Company PSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of Company Common Stock subject to the Company PSU assuming that 130% of target level of performance has been achieved (as determined pursuant to the terms of the applicable grant agreement and in each case, subject to pro-ration with respect to holders of Company PSUs that experienced certain terminations of employment prior to the Closing Date (to the extent provided under the applicable grant agreement)). As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company PSU or any of the Parties, (i) the vested portion of a Company PSU (after giving effect to the first sentence of this Section 2.5(d)) will be automatically canceled and converted into the right to receive (x) a cash payment in an amount equal to the product of (A) the total number of shares of Company Common Stock underlying such vested portion of the Company PSU as of immediately prior to the Effective Time, multiplied by (B) the Per Share Amount, which will be paid in accordance with Section 2.5(e), and (y) one CVR for each share of Company Common Stock subject to the vested portion of such Company PSU outstanding as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable Tax withholding under applicable Law in accordance with Section 2.6 and any other authorized deductions, and (ii) the unvested portion of a Company PSU will be automatically canceled without any cash payment or other consideration being made in respect thereof.
(e) As soon as reasonably practicable after the Effective Time (but no later than 10 Business Days after the Effective Time), the Surviving Corporation will pay, or will cause to be paid, the payments provided for in Section 2.5(a)(i), Section 2.5(c)(i) and Section 2.5(d)(i)(x), less applicable Tax withholding under applicable Law in accordance with Section 2.6 and other authorized deductions, to the applicable recipients thereof, with such payments to be made, to the extent applicable, through the payroll of the Surviving Corporation or any of its Subsidiaries; provided that to the extent any such payments constitute a deferral of compensation subject to Section 409A of the Code, those payments will, to the extent necessary to comply with Section 409A of the Code, instead be paid by, or at the direction of, the Surviving Corporation at the time when the related Company Equity Awards would otherwise have been settled in accordance with their terms or at such other time that is necessary to comply with Section 409A of the Code.
(f) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Equity Plan) shall adopt such resolutions that are necessary for the treatment of the Company Equity Awards in accordance with this Section 2.5, which resolutions will also provide that all Company Equity Awards, as well as the Company Equity Plan, shall terminate conditioned upon, and effective immediately prior to, the Effective Time and the holders thereof be will entitled only to the consideration specified herein in respect thereof.
2.6 Withholding. Notwithstanding anything to the contrary herein, each of Parent and the Company (and its Subsidiaries), the Surviving Corporation (and its Subsidiaries) and the Paying Agent will be entitled to deduct and withhold from the Merger Consideration and any other amounts payable pursuant to this Agreement or the CVR Agreement such amounts as are required to be deducted and withheld under the Code or any provision of state, local or non-U.S. Tax Law or under any applicable legal requirement and to request any necessary Tax forms, including IRS Form W-9 or the appropriate IRS Form W-8, as applicable, from any Person in respect of which a payment is required to be made pursuant to this Agreement or the CVR Agreement; provided, however, that if Parent, the Company (or any of its Subsidiaries), or the Surviving Corporation (or any of its Subsidiaries), becomes aware of a withholding obligation with respect to payment of the Merger Consideration (other than any such withholding obligation related to (i) compensatory amounts, (ii) a payee or beneficial owner’s failure to timely provide a correct taxpayer identification number or a valid IRS Form W-9 or appropriate IRS Form W-8, or (iii) the Company’s failure to provide the certificate under Section 5.21), Parent, the Company (or any of its Subsidiaries) or the Surviving Corporation (or any of its Subsidiaries), as applicable, will as soon as reasonably practicable after becoming aware of such withholding obligation, make reasonable efforts to notify (a) Parent, the Company and/or Surviving Corporation, as applicable, of such withholding obligation and the reason for it and (b) reasonably cooperate with any attempts to mitigate or eliminate such withholding. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts will be treated for all purposes of this Agreement and the CVR Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC since January 1, 2023, and publicly available at least one Business Day prior to the date of this Agreement (the “Company SEC Documents”) (excluding any disclosures set forth in any such Company SEC Document under the headings “Safe Harbor Statement,” “Risk Factors” or any similar section and any disclosures therein that are predictive, cautionary or forward-looking in nature, in each case, other than any specific factual information contained therein); provided that, in any event, nothing disclosed in any such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.1, Section 3.2(a), Section 3.2(b), Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.18, Section 3.19 and Section 3.22 or (b) subject to the terms of Section 8.12(c), as disclosed in the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:
3.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries (a) is duly organized and validly existing under the Laws of the jurisdiction of its organization, (b) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, (c) is in good standing in the jurisdiction of its organization, and (d) is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business as presently conducted requires such qualification, except where (i) the failure of any Subsidiary of the Company to be so qualified or in good standing or to have such power or authority as set forth in the foregoing clauses (c) and (d), (ii) the failure of the Company to be so qualified or be in good standing as a foreign corporation as set forth in clause (d), in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (iii) the failure of any Subsidiary of the Company to be so organized or have such power and authority as set forth in clauses (a) and (b) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company has made available to Parent complete and correct copies of the Certificate of Incorporation and Bylaws and the organizational documents of each Subsidiary, each as amended through the date of this Agreement, and each as so made available is in full force and effect on the date of this Agreement. Neither the Company nor any Subsidiary is in violation of any provision of the foregoing documents, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not in violation of its Certificate of Incorporation or Bylaws except as would not reasonably be expected to prevent, individually or in the aggregate, the consummation of the Transaction.
3.2 Capital Structure; Subsidiaries.
(a) The authorized capital stock of the Company as of the close of business on November 7, 2025 (the “Measurement Time”) consists of (i) 100,000,000 shares of Company Common Stock, of which 59,846,164 shares were issued as of the Measurement Time and (ii) 10,000,000 shares of preferred stock, par value $0.01, of which no shares were issued and outstanding as of the Measurement Time. As of the Measurement Time, 9,369,566 shares of Company Common Stock were held by the Company as treasury shares.
(b) As of the Measurement Time, (i) 410,981 shares of Company Common Stock are subject to Company Options granted and outstanding, (ii) 916,025 shares of Company Common Stock are subject to Company RSUs granted and outstanding, and (iii) 459,331 shares of Company Common Stock are subject to Company PSUs granted and outstanding (assuming 130% of target level of achievement of the performance goals applicable to Company PSUs). Other than as set forth in this Section 3.2(b), as of the Measurement Time, there are no issued, reserved for issuance, outstanding or authorized equity-based awards with respect to the Company. The Company has made available to Parent a complete and correct list, as of the Measurement Time, of each outstanding Company Equity Award, including with respect to each outstanding Company Equity Award, the employee identification number of the holder thereof, the number of shares of Company Common Stock subject to such Company Equity Award (assuming achievement of any performance metrics applicable thereto at maximum levels), the Company Equity Plan under which the Company Equity Award was granted, the exercise price and expiration date (if applicable), grant date and vesting schedule applicable thereto.
(c) All of the issued and outstanding shares of Company Common Stock has been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.2, and except for the Company Equity Awards outstanding (and shares issuable upon the exercise or settlement thereof), as of the Measurement Time, there are no (i) outstanding shares of capital stock of, or other equity interest in, the Company or any Subsidiary of the Company, (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) obligating any of the Company or any of its Subsidiaries to issue any shares of capital stock, restricted stock units, stock-based performance units or any other rights that are linked to, or the value of which is in any way based on or derived from, the value of any shares of capital stock or other securities of the Company or any of its Subsidiaries, (iii) outstanding securities, instruments, bonds, debentures, notes or obligations issued by the Company or any of its Subsidiaries that are or may become convertible into or exchangeable for any shares of the capital stock of the Company or any of its Subsidiaries, (iv) stockholder rights plans or Contracts under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, or (v) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or any other equity interest of the Company or any of its Subsidiaries.
(d) As of the date of this Agreement, (i) none of the outstanding shares of capital stock of the Company are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, (ii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company having a right to vote on any matters on which the stockholders of the Company have a right to vote, (iii) there is no Contract to which the Company is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Company, and (iv) neither the Company nor any of its Subsidiaries own, directly or indirectly, any capital stock of, or any joint venture, membership, partnership, voting or equity interests of any nature in, any Person that is not a Subsidiary of the Company. The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.
(e) The outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The Company or one or more of its direct or indirect wholly owned Subsidiaries owns of record and beneficially all the issued and outstanding shares of capital stock of such Subsidiaries free and clear of any Liens, other than Permitted Liens.
(f) Section 3.2(f) of the Company Disclosure Letter sets forth a true, correct and complete list of each Subsidiary of the Company as of the date of this Agreement.
3.3 Corporate Authority; Approvals; Fairness Opinion.
(a) The Company has the requisite corporate power and authority and has taken all corporate action necessary (and no additional actions on the part of the Company are necessary) in order to execute, deliver and perform its obligations under this Agreement and the CVR Agreement and to consummate the Transactions, subject to, assuming the accuracy of the representation and warranty in Section 4.4, the receipt of the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon to adopt this Agreement (the “Company Stockholder Approval”) and the filing of the Certificate of Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exception.
(b) The Company Board has, by resolutions duly adopted, (i) approved this Agreement, the CVR Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, (ii) declared this Agreement and the Transactions fair to, advisable and in the best interests of the Company and its stockholders, and (iii) on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, resolved to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL (which such resolutions have not been rescinded, modified or withdrawn, except after the date of this Agreement as permitted by this Agreement, including Section 5.2).
(c) The Company Board or a committee thereof has adopted resolutions authorizing the treatment of the Company Equity Awards in accordance with Section 2.5.
(d) The Company Board has received the opinion of Goldman Sachs & Co. (the “Company Financial Advisor”) to the effect that, as of the date and delivery of such opinion, and based upon and subject to the limitations, qualifications, assumptions and conditions set forth therein, the (i) $22.50 per share of Company Common Stock to be paid to the holders of shares of Company Common Stock pursuant to this Agreement and (ii) one CVR to be issued by Parent pursuant to the CVR Agreement, taken in the aggregate, are fair, from a financial point of view, to such holders. As of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect. A copy of such opinion will promptly be provided to Parent, solely for informational purposes, following the execution and delivery of this Agreement by all Parties, it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or any other Person for any purpose.
(e) The Company Stockholder Approval is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Certificate of Incorporation or the Bylaws to adopt this Agreement and consummate the Transactions.
3.4 Governmental Filings; No Violations.
(a) Except for (i) compliance with, and filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any other applicable Antitrust Laws and any applicable FDI Laws, (ii) compliance with, and filings under, the Exchange Act and the Securities Act, including the filing with the SEC of the Proxy Statement, and any other federal securities Laws, (iii) compliance with state securities, takeover and “blue sky” Laws and the filing of documents with various state securities authorities that may be required in connection with the Transactions, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) compliance with the applicable requirements of the New York Stock Exchange (“NYSE”), and (vi) as set forth on Section 3.4(a)(vi) of the Company Disclosure Letter (the items set forth above in clauses (i) through (vi), the “Required Governmental Approvals”), no notices, reports or other filings are required to be made by the Company or its Subsidiaries with, nor are any consents, registrations, approvals or authorizations required to be obtained by the Company or its Subsidiaries from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the CVR Agreement by the Company, or the consummation of the Transactions, except those that the failure to make or obtain, as the case may be, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as set forth on Section 3.4(b) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement and the CVR Agreement by the Company does not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws or organizational documents of any of the Company’s Subsidiaries, (ii) a breach or violation of any Law applicable to the Company or any Subsidiary (assuming the Required Governmental Approvals are obtained), (iii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the acceleration of any obligations under, give rise to the payment of any fee, penalty or other amount under any Company Material Contract or Lease, or (iv) the creation of a Lien (other than a Permitted Lien) on any of the properties or assets (including any Real Property) of the Company or any of its Subsidiaries, except in the case of the preceding clauses (ii), (iii) or (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.5 SEC Filings.
(a) The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by it since January 1, 2023. The Company has made available to Parent all comment letters and all material correspondence between the SEC and the Company or any of its Subsidiaries since January 1, 2023, to the extent such comment letters and material correspondence is not otherwise available on the SEC’s website. As of the date hereof, no Subsidiary of the Company is required to file any report, statement, schedule, form or other document with the SEC.
(b) As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended, or, with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC with respect to the Company SEC Documents, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.
(c) The Company maintains, and at all times since January 1, 2023, has maintained, disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that (i) material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such reports. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) that is reasonably designed to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (iii) any unauthorized use, acquisition or disposition of the Company’s or its Subsidiaries’ assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner.
(d) The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in Company SEC Documents filed prior to the date of this Agreement, such assessment concluded that such controls were effective and the Company’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2024. Since January 1, 2023, except as otherwise disclosed in the Company SEC Documents, neither the Company, nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified, been made aware of or received any written notification of (i) any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal control over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data that, in any such case, has not been subsequently remediated or (ii) any fraud or allegation of fraud that involves (or involved) management or other employee of the Company who have (or had) a significant role in the Company’s internal control over financial reporting.
(e) The Company is in compliance in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the applicable listing and governance rules and regulations of NYSE. To the Knowledge of the Company, there are no pending (i) formal or informal inquiries or investigations of the Company by the SEC or any internal investigations, pending or threatened, or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board.
(f) Since January 1, 2023, (i) neither the Company nor, to the Knowledge of the Company, any of its Representatives has received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, in each case which set forth allegations of circumstances that if determined to be true, would be material to the Company and its Subsidiaries, taken as a whole, and (ii) no attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Representatives to the Company Board or any committee thereof or the General Counsel or Chief Executive Officer of the Company.

3.6 Financial Statements; Liabilities.
(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) have, in each case, been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis for the applicable periods (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, comprehensive loss, cash flows and stockholders’ equity for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto).
(b) There are no liabilities of the Company or any of its Subsidiaries of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP (or disclosed in the notes thereto), other than (i) liabilities disclosed and provided for in the Company’s unaudited consolidated balance sheet, including the notes thereto, as of June 30, 2025, included in the Company SEC Documents (the “Company Balance Sheet”), (ii) liabilities incurred in the ordinary course of business (none of which relate to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action, in each case in any material respect) in all material respects since June 30, 2025 (the “Company Balance Sheet Date”) or arising or incurred in connection with or contemplated by this Agreement, and (iii) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7 Absence of Certain Changes.
(a) Since the Company Balance Sheet Date through the date of this Agreement, except for events giving rise to, or contemplated by, this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business, (ii) none of the Company or its Subsidiaries have undertaken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to Section 5.1(b)(ii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(x), Section 5.1(b)(xi), Section 5.1(b)(xiii), Section 5.1(b)(xv), Section 5.1(b)(xvi), Section 5.1(b)(xviii), Section 5.1(b)(xix), Section 5.1(b)(xx), Section 5.1(b)(xxi), Section 5.1(b)(xxii), Section 5.1(b)(xxiii), Section 5.1(b)(xxiv), Section 5.1(b)(xxv) or, with respect to any of the foregoing, Section 5.1(b)(xxvi), and (iii) the Company has not materially increased the compensation or benefits of its employees, taken as a whole.
(b) Since the Company Balance Sheet Date, there has not been any development, fact, change, event, effect, occurrence or circumstance that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.8 Compliance with Law.
(a) The Company and each of its Subsidiaries is, and at all times since January 1, 2023, has been, in compliance with Law applicable to the Company or such Subsidiary, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Order outstanding against the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2023, through the date hereof that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Entity relating to any Governmental Contract or the Company or any of its Subsidiaries’ non-compliance with any applicable Law or (ii) from any Governmental Entity alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law, except in the case of each of clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold all governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and Orders necessary for the operation of the businesses of the Company and its Subsidiaries as currently conducted (the “Company Permits”) and (ii) the Company and its Subsidiaries are in compliance with the terms of the Company Permits held by the Company or any of its

Subsidiaries, and for the past five years, there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination or cancellation of, with or without notice or lapse of time or both, any Company Permit held by the Company or any of its Subsidiaries. All Company Permits are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Within the last five years, none of the Company, any Subsidiary of the Company, or any director or officer of any of them, or, to the Knowledge of the Company, any other employee, agent, or other Representative of the Company when acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) offered, given, promised to give or authorized the giving of money or anything of value to any Government Official or to any other Person for the purpose of (A) influencing any act or decision of any Government Official in their official capacity, (B) inducing any Government Official to do or omit to do any act in violation of their lawful duties, (C) securing any improper advantage from a Government Official or (D) inducing any Government Official to use his or her respective influence with a Governmental Entity to affect any act or decision of such Governmental Entity either, in each case of clauses (A) through (D), in order to assist the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Governmental Entity or Government Official, or (iii) materially violated any provision of any Anti-Bribery Law.
(d) Within the last five years, and with respect to Sanctions, since April 24, 2019, neither the Company nor any Subsidiary of the Company has been a subject of any actual or, to the Knowledge of the Company, threatened Action before or made any voluntary, involuntary or directed disclosure to any Governmental Entity relating to any Anti-Bribery Laws or applicable Trade Laws, or, to the Knowledge of the Company, been the subject of (or threatened with) any investigation or inquiry regarding compliance with such Anti-Bribery Laws or applicable Trade Laws. For the last five years, and with respect to Sanctions, since April 24, 2019, the Company and its Subsidiaries have been in compliance with all applicable Trade Laws, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(e) None of the Company or its Subsidiaries, nor any of their respective directors or officers, or, to the Knowledge of the Company, employees, agents, or any other Persons authorized to act, or acting, on behalf of the Company or its Subsidiaries, respectively, is a Sanctioned Person or has, since April 24, 2019, directly or indirectly engaged in any dealings with or involving any Sanctioned Person or Sanctioned Country in violation of applicable Sanctions.
3.9 Litigation. There are no, and since January 1, 2023, there have been no, Actions pending or threatened in writing or, to the Knowledge of the Company, otherwise threatened against the Company or any of its Subsidiaries, except for those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, none of the Company, any of its Subsidiaries or any of their respective properties or assets is or are subject to any Orders, except for those Orders that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.10 Employee Benefits.
(a) Section 3.10(a) of the Company Disclosure Letter sets forth an accurate and complete list of each material Company Benefit Plan and Multiemployer Plan to which the Company or an ERISA Affiliate has or could reasonably be expected to have any liability. The Company has provided true and correct copies of each material Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, a description thereof) as of the date of this Agreement (provided that agreements with individual employees of the Company or its Subsidiaries may be provided on an anonymized basis and templates may be provided in lieu of copies of individual agreements that do not deviate from such templates), together with, as applicable: (i) the most recent summary plan description provided to participants (and all summaries of material modifications); (ii) all related material insurance contracts or other funding arrangements; (iii) the most recent determination, advisor or opinion letter received from the IRS; and (iv) all non-routine correspondence with any Governmental Entity dated within the past three years with respect to each of the foregoing.
(b) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and its Subsidiaries, (i) each Company Benefit Plan has been maintained, operated and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) there are no pending or, to the Knowledge of the Company, threatened Actions in writing (other than routine claims for benefits) in any court or Governmental Entity with respect to any Company Benefit Plan; (iii) all reports, returns, notices and similar documents required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been timely filed or distributed; (iv) all contributions required to be made with respect to any Company Benefit Plan, Multiemployer Plan and Governmental Plan have been timely made and deposited; (v) each Company Benefit Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been maintained in documentary and operational compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder and (vi) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Knowledge of the Company, no event has occurred or condition exists that would reasonably be expected to adversely affect the tax-qualification of any such Company Benefit Plan.
(c) No amount, economic benefit or other entitlement that could be received (whether in cash or property or the vesting of property or any Company Equity Award) as a result of any of the transactions contemplated by this Agreement (either alone or in combination with another event) by any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company or any of its Subsidiaries under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) or result in the payment of any amount that would not be deductible under Section 280G of the Code.
(d) No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates currently has any current obligation to contribute to, (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA or the funding standards of Section 302 of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA or Section 414(f) of the Code) subject to Title IV of ERISA (a “Multiemployer Plan”), (iii) a “multiple employer plan” that is subject to the requirements of Section 413(c) of the Code or Section 4063 or 4064 of ERISA, or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(e) Neither the Company nor any of its ERISA Affiliates has incurred liability as a result of a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, from a Multiemployer Plan (that has not been satisfied in full). Neither the Company nor any of its ERISA Affiliates has any contingent liability under Section 4204 of ERISA.
(f) Except as expressly contemplated by this Agreement, the execution and delivery of this Agreement and the consummation of the Transactions (either alone or in combination with another event) will not (i) entitle any current or former employee, director, officer or other individual service provider of the Company or any of its Subsidiaries to severance pay or (ii) accelerate the time of payment or vesting, funding, or delivery of, or increase the amount of compensation or benefits due to any current or former employee, officer, director, individual consultant, or other individual service provider of the Company or its Subsidiaries.
(g) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and its Subsidiaries, the Company and its Subsidiaries have not incurred (whether or not assessed) any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist or events have occurred that could result in the imposition of any such penalties or such Taxes.
(h) The Company has no current or contingent obligation to indemnify, “gross-up,” reimburse or otherwise make whole any Person for any Taxes imposed under Section 4999 or Section 409A of the Code.
3.11 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are, and at all times since January 1, 2021, have been, in compliance with all applicable Environmental Laws, which compliance includes the possession of and compliance with the terms of all governmental permits, registrations, licenses, allowances or other approvals required under Environmental Laws (“Environmental Permits”), (b) none of the properties owned or, to the Knowledge of the Company, leased or operated by the Company or any of its Subsidiaries is contaminated by

Releases of any Hazardous Materials in amounts, concentrations or a manner that would reasonably be expected to form the basis of any liability of the Company or any of its Subsidiaries under applicable Environmental Laws, (c) since January 1, 2023, or longer if unresolved, neither the Company nor any of its Subsidiaries is subject to any Action or has received any unresolved written notices, demand letters or requests for information from any Governmental Entity indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, and (d) the Company has not received any notice alleging that PFAS are present in any of its products or packaging materials, in a manner that (i) violates any prohibition relating to PFAS under any Environmental Law and (ii) has given or could be reasonably like to give rise to any material Action against the Company, and, to the Knowledge of the Company, no such PFAS are present in any of its products or packaging materials. To the Knowledge of the Company, to extent in the possession of the Company or any of its Subsidiaries, the Company has made available to Parent any Phase I or II environmental site assessments or similar environmental reports and all Environmental Permits under Environmental Law held by the Company or any of its Subsidiaries, in each case, applicable to any of their properties or operations.
3.12 Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) each of the Company and each of its Subsidiaries has (i) prepared and timely filed (taking into account any extensions of time within which to file) all income and other material Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete in all material respects and (ii) timely paid all material Taxes required to have been paid by it (whether or not shown on any Tax Return), except with respect to matters contested in good faith for which adequate reserves have been established in accordance with GAAP;
(b) the unpaid Taxes of the Company and its Subsidiaries, in the aggregate, (A) did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes) set forth on the Company Balance Sheet and (B) do not exceed such reserve on the Company Balance Sheet, as adjusted for the passage of time since the Company Balance Sheet Date in accordance with the past custom and practice of the Company and its Subsidiaries. Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any liabilities for any Taxes arising from extraordinary gains or losses outside the ordinary course of business;
(c) there are no material Liens for Taxes on any of the property or assets of the Company or any of its Subsidiaries, other than Permitted Liens;
(d) none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed, in whole or in part, by Section 355(a) or 361 of the Code (or any similar provision of state, local or non-U.S. Law);
(e) all Taxes required to be deducted or withheld by the Company or any of its Subsidiaries have been deducted and withheld and have been timely paid to the proper Governmental Entity, and the Company and each of its Subsidiaries have complied in all material respects with all reporting requirements with respect thereto;
(f) neither the Company nor any of its Subsidiaries is currently the subject of any ongoing or presently pending Action or other judicial or administrative proceeding with respect to Taxes or any Tax Returns and no such proceeding has been threatened in writing, and no proposed adjustment, deficiency or underpayment of Taxes has been asserted in writing or assessed in writing by any Governmental Entity against the Company or any of its Subsidiaries which has not since been settled, satisfied by payment, withdrawn or otherwise resolved;
(g) neither the Company nor any of its Subsidiaries has outstanding any agreements, consents or waivers extending, or requesting to extend, the statutory period of limitations applicable to the payment or assessment of any Taxes;
(h) neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax allocation, sharing or indemnity agreement or arrangement (other than a Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) or (ii) has requested in writing any closing agreement, private letter ruling, technical advance memorandum, offer in compromise or any other agreement or ruling with any Governmental Entity which such request is still in effect;

(i) during the last five years, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a combined, consolidated or unitary U.S. federal income Tax Return (other than a group of which the Company or any of its Subsidiaries is the common parent) or other comparable group for state, local or non-U.S. Tax purposes or (ii) has any liability or obligation for Taxes of another Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. tax law) or as a transferee or successor under any provision of applicable Law or by Contract (other than a Contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes);
(j) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any comparable provision of state, local or non-U.S. Law) entered into prior to Closing, (ii) an intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code with respect to transactions entered into prior to Closing, (iii) change in method of accounting for a Tax period (or portion thereof) ending on or prior to the Closing Date, (iv) installment sale or open transaction doctrine made prior to Closing, or (v) prepaid amount received or deferred revenue accrued prior to Closing outside the ordinary course of business;
(k) no claim has ever been made in writing by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or its Subsidiaries, as applicable, is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction which has not since been settled, withdrawn or otherwise resolved;
(l) neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and
(m) neither the Company nor any of its Subsidiaries has engaged in any transaction that is a “reportable transaction” under Treasury Regulations Section 1.6011-4(b) (or any comparable provision of state, local or non-U.S. Law).
The representations and warranties in this Section 3.12 and in Section 3.10 constitute the sole and exclusive representations and warranties made by the Company with respect to Tax matters.
3.13 Labor Matters.
(a) Section 3.13(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of (i) each Collective Bargaining Agreement that the Company or any of its Subsidiaries is a party to (each, a “Company Collective Bargaining Agreement”), and (ii) each Labor Organization representing an employee of the Company or its Subsidiaries with respect to his or her employment with the Company (to the extent not a party to a Company Collective Bargaining Agreement). To the Knowledge of the Company, as of the date of this Agreement there are no, (and since January 1, 2023, there has not been) ongoing or threatened union organization or decertification activities or proceedings relating to any employee of the Company or any of its Subsidiaries. No demand for recognition as the exclusive bargaining representative of any employees is pending or, to the Knowledge of the Company, threatened by or on behalf of any Labor Organization.
(b) Since January 1, 2023, there has been no threatened strike, lockout, work stoppage or other material labor disputes against or involving the Company or any of its Subsidiaries. Since January 1, 2023, there have been no material unfair labor practice charges, grievances, or arbitrations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, the Company and its Subsidiaries have been in compliance with all applicable Laws respecting employment, including immigration, disability rights, equal opportunity, employee leave issues, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole, to the Knowledge of the Company, no current officer, director, or other employee of the Company or any of its Subsidiaries at the level of Vice President or above, is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information. To the Knowledge of the Company, no officer, director, or other employee of the Company or any of its Subsidiaries at the level of Vice President or above intends to terminate his or her employment prior to the Closing Date.
(e) Section 3.13(e) of the Company Disclosure Letter sets forth a true, complete and accurate list of each reduction in force or plant closing that has triggered WARN since January 1, 2023.
(f) Since January 1, 2023, the Company and its Subsidiaries have not received notice of any material Action, and to the Company’s Knowledge no material Action has been threated, in each case, by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.
(g) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole, to the Knowledge of the Company, since January 1, 2023, there have been no harassment or discrimination allegations of any kind against any current or former officer, director, or other employee of the Company or its Subsidiaries at the level of Vice President or above (in his or her capacity as such). Neither the Company nor any of its Subsidiaries is party to a settlement agreement with any current or former officer, director, or other employee of the Company and its Subsidiaries at the level of Vice President or above that arose out of allegations relating to harassment or discrimination of any kind. Since January 1, 2023, the Company and its Subsidiaries have investigated all material harassment or discrimination allegations of any kind against any current or former officers, directors, or other employees of the Company or its Subsidiaries.
3.14 Intellectual Property.
(a) Section 3.14(a) of the Company Disclosure Letter contains a complete and accurate list as of the date hereof of all Patents, pending applications to register Patents, registered Trademarks, pending applications to register Trademarks, registered Copyrights, pending applications to register Copyrights, and Internet domain names, in each such case that are included in the Company-Owned IP as of the date hereof (the “Registered IP List”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own all Company-Owned IP, and have sufficient rights to all Intellectual Property used in or necessary for the business of the Company and its Subsidiaries as currently conducted, in each case, free and clear of all Liens, other than Permitted Liens.
(b) All (i) Patents, Trademarks and Copyrights in each such case that are included in the Registered IP List and that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that the Company or any of its Subsidiaries has permitted to expire (excluding at the end of its statutory term) or has canceled or abandoned in its reasonable business judgment and (ii) the Company-Owned IP is valid, subsisting, and enforceable, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one or more of its Subsidiaries owns, has a valid Inbound License authorizing use in the manner used as of the date of this Agreement or otherwise possesses legally enforceable rights to use, free and clear of all Liens other than Permitted Liens, all Company IP. To the Knowledge of the Company, none of the Registered IP that is Company-Owned IP is subject to, and neither the Company nor any of its Subsidiaries is named in, any Order that restricts or impairs the use of any Company-Owned IP by the Company or any of its Subsidiaries.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise make unauthorized use of any Intellectual Property of any third party and (ii) to the Knowledge of the Company, no other Person is infringing, misappropriating or otherwise making unauthorized use of any Company-Owned IP. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Company Balance Sheet Date, the Company has not received a written communication from any third party asserting that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise made unauthorized use of any Intellectual Property rights of any third party. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Action is (and since the Company Balance Sheet Date, no Action has been) pending or threatened in writing (or, to the Knowledge of the Company, otherwise threatened) accusing the Company or any of its Subsidiaries of infringement, misappropriation or making unauthorized use of any Intellectual Property rights of any third party in connection with the conduct of the business of the Company and its Subsidiaries as currently conducted.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has taken commercially reasonable actions in accordance with normal industry practice to protect, maintain and preserve Trade Secrets in the Company IP.
(f) To the Knowledge of the Company, no product or software owned by the Company or any of its Subsidiaries (“Owned Software”) contains, incorporates, links or calls to any Open Source Software in a manner that obligates the Company or its applicable Subsidiary (or conditions any grant of rights on having) to (i) disclose, make available, offer or deliver, or obligate any licensee (or condition any grant of rights on having) to disclose, make available, offer or deliver, any portion of the source code of the Owned Software other than the applicable Open Source Software, (ii) permit any licensee to modify, make derivative works of, or reverse-engineer or redistribute any portion of the source code of the Owned Software, other than the applicable Open Source Software or (iii) grant any other rights to any other Company Intellectual Property embodied in Owned Software, other than applicable Open Source Software, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No source code for Owned Software has been disclosed, licensed, released, distributed, escrowed or made available to or for any Person and no Person has been granted any rights thereto, and neither the Company nor any of its Subsidiaries has agreed to disclose, license, release, deliver, escrow, or otherwise grant any right thereto under any circumstance in each case other than to (A) employees of the Company or its Subsidiaries engaged in software development or (B) any third-party software developer pursuant to a Contract that obligates such third party to appropriate confidentiality and nondisclosure obligations and requires such third party to use the source code for Owned Software only for the benefit of the Company or its Subsidiaries.
(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the computer systems, servers, network equipment and other computer hardware used, owned, leased or licensed by or for the Company or any of its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted and (ii) to the Knowledge of the Company, since January 1, 2023, there has been no security breach of, unauthorized access to, unauthorized use of, or malicious code in, or other cyber or security incident regarding, any of the IT Systems or with respect to any data or information held or processed by or for the Company or any of its Subsidiaries (including any Trade Secrets, including source code, in the Company-Owned IP).
3.15 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the current conduct of the business of the Company and its Subsidiaries as of the date of this Agreement (the “Insurance Arrangements”) is in full force and effect and provides insurance in such amounts and against such risks as management of the Company has determined to be prudent in accordance with industry practices. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all premiums due and payable under such Insurance Arrangements have been paid when due, (b) the Company and its Subsidiaries are otherwise in compliance with the terms thereof, and (c) as of the date hereof, none of the Company or any of its Subsidiaries has Knowledge that any insurer under an Insurance Arrangement intends to terminate or fail to renew such Insurance Arrangement.

3.16 Properties.
(a) Except (i) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) for Permitted Liens, the Company and its Subsidiaries have good title to, or valid leasehold or sublease interests in (or other comparable contract rights in or relating to), all tangible properties and assets (in each case, excluding any Real Property) reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have title to, or have a valid leasehold interest in, all of the material tangible personal property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course of business as currently conducted.
(b) Section 3.16(b) of the Company Disclosure Letter contains a true, correct and complete list of the addresses of all real property owned by the Company or any of its Subsidiaries as of the date of this Agreement (the “Owned Real Property”) that is material to the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) has good and fee simple title (or the jurisdictional equivalent) to all Owned Real Property, free and clear of all Liens other than Permitted Liens (ii) have not granted to any parties, and there are no, outstanding options, rights of first offer or first negotiation or right of first refusal, or other similar rights to purchase or lease any Owned Real Property or any portion thereof or interest therein (in each case, other than this Agreement).
(c) Section 3.16(c) of the Company Disclosure Letter contains (i) a true, correct and complete list of the addresses of all material real property the Company or any of its Subsidiaries leases, subleases, licenses or otherwise uses or occupies (but does not own) pursuant to a Lease (as defined below) (each such property, a “Material Leased Real Property”) and (ii) a true, correct and complete list of each lease, sublease, license or other agreement (together with all amendments, waivers, extensions, renewals, guaranties and/or modifications with respect thereto) (each a “Lease”) for each Material Leased Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) true, complete and correct copies of the Leases have been made available, (B) each Lease is in full force and effect and constitutes a legal, valid and binding obligation on the Company or its Subsidiary that is a party thereto, enforceable in accordance with its terms, (C) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party to a Lease, has violated any provision of or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, (D) neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Lease, (E) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Material Leased Real Property or any portion thereof, and (F) the Company or one of its Subsidiaries has a valid leasehold interest in the Material Leased Real Property, free and clear of all Liens, except for Permitted Liens.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no condemnation, expropriation or other proceeding in eminent domain is affecting the Real Property or any portion thereof or interest therein is pending or threatened, with respect to any Real Property. Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not received any written notice that, and the Company has no Knowledge that, the current use, ownership, lease, license or occupancy (as applicable) of the Real Property (including any parking areas) violates any applicable Law, easement, covenant, condition, restriction or similar provision in any instrument of record.
(e) Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries has any continuing liability (actual or contingent), including as a guarantor, in respect of any real property other than the Real Properties.
(f) Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein for a purchase price in excess of $2,000,000.
(g) Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect to the Knowledge of the Company, there are no material structural deficiencies or latent defects affecting any of the buildings, parking facilities, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Owned Real Property (“Improvements”) and there are no facts or conditions affecting any of the Improvements or which would, individually or in the aggregate, interfere in any material respect with the intended use or occupancy thereof in the operation of the business as currently conducted.
3.17 Material Contracts.
(a) Except for this Agreement and Contracts filed as exhibits to the Company SEC Documents, Company Benefit Plans or as set forth on Section 3.17(a) of the Company Disclosure Letter, neither the Company or any of its Subsidiaries is a party to the following Contracts as of the date of this Agreement (each Contract of the type described in clauses (i)-(xiv) of this Section 3.17(a), other than this Agreement or any Company Benefit Plan, being a “Company Material Contract”):
(i) each Contract that is a “material contract” (as such terms is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) required to be filed as an exhibit to any Company SEC Document;
(ii) each Contract that (A) limits the freedom or right of the Company or any of its Subsidiaries to (1) compete with any other Person in any location or line of business, (2) engage in any business, or (3) operate in any new geographic location (excluding, in each case, any such restriction tied to the absence of a regulatory license) or (B) contains any “most favored nations” terms and conditions granted by the Company or any of its Subsidiaries or exclusivity obligations or other similar restrictions in favor of the counterparty thereto, except in the case of each of the foregoing clauses (A) and (B) for such limitations, terms, conditions or obligations that are not material to the Company and its Subsidiaries, taken as a whole;
(iii) each Contract providing for indebtedness for borrowed money (including indebtedness evidenced by bonds, debenture, notes, mortgage or other similar debt instruments or securities) of the Company or any of its Subsidiaries with a principal amount in excess of $2,500,000 (whether incurred, assumed, guaranteed or secured by any asset), excluding, for the avoidance of doubt, (1) intercompany loans between the Company and any of its wholly owned Subsidiaries or between or among any wholly owned Subsidiaries of the Company and (2) any surety or performance bond, letter of credit or similar Contract entered into in the ordinary course of business, or granting a Lien (other than Permitted Liens) securing indebtedness in excess of $2,500,000 upon any assets or properties of the Company or any of its Subsidiaries;
(iv) each Contract under which the Company or any of its Subsidiaries has any obligations (including indemnification, earn out or other contingent payment obligations, but excluding confidentiality obligations) which have not been satisfied or performed in full prior to the date of this Agreement relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $2,000,000, except for acquisitions or dispositions of inventory, properties and other assets in the ordinary course of business;
(v) each Contract entered into in connection with the settlement or other resolution of any Action or threatened Action involving the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries has any continuing obligations, liabilities or restrictions that are material to the Company and its Subsidiaries, taken as a whole;
(vi) each Contract creating a joint venture, partnership, strategic alliance or similar arrangement;
(vii) each Contract that requires by its terms or is reasonably expected to require by its terms the payment or delivery of cash or other consideration by the Company or its Subsidiaries in an amount having an expected value in excess of $5,000,000 in 2025 or in any year thereafter;
(viii) that is with the 15 largest customers of the Company and its Subsidiaries, taken as a whole by revenue during the fiscal year ended December 31, 2024 (as determined based on revenue recognized during the applicable time period) (such customers, the “Top Customers”);
(ix) that is with the 15 largest vendors of the Company and its Subsidiaries, taken as a whole by revenue during the fiscal year ended December 31, 2024 (as determined based on revenue recognized during the applicable time period) (such vendors, the “Top Vendors”);

(x) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) in the past three years for aggregate consideration of more than $5,000,000, other than (1) Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations of the Company or its Subsidiaries ongoing and (2) dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries carried out in the ordinary course of business;
(xi) that is a license or grant of rights granted by the Company or any Subsidiary of the Company to Company IP, other than (A) limited-term co-branding agreements entered into in the ordinary course of business or (B) non-exclusive licenses that are granted in the ordinary course of business to customers, suppliers, distributors, vendors, or service providers;
(xii) that is an Inbound License, other than (A) click-through, shrink wrap and other off-the-shelf software, (B) Contracts for open source or free software having an annual or one-time fee of no more than $2,000,000, (C) Contracts for limited-term co-branding arrangements, (D) non-disclosure agreements in which the license, sublicense or covenant not to sue or assert to or under Intellectual Property rights is incidental to the purpose of the Contract taken as a whole, or (E) licenses that are granted by customers for the manufacture and supply of such customer’s products;
(xiii) any Contract with a Governmental Entity (a “Government Contract”); and
(xiv) that provides for indemnification of any officer, director or other employee by the Company or any of its Subsidiaries entered into outside the ordinary course of business;
provided, however, that, none of the following will constitute Company Material Contracts: (A) the Engagement Letters; (B) Contracts that are terminable without cause by the Company or a Subsidiary of the Company, as applicable, on fewer than 60 days’ notice without penalty (other than payments for services rendered prior to the date of termination); (C) purchase orders (provided, that, the carve-out in this clause (C) will be disregarded for purposes of Section 3.17(c) only); and (D) any Lease.
(b) The Company has made available a true and complete copy of each Company Material Contract that is not otherwise disclosed in the Company SEC Documents.
(c) Neither the Company nor any Subsidiary of the Company is in breach of or default under any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or in default under such Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect. Neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, failed to timely perform any action required to be performed under, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under, the provisions of any Company Material Contract, except in each case for those violations, acts (or failures to act) and defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and, since the date that is one year prior to the date of this Agreement through the date of this Agreement, to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of any of such material failure to timely perform any action or the existence of such event or condition from the any other party to the applicable Company Material Contract. From January 1, 2023, through the date of this Agreement, the Company has not received any written or, to the Knowledge of the Company, oral notice from any Top Customer to the effect that any such Top Customer will cease, materially decrease the rate of, or materially and adversely change the terms (whether related to payment, price or otherwise) with respect to, purchasing materials, products or services from the Company. From January 1, 2023, through the date of this Agreement, the Company has not received any written or, to the Knowledge of the Company, oral notice from any Top Vendor to the effect that any such Top Vendor will cease, materially decrease the rate of, or materially and adversely change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the Merger and the transactions contemplated hereby or otherwise).

(d) Since January 1, 2023, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor its Subsidiaries has (a) breached or violated any Law, clause or other requirement applicable to any Government Contract; (b) been suspended or debarred or otherwise declared ineligible for the award of contracts by any Governmental Contract (or any quotation, bid or proposal by the Company or any of its Subsidiaries that would result in a Government Contract); (c) been audited or investigated by any Governmental Entity with respect to any Government Contract (excluding routine audits) or carried out any internal investigations with respect thereto; (d) made or been obligated to make any disclosure with regard to any irregularity in connection with a Government Contract; or (e) to the Knowledge of the Company, received any allegations of fraud, false claims by the Company or its Subsidiaries or overpayments to the Company or its Subsidiaries, in each case, with respect to any of the Company’s or its Subsidiaries’ Government Contracts.
3.18 Brokers and Finders. Except for the Company Financial Advisor, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with or upon consummation of the Transactions. The Company has made available to Parent a summary of the material terms of its fee arrangement with the Company Financial Advisor pursuant to the applicable engagement letters (the “Engagement Letters”).
3.19 No Rights Agreement; Anti-Takeover Provisions. As of the date hereof, the Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.4, no Takeover Laws (including the restrictions in Section 203 of the DGCL) apply to the Company with respect to the Transactions.
3.20 Data Privacy and Security. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance, and has since January 1, 2023, complied, with all applicable Data Protection Laws. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has received any written notice of any claims, charges, investigations or regulatory inquiries related to or alleging the violation of any Data Protection Laws. To the Knowledge of the Company, since January 1, 2023, there have not been any unauthorized disclosures, security incidents or data breaches involving the Company, its Subsidiaries or any of its or their respective agents, employees or contractors relating to any Personal Data in its possession or control that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since January 1, 2023, there has been no failure, or any unauthorized intrusions or breaches, of security with respect to the information technology systems owned or controlled by the Company or any of its Subsidiaries that has resulted in a material disruption or material interruption in the operation of the business of the Company and its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.21 Food Regulatory Matters.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries and all products manufactured, distributed, marketed or sold by them (“Products”) have, since January 1, 2023, complied with (i) the applicable provisions of the Federal Food, Drug, and Cosmetic Act (“FDCA”), including the Nutrition Labeling and Education Act, the Fair Packaging and Labeling Act and all applicable regulations, standards, final guidances and requirements adopted by the United States Department of Health and Human Services (the “HHS”) and the United States Food and Drug Administration (the “FDA”) thereunder, (ii) all applicable Laws administered by the United States Department of Agriculture (the “USDA”), including the Organic Food Production Act of 1990, together with the HHS, FDA, Department of Justice and Federal Trade Commission, collectively, the “Food Authorities” and each, a “Food Authority,” and (iii) and all other applicable Laws, including state laws, established by any other Governmental Entity in the United States responsible for regulating the use, manufacture, packaging, licensing, labeling, distribution, marketing, import and export, advertising, or sale of any Product in the United States (including Laws relating to food additives, food allergens, food contact substances, hazard analysis and preventive controls, supplier verification and the testing, manufacturing, processing, holding, sanitary transportation, distribution, recordkeeping, packaging, registration, monitoring, labeling, advertising and marketing of food products) and all applicable Laws regarding adulteration, compliance with all food manufacturing practice requirements and all applicable health and safety Laws regarding the cleanliness of food and food packaging preparation areas (“Food Safety Laws”).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of (i) the Company or any of its Subsidiaries, any Product or the facilities in which the Products are manufactured, processed, packaged or held or (ii) to the Knowledge of the Company, with respect to the Products, the Persons that manufacture, process, package or supply ingredients and packaging materials for or distribute the Products, has received a major or critical finding from a third-party auditor or is subject to, since January 1, 2023, (A) any warning letter, untitled letter, notice of inspectional observation (such as an FDA Form 483) or other adverse correspondence or notice from the FDA or any other Food Authority alleging or asserting non-compliance with any legal requirement, Notice of Suspension or Notice of Intended Enforcement or other adverse correspondence or notice from the USDA or any other Food Authority or (B) any import detention, investigation, suspension or withdrawal of inspection or registration, penalty assessment or other compliance or enforcement action by any Food Authority.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, (i) none of the Company and its Subsidiaries, or (ii) to the Knowledge of the Company, with respect to the Products, no Persons that manufacture, process, package supply ingredients for or distribute the Products, have voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field alert, market withdrawal or replacement, safety alert, or other notice or action relating to an alleged lack of safety or regulatory or legal compliance of any Product. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, no Products have been subject to any recalls, withdrawals, product corrections, product removals, detentions or seizures or similar action and to the Knowledge of the Company, there are no facts which are reasonably likely to cause (i) the recall, market withdrawal or replacement of any Product sold or intended to be sold or (ii) as a result of regulatory or legal action, a change in the labeling of any such Products or a termination or suspension of the marketing of such Products.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, each Product cultivated, manufactured, produced, packaged, labeled, distributed or sold by or on behalf of the Company conforms in all material respects to any promises, claims or affirmations of fact made on the container or label for such product or in connection with its distribution or sale (including all nutrition facts, ingredient statements, nutrient content claims, and to the extent that such products are being marketed as such, “non-GMO,” “fresh,” “organic,” “U.S. grown,” “made with natural ingredients,” “gluten free,” “kosher,” “all natural,” “no corn syrup,” “no artificial colors, flavors, or sweeteners,” “healthy,” “100% juice” or with similar claims) and the Company possesses appropriate certifications or scientifically reliable materials to substantiate all such promises, claims and affirmations of fact.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, (i) neither the Company nor any of its Subsidiaries has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or any such similar policies set forth by other Food Authorities; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any officer, employee or agent of the Company and its Subsidiaries has, during their employment by the Company or its Subsidiaries, been convicted of any crime or engaged in any conduct for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar Laws; (iii) neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the Food Authorities or any other Governmental Entity alleging that any operation or activity of the Company and its Subsidiaries is in material violation of the FDCA or the respective counterparts thereof promulgated by applicable Governmental Entities; and (iv) and to the Knowledge of the Company, there has not been any material violation of any Laws by the Company and its Subsidiaries in their product development efforts, submissions or reports to any Food Authority or other Governmental Entity that could reasonably be expected to require investigation, corrective action or enforcement action.

3.22 Related-Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business or as otherwise disclosed in the Company SEC Documents, there are no Contracts or other transactions: (a) between the Company or its Subsidiaries, on the one hand, and any Associated Party thereof (but not including Contracts or other transaction solely between the Company and a Subsidiary of the Company or between Subsidiaries of the Company) or (b) that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act (such arrangements, collectively, “Associated Party Arrangements”).
3.23 No Other Representations and Warranties; Non-Reliance.
(a) Except for the representations and warranties contained in this Article III and in the certificate delivered pursuant to Section 6.2(c), neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates, and the Company hereby expressly disclaims any such other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives. Without limiting the generality of the foregoing, and notwithstanding the delivery or disclosure to Parent or Merger Sub or any of their respective Representatives or Affiliates of any documentation or other information by the Company or any of its Subsidiaries or any of its or their Representatives or Affiliates, neither the Company nor any other Person make any express or implied representation or warranty on behalf of the Company or any other Person with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or any of their respective Representatives or Affiliates.
(b) The Company expressly disclaims, except in the case of Fraud, that it is relying upon or has relied upon any representations or warranties that may have been made by or with respect to Parent or Merger Sub (other than the representations and warranties set forth in Article IV or in the certificate delivered pursuant to Section 6.3(c)), and acknowledges and agrees that Parent and Merger Sub have expressly disclaimed and do hereby expressly disclaim any other representation made by Parent, Merger Sub or any other Person, except as set forth in Article IV.
IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub each hereby represent and warrant to the Company that:
4.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub (a) is duly organized and validly existing under the Laws of the jurisdiction of its organization, (b) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, (c) is in good standing in the jurisdiction of its organization, and (d) is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business as presently conducted requires such qualification, except in the case of each of the foregoing clauses (b), (c) and (d) where any such failure to be so qualified or in good standing as a foreign corporation or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub is in violation of any provision of its organizational documents, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent owns, beneficially and of record, all of the outstanding shares of Merger Sub. Parent and Merger Sub were formed solely for the purpose of engaging in the Transactions, have no liabilities or obligations of any nature other than those incident to its formation or pursuant to the Transactions and, prior to the Effective Time, shall not have engaged in any other business activities other than those relating to the Transactions or those incident to their formation.
4.2 Corporate Authority; Approvals.
(a) Each of Parent and Merger Sub has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, the CVR Agreement and to consummate the Transactions and the Financing, subject, in the case of Merger Sub, to the receipt of the approval of Parent as the sole stockholder of Merger Sub, and, with respect to the Merger, the filing of the Certificate of Merger.

(b) Parent Board has (i) approved this Agreement, the CVR Agreement, the Transactions and the Financing, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable, and (ii) determined that this Agreement, the CVR Agreement and the Transactions are fair to, advisable and in the best interests of Parent and its stockholders.
(c) Merger Sub Board has (i) approved this Agreement, the CVR Agreement, the Transactions and the Financing, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable, (ii) declared this Agreement, the CVR Agreement, the Transactions and the Financing fair to, advisable and in the best interests of Merger Sub and Parent (as the sole stockholder of Merger Sub), and (iii) resolved to recommend that Parent (as the sole stockholder of Merger Sub) adopt this Agreement in accordance with the DGCL.
(d) This Agreement and the CVR Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement and the CVR Agreement constitute the legal, valid and binding agreement of the Company, constitutes the legal, valid and binding agreement of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to the Enforceability Exception.
4.3 Governmental Filings; No Violations.
(a) Except for the Required Governmental Approvals, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the CVR Agreement by Parent or Merger Sub or the consummation of the Transactions or the Financing, except those that the failure to make or obtain, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) The execution, delivery and performance of this Agreement and the CVR Agreement by each of Parent and Merger Sub does not, and the consummation of the Transactions and the Financing will not, constitute or result in (i) a breach or violation of, or a default under, the respective certificates of incorporation and bylaws or comparable organizational documents of Parent or Merger Sub, (ii) a breach or violation of any Law applicable to Parent or Merger Sub (assuming the Required Governmental Approvals are obtained), or (iii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the acceleration of any of their respective obligations under, or the creation of a Lien on any of the assets of Parent or Merger Sub pursuant to, any Contract binding upon Parent or Merger Sub, other than, in the case of the preceding clauses (ii) or (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.4 Ownership of Equity of the Company. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” (each, as defined in Section 203 of the DGCL), and at no time during the last three years has Parent, Merger Sub or any of their respective “affiliates” or “associates” been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. None of Parent, Merger Sub or any of their respective Subsidiaries owns (directly or indirectly, beneficially or of record) or is part of a Group (as defined in Rule 13d-5 under the Exchange Act) with respect to, or is a party to any Contract for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement).
4.5 Litigation. There are no Actions pending or threatened in writing or, to the Knowledge of Parent, threatened otherwise, against Parent, Merger Sub or any other Subsidiary of Parent, or any director or officer of any of the foregoing that (a) seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the Transactions or the Financing or (b) would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
4.6 Financing.
(a) Parent has delivered to the Company true, complete and correct fully executed copies of (i) the Debt Commitment Letter and (ii) the Equity Commitment Letter (together with the Debt Commitment Letter, the “Commitment Letters”). Parent has also delivered to the Company true, complete and correct copies of the fee letter referenced in the Debt Commitment Letter (as may be amended, modified, waived or replaced in accordance with the terms hereof, the “Fee Letter”), subject, in the case of each such Fee Letter, to redaction solely of pricing and other economic terms, fee amounts and the “market flex” provisions, none of which redactions covers terms that would (A) reduce the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing) or (B) impose any new condition or contingency to the receipt of the Debt Financing on the Closing Date or otherwise adversely amend, modify or expand any conditions precedent to the Debt Financing, as set forth in the Debt Commitment Letter in each case in a way that would be reasonably likely to adversely affect the availability, amount or timing of the Debt Financing (the foregoing clauses (A) and (B), collectively, a “Debt Financing Adverse Impact”).
(b) As of the date of this Agreement, (i) none of the Commitment Letters in the form delivered to the Company has been amended, supplemented or modified, and (ii) the respective commitments contained in the Commitment Letters have not been withdrawn, terminated, reduced or rescinded in any respect and, to the Knowledge of Parent, no such withdrawal, termination, reduction or rescission is contemplated. There are no side letters or Contracts to which Parent, Merger Sub or any of their Affiliates is a party or other arrangements of any kind related to the funding or investing, as applicable, of the Debt Financing that would have a Debt Financing Adverse Impact, other than as expressly set forth in the Commitment Letters and Fee Letters and delivered to the Company on or prior to the date hereof.
(c) Parent and Merger Sub, as applicable, have fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letter that are due and payable on or prior to the date hereof pursuant to the terms of the Debt Commitment Letter.
(d) As of the date hereof, the Commitment Letters are in full force and effect against the Parent, Merger Sub or any of their Affiliates, and are the legal, valid, binding and enforceable obligations of Parent, Merger Sub or any of their Affiliates as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, except, in each case, as such enforceability may be limited by the Enforceability Exception. There are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing required to satisfy the Financing Uses (including pursuant to any “market flex” provisions in any fee letters), other than as expressly set forth in the Commitment Letters or the Fee Letters. As of the date hereof, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, to the Knowledge of Parent no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (i) constitute a default or breach on the part of Parent, Merger Sub or any of their Affiliates or, to the Knowledge of Parent, any other party thereto under the Commitment Letters, (ii) constitute a failure to satisfy a condition precedent to the Financing required to be satisfied by Parent, Merger Sub or any of their Affiliates pursuant to any Commitment Letter, or (iii) assuming the satisfaction or waiver of the conditions to the funding or investing, as applicable, of the Financing on the Closing Date as set forth in the Commitment Letters, otherwise result in any portion of the Financing required to satisfy the Financing Uses being unavailable at the Closing. The Equity Commitment Letter expressly provides, and will continue to provide, that the Company is an intended third-party beneficiary thereof.
(e) Assuming the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2, as of the date hereof Parent has no reason to believe that any of the conditions precedent to the Financing contained in the Commitment Letters will not be satisfied or that the full amount of the Financing required to satisfy the Financing Uses will not be made available to Parent, Merger Sub or any of their Affiliates in full at the Closing. Assuming (i) the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2 and (ii) the Financing is funded and/or invested in accordance with the Commitment Letters, as applicable (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of “market flex,” including original issue discount flex provided under the Debt Commitment Letter and any related Fee Letter), Parent, Merger Sub and any of their Affiliates will have at the Closing funds sufficient to (i) pay the aggregate Merger Consideration and the other payments contemplated by this Agreement to be paid by Parent and Merger Sub (assuming that no amounts shall be owing or payable under the CVR Agreement on that date), (ii) pay any and all fees and expenses required to be paid at Closing by Parent, Merger Sub and any of their Affiliates in connection with the Transactions and the Financing, (iii) prepay or repay the Payoff Amount, and (iv) make all of the other payments required to be made at Closing by Parent and Merger Sub hereunder in connection with the Transactions (the foregoing clauses (i) through (iv), the “Financing Uses”).
The obligations of Parent and Merger Sub to consummate the Transactions on the terms contemplated by this Agreement are not in any way contingent upon or otherwise subject to Parent’s, Merger Sub’s or any of their

Affiliates’ consummation of any financing arrangement, Parent or any of its Affiliates obtaining any financing (including the Financing or any Alternative Financing) or the availability, grant, provision or extension of any financing to Parent or any of its Affiliates (including the Financing or any Alternative Financing).
4.7 Solvency. Neither Parent nor Merger Sub is entering into this Agreement or the Commitment Letters with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, the Company and their respective Subsidiaries in connection therewith) and assuming for these purposes the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, including contingent and other liabilities and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged, and (c) the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
4.8 Brokers and Finders. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability prior to the Closing or following a termination of this Agreement.
4.9 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, as of the date it is first mailed to the Company’s stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
4.10 Absence of Certain Arrangements. None of Parent, Merger Sub or any of their Affiliates has made or entered into any agreement, arrangement or understanding, or authorized, committed or agreed to any of the foregoing, pursuant to which any stockholder of the Company (a) would be entitled to receive consideration of a different amount or nature than the consideration to be delivered pursuant to this Agreement or (b) has agreed to adopt this Agreement or has agreed to vote against any Company Superior Proposal.
4.11 No Other Representations and Warranties; Non-Reliance.
(a) Except for the representations and warranties contained in this Article IV and the certificate delivered pursuant to Section 6.3(c), none of Parent, Merger Sub or any other Person makes any other express or implied representation or warranty on behalf of Parent, Merger Sub or any of their respective Affiliates, and Parent and Merger Sub hereby expressly disclaim any such other representations or warranties, whether made by Parent, Merger Sub or any of their respective Affiliates or Representatives.
(b) Each of Parent and Merger Sub expressly disclaims, except in the case of Fraud, that it is relying upon or has relied upon any representations or warranties that may have been made by or with respect to the Company or any of its Subsidiaries (other than the representations and warranties set forth in Article III or in the certificate delivered pursuant to Section 6.2(c)), and acknowledges and agrees that the Company has expressly disclaimed and does hereby expressly disclaim any other representation made by the Company or any other Person, except as set forth in Article III.

V. COVENANTS
5.1 Interim Operations.
(a) During the period commencing on the date of this Agreement and ending on the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII (the “Pre-Closing Period”), except (i) as required, permitted or otherwise expressly contemplated under this Agreement or the other Transaction Documents or as required by applicable Law, (ii) with the written consent of Parent (which consent will not be unreasonably withheld or conditioned), or (iii) as set forth on Section 5.1 of the Company Disclosure Letter, the Company will, and will cause each of its Subsidiaries to, conduct its and each of its Subsidiaries’ business and operations in the ordinary course in all material respects and comply with all applicable Laws, and to use commercially reasonable efforts to preserve the goodwill, business relationships and business organization of the Company and its Subsidiaries; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters whose subject matter is specifically addressed by any provision of Section 5.1(b) will be deemed, in and of itself, a breach of this sentence unless such action would constitute a breach of Section 5.1(b).
(b) During the Pre-Closing Period, except (i) as required, permitted or otherwise expressly contemplated under this Agreement or the other Transaction Documents or as required by applicable Law, (ii) with the written consent of Parent (which consent will not be unreasonably withheld or conditioned), or (iii) as set forth on Section 5.1 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries will:
(i) (A) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (other than dividends paid by a wholly owned Subsidiary to the Company or another wholly owned Subsidiary of the Company) or (B) repurchase, redeem or otherwise reacquire any shares of capital stock or other equity or voting interests or any rights, warrants or options to acquire any shares of capital stock or other equity or voting interests, other than to satisfy the exercise price and/or Tax obligations with respect to Company Equity Awards outstanding on the date hereof or subsequently granted in accordance with the terms of this Agreement upon exercise, vesting or settlement, in each case, in accordance with the Company Equity Plan and the applicable grant agreement;
(ii) adjust, split, combine, subdivide or reclassify any shares of Company Common Stock or other equity or voting interests of the Company;
(iii) sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by any the Company or any of its Subsidiaries (other than pursuant to agreements in effect as of the date of this Agreement and except for transactions solely between the Company and any wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company) of (A) any capital stock or other equity interest of the Company or any of its Subsidiaries, (B) any option, call, warrant, restricted securities or right to acquire any capital stock or other equity interest of the Company or any of its Subsidiaries, or (C) any instrument convertible into or exchangeable for any capital stock or other equity interest of the Company or any of its Subsidiaries (except that the Company may issue shares of Company Common Stock upon the exercise, vesting or settlement of Company Equity Awards outstanding on the date hereof or subsequently granted in accordance with the terms of this Agreement, the Company Equity Plan and the applicable grant agreement);
(iv) except as required by any Company Benefit Plan in effect on the date of this Agreement or a Company Collective Bargaining Agreement, (A) increase the compensation or benefits payable to or provided to any current or former employees, directors, executive officers or other individual service providers of the Company or its Subsidiaries, other than increases in base salary or base wages in the ordinary course of business with respect to employees with an annual base compensation of less than $150,000, (B) increase, grant, provide, promise or otherwise agree to any change of control, severance, termination, retention bonus, transaction bonus, equity or equity-based award, retention agreement or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of the Company or its Subsidiaries, (C) establish, adopt, enter into or amend any Company Benefit Plan, other than amendments to Company Benefit Plans that are health and welfare plans in the ordinary course of business consistent with past practice provided that such amendments do not materially increase the cost to the Company or its Subsidiaries, (D) take any action to accelerate the vesting or payment or lapsing of restrictions of, or fund a rabbi trust to secure the payment, of compensation or benefits under any Company Benefit Plan (including accelerating the vesting of any Company Equity Awards), (E) make grants under the Company Equity Plan, or amend, change, vary the payout level or any other requirements of any existing incentive program, or (F) grant to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for Taxes, including Taxes incurred under Section 409A or Section 4999 of the Code;
(v) hire any employees, directors, executive officers or other individual service providers (including independent contractors) of the Company or any of its Subsidiaries, other than; (1) employees with an annual base compensation less than $150,000; provided that, the costs of hiring and compensating such employees is substantially similar to the costs for similarly situated employees of the Company and such newly hired employees are provided with standard severance benefits, and (2) employees who are hired to fill open positions or backfill positions listed on Section 5.1(b)(v) of the Company Disclosure Letter;
(vi) (1) terminate (other than for cause) the employment or services of any employee or individual service providers of the Company or any of its Subsidiaries who has an annual base compensation in excess of $150,000; or (2) implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements pursuant to WARN, or implicate labor protection payments under any Company Collective Bargaining Agreement, Contract or other agreement or understanding with any labor organization, works council, trade union or other employee representative;
(vii) enter into, amend, extend, negotiate, or terminate any Collective Bargaining Agreement, Company Collective Bargaining Agreement, Contract or other agreement or understanding with any Labor Organization, or recognize any Labor Organization as the bargaining representative for any employees of the Company or its Subsidiaries, except any effects bargaining obligations;
(viii) waive, release or amend the restrictive covenant obligations of any current or former employee or individual service provider of the Company or any of its Subsidiaries;
(ix) other than in the ordinary course of business or as contemplated by the budget set forth on Section 5.1(b)(ix) of the Company Disclosure Letter, make any capital expenditures that exceed $1,000,000 in the aggregate;
(x) amend or permit the adoption of any amendment to the Certificate of Incorporation or the Bylaws (or the comparable organizational documents of any of the Company’s Subsidiaries);
(xi) acquire, lease, license, sublicense, pledge, sell, transfer, assign or subject to any material Lien (other than Permitted Liens), or otherwise dispose of, abandon, let lapse or expire (except expiring at the end of the applicable statutory term) any Intellectual Property, asset or other property that is material to the Company and its Subsidiaries, taken as a whole (except, in the case of any of the foregoing (A) in the ordinary course of business (including entering into nonexclusive license agreements with customers of the Company or any of its Subsidiaries), (B) pursuant to any Contract in place on the date of this Agreement or permitted to be entered into under this Agreement, (C) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company and its Subsidiaries, or (D) for transactions solely between the Company and any wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company);
(xii) disclose any material confidential information or Trade Secrets to any third party (other than (A) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions or (B) as required by applicable Law or judicial process);
(xiii) lend money or make capital contributions or advances to or make investments in, any Person, or incur, assume or guarantee any indebtedness for borrowed money (including any indebtedness evidenced by bonds, debentures, notes, mortgages or other similar debt instruments or securities and in respect of letters of credit, banker’s acceptances, bank guarantees, performance bonds, surety bonds or similar facilities, instruments to the extent drawn; amounts under any interest rate or currency protection agreement or similar hedging agreement and any amounts owed by the Company and its Subsidiaries in connection with any factoring receivables or securitization programs) (except for (A) loans, capital contributions, advances or investments solely between the Company and any wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company, (B) advances to employees and consultants for travel and other business-related expenses in the ordinary course of business, and (C) extensions of trade credit in the ordinary course of business);
(xiv) except in the ordinary course of business, (A) amend or modify in any manner that is materially adverse to the Company or any of its Subsidiaries, as applicable, any Company Material Contract with a term longer than one year which cannot be terminated without cause by the Company or a Subsidiary of the Company, as applicable, on fewer than 90 days’ notice without penalty (other than payments for services rendered prior to the date of termination), or otherwise waive any material right thereunder, (B) enter into any Contract which if entered into prior to the date hereof would have been a Company Material Contract, or (C) terminate a Company Material Contract;
(xv) (A) sell, assign, transfer, lease, sublease, license, permit the use or otherwise dispose of any material Real Property or any material portion thereof or interest therein, (B) purchase or otherwise acquire any material real property or any interest therein, including enter into any material new lease, license, sublease or other occupancy agreement for any Real Property, or (C) amend, modify, supplement, waive any material rights under, or terminate any Lease (except for renewals or expirations in accordance with the terms of any such Lease);
(xvi) fail in any material respect to maintain the material insurance policies or comparable replacement insurance policies with respect to the material assets, operations and activities of the Company or its Subsidiaries;
(xvii) grant any material refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business;
(xviii) settle, release, waive or compromise any Action (or threatened Action), other than any settlement, release, waiver or compromise that either (A) results solely in a monetary obligation (and not any equitable relief) involving only the payment of money by the Company and of its Subsidiaries of not more than $2,000,000 in the aggregate (after the application of insurance proceeds and/or an indemnity from a third Person) or (B) results in a payment to the Company or any of its Subsidiaries;
(xix) except in the ordinary course of business, make any material change to any of the accounting methods, principles or practices used by it unless required by a change in GAAP or applicable Law;
(xx) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation or recapitalization of the Company or any of its Subsidiaries;
(xxi) adopt a shareholder rights plan or “poison pill”;
(xxii) enter into any Associated Party Arrangements;
(xxiii) acquire or divest any business, assets or capital stock of or to, or make any investment in, any Person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger, consolidation, or otherwise), other than (A) acquisitions in the ordinary course of business of inventory, supplies, intellectual property assets (which such intellectual property assets would not be material to the Company and its Subsidiaries as a whole), raw materials, equipment or similar assets, (B) divestitures of obsolete or used equipment in the ordinary course of business, or (C) transactions solely between the Company and any of its Subsidiaries or solely between Subsidiaries of the Company;
(xxiv) enter into any new lines of business or terminate any existing lines of business;
(xxv) (A) change or revoke any material election relating to Taxes or Tax matters, (B) change any method of Tax accounting or Tax accounting period, which such change relates to a material amount of Taxes, (C) settle any Action in respect of a material amount of Taxes or consent to any extension or waiver of the statute of limitations applicable to any such Action, (D) enter into any “closing agreement” or similar arrangement with any Tax authority with respect to a material amount of Taxes, (E) file any amended Tax Returns (other than in the ordinary course of business), or (F) surrender or compromise any right to claim a material Tax refund (it being understood and agreed that, notwithstanding anything herein to the contrary, other than this clause (xxv), none of the clauses of this Section 5.1(b) will apply to Taxes or Tax matters, except for clause (xxvi) insofar as it relates to this clause (xxv)); or
(xxvi) authorize, commit or agree to do any of the foregoing.
(c) The Company will request consent from Parent (such consent not to be unreasonably withheld, conditioned or delayed) with respect to the actions proscribed in this Section 5.1 by delivering notice pursuant to Section 8.7 (it being understood and agreed that, for the purposes of this Section 5.1, if Parent does not respond (providing or declining to provide such consent) to any request for consent within seven Business Days after the Company delivers such request, Parent will be deemed to have provided its prior written consent to the taking of such action upon and under the circumstances described in such request and only as to the specific instances subject to such request).
(d) The Company, on the one hand, and Parent and Merger Sub, on the other hand, acknowledge and agree that (i) nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time, (ii) prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ operations, and (iii) notwithstanding anything to the contrary in this Agreement, no consent of Parent will be required with respect to any matter set forth in this Section 5.1 or elsewhere in this Agreement to the extent the requirement of such consent would reasonably be expected to be a violation of applicable Law.
5.2 No Solicitation by the Company.
(a) Except as expressly permitted by this Section 5.2, the Company will, and will cause each of its Subsidiaries and instruct each of its Representatives (provided that the Company shall be responsible for any breach of this Section 5.2 by its Representative as though they were a party hereto), from and after the date hereof, to (1) (i) immediately cease any solicitation, knowing encouragement, discussions or negotiations with any Persons (other than Parent, Merger Sub or their respective Affiliates and Representatives) (such Persons, “Third Parties”) that may be ongoing with respect to a Company Takeover Proposal and (ii) immediately cease providing any non-public information to any Third Party with respect to the Company, its Subsidiaries, its assets, or any Company Takeover Proposal, other than in the ordinary course of business, (2) not, directly or indirectly through another Person, (A) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (it being understood and agreed that ministerial acts, such as answering unsolicited phone calls, that are not otherwise prohibited by this Section 5.2 will not be deemed to constitute a violation of this Section 5.2), (B) knowingly facilitate any Company Takeover Proposal or engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Third Party any non-public information in connection with or for the purpose of knowingly encouraging or facilitating, a Company Takeover Proposal, except to notify such Person of the existence of the restrictions in, and the Company’s obligations pursuant to, this Section 5.2, (C) approve, adopt, recommend, agree to or enter into, or propose to approve, adopt, recommend, agree to or enter into any letter of intent, agreement or agreement in principle, merger agreement or other similar Contract with respect to a Company Takeover Proposal, (D) grant any waiver, amendment, termination or release under any standstill or confidentiality agreement or (E) furnish or otherwise provide access to any non-public information regarding the Company or any of its Subsidiaries to any Third Party in connection with or in response to a Company Takeover Proposal, (3) take any action inconsistent with the obligations of the Company set forth in this Section 5.2, or (4) resolve to, agree to or publicly announce the intention to do, any of the foregoing.
(b) Notwithstanding anything to the contrary contained in Section 5.2(a) or any other provision of this Agreement, if at any time prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a written Company Takeover Proposal from any Third Party, which Company Takeover Proposal did not result from any breach of this Section 5.2, the Company and its Representatives may, to the extent that the Company Board or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action, in light of the Company Takeover Proposal and the terms of this Agreement, would be inconsistent with the Company

Board’s fiduciary duties under applicable Laws and that such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal, (i) furnish, following execution of an Acceptable Confidentiality Agreement with such Person, information (including non-public information) with respect to the Company and its Subsidiaries to such Third Party who has made such Company Takeover Proposal (provided that the Company will, promptly following such disclosure (and in any event, within 48 hours after such disclosure), provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is made available to such Person to the extent not previously provided to Parent or its Representatives) and (ii) engage in or otherwise participate in discussions or negotiations with the Person or Group making such Company Takeover Proposal. In addition, notwithstanding Section 5.2(a), the Company and its Representatives may (A) communicate with any Person that has made a Company Takeover Proposal to seek to clarify and understand the terms and conditions of such Company Takeover Proposal solely to determine whether such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal and (B) inform a Person that has made or is considering making a Company Takeover Proposal of the provisions of this Section 5.2.
(c) The Company will inform Parent in writing promptly (and in any event within 48 hours of its Knowledge of receipt thereof) (i) of any bona fide proposals or offers received with respect to any Company Takeover Proposal or any request for non-public information or inquiry (including seeking to initiate or continue any discussion or negotiation) that could reasonably be expected to lead to a Company Takeover Proposal, which notice must include (A) the identity of the Third Party making such proposal, request or inquiry (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of this Agreement); (B) the material terms and conditions of such Company Takeover Proposal, request or inquiry, and if in writing, an unredacted copy thereof (and, where no copy is available, a reasonably detailed written description thereof); and (C) copies of any material agreements, documents or other written materials submitted in connection therewith (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of this Agreement, and, where no copies are available or such disclosure is prohibited, a reasonably detailed written description thereof), and (ii) thereafter, the Company shall keep Parent reasonably informed, on a prompt basis (and in any event through notifying Parent in writing forty-eight (48) hours) of any material development with regard to or material amendment of such proposal, request or inquiry), of the status and terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations, including providing unredacted copies of any new or amended material agreements, documents or other written materials submitted in connection therewith (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of this Agreement, and, where no copies are available or disclosure is prohibited, a reasonably detailed written description thereof. From and after the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article VII, the Company will promptly (and in any event within 48 hours) make available to Parent any non-public information concerning the Company that is provided to any such Third Party or its Representatives that was not previously made available to Parent or its Representatives. Without limiting the foregoing, the Company will inform Parent in writing within 24 hours if the Company determines to take any action contemplated by Section 5.2(b)(i) or Section 5.2(b)(ii). The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof other than an Acceptable Confidentiality Agreement.
(d) Except as expressly permitted by this Section 5.2(d) or Section 5.2(e), neither the Company Board nor any duly authorized committee thereof will (i) (A) fail to include the Company Board Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (C) take any action by board resolution or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (it being understood that the Company Board may refrain from taking a position with respect to a Company Takeover Proposal until the close of business as of the tenth Business Day after the commencement of a tender offer in connection with such Company Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Company Adverse Recommendation Change), or (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to stockholders of the Company a Company Takeover Proposal (any action described in this clause (i) being referred to as a

“Company Adverse Recommendation Change”) or (ii) enter into, authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, merger agreement or other similar Contract with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.2(b)) (each, a “Company Acquisition Agreement”). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approval is obtained, the Company Board (or a committee thereof) may effect a Company Adverse Recommendation Change and/or the Company may terminate this Agreement and enter into a Company Acquisition Agreement pursuant to Section 7.1(d)(i) solely to the extent and if and only if, prior to taking such action: (1) the Company has received after the date of this Agreement a Company Takeover Proposal that did not result from a material breach of this Agreement and such Company Takeover Proposal has not been withdrawn, and (2) the Company Board or any duly authorized committee thereof has determined, after consultation with its financial advisors and legal counsel, that (x) failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Laws and (y) the applicable Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that (w) the Company has given Parent at least five Business Days’ prior written notice of its intention to take such action (which such notice indicates the identity of the Third Party involved and the material terms of any such Company Takeover Proposal and attaches the most current version of any written offer or proposed contract relating thereto, and if the Company proposes to terminate this Agreement pursuant to Section 7.1(d)(i), a copy of the proposed Company Acquisition Agreement to the extent such copy is or becomes available), (x) unless Parent expressly declines in writing to so negotiate, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period to enable Parent to propose in writing an offer binding on Parent to effect revisions to this Agreement such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal, (y) following the end of such notice period, the Company Board or any duly authorized committee thereof shall have considered in good faith any such binding offer, and shall have determined, after consultation with its financial advisors and outside legal counsel, that the Company Superior Proposal would continue to constitute a Company Superior Proposal if the revisions proposed in such binding offer were to be given effect, and (z) in the event of any material change to the terms of such Company Superior Proposal, the Company will be required to, in each case, again comply with this Section 5.2(d) and will be required to deliver to Parent an additional notice consistent with that described in clause (w) above and the notice period will recommence (except that the notice period will be at least two Business Days rather than the five Business Days otherwise contemplated by clause (w) above).
(e) Prior to the time the Company Stockholder Approval is obtained, and notwithstanding anything to the contrary set forth in this Agreement, the Company Board may effect a Company Adverse Recommendation Change in respect of an Intervening Event if (i) the Company Board or any duly authorized committee thereof has determined, after consultation with its financial advisors and legal counsel, that failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Laws, (ii) such action is not in response to the receipt, existence of or terms of a Company Takeover Proposal or a Company Superior Proposal (which is governed by Section 5.2(d)), and (iii) prior to taking such action, (A) the Company Board has given Parent at least five Business Days’ prior written notice of its intention to take such action absent any revision to the terms and conditions of this Agreement, which notice will describe the Intervening Event and the basis for such intended Company Adverse Recommendation Change in reasonable detail, (B) unless Parent expressly declines in writing to so negotiate, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period after giving any such notice to enable Parent to propose in writing an offer binding on Parent to effect revisions to the terms of this Agreement, and (C) at the end of such notice period, the Company Board or any duly authorized committee thereof shall have considered in good faith any such binding offer, and shall have determined, based on the information then available and after consultation with its financial advisors and outside legal counsel, that failure to make such Company Adverse Recommendation Change due to the Intervening Event would be inconsistent with the Company Board’s fiduciary duties under applicable Laws.
(f) Nothing contained in this Section 5.2 or in Section 5.8 will prohibit the Company or the Company Board or any duly authorized committee thereof from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to the Company’s stockholders if, in the Company Board’s determination in good faith after consultation with outside counsel, such disclosure is required under applicable Law (provided, that a disclosure pursuant to the foregoing clause (i) will be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly publicly affirms the Company Board Recommendation in such disclosure), (ii) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act, or (iii) making any disclosure to its stockholders if the Company Board, or any duly authorized committee thereof, determines, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Laws. Notwithstanding the foregoing, this Section 5.2(f) shall not be deemed to permit the Company or the Company Board or a duly authorized committee thereof to make a Company Adverse Recommendation Change or to take any of the actions otherwise restricted by Section 5.2 unless and solely to the extent expressly permitted by Section 5.2(d) or Section 5.2(e).
(g) Except as otherwise expressly permitted by this Section 5.2, from the date hereof, the Company shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement, (ii) grant any waiver, amendment or release under any “anti-takeover” Laws, (iii) exempt any Third-Party from the provisions of Section 203 of the DGCL or (iv) resolve, agree or propose to do any of the foregoing. The Company may waive the standstill provisions of any such agreement if and solely to the extent that the Company Board has determined, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with the Company Board’s fiduciary duties under applicable Laws; provided that, in the event of such a waiver, the Company shall promptly (and, in any event, within 24 hours) notify Parent of such waiver, including the identity of the Third Party that is party to such confidentiality agreement and the circumstances, in reasonable detail, giving rise to the inconsistency with the Company Board’s fiduciary duties under the DGCL.
(h) The Company will, promptly after the execution of this Agreement, instruct each Person that has executed a confidentiality agreement prior to the date of this Agreement in connection with such Person’s consideration of an acquisition of the Company to return or destroy all confidential information furnished to such Person prior to the date of this Agreement by or on behalf of the Company or any of its Representatives in accordance with the terms of the applicable confidentiality agreement and the Company will, within one Business Day after the execution of this Agreement, terminate all Data Room access for any such Person and any of its Representatives.
5.3 Preparation of Proxy Statement
(a) As soon as reasonably practicable after the date of this Agreement, the Company will prepare and cause to be filed with the SEC a proxy statement in preliminary form relating to the Stockholders’ Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company will use reasonable best efforts to cause the Proxy Statement to comply in all material respects with the requirements of the Exchange Act, the SEC and NYSE and, in each case, the rules and regulations thereunder, and other applicable Law. Subject to Section 5.2, the Proxy Statement will contain the Company Board Recommendation. Parent will cooperate with the Company in connection with the preparation of the Proxy Statement, including by furnishing all information concerning Parent, Merger Sub and their respective Affiliates as the Company or its Representatives may reasonably request in connection with the preparation of the Proxy Statement and as is required under applicable Law (including any amendment thereto). The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed or otherwise provided, as permitted by the SEC or applicable Law, to the stockholders of the Company as promptly as reasonably practicable after the date hereof.
(b) Each of the Company and Parent will, as promptly as reasonably practicable, (i) notify the other Party of (A) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement or the Transactions and (B) any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information with respect thereto and (ii) supply the other Party with copies of all written correspondence between such Party or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions.

(c) Except with respect to any disclosure or communication that relates to a Company Takeover Proposal or a Company Adverse Recommendation Change, the Company will provide Parent a reasonable opportunity to review and comment on the Proxy Statement, any substantive response to comments received from the SEC in respect thereof (including the proposed final version of such document or response), or any other proposed correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions and will give reasonable and good faith consideration to any comments thereon made by Parent or its Representatives. The Company will allow Parent and its outside counsel to have a reasonable opportunity to participate in all communications, if any, with the SEC, NYSE or their respective staff, as applicable (including all meetings and telephone conferences) relating to this Agreement or any of the Transactions.
(d) Until the Company Stockholder Approval is obtained, if any information relating to the Company, Parent or Merger Sub or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the other Parties. The Company and Parent will cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the holders of shares of Company Common Stock as of the record date established for the Stockholders’ Meeting. Each Party agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.
5.4 Stockholders’ Meeting.
(a) Subject to Section 5.2, the Company will take all actions in accordance with applicable Law, the Certificate of Incorporation, the Bylaws and the rules of NYSE to duly call, give notice of, convene and hold a special meeting of the Company’s stockholders for the purpose of considering and taking action upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Stockholders’ Meeting”) as soon as reasonably practicable after the date hereof. The Company shall use its commercially reasonable efforts (including engaging a nationally recognized proxy solicitation firm) to solicit or cause to be solicited from the stockholders of the Company proxies in favor of the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders’ Meeting for up to 10 Business Days (i) to the extent required by applicable Law or if, after consultation with Parent, the Company determines such adjournment or postponement is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Stockholders’ Meeting if such disclosure is determined by the Company in good faith after consultation with outside counsel to be required to be provided to the stockholders of the Company, (ii) if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting, (iii) to solicit additional proxies if necessary to obtain the Company Stockholder Approval, (iv) if the Company has received a Company Superior Proposal and the Company Board or any duly authorized committee thereof determines in good faith, after consultation with is financial advisors and legal counsel, that additional time is required to assess such Company Superior Proposal in accordance with Section 5.2, or (v) if an Intervening Event has occurred and the Company Board or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and legal counsel, that additional time is required to assess such Intervening Event in accordance with Section 5.2; provided, however, that, unless otherwise agreed to by each of Parent and the Company, in no event may any adjournment or postponement be to a date that is fewer than 15 Business Days prior to the Outside Date.
(b) The Company will keep Parent reasonably informed with respect to proxy solicitation results.
(c) Nothing in this Section 5.4 will be deemed to prevent the Company or the Company Board or any duly authorized committee thereof from taking any action permitted by Section 5.2.

5.5 Reasonable Best Efforts; Regulatory Approval Matters.
(a) Subject to the terms and conditions set forth in this Agreement, each of the Company, Parent and Merger Sub will use (and cause its respective Affiliates to use) reasonable best efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (ii) defending all Actions challenging this Agreement or the Transactions; provided, however, that in no event will the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any Person (including a Governmental Entity) for any consent or approval required for the consummation of the Transactions.
(b) Subject to the terms and conditions set forth in this Agreement, and without limiting the foregoing, the Company and Parent will (i) promptly, but in no event later than (x) 25 Business Days after the date of this Agreement, make their respective filings under the HSR Act and (y) as soon as practicable after the date of this Agreement (or such earlier time as may be required by applicable Law), make their respective filings with respect to the notices and approvals set forth on Section 5.5(b) of the Company Disclosure Letter, and thereafter make any other required submissions thereunder, (ii) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions, (iv) promptly inform the other Party upon receipt of any communication from any Governmental Entity regarding any of the Transactions, and (v) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity with respect to the Transactions. Except in connection with a disclosure regarding a Company Adverse Recommendation Change or a Company Takeover Proposal received by the Company, the Company and Parent will permit counsel for the other Party reasonable opportunity to review in advance, consult with and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Entity in connection with the Transactions. Each of the Company and Parent agrees not to (A) participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party in advance, to the extent practicable, and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate, (B) extend any waiting period under the HSR Act without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), or (C) without the prior written consent of the other Party, enter into any agreement with any Governmental Entity pursuant to which such Party agrees not to consummate the Transactions. Notwithstanding anything in this Agreement to the contrary, Parent, acting reasonably and in a manner consistent with obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods promptly following the date hereof, shall have sole control over the (1) strategy for obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods so as to enable the Closing to occur as soon as practicably possible, (2) strategy to respond to any request from, inquiry by, or investigation by (including the timing, nature and substance of all such responses) any Governmental Entity with respect to the Merger or any other Transactions, and (3) strategy for the defense and settlement of any Action brought by or before any Governmental Entity that has authority to enforce the applicable Laws; provided that the foregoing shall not relieve Parent of its obligations under this Section 5.5 and Parent shall reasonably consult with the Company and consider its views in good faith; provided that the Parties shall provide a copy of any filing (and attachments thereto) submitted to any Governmental Entity to counsel to the other party, which copy may be redacted as necessary to comply with contractual arrangements, to protect competitively sensitive information or to protect attorney-client privilege (as well as other concerns agreed by counsels for the Parties).
(c) Notwithstanding anything in this Agreement to the contrary, Parent will, and will cause its Affiliates to, use reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Law or FDI Law so as to enable the consummation of the Transactions to occur as soon as reasonably possible (and in any event no later than the Outside Date), including proposing, negotiating, committing to and effecting by consent decree, hold separate order or otherwise, the sale, divestiture, or disposition of businesses, product lines or assets of Parent or its Affiliates (including, following the Closing, the Company), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the Transactions; provided, however, that, notwithstanding anything to the contrary contained herein (i), Parent and its Affiliates will only be obligated to effect any such action to the extent that such action is conditional or contingent on the Closing occurring in accordance with the terms of this Agreement and (ii) nothing in this Agreement shall require Parent to propose, agree to take, or take any actions if such actions would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (without giving effect to the carve-outs to such definition), after giving effect to the consummation of the Merger and the other Transactions. In addition, Parent will use its reasonable best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the consummation of the Closing. Parent agrees to the covenant set forth on Section 5.5(c) of the Company Disclosure Letter.
(d) Parent will be responsible for any filing fees required to be paid in connection with any filings of the Parties with a Governmental Entity pursuant to this Section 5.5.
5.6 Third Party Consents.
(a) From the date of this Agreement, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to give all notices to and obtain all third-party consents set forth on Section 5.6 of the Company Disclosure Letter (to the extent required in connection with the Transactions). The Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to obtain, as promptly as reasonably practicable following the date of this Agreement, the third-party consents set forth on Section 5.6 of the Company Disclosure Letter (to the extent required in connection with the Transactions).
(b) Except as otherwise provided in this Agreement, in no event shall Parent, the Company or any of their respective Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in value in connection with obtaining any consents, authorizations or approvals required in order to consummate the Transactions pursuant to the terms of any Contract to which the Company or any of its Subsidiaries is a party.
(c) For the avoidance of doubt, this Section 5.6 will in no event impact the obligations of Parent and Merger Sub imposed by Section 5.5.
5.7 Pre-Closing Period Access.
(a) Subject to applicable Law, the Company agrees to provide, and will cause its Subsidiaries to provide, Parent and its Representatives, from time to time during the Pre-Closing Period, reasonable access during normal business hours to (i) the Company’s and its Subsidiaries’ respective properties (but excluding for purposes of any sampling or testing of any soil, surface water, groundwater, soil vapor, outdoor or indoor air, building materials or other environmental media or other invasive sampling or testing), books, Contracts and records and (ii) such other information as Parent reasonably requests with respect to the Company and its Subsidiaries and their respective businesses, financial condition and operations (provided, that, the foregoing will not require the Company or its Representatives to prepare information which is not already in its control or possession), in the case of each of clauses (i) and (ii), to the extent reasonably necessary to consummate the Transactions or for reasonable post-Closing integration purposes.
(b) Notwithstanding the foregoing, neither the Company nor its Subsidiaries will be required to provide Parent or its Representatives with access to or to disclose information (i) that would result in the disclosure of any trade secrets of the Company, any of its Subsidiaries or any third party, (ii) that would result in the disclosure of competitively sensitive sales or marketing information of third parties or violate any of the Company’s or its Subsidiaries’ obligations with respect to confidentiality that is subject to the terms of a confidentiality or other agreement with a third party, (iii) the disclosure of which would violate any Law, (iv) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of a loss of privilege to the disclosing Person, (v) that is competitively sensitive to the Company or its Subsidiaries (provided that the Parties will attempt to establish a clean team process to share such materials in a commercially reasonable manner), (vi) that would expose the Company or its Subsidiaries to risk of liability for disclosure of sensitive or personal information, or (vii) that relates to (A) the negotiation of this Agreement, (B) the valuation of the Company in connection with this Agreement, the Transactions or any other financial or strategic alternatives considered by the Company Board, (C) any Company Takeover Proposal or Intervening Event, (D) any process the Company has conducted with any financial advisor or other communications with any Persons in connection therewith, or (E) the minutes of the meetings of the Company Board or any committee thereof discussing the Transactions, the process relating thereto or any similar transaction between the Company and any other Person, or any matters relating to any stockholder of the Company (including any presentations or other materials prepared by or for the Company Board or any committee thereof, whether in connection with a specific meeting thereof or otherwise relating to such subject matter); provided that, with respect to each of the foregoing clauses (i) through (vi) above, the Company will use commercially reasonable efforts to provide such access or information in a manner that does not result in the circumstances described in such applicable clause.
(c) Parent will use its reasonable best efforts to minimize any disruption to the businesses of the Company and its Subsidiaries that may result from the requests for access, data and information hereunder, and the Company and its Subsidiaries will not be required to provide information in any format other than as then exists, or otherwise to manipulate or reconfigure any data regarding the Company’s or any of its Subsidiaries’ business, assets, financial performance or condition or operations.
5.8 Publicity; Confidentiality.
(a) The initial press release regarding this Agreement and the Transactions will be substantially in the form previously agreed to by Parent and the Company. Thereafter, none of the Company, Parent or Merger Sub will, and each of them will cause their respective Affiliates not to, issue or cause the publication of any press release or similar public announcement with respect to, or (other than as contemplated by Section 5.15) otherwise make any public statement concerning, this Agreement or the Transactions without first consulting with Parent, in the case of a proposed announcement or statement by the Company, or the Company, in the case of a proposed announcement or statement by Parent or Merger Sub; provided, however, that this Section 5.8 will not apply to any release or public statement (i) made or proposed to be made by the Company in connection with a Company Takeover Proposal or Company Adverse Recommendation Change or any action taken pursuant thereto, (ii) in connection with any dispute between the Parties regarding this Agreement or the Transactions, or (iii) as a Party may in good faith, after consultation with outside counsel, determine is required by Law (including applicable stock exchange listing rules). Nothing in this Section 5.8 will limit the ability of any Party to make disclosures or announcements that are consistent in all material respects with the prior public disclosures regarding the Transactions.
(b) All information provided pursuant to this Agreement will be governed by the terms of the Confidentiality Agreement.
5.9 Employee Matters.
(a) For a period of one year following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee) (the “Continuation Period”), Parent will provide, or cause to be provided, to each employee of the Company and its Subsidiaries who continues employment with the Surviving Corporation (or any Affiliate thereof) during the Continuation Period (each, a “Continuing Employee”) and who are not covered by a Collective Bargaining Agreement with (i) a base salary or wage rate, as applicable, that is no less than that provided to such Continuing Employee by the Company or a Subsidiary thereof immediately prior to the Effective Time, (ii) target level short-term cash incentive compensation opportunities that are no less favorable than the target level short-term cash incentive compensation opportunities that such Continuing Employee was eligible to receive from the Company or any Subsidiary thereof immediately prior to the Effective Time, (iii) severance benefits for termination of employment during the Continuation Period that are no less favorable than those provided to such Continuing Employee by the Company or any Subsidiary thereof as disclosed on Section 5.9(a)(iii) of the Company Disclosure Letter, and (iv) other compensation and employee benefits (excluding equity or equity-based awards, severance, retention, change in control payments, defined benefit pension benefits and retiree health and welfare benefits) that are, in the aggregate, substantially comparable to those disclosed on Section 5.9(a)(iv) of the Company Disclosure Letter.
(b) For purposes of vesting, eligibility to participate and benefit entitlement (but excluding for any purposes under a defined benefit pension plan or retiree health and welfare benefits) under the employee benefit plans of the Parent and its Affiliates providing benefits to any Continuing Employee after the Effective Time (the “New Plans”), each Continuing Employee will be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time, except to the extent such credit would result in a duplication of benefits. In addition, to the extent such Continuing Employee is eligible to participate in a New Plan Parent or an Affiliate of Parent will use commercially reasonable efforts to (i) waive any preexisting condition limitations or exclusions and actively-at-work requirements otherwise applicable to Continuing Employees and their eligible dependents under any New Plan that provides welfare benefits in which Continuing Employees are eligible to participate following the Effective Time, other than any limitations that were in effect with respect to such employees immediately prior to the Effective Time under the corresponding Company Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Continuing Employees and their eligible dependents under the health plans in which they participated immediately prior to transitioning into a plan of Parent or an Affiliate during the portion of the calendar year prior to such transition in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or an Affiliate, and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous benefit plan of the Company or any of its Subsidiaries prior to the Effective Time.
(c) To the extent any bonus amounts under any cash bonus, sales and other incentive plans of the Company and its Subsidiaries (“Bonus Amounts”) with respect to a performance period completed on or prior to the Closing remain unpaid as of the Closing Date, Parent and the Surviving Corporation, as applicable, will cause all such Bonus Amounts to be paid on the Closing Date; provided that, with respect to any such Bonus Amounts that constitute non-qualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a Tax or penalty under Section 409A of the Code. Parent and the Surviving Corporation, as applicable, will cause all Bonus Amounts with respect to the performance period in which the Closing occurs to be calculated for each eligible Continuing Employee immediately prior to Closing; provided, however, that (i) such Bonus Amounts will be calculated at the target level of performance (prorated for the portion of the performance period completed), and such Bonus Amounts will be paid at the same time that annual bonuses would have been paid absent the Merger (regardless of whether such Continuing Employee remains employed at the time of such payment), (ii) payment of any Bonus Amounts in accordance with this Section 5.9(c) will in no way be interpreted or construed to limit or replace any amounts to which an employee of the Company and its Subsidiaries may be entitled pursuant to a Company Benefit Plan in connection with such employee’s termination of employment or services, and (iii) such Bonus Amounts shall not result in the duplication of benefits under any Company Benefit Plan with respect to any Continuing Employee (including under any severance plan, policy or arrangement) and (iv) with respect to any such Bonus Amounts that constitute non-qualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a Tax or penalty under Section 409A of the Code. At least five Business Days prior to the Closing Date, the Company shall provide Parent with a detailed schedule of the Bonus Amounts, setting forth for each Bonus Amount, (i) the recipient’s name, (ii) the Bonus Amount, and (iii) the Company Benefit Plan under which such Bonus Amount is due and (iv) the payment date.
(d) Parent agrees that it will cause the Surviving Corporation and its Subsidiaries, as applicable, to recognize each Company Collective Bargaining Agreement covering any Continuing Employee. Parent further agrees that each Company Collective Bargaining Agreement will continue to govern the terms and conditions of employment for each Continuing Employee covered by such agreement and to the extent there is a conflict between any Company Collective Bargaining Agreement and any of the provisions in this Section 5.9, the terms of the Company Collective Bargaining Agreement will apply.
(e) Prior to the Effective Time, the Company and its Subsidiaries shall satisfy any pre-Closing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any Labor Organization which is representing any employee of the Company or its Subsidiaries, in connection with the transactions contemplated by this Agreement. Prior to the Effective Time, the Company and its Subsidiaries shall, unless prohibited by applicable Law or Company Collective Bargaining Agreement, share with Parent in advance a draft of any material written communication with any Labor Organization representing employees of the Company or its Subsidiaries, and consider in good faith Parent’s reasonable comments thereto.
(f) On or before the Effective Time, the Company and its Subsidiaries shall provide a list of the names and sites of employment of any and all employees of the Company or its Subsidiaries who have experienced, or will experience, an employment loss or layoff as defined by WARN within 90 days prior to the Effective Time. The Company and its Subsidiaries shall update this list up to and including the Effective Time.
(g) The provisions of this Section 5.9 are solely for the benefit of the Parties, and no provision of this Section 5.9 is intended to, or will, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, and no current or former employee or any other individual will be regarded for any purpose as a third-party beneficiary of the Agreement or have the right to enforce the provisions hereof. Nothing in this Section 5.9 or elsewhere in this Agreement will be construed to create a right in any Person to continued employment or service with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation or to any compensation or benefits or shall interfere with or restrict in any way the rights of the Parties or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the employment or services of any Continuing Employee or any other Person at any time for any reason whatsoever, with or without cause.
5.10 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting. The Surviving Corporation will use its reasonable best efforts to cause the Company Common Stock to be delisted from NYSE as promptly as practicable after the Effective Time and deregistered pursuant to the Exchange Act as promptly as practicable after such delisting.
5.11 Indemnification; Directors’ and Officers’ Insurance.
(a) For a period of six years following the Effective Time, Parent will cause the Surviving Corporation and its Subsidiaries, as applicable, to (i) maintain in effect provisions in their respective certificates of incorporation, bylaws or other organizational documents and, to the extent a form thereof has been made available to Parent, indemnification agreements in effect on the date of this Agreement, with respect to indemnification or exculpation of, or advancement of expenses to, the present and former directors and officers of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”) that are no less favorable to the Indemnified Parties than the provisions in the Company and its Subsidiaries’ respective certificates of incorporation, bylaws and other organizational documents in effect on the date of this Agreement providing for indemnification or exculpation of, or advancement of expenses to, the Indemnified Parties, with respect to acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement, the Transactions and the process and other events giving rise thereto), which provisions will not be amended except as required by applicable Law or to make changes permitted by applicable Law that would enlarge the scope of the Indemnified Parties’ rights thereunder; and (ii) honor in all respects their respective obligations to the Indemnified Parties as set forth in the respective certificates of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries and, to the extent a form thereof has been made available to Parent, any indemnification agreements in effect on the date of this Agreement, as applicable.
(b) Prior to the Effective Time and in reasonable consultation with Parent, the Company may, or, at Parent’s request, the Company shall, obtain and fully pay the cost of non-cancellable “tail” insurance for the extension of the Company’s directors’ and officers’ liability, fiduciary liability and employment practices liability insurance policies in effect as of immediately prior to the Effective Time, in each case, covering the Surviving Corporation, its Subsidiaries, the Indemnified Parties and the other insureds under such existing policies as of immediately prior to the Effective Time, with a claims reporting period of six years from and after the Effective Time from insurer(s) with the same or better credit rating as the Company’s insurer(s) as of immediately prior to the Effective Time, with terms and conditions, including limits and retentions, that are at least as favorable to the insureds thereunder as such existing policies as of immediately prior to the Effective Time with respect to acts, omissions or other matters that existed or occurred at or prior to the Effective Time (including in connection with this Agreement, the Transactions and the process and other events giving rise thereto); provided, however, that in no event shall the aggregate cost of such “tail” insurance exceed 300% of the aggregate annual premium for such policies of the Company in effect as of the date hereof (the “Maximum Amount”); provided, further, that if such “tail” insurance is not available or the aggregate cost for such “tail” insurance exceeds the Maximum Amount, then the Company shall, in reasonable consultation with Parent, obtain the most advantageous coverage available for a cost not exceeding the Maximum Amount, unless otherwise directed by Parent to exceed the Maximum Amount. If the Company does not obtain such “tail” insurance in accordance with the immediately preceding sentence, then the Surviving Corporation will continue to maintain in effect for a period of six years from and after the Effective Time directors’ and officers’ liability, fiduciary liability and employment practices liability insurance covering the Surviving Company, its Subsidiaries, the Indemnified Parties and the other insureds under the Company’s existing policies as of immediately prior to the Effective Time, with terms and conditions, including limits and retentions, that are at least as favorable to the insureds thereunder as provided in the Company’s existing policies as of immediately prior to the Effective Time; provided, however, that in no event will the Surviving Corporation be required to expend for such insurance an aggregate annual cost in excess of the Maximum Amount; and provided, further, that if such insurance is not available or the aggregate annual cost for such insurance in any annual period within such six-year period exceeds the Maximum Amount, then the Surviving Corporation will maintain the most advantageous coverage available for such annual period for a cost not exceeding the Maximum Amount. From and after the Closing, the Company will, consistent with the CVR Agreement, maintain customary insurance for the benefit of the Committee Members (as defined in the CVR Agreement).
(c) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its assets to any Person, then, and in each such case, unless provided by operation of Law, proper provisions will be made so that the successors and assigns of the Surviving Corporation will assume all of the Surviving Corporation’s obligations set forth in this Section 5.11.
(d) The provisions of this Section 5.11 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties (and their respective heirs and estates), who are intended third-party beneficiaries of this Section 5.11 as of and following the Effective Time.
(e) The rights of the Indemnified Parties under this Section 5.11 will be in addition to any rights such Indemnified Parties may have under the certificate of incorporation, bylaws or comparable governing documents of any of the Company’s Subsidiaries or under any applicable Contracts or Laws.
(f) Notwithstanding anything in this Agreement to the contrary, if any Action (whether arising before, on or after the Effective Time) involving any Indemnified Party remains pending on the sixth anniversary of the Effective Time, the provisions of this Section 5.11 will continue in effect with respect to such Indemnified Party until the final nonappealable disposition of such Action.
5.12 Takeover Laws. If any Takeover Law is or may become applicable to the Transactions, the Company Board or a duly authorized committee thereof will grant such approvals and will use reasonable best efforts to take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the CVR Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on the Transactions. Prior to taking such actions, the Company will provide Parent with drafts of resolutions or other documentation and the Company shall consider in good faith all reasonable additions, deletions or changes thereto suggested by Parent.

5.13 Section 16 Matters. Prior to the Effective Time, the Company shall cause the Company Board (or the applicable committee thereof) to take all actions as may be required or appropriate to cause any dispositions of Company equity securities (including derivative securities with respect to shares of Company Common Stock) in connection with the Transactions by each individual who is a director or executive officer of the Company and subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3(d) and Rule 16b-3(e) promulgated under the Exchange Act.
5.14 Merger Sub Approval. Immediately following the execution of this Agreement, Parent will execute and deliver to the Company, in accordance with Section 251 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement and the consummation by Merger Sub of the Transactions in accordance with the DGCL.
5.15 Financing Cooperation.
(a) From and after the date of this Agreement, the Company and its Subsidiaries will use reasonable best efforts to provide, and will direct its and their respective Representatives to use reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent to assist Parent in causing the conditions in the Debt Commitment Letter to be satisfied or as is otherwise reasonably requested by Parent in connection with the financings contemplated by the Debt Commitment Letter, including using reasonable best efforts (other than with respect to the following clauses (i)(A) and (vi) which shall not be subject to such reasonable best efforts qualifier) to:
(i) furnish to Parent, Merger Sub and the Debt Financing Sources, as promptly as reasonably practicable, (A) the Required Financial Information and (B) such financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, Merger Sub or the Debt Financing Sources;
(ii) assist in preparation for and participate in marketing efforts for the Debt Financing (including a reasonable number of meetings and calls (that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing, including direct contact between appropriate members of senior management of the Company, on the one hand, and potential Debt Financing Sources, on the other hand)), presentations, roadshows, due diligence sessions, drafting sessions and sessions with rating agencies, in each case, upon reasonable advance notice from, and as reasonably requested by, Parent and at reasonable times and locations (which may be virtual) to be mutually agreed, and assisting Parent and Merger Sub in obtaining ratings in connection with the Debt Financing;
(iii) assist Parent and Merger Sub with (A) the preparation of materials for rating agency presentations and the obtaining of any corporate or facility ratings from the rating agencies in connection therewith and (B) the preparation of bank information memoranda, lender and investor presentations, marketing materials, investor presentations, offering documents, prospectuses, confidential information memoranda, offering and private placement memoranda, rating agency presentations and other similar documents and materials to the extent reasonably requested for use in connection with the Debt Financing;
(iv) request and facilitate its independent auditors to provide, consistent with customary practice, customary comfort letters with respect to financial information relating to the Company and its Subsidiaries included in any offering memorandum used in connection with the Debt Financing;
(v) execute and deliver (but subject to the final parenthetical hereof) any guarantee, pledge and security documents, mortgages, control agreements, currency or interest hedging agreements, indentures, loan agreements or other definitive financing documents (including any schedules and exhibits thereto) or other certificates or documents and back-up therefor and for legal opinions and negative assurance letters by Parent’s counsel as may be reasonably requested by Parent, Merger Sub or the Debt Financing Sources (it being understood that, other than the customary authorization letters referred to in the definition of Required Financial Information, such documents will not take effect prior to the Effective Time and will be executed only by any director, manager or equivalent or officer or employee of the Company or any of its Subsidiaries who will continue in such a position following the Closing);
(vi) provide Parent, Merger Sub and Debt Financing Sources at least three Business Days prior to Closing with all documentation and other information about the Company and its Subsidiaries that is reasonably required in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act and beneficial ownership regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230), in each case to the extent reasonably requested in writing by Parent or Merger Sub at least five Business Days in advance of the Closing;
(vii) assist Parent with the preparation of pro forma financial information and pro forma financial statements to the extent customary and reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or offering documents or of the type required by the Debt Commitment Letter; and
(viii) supplement the Required Financial Information on a reasonably current basis to the extent that any Required Financial Information, to the knowledge of the Company, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading.
(b) Notwithstanding anything in this Section 5.15 to the contrary, nothing in this Section 5.15 will require any such cooperation or assistance to the extent that it would result in the Company or any of its Subsidiaries being required to:
(i) pledge any assets as collateral that is not contingent upon the Closing or that would be effective prior to the Effective Time;
(ii) agree to pay any fee, bear any cost or expense, incur any liability or give any indemnities to any third party or otherwise commit to take any similar action in connection with the Debt Financing prior to the Closing, in each case, for which it has not received prior reimbursement or indemnification by Parent or Merger Sub;
(iii) take any actions to the extent such actions (A) would unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries, (B) would subject any director, manager, officer or employee of the Company or any of its Subsidiaries or any of its and their respective Representatives to any actual or potential personal liability with respect to matters related to the Debt Financing, (C) would conflict with, or result in any violation or breach of, or default (with or without notice, or lapse of time or both) under, the organizational documents of the Company or any of its Subsidiaries (not entered into in contemplation hereof), any applicable Law or Order or any Company Material Contract (not entered into in contemplation hereof); provided that, in each case under this clause (C), such persons have used their respective reasonable best efforts to provide such cooperation in alternative manners not excluded by this clause and have notified Parent such cooperation is being withheld in reliance on this clause, or (D) would require any such entity to change any fiscal period prior to the Closing;
(iv) waive or amend any terms of this Agreement;
(v) commit to take any action under any certificate, document or instrument or enter into any definitive agreement (other than the customary authorization letters referred to in the definition of Required Financial Information), in either case, that is not contingent upon the Closing;
(vi) provide access to or disclose information that would reasonably be expected to jeopardize any attorney-client privilege of, or conflict with any confidentiality requirements owing to a third-party applicable to, the Company or its Affiliates (not entered into in contemplation hereof); provided, however, that the Company will, and will cause its Subsidiaries to, use reasonable best efforts to find a suitable alternative to disclose information in such a way that such disclosure does not cause loss or waiver of such privilege or violate any such confidentiality obligations as applicable and has informed Parent that information is being withheld in reliance on this clause;
(vii) cause any director, manager or equivalent, or any officer or employee of the Company or any its Subsidiaries (other than any director, manager or equivalent or officer or employee of the Company or any of its Subsidiaries who will continue in such a position following the Closing), to pass resolutions to approve the Debt Financing or authorize the execution and delivery of any agreements or documents

(other than the customary authorization letters referred to in the definition of Required Financial Information) or any actions in connection therewith, or to execute or deliver any certificate in connection with the Debt Financing, in each case, that are not contingent on the Closing or would be effective prior to the Closing;
(viii) deliver financial statements in a form or subject to a different standard than those provided to Parent by the Company or its Subsidiaries prior to the date hereof;
(ix) deliver any legal opinion or other opinion of counsel;
(x) make any representation, warranty or certification that, in the good faith determination of the Company, is not true;
(xi) take any action that could reasonably be expected to cause any representation or warranty or covenant contained in this Agreement to be breached or to cause any condition to the Closing set forth in Article VI to fail to be satisfied or otherwise cause any breach of this Agreement; or
(xii) provide (1) pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (2) any description of all or any component of the Debt Financing (including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”), or (3) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing (which items (1) through (3) shall be the sole responsibility of Parent).
(c) The Company and its Subsidiaries hereby consent to the reasonable use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos may only be used solely in a manner that is not intended to, nor reasonably likely to, harm, disparage or otherwise place in a negative light or context the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives.
(d) Upon the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Parent will promptly, upon request by the Company, reimburse the Company for all reasonable, documented and invoiced out-of-pocket costs and expenses (including reasonable, documented and invoiced out-of-pocket attorneys’ fees) incurred by the Company or any of its Subsidiaries and their respective Representatives in connection with the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 5.15, and will indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with their cooperation in the arrangement of the Financing and the provision of any information used in connection therewith (other than information provided by the Company or its Subsidiaries or their respective Representatives), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the gross negligence, bad faith, willful misconduct or Fraud by or on behalf of the Company, its Subsidiaries or their respective Representatives.
(e) Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 6.2(b), as it applies to the Company’s obligations under this Section 5.15, will be deemed satisfied unless (i) the Company has knowingly materially breached its obligations under this Section 5.15; (ii) Parent has notified the Company of such material breach in writing, detailing reasonable steps that comply with this Section 5.15 in order to cure such breach; (iii) the Company has not taken such steps or otherwise cured such breach with reasonably sufficient time prior to the Outside Date to consummate the Debt Financing; and (iv) such breach has been the primary cause of the Debt Financing not being obtained.
5.16 Parent Financing.
(a) Prior to Closing, each of Parent, Merger Sub and their Affiliates will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing in an amount required to satisfy the Financing Uses on the terms and subject only to the conditions (including the “market flex” provisions) set forth in the Commitment Letters, including using reasonable best efforts to (i) maintain in effect and comply with the Commitment Letters subject to replacement thereof in accordance with this Section 5.16(a)) until the earlier of the consummation of the Transactions and the valid termination of this Agreement, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and subject only to the conditions (including the “market flex”

provisions) set forth in the Debt Commitment Letter (subject to replacement thereof in accordance with this Section 5.16(a)) or, in Parent’s sole discretion, on other terms than those contained in the Debt Commitment Letter, in each case, which such other terms would not have a Debt Financing Adverse Impact (such definitive agreements related to the Debt Financing, together with the Debt Commitment Letter, the “Debt Documents”), (iii) satisfy at or prior to the Closing (taking into account the anticipated timing of the Marketing Period) all conditions to the funding or investing of the Financing required to satisfy the Financing Uses applicable to Parent, Merger Sub or any of their Affiliates in the Equity Commitment Letter and the Debt Documents that are to be satisfied by Parent or Merger Sub, (iv) consummate the Financing in an amount required to satisfy the Financing Uses at or prior to the Closing, and (v) enforce its rights under the Equity Commitment Letter and the Debt Documents and comply with its covenants thereunder. Parent and Merger Sub will not, without the prior written consent of the Company, agree to or permit any termination of or amendment or modification to be made to, or grant any waiver of any provision under, (1) the Debt Commitment Letter if such termination, amendment, modification or waiver would have a Debt Financing Adverse Impact; provided that, for the avoidance of doubt, Parent or any of their Affiliates may (without the consent of the Company) amend or modify (A) the Debt Commitment Letter in accordance with the “market flex” provisions of the Fee Letter and (B) the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or other entities who had not executed the Debt Commitment Letter as of the date of this Agreement or (2) the Equity Commitment Letter, if such amendment, replacement, modification or waiver imposes new or additional conditions or expands any of the conditions to the receipt of the Equity Financing. Parent will promptly deliver to the Company copies of any such amendment, modification or waiver to or under any Commitment Letter (which, in the case of any fee letter, may be redacted in a manner consistent with the redactions permitted by Section 4.6(a). Parent, Merger Sub and any of their Affiliates will, directly or indirectly, continue to pay in full any such amounts required to be paid pursuant to the terms of the Debt Commitment Letter as and when they become due and payable at or prior to the Closing.
(b) Parent will keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing and provide to the Company copies (including drafts) of the material definitive documents for the Debt Financing promptly after such documents are in final form. Parent will give the Company prompt written notice of (i) any material breach, default, termination or repudiation (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to such material breach, default, termination or repudiation) by any party to the Equity Commitment Letter or the Debt Documents of which Parent or Merger Sub becomes aware, (ii) the receipt of any written notice or other written communication from any financing source with respect to any (A) actual or potential material breach, default, termination or repudiation by any party to any of the Equity Commitment Letter or the Debt Commitment Letter of the provisions thereof or (B) material dispute or disagreement between or among any parties to the Equity Commitment Letter or the Debt Documents, and (iii) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent, Merger Sub or any of their Affiliates to obtain all or any portion of the Financing in an amount required to satisfy the Financing Uses (taking into account the anticipated timing of the Marketing Period). Promptly after the Company delivers to Parent a written request therefor, Parent and Merger Sub will provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence unless disclosing such information in Parent’s reasonable judgment after having received legal advice is prohibited or restricted under applicable Law, is legally privileged or would conflict with any confidentiality obligations binding on Parent or Merger Sub not entered in contemplation hereof (so long as Parent has notified the Company that such information is being withheld pursuant to this qualification after Parent or Merger Sub has used its reasonable best efforts to implement alternative arrangements to avoid such conflicts).
(c) If any portion of the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing) becomes unavailable on the terms and conditions (as such terms may be modified or adjusted in accordance with the terms hereof and the terms of, and within the limits of, the “market flex” provisions contained in the Fee Letters) contemplated by the Debt Commitment Letter, each of Parent and Merger Sub will use its reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing on terms and conditions no less favorable to Parent, Merger Sub or any of their Affiliates than those contemplated by the Debt Commitment Letter or, in Parent’s sole discretion, on other terms than those contained in the Debt Commitment Letter from the same or alternative sources (such financing, the “Alternative Financing”) (i) in an amount sufficient to satisfy the Financing Uses (after taking into consideration the portion of the Debt Financing that is and remains available and the amount of the Equity Financing) and (ii) which would not reasonably be expected to materially delay or prevent or make less likely to occur the funding of the Financing (or the satisfaction of the conditions of the Financing) at the Closing, as promptly as reasonably practicable following the occurrence of such event (but not later than the date Parent and Merger Sub are required to consummate the Closing in accordance with this Agreement); provided that (i) without the prior written consent of the Company, such Alternative Financing shall not have a Debt Financing Adverse Impact and (ii) the failure to obtain Alternative Financing will not relieve Parent or Merger Sub of any obligation hereunder. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the reasonable best efforts of Parent and Merger Sub require or be deemed or construed to require Parent, Merger Sub and any of their Affiliates to (1) seek equity financing from any source (other than the Equity Financing) or seek equity financing in excess of the amount set forth in the Equity Commitment Letter, (2) pay any fees in excess of those contemplated by the Debt Commitment Letter or the Fee Letters (whether to secure waiver of any conditions contained therein or otherwise) or (3) cause any term, covenant, representation or warranty in this Agreement to be breached by Purchaser, Merger Sub or any of their Affiliates in a manner that would cause any condition to the Closing to fail to be satisfied or cause any condition to the Closing to fail to be satisfied. Parent will deliver to the Company true, complete and correct copies of the new executed commitment letter and the fee letter referenced therein that provided for such Alternative Financing (which, in the case of such fee letter, may be redacted in a manner consistent with the redactions permitted by Section 4.6(a)). For purposes of this Agreement (other than with respect to the representations made by Parent in Section 4.6), references to (A) the “Financing” and “Debt Financing” will include any such Alternative Financing, (B) the “Debt Commitment Letter” and “Commitment Letters” will include such documents with respect to any such Alternative Financing, (C) “Debt Financing Source” will include the Persons providing or arranging the Alternative Financing, and (D) “Debt Documents” will include the applicable documents for the Alternative Financing. The obligations under this Section 5.16(c) will apply equally to any such Alternative Financing (including any new financing commitment).
(d) Each of Parent and Merger Sub expressly acknowledges and agrees that the obtaining of, or the availability of, the Financing or any other financing transaction is not a condition to the Closing and reaffirms its respective obligation to consummate the Transactions irrespective and independently of the availability of the Financing, subject to fulfillment or waiver of the applicable conditions set forth in Article VI.
5.17 Stockholder Litigation. In the event that any stockholder litigation related to this Agreement or the Transactions (the “Transaction Litigation”) is brought or, to the Knowledge of the Company, threatened, against the Company or the members of the Company Board prior to the Effective Time, the Company will (a) promptly notify Parent and keep Parent reasonably informed with respect to the status thereof, (b) provide Parent with the opportunity to participate (but not control), at Parent’s expense, in the defense or settlement of such Transaction Litigation, (c) consult in good faith with Parent with respect to the defense, settlement or prosecution of any litigation, and (d) not compromise or settle, or agree to compromise or settle, any Transaction Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
5.18 Notes. If requested by Parent, the Company will provide commercially reasonable assistance to Parent (a) in making a change of control tender offer with respect to the Notes, the settlement of such tender offer will be contingent on the Closing, or (b) preparing a notice or notices of redemption, satisfaction and discharge and/or defeasance, and documents and instruments related thereto, with respect to the Notes for submission or distribution to the indenture trustee(s) and/or security holders, as applicable, as promptly as practicable following the Closing.
5.19 Payoff Documentation. The Company shall deliver or cause to be delivered to Parent (a) (x) no later than three Business Days prior to the Closing Date, drafts of customary payoff letters (subject to finalization of payoff amounts) with respect to the Existing Debt Facilities and (y) on or prior to the Closing Date, executed copies of such payoff letters (collectively, the “Payoff Letters”), which Payoff Letters shall be in form and substance reasonably satisfactory to Parent and shall provide that upon receipt from or on behalf of the Company of the Payoff Amounts set forth therein, all obligations under the applicable Existing Debt Facility shall be satisfied, and such Existing Debt Facility and related loan documents shall be automatically terminated (other than indemnity and contingent liabilities that expressly survive) and (b) all guarantees and security interests provided by the Company or any of its Subsidiaries with respect to the obligations under such Existing Debt Facility and related loan documents shall be automatically and irrevocably released and (b) no later than three Business Days prior to the Closing Date, customary lien release documentation with respect to the Existing Debt Facilities, which shall be in form for filing (to the extent applicable); provided that the redemption and/or satisfaction and discharge of the Notes pursuant to the Notes Indenture will be governed by Section 5.18.
5.20 Nonregistrable CVRs. Parent and the Company will cooperate, including by making changes to the form of CVR Agreement attached hereto as Exhibit A, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
5.21 FIRPTA Certificate. The Company will deliver to Parent, at or prior to the Closing, a certification of the Company prepared in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c) dated as of the Closing Date and signed by a responsible corporate officer of the Company certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2).
VI. CONDITIONS
6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, at or prior to the Closing of each of the following conditions:
(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b) Governmental Approvals. (i) The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and (ii) all required approvals set forth on Section 6.1(b) of the Company Disclosure Letter shall have been obtained.
(c) No Injunctions or Restraints. (i) There shall not have been issued by a Governmental Entity of competent jurisdiction, and remain in effect, any Order (“Restraint”) preventing consummation of the Merger and (ii) no Law shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger, in each case after the date hereof, other than any such Restraints or Laws (A) in jurisdictions that are immaterial to the business and operations of Parent and the Company and (B) would have an immaterial effect on Parent and the Company.
6.2 Conditions to the Obligation of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, at or prior to the Closing of each of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Article III (other than those referred to in clauses (ii), (iii) and (iv) of this Section 6.2(a)) are true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Company Material Adverse Effect, (ii) the representation and warranty set forth in Section 3.7(b) is true and correct in all respects as of the Closing as if made as of such time, (iii) the representations and warranties of the Company set forth in Section 3.1, the third sentence of Section 3.2(b), Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.18 and Section 3.19 are true and correct in all material respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time) and (iv) the representations and warranties of the Company set forth in Section 3.2(a) and the first two sentences of Section 3.2(b) shall be true and correct in all respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time) except for any de minimis inaccuracy.
(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing (excluding Section 5.6).
(c) Officer’s Certificate. The Company shall have furnished Parent and Merger Sub with a certificate dated as of the Closing Date signed on its behalf by a duly authorized officer to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) shall have been satisfied.

6.3 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, at or prior to the Closing of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV are true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, other than the representations and warranties set forth in Section 4.1(a), Section 4.2, Section 4.4 and Section 4.8, which must be true and correct in all material respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time).
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with the covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing.
(c) Officer’s Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated as of the Closing Date signed on its behalf by a duly authorized officer to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) shall have been satisfied.
6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied to excuse it from its obligation to effect the Merger if such failure was caused by such Party’s breach of its obligations under this Agreement or, in the case of Parent or Merger Sub, the Equity Commitment Letter or the Debt Documents.
VII. TERMINATION
7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned:
(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time;
(b) by either Parent or the Company, upon written notice to the other Party, if:
(i) the Closing has not occurred on or before 11:59 p.m. Eastern Time on May 10, 2026 (such time or such later time as agreed to by the Parties in writing, the “Outside Date”); provided, however, that, the right to terminate this Agreement under this Section 7.1(b)(i) will not be available to any Party whose breach of, or failure to comply with, any provision of this Agreement has been a primary cause of the failure of the Closing to occur on or before the Outside Date (it being understood that a breach or failure of Merger Sub will be deemed to be a breach or failure, as applicable, of Parent for purposes of this Section 7.1(b)(i));
(ii) any Restraint is in effect and has become final and non appealable such that the condition set forth in Section 6.1(c) cannot be satisfied; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) will not be available to any Party whose breach of, or failure to comply with, any provision of this Agreement has been a primary cause of the failure of the condition set forth in Section 6.1(c) to be satisfied (it being understood that a breach or failure of Merger Sub will be deemed to be a breach or failure, as applicable, of Parent for purposes of this Section 7.1(b)(ii)); or
(iii) the Stockholders’ Meeting (including any adjournments and postponements thereof) shall have concluded without the Company Stockholder Approval having been obtained;
(c) by Parent, upon written notice to the Company:
(i) prior to the Stockholders’ Meeting, if a Company Adverse Recommendation Change shall have occurred; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent fails to terminate this Agreement pursuant to this Section 7.1(c)(i) prior to 11:59 p.m. (Eastern Time) on the date that is 10 Business Days after Parent is notified in writing that the Company Board has effected a Company Adverse Recommendation Change; or
(ii) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is incapable of being cured or, if capable of being cured by the Outside Date then in effect, the Company shall not have cured such breach or failure to perform within 30 days (or such shorter period of time as remains prior to the Outside Date) following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(c)(ii) and the basis for such termination; provided that Parent will not have the right to terminate this Agreement pursuant to this Section 7.1(c)(ii) if Parent or Merger Sub is then in material breach of any of its representations, warranties or covenants hereunder such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied if the Closing were to occur as of such time.
(d) by the Company, upon written notice to the Parent:
(i) prior to the receipt of the Company Stockholder Approval in order to enter into a Company Acquisition Agreement with respect to a Company Superior Proposal in accordance with Section 5.2(d); provided that the Company pays the Company Termination Fee in accordance with clause (y) of the last paragraph of Section 7.3(a);
(ii) if either Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured or, if capable of being cured by the Outside Date then in effect, Parent or Merger Sub, as applicable, shall not have cured such breach or failure to perform within 30 days (or such shorter period of time as remains prior to the Outside Date) following receipt by Parent of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(ii) and the basis for such termination; provided that the Company will not have the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) if the Company is then in material breach of any of its representations, warranties or covenants hereunder such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied if the Closing were to occur as of such time; or
(iii) if (A) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied at Closing, but subject to such conditions being capable of being satisfied if Closing were to occur on such date) have been satisfied or waived, (B) the Company has confirmed to Parent in writing that the Company is ready, willing and able to consummate the Closing, and (C) Parent and Merger Sub fail to consummate the Closing within three Business Days after the later of (1) the date the Closing should have occurred pursuant to Section 1.2 and (2) the delivery by the Company to Parent of such notice.
7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement will become void and of no effect with no liability on the part of any Party; provided, however, that Section 5.5(d), Section 5.8, Section 5.15(d), this Section 7.2, Section 7.3, Article VIII and Annex A will continue in effect; provided, further, however, no Party will be relieved or released from liability for damages of any kind arising out of any (i) Willful and Material Breach by such Party that occurs prior to such termination (and any failure by Parent or Merger Sub to close the Transactions when required pursuant to Section 1.2, for any reason, will be deemed to be a Willful and Material Breach of this Agreement) or (ii) Fraud, and, in the case of each of the foregoing clauses (i) and (ii), the other Party will be entitled to pursue any and all remedies under applicable Law, including the payment of any monetary damages resulting therefrom (which, in the case of damages payable by Parent, the Parties acknowledge and agree will include, to the fullest extent permitted by Section 261(a)(1) of the DGCL and to the extent proven, amounts representing, or based on the loss of, any premium or other economic entitlement the Company’s stockholders and holders of Company Equity Awards would be entitled to receive under this Agreement if the Closing were to occur in accordance with the terms of this Agreement, which will be deemed in such event to be damages of the Company), subject, in each case, to the provisions of Section 7.3(d) and Section 7.3(e). For the avoidance of doubt, it is understood among the Parties that such a Willful and Material Breach or Fraud of Merger Sub will be deemed to be a Willful and Material Breach or Fraud, as applicable, of Parent for purposes of this Section 7.2. Notwithstanding anything in this Agreement to the contrary, under no circumstances will (A) the Company be permitted or entitled to receive more than one of (1) the Parent Termination Fee (together with any amounts required to be paid by Parent under Section 5.5(d), Section 5.15(d) and Section 7.3(c)), (2) a grant of specific performance that results in a Closing, and (3) monetary damages in connection with a Willful and Material Breach or Fraud or (B) Parent be permitted or entitled to receive more than one of (1) the Company Termination Fee (together with any amounts required to be paid by the Company under Section 7.3(c)), (2) a grant of specific performance that results in a Closing, and (3) monetary damages in connection with a Willful and Material Breach or Fraud. Only the Company (and not holders of Company Common Stock or Company Equity Awards) may bring an action for Willful and Material Breach by Parent or Merger Sub.
7.3 Termination Fees.
(a) In the event that:
(i) this Agreement is validly terminated by the Company or Parent pursuant to Section 7.1(b)(i) (and Parent would not be prohibited from terminating this Agreement pursuant to the proviso in Section 7.1(b)(i)) or Section 7.1(b)(iii); provided that (A) a bona fide Company Takeover Proposal shall have been publicly made, proposed or communicated by a third party after the date of this Agreement and not withdrawn prior to the time this Agreement is terminated and (B) within 12 months after the date of such termination, the Company enters into a definitive agreement to consummate a Company Takeover Proposal with the Person or Group that made the Company Takeover Proposal referred to in clause (A) above that is subsequently consummated; provided, however, that for purposes of this Section 7.3(a)(i), the references in the definition of Company Takeover Proposal to “20% or more” will be deemed to be references to “more than 50%”;
(ii) this Agreement is validly terminated (A) by Parent pursuant to Section 7.1(c)(i) or (B) by the Company pursuant to Section 7.1(d)(i); or
(iii) this Agreement is validly terminated by Parent pursuant to Section 7.1(c)(ii) in respect of a breach of Section 5.2;
then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(a), the Company will pay or cause to be paid the Company Termination Fee to Parent or its designee by wire transfer of immediately available funds (in accordance with wire instructions provided by Parent for such payment) (x) in the case of Section 7.3(a)(ii)(A) or Section 7.3(a)(iii) within three Business Days after such termination (or, if later, within two (2) Business Days after Parent has provided wire instructions for such payment), (y) in the case of Section 7.3(a)(ii)(B), simultaneously with such termination (or, if later, at such time as Parent has provided wire instructions for such payment), or (z) in the case of Section 7.3(a)(i), within three Business Days after consummation of the Company Takeover Proposal described in Section 7.3(a)(i) (or, if later, within two Business Days after Parent has provided wire instructions for such payment), it being understood that in no event will the Company be required to pay or cause to be paid the applicable Company Termination Fee on more than one occasion. As used herein, “Company Termination Fee” will mean a cash amount equal to $40,750,000, net of any withholding or deduction required by law.
(b) In the event that (i) the Company validly terminates this Agreement pursuant to Section 7.1(d)(iii) or (ii) Parent validly terminates this Agreement pursuant to Section 7.1(b)(i) and at such time the Company could have terminated this Agreement pursuant to Section 7.1(d)(iii), then Parent will promptly (and in any event within two Business Days or, if later, within two Business Days after the Company has provided wire instructions for such payment) pay or cause to be paid to the Company a termination fee of $81,500,000 in cash, net of any withholding or deduction required by law (the “Parent Termination Fee”) by wire transfer of immediately available funds simultaneously with such termination, it being understood that in no event will Parent be required to pay or cause to be paid the Parent Termination Fee on more than one occasion.
(c) Each of the Parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, the other Parties would not enter into this Agreement. The Parties agree that the Company Termination Fee or the Parent Termination Fee, as applicable, is a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company or Parent, as the case may be, fails to timely pay or cause to be paid any amount due pursuant to this Section 7.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences an Action that results in a judgment against the Company, with respect to Parent or Merger Sub, or Parent, with respect to the Company, for the payment set forth in this Section 7.3, such paying Party will pay or cause to be paid to the other Party or Parties, as applicable, its or their reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
(d) Subject in all respects to the Company’s rights set forth in Section 8.6 and the obligations of Parent under Section 5.5(d), Section 5.15(d) and Section 7.3(c), notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated in circumstances in which the Parent Termination Fee is payable pursuant to Section 7.3(b), payment of the Parent Termination Fee will be the sole and exclusive monetary damages remedy of the Company, its Subsidiaries and the Company Related Parties against Parent, Merger Sub and the Parent Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions, and upon payment of such amount neither Parent nor Merger Sub will have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Subject in all respects to Parent’s rights set forth in Section 8.6 and the reimbursement obligations of the Company under Section 7.3(c), notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated in circumstances in which the Company Termination Fee is payable pursuant to Section 7.3(a), payment of the Company Termination Fee will be the sole and exclusive monetary damages remedy of Parent, Merger Sub and the Parent Related Parties against the Company and its Subsidiaries and the other Company Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions, and upon payment of such amount neither the Company nor any of its Subsidiaries will have any further liability or obligation relating to or arising out of this Agreement or the Transactions under any theory. While each of the Company and Parent may pursue both a grant of specific performance in accordance with Section 8.6 and the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, under Section 7.3, under no circumstances will the Company or Parent be permitted or entitled to receive both a grant of specific performance that results in a Closing and all or any portion of the Parent Termination Fee or the Company Termination Fee, as applicable.
(e) In connection with any loss suffered by the Company as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions, other than in the circumstances in which the Company is entitled to receive the Parent Termination Fee in accordance with Section 7.3(b) (in which case Section 7.3(d) will apply), the Company agrees that the maximum aggregate monetary liability of Parent and Merger Sub will be capped at $81,500,000, subject in all respects to the Company’s rights set forth in Section 8.6 and the obligations of Parent under Section 5.5(d), Section 5.15(d) and Section 7.3(c).
VIII. MISCELLANEOUS AND GENERAL
8.1 Survival. Those covenants set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, will survive the Effective Time in accordance with their respective terms. All other covenants set forth in this Agreement, and all representations and warranties, set forth in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such representations, warranties and covenants, will not survive the Effective Time.
8.2 Modification or Amendment. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or modified in any and all respects by written agreement of Parent and the Company; provided, however, that following receipt of the Company Stockholder Approval, there will be no amendment or modification to this Agreement which by Law would require further approval by the stockholders of the Company without such approval.
8.3 Waiver. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and, together with the other provisions of this Agreement for the benefit of such Party, may be waived in writing by such Party in whole or in part to the extent permitted by applicable Laws.

8.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by electronic signature or .pdf format), each such counterpart being deemed to be an original instrument, with the same effect as if the signatures thereto and all such counterparts will together constitute one and the same agreement.
8.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a) Subject to Section 8.16, this Agreement, and all disputes, claims or causes of action based on, arising out of, or related to this Agreement, the negotiation of this Agreement, the performance of this Agreement or the Transactions, will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.
(b) Subject to Section 8.16, any Action based on, arising out of or related to this Agreement or the Transactions will be brought in the Delaware Court of Chancery (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), and each of the Parties irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the Action will be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 8.5(b).
(c) EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS.
8.6 Specific Performance.
(a) The Parties agree that irreparable damage for which monetary relief (including any fees payable pursuant to Section 7.3), even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate this Agreement and the Transactions. Subject to the following sentence, the Parties acknowledge and agree that (i) the Parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or anticipated breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5 without proof of damages or the posting of a bond or other security, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 7.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) will not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (iii) the right of specific enforcement is an integral part of the Transactions and without that right none of the Parties would have entered into this Agreement.
(b) Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund the aggregate Merger Consideration and Parent’s and Merger Sub’s obligations to effect the Closing (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) will be subject to the requirements that (i) all of the conditions set forth in Sections 6.1 and 6.2 are satisfied or waived (other than those conditions that by their terms are to be satisfied at Closing and that would be satisfied at the Closing) at the time when Closing would have been required to occur pursuant to Section 1.2, (ii) the Debt Financing has been funded in accordance with the terms of the Debt Commitment Letter or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing, (iii) the Company has irrevocably confirmed that all of the conditions set forth in Sections 6.1 and 6.3 are satisfied or waived (other than those conditions that by their terms are to be satisfied at Closing and that would be satisfied at the Closing) and that the Company is ready, willing and able to consummate the Closing, and (iv) Parent and the Merger Sub fail to complete the Closing in accordance with the terms of this Agreement within five Business Days of receiving the notice contemplated in clause (iii) of this sentence.
(c) The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.6 will not be required to provide any bond or other security in connection with any such Order.
8.7 Notices. Any and all notices or other communications required or permitted to be provided hereunder will be in writing and sent by email or by nationally recognized overnight courier service and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 8.7 prior to 5:00 p.m. (Eastern Time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 8.7 later than 5:00 p.m. (Eastern Time) on any date or is delivered on a date that is not a Business Day, and (c) when received, if sent by nationally recognized overnight courier service or personal delivery. The address for such notices and communications will be as follows:

(a)	If to Parent, Merger Sub or the Surviving Corporation, to:

Industrial F&B Investments II, Inc.
c/o Investindustrial
375 Park Avenue, Suite 2607, 26th Floor
New York, NY 10152
Attention: Board of Directors
Email: legal@investindustrial.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Sandro de Bernardini; Peter D. Serating; Maxim Mayer-Cesiano
Email: sandro.debernardini@skadden.com; peter.serating@skadden.com; maxim.mayercesiano@skadden.com

(b)	If to the Company, to:

TreeHouse Foods, Inc.
2021 Spring Road, Suite 600
Oak Brook, IL 60523
Attention: Kristy Waterman
Email: Kristy.Waterman@treehousefoods.com

with a copy to:

Jones Day
250 Vesey Street
New York, NY 10281
	Attention:	Randi C. Lesnick Benjamin L. Stulberg Julia V.S. Feldman
	Email:	rclesnick@jonesday.com blstulberg@jonesday.com jfeldman@jonesday.com or to such other address or addresses as the Parties may from time to time designate in writing.

8.8 Entire Agreement; No Third-Party Beneficiaries.
(a) This Agreement (and the Company Disclosure Letter and all other schedules and exhibits hereto), the Support Agreement, the CVR Agreement, the Confidentiality Agreement and the Commitment Letters (the “Transaction Documents”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties or their Affiliates with respect to the subject matter hereof and thereof.
(b) This Agreement is not intended to and does not confer upon any Person other than the Parties any rights or remedies hereunder, except for (i) if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration pursuant to the terms of Section 2.1 and the right of the holders of the Company Equity Awards to receive such amounts pursuant to Article II, (ii) if the Effective Time occurs, the rights of the Indemnified Parties set forth in Section 5.11, and (iii) the rights of the Company Related Parties set forth in Section 8.14, which are intended for the benefit of such Persons and will be enforceable by them. Notwithstanding the foregoing, subject to the limitations in Section 7.3(e), the Parties agree that the Company will have the right, on its own behalf and, in accordance with and to the fullest extent permitted by Section 261(a)(2) of the DGCL, as the representative of and on behalf of the Company’s stockholders and the holders of Company Equity Awards, to pursue damages to the fullest extent permitted by Section 261(a)(1) of the DGCL; provided, however, that the rights granted pursuant to this sentence will be enforceable only by the Company.
8.9 Company Professional Advisors. Each of Parent and Merger Sub acknowledges, on its own behalf and on behalf of its Affiliates, that the legal counsel included in the notices provisions of Section 8.7 for the Company may advise and represent the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions (and any dispute arising hereunder or in respect thereof), and each of Parent and Merger Sub hereby consents thereto and waives any conflict of interests arising therefrom.
8.10 Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Transactions, the other Transaction Documents and the transactions contemplated thereby will be paid by the Party incurring such expense.
8.11 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
8.12 Interpretation; Construction.
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Exhibit, such reference will be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Whenever the words “ordinary course of business” are used in this Agreement with respect to the Company and its Subsidiaries, they will be deemed to be followed by the words “consistent with past practice.” Any reference in this Agreement to gender includes all genders, and words imparting the singular number only will include the plural and vice versa. Where a reference in this Agreement is made to any agreement (including this Agreement), Contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, Contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of a Contract, to the extent permitted by the terms thereof), and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “days” will be to calendar days unless otherwise indicated as a “Business Day.” When calculating periods of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, and if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day. When used with respect to any information, material, data, document or other item of disclosure relating to the Company or its Subsidiaries, “made available,” “furnished,” “delivered” or similar terms means such information, material, data, document or other item of disclosure was (i) posted to the Data Room, and accessible by Parent and its Representatives with access thereto, at least 36 hours prior to the date of this Agreement or (ii) publicly filed with the SEC by the Company at least one Business Day prior to the date of this Agreement (provided that the construction of any such terms used in Section 3.23 and Section 4.11 will not be limited by this sentence).
(b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(c) The Company may, at its option, include in the Company Disclosure Letter items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, will not be deemed to be an acknowledgment or representation or warranty that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any Section or subsection of the Company Disclosure Letter will be deemed to be referred to and incorporated in any other Section or subsection of the Company Disclosure Letter to which it is specifically referenced or cross-referenced, and also in all other Sections or subsections of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent on its face. Nothing contained in any Section or subsection of the Company Disclosure Letter should be construed as an admission of liability or responsibility of any Party to any third party in connection with any pending or threatened Action or otherwise. Except as otherwise expressly set forth in any Section or subsection of the Company Disclosure Letter, in no event will the listing or disclosure of any information or document in any such Section or subsection of the Company Disclosure Letter, or in the documents referred to or incorporated by reference in any Section or subsection of the Company Disclosure Letter, constitute or be deemed to imply any representation, warranty, undertaking, covenant or other obligation of the Company or its Subsidiaries not expressly set out in this Agreement or will such disclosure be construed as extending the scope of any representation or warranty, undertaking, covenant or obligation set out in this Agreement. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant related to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant. Any capitalized terms used in any Section or subsection of the Company Disclosure Letter will be defined as set forth in this Agreement.
8.13 Assignment; Delegation. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Parties; provided, however, that (a) Parent or Merger Sub may, without the consent of the Company, assign its rights under this Agreement to any Subsidiary of Parent and (b) Parent or Merger Sub may, without the consent of the Company, assign its respective rights under this Agreement for collateral security purposes to the Debt Financing Sources; provided that, such assignment by Parent or Merger Sub will not (i) relieve Parent or Merger Sub of any of its obligations hereunder or enlarge, alter or change any obligation of the Company or (ii) impede or delay the consummation of the Merger or the other Transactions. Any purported assignment in violation of this Agreement is void.
8.14 Non-Recourse. Each of the Company (on behalf of itself and the other Company Related Parties) and Parent (on behalf of itself and the other Parent Related Parties) agree (i) that this Agreement or any other Transaction Document may only be enforced against, and any Action based upon, arising out of, or related to this Agreement or any other Transaction Document, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto (or their permitted assigns pursuant to Section 8.13) or parties thereto (or their permitted assigns pursuant to the applicable terms thereof), as applicable, and (ii) except to the extent named a Party to this Agreement, no Company Related Party, Parent Related Party or Debt Financing Source will have any liability for any obligations or liabilities of any Party hereto under this Agreement or for any claim based on, in respect of or by reason of the Transactions, except for claims that the Company, Parent or Merger Sub, as applicable, may assert against any Person that is party to, and solely pursuant to the terms and conditions of, any other Transaction Document.
8.15 Parent Guarantee of Obligations. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations of Merger Sub and the Surviving Corporation under this Agreement in accordance with the terms hereof. Whenever this Agreement requires Merger Sub, the Surviving Corporation or any Affiliates of Parent to take any action or refrain from taking any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Merger Sub, the Surviving Corporation or such Affiliate, as applicable, to take or refrain from taking, as applicable, such action.
8.16 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Parties on behalf of itself and each of its Affiliates hereby: (a) agrees that any legal action (whether in equity or at law, whether in contract or in tort or otherwise), involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Fee Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County and any appellate court thereof (each such court, the “Subject Courts”) and each Party irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such Subject Courts and agrees that any such dispute shall be governed by, and construed in accordance with, the Laws of the State of New York, except as otherwise set forth in the Debt Commitment Letter, including with respect to (i) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), (ii) the determination of the accuracy of any “Company Representations” (as such term is defined in the Debt Commitment Letter) and whether as a result of any inaccuracy thereof Parent or any of its Affiliates has the right to terminate its or their obligations hereunder pursuant to Section 7.1(c)(ii) or decline to consummate the Closing as a result thereof pursuant to Section 6.2(a) and (iii) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall in each case be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule that would cause the application of Laws of any other jurisdiction, (b) agrees not to bring or support or permit any of its Affiliates to bring or support any legal action (including any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in equity or at law, whether in contract or in tort or otherwise), against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Subject Court, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such Subject Court, (d) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable law, trial by jury in any legal action brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that none of the Debt Financing Sources will have any liability to any of the Company, the Company’s Subsidiaries or their respective Affiliates relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and that none of the Company, the Company’s Subsidiaries or any of their respective Affiliates shall bring or support any legal action (including any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in equity or at law, whether in contract or in tort or otherwise), against any of the Debt Financing Sources relating to or in any way arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action involving any Debt Financing Source or the Transactions, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, and (g) agrees (i) that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions in this Section 8.16 (or the definitions of any terms used in this Section 8.16) and (ii) to the extent any amendments to any provision of this Section 8.16 (or, solely as they relate to this Section 8.16, the definitions of any terms used in this Section 8.16) are materially adverse to the Debt Financing Sources, such provisions shall not be amended without the prior written consent of the Debt Financing Sources. Notwithstanding anything contained herein to the contrary, nothing in this Section 8.16 shall in any way affect any Party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including the Debt Commitment Letter.
[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first written above.

COMPANY

TreeHouse Foods, Inc.

By:	/s/ Steven Oakland
Name: Steven Oakland
Title: Chairman, Chief Executive Officer, and President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first written above.

PARENT

Industrial F&B Investments II, Inc.

By:	/s/ Jeffrey Everhart
Name: Jeffrey Everhart
Title: Authorized Signatory

MERGER SUB

Industrial F&B Investments III, Inc.

By:	/s/ Jeffrey Everhart
Name: Jeffrey Everhart
Title: Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

ANNEX A

DEFINITIONS
As used in this Agreement, the following terms have the meanings specified below.
“Acceptable Confidentiality Agreement” means any confidentiality agreement that contains customary confidentiality provisions and contains provisions that, in the judgment of legal counsel to the Company, are in the aggregate not significantly less favorable to the Company than those included in the Confidentiality Agreement; provided, however, that any such confidentiality agreement (a) will not be required to contain any standstill provisions and (b) will not prohibit the Company from complying with its obligations under this Agreement, including Section 5.2.
“Action” means any civil, criminal, administrative or other claim, proceeding, litigation, arbitration, charge or other alternative dispute resolution process, subpoena, hearing, demand, complaint, action, suit or other proceeding or action of any kind (whether at Law or in equity), including by or before any Governmental Entity.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, (a) “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing and (b) no investment fund or other investment vehicle advised, managed, sponsored or controlled by Parent or any Person directly or indirectly controlling, controlled by or under common control with Parent or any portfolio company of such fund or other investment vehicle shall be deemed to be an Affiliate of Parent or any Merger Sub (other than (i) to the extent that any of the foregoing is acting on behalf of or for the benefit of Parent or Merger Sub (which such exception shall not be applicable to the reference set forth in Section 5.5 and on Section 5.5(c) of the Company Disclosure Letter) and (ii) with respect to Section 5.8 and the definition of Parent Related Parties as used in (A) the second sentence of Section 7.3(d) and (B) Section 8.14, and, for the avoidance of doubt, Parent and Merger Sub shall always be deemed to be Affiliates of one another).
“Anti-Bribery Laws” means those Laws to which the Company or its Subsidiaries are subject relating to anti-bribery or anti-corruption, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and similar Laws relating to public or commercial corruption or bribery to which the Company is subject.
“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, Canada’s Competition Act R.S.C., 1985, c. C-34, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including, as applicable, foreign antitrust laws.
“Associated Party” means, with respect to the Company, any former or current direct or indirect stockholder beneficially owning more than 5% of the Company’s voting securities or any current director or executive officer of the Company or, to the Knowledge of the Company, any such Person’s Affiliates or immediate family members.
“Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or other day on which banks are required or authorized to close in the City of New York.
“Bylaws” means the amended and restated bylaws of the Company, as amended from time to time.
“Certificate of Incorporation” means the restated certificate of incorporation of the Company, as amended from time to time.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any collectively bargained agreement or other similar labor-related Contract with any Labor Organization.
“Company Benefit Plan” means each (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (b) stock option, stock purchase, stock appreciation right or other stock or stock-related award, retention, bonus, commission, incentive, deferred compensation, change in control, vacation, insurance, health, retiree medical, profit-sharing, pension, retirement, severance or termination pay plan, agreement, program, fund or arrangement, or (c) other employee benefit program, policy, agreement or arrangement that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries in respect of any current or former employees, officers, directors or any other individual service provider of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is required to make payments, transfers or contributions, in each case, whether oral or written, funded or unfunded, or insured or self-insured; provided, however, that in no event will “Company Benefit Plan” include any Multiemployer Plan or any arrangement maintained or required to be maintained by a Governmental Entity to which the Company or any of its Subsidiaries is required to contribute under applicable Law (such plan, a “Governmental Plan”).
“Company Equity Awards” means Company Options, Company RSUs, and Company PSUs.
“Company Equity Plan” means the Amended and Restated TreeHouse Foods, Inc. Equity and Incentive Plan, including as amended or amended restated from time to time.
“Company IP” means Company-Owned IP, Company Licensed IP and all other material IP necessary to operate the business of the Company and each of its Subsidiaries.
“Company Licensed IP” means the material Intellectual Property used by the Company and each of its Subsidiaries pursuant to an Inbound License and presently used in and necessary for the current operation of the business of the Company and its Subsidiaries.
“Company Material Adverse Effect” means any development, fact, change, event, effect, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to (i) prevent, materially delay or impede the ability of the Company to consummate the Transactions or (ii) have a materially adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in the case of clause (ii) in no event will any development, fact, change, event, effect, occurrence or circumstance arising out of any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”:
(a) changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;
(b) changes in Law or GAAP or other accounting methods;
(c) changes in general conditions in financial markets, credit markets or capital markets, including (i) changes in interest rates or credit ratings, (ii) changes in exchange rates for the currencies of any country, or (iii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(d) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in labor markets for employees;
(e) any geopolitical conditions, the outbreak of hostilities, acts of war, sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Entity or otherwise), terrorism or military actions (including any continuation, escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);
(f) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks or restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak or material worsening of such conditions and other force majeure events;
(g) the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency or consummation of the Transactions or any financing contemplated hereby or in respect hereof, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with its employees, partners, vendors, customers, Governmental Entities or any other third parties (provided that this clause shall not apply with respect to any breach or inaccuracy of any representations or warranties set forth in Section 3.3 and Section 3.4(b));

(h) any action taken or refrained from being taken by the Company or any of its Subsidiaries at the written request of Parent or which Parent has expressly approved or consented to in writing following the date of this Agreement or which the Company or such Subsidiary of the Company did not take on account of withheld consent from Parent;
(i) any failure by the Company or any of its Subsidiaries to meet (i) any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (ii) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in the foregoing subclause (i) or (ii) may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent not otherwise expressly excluded pursuant to a different subsection of this definition);
(j) any decline in the market price of the shares of Company Common Stock (it being understood that the facts or occurrences giving rise to or contributing to a decline in the market price of the Company Common Stock may be deemed to constitute, or be taken into account in determining whether there has been a Company Material Adverse Effect to the extent not otherwise expressly excluded pursuant to a different subsection of this definition);
(k) the identity of, or any facts or circumstances relating to, Parent or its Affiliates, its financing sources or investors, or the respective plan or intentions of any of the foregoing, with respect to the Company, its Subsidiaries or their business; or
(l) any breach by Parent or Merger Sub of this Agreement;
provided that, in each case of the foregoing clauses (a) through (f), to the extent that such development, fact, change, event, effect, occurrence or circumstance has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similar companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.
“Company Options” means each option to purchase shares of Company Common Stock granted under the Company Equity Plan.
“Company-Owned IP” means the material Intellectual Property owned or purported to be owned by the Company and each of its Subsidiaries.
“Company PSU” means each performance share unit in respect of Company Common Stock granted under the Company Equity Plan subject to performance-based vesting conditions.
“Company Related Parties” means the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates.
“Company RSU” means each restricted stock unit, representing a right to receive one share of Company Common Stock, granted under the Company Equity Plan, subject to only time-based vesting conditions.
“Company Superior Proposal” means a Company Takeover Proposal (except that, for purposes of this definition, the references in the definition of “Company Takeover Proposal” to “20% or more” are replaced by “more than 50%”) made by a Person or Group on terms that the Company Board or a duly authorized committee thereof determines in its good faith judgment, after consultation with financial advisors and outside legal counsel, taking into account all factors and matters deemed relevant in good faith by the Company Board, including financial, legal, regulatory and any other aspects of the transaction described in such Company Takeover Proposal (such as the confidentiality, timing and likelihood of consummation of such Company Takeover Proposal), any changes to the terms of this Agreement proposed by Parent or its Representatives in response to such Company Takeover Proposal, and any fees or expenses payable by the Company hereunder, would, if consummated, be more favorable to the Company and the Company’s stockholders than the Transactions.
“Company Takeover Proposal” means, other than the Transactions, any bona fide written offer or bona fide written proposal (other than from Parent or its Affiliates or Representatives) relating to (a) any acquisition or purchase, direct or indirect, of 20% or more of the fair value of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair value of the consolidated assets of the Company, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Person or Group beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair value of the consolidated assets of the Company, or (c) a merger, consolidation, share exchange, business combination, asset sale, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group would own, directly or indirectly, 20% or more of the aggregate voting power of the Company after giving effect to the consummation of such transaction.
“Compliant” means, with respect to the Required Financial Information, that (i) such Required Financial Information provided by the Company, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such Required Financial Information, in light of the circumstances under which they were made, not misleading; (ii) such Required Financial Information is, and remains throughout the Marketing Period, compliant in all material respects with all applicable requirements of Regulation S-K and Regulation S-X and a registration statement on Form S-1 (or any applicable successor form) under the Securities Act for an offering of debt securities of such type (other than such provisions for which compliance is not customary in a Rule 144A high yield offering of debt securities of such type); (iii) the Company’s auditors have not withdrawn any audit opinion on any of the audited financial statements contained in the Required Financial Information; (iv) the Company or its auditors have not determined to undertake a restatement of any financial statements included in the Required Financial Information (it being understood the Required Financial Information will be Compliant in respect of this clause (iv) if such restatement is completed or the Company has determined no such restatement is required) and (v) the financial statements included in the Required Financial Information that is available to Parent on the first day of the Marketing Period would be sufficiently current and would not become “stale” on any date during the Marketing Period to permit the Company’s auditors to issue customary comfort letters (including customary “negative assurance” and change period comfort) in order to consummate any Rule 144A high yield offering of debt securities on any day during the Marketing Period (and such auditors have confirmed they are prepared to issue such customary comfort letters subject to their completion of customary procedures).
“Confidentiality Agreement” means the letter agreement dated as of August 24, 2025, between the Company and Investindustrial Group Investments S.à r.l.
“Contract” means any agreement, lease, bond, deed, license, contract, note, mortgage, indenture or other obligation.
“Data Protection Laws” means all applicable Laws (including any applicable Laws of jurisdictions where Personal Data is collected) governing the privacy or security of Personal Data, and any other Laws applicable to the collection, storage or processing of Personal Data.
“Data Room” means the Datasite electronic data room established in connection with the Transactions.
“Debt Commitment Letter” means the executed commitment letter dated as of the date hereof, from the Debt Financing Sources party thereto (including all exhibits, schedules, annexes and supplements thereto) pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide the aggregate amounts set forth therein for the purposes of funding a portion of the Financing Uses (the “Debt Financing”).
“Debt Financing Sources” means Persons unaffiliated with Parent and Merger Sub (including parties to any joinder agreement or amendments joining such Persons to the Debt Commitment Letter) that have committed to provide or arrange any debt financing contemplated by the Debt Commitment Letter or Alternative Financings in connection with the Transactions.
“Enforceability Exception” means any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.
“Environmental Law” means any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land or any other natural resource) or (b) the exposure to or the storage, recycling, treatment, generation, transportation, labeling, Release or disposal of Hazardous Material.

“Equity Financing Sources” means the Investor that has committed to provide the Equity Financing contemplated by the Equity Commitment Letter in connection with the Transactions.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934.
“Existing Debt Facilities” means the debt facilities governed by (a) the Third Amended and Restated Credit Agreement, dated as of January 17, 2025, among the Company, the lenders and other financial institutions from time to time party thereto, the other Persons from time to time party thereto and Bank of America, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (b) the Notes Indenture.
“FDI Laws” means applicable Laws governing investments by certain Persons in strategic business sectors, including those raising national security considerations, in any country where the Company or any of its Subsidiaries do business.
“Financing” means, collectively, the Debt Financing and the Equity Financing.
“Financing Sources” means, collectively, the Debt Financing Sources and the Equity Financing Sources.
“Fraud” means (a) a false representation of material fact in Article III or Article IV, as applicable, (b) with Knowledge that such representation is false, (c) with an intention to induce the Party to whom such representation is made to act or refrain from acting in reliance upon it, (d) causing such Party, in justifiable reliance upon such false representation, to take or refrain from taking action, and (e) causing such Party to suffer loss by reason of such reliance. For the avoidance of doubt, the term “Fraud” does not include any claim for equitable fraud or any tort claim based on negligence or reckless misrepresentation.
“Government Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including (a) any political subdivision thereof, (b) any Person owned or controlled in whole or in part by a Governmental Entity, and (c) any Person acting in an official capacity for or on behalf of any Governmental Entity.
“Governmental Entity” means any domestic or foreign governmental or regulatory body, commission, agency, court, instrumentality, authority or other legislative, executive or judicial entity.
“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.
“Hazardous Materials” means any substance, material and/or waste listed, defined, designated, identified, or classified as hazardous, toxic, radioactive, dangerous or as a pollutant or contaminant, or otherwise regulated, under any Environmental Law due to its deleterious properties. Hazardous Material includes any petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material or polychlorinated biphenyls.
“Inbound License” means a Contract pursuant to which any Person has licensed any Intellectual Property to the Company or any of its Subsidiaries or granted to the Company or any of its Subsidiaries any covenant not to sue or right with respect to any Intellectual Property.
“Intellectual Property” means all intellectual property and associated rights in any jurisdiction in the world, including all (a) trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, logos, slogans, trade dress and all other source or business identifiers and all applications to register and all registrations, renewals and extensions thereof, and all goodwill associated with and symbolized by any of the foregoing (collectively, “Trademarks”), (b) Internet domain names, electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing, and all social media accounts, (c) patent disclosures, patent applications and patents, continuations, continuations-in-part, divisionals, revisions, substitutions, provisionals, re-examinations, renewals, extensions and reissues and counterparts thereof and all right to claim priority from any of the foregoing (collectively, “Patents”),

(d) trade secrets and know-how, including all proprietary or confidential inventions, improvements, processes, methods, techniques, modifications, compilations, protocols, compositions, models, layouts, designs, drawings, plans, specifications, methodologies and other proprietary or other confidential information (whether or not patentable or copyrightable) (collectively, “Trade Secrets”), (e) works of authorship (whether or not copyrightable), copyrights and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, whether or not registered or published, including website content, product artwork, promotion and marketing materials, Software, databases and database rights, and “moral rights,” (“Copyrights”) (f) all other intellectual property rights arising from Software, and (g) rights of publicity and privacy.
“Intervening Event” means any material development, fact, change, event, effect, occurrence or circumstance with respect to the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that (A) was or is not known or reasonably foreseeable to the Company Board as of the date hereof but becomes known to the Company Board prior to the time of the Company Stockholder Approval and (B) does not result from (1) any Company Takeover Proposal, (2) the announcement (whether or not authorized by the Parties), including any pre-signing reports in the press or otherwise, reporting on a potential transaction between the Company and Parent or otherwise relating to the acquisition of the company, (3) the pendency of this Agreement or the Transactions, or (4) any change in the trading price or trading volume of shares of Company Common Stock or any change in the Company’s credit rating.
“IRS” means the Internal Revenue Service.
“Knowledge” means (a) when referring to the knowledge of the Company or any of its Subsidiaries, the actual knowledge, after reasonable inquiry of the persons listed under Annex A, “Knowledge Group,” of the Company Disclosure Letter and (b) when referring to the knowledge of Parent, the actual knowledge of the officers of Parent.
“Labor Organization” means any labor union, trade union, works council, labor organization, employee association, group of employees or other agency or representative body certified or otherwise legally recognized for the purposes of bargaining collectively, or established for the purposes of consultation, on behalf of any group of employees.
“Law” or “Laws” means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted or promulgated by any Governmental Entity and any legally binding judicial interpretation thereof (including Food Safety Laws).
“Lien” means any lien, mortgage, license, sublicense, deed of trust, charge, pledge, security interest, claim, easement, lease, sublease, occupancy agreement, imperfection of title, servitude, encroachment, restriction, condition, covenant, option to purchase or lease or otherwise acquire any interest, right of way, title defects or other encumbrance.
“Marketing Period” means the first period of 15 consecutive Business Days after the date of this Agreement throughout which (i) Parent has the Required Financial Information, (ii) the Required Financial Information is Compliant and (iii) all of the conditions set forth in Section 6.1(b) have been satisfied or waived and nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 6.1 and 6.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 15 consecutive Business Day period; provided that (i) the Marketing Period shall not commence prior to January 5, 2026, and (ii) January 19, 2026, February 16, 2026, April 5, 2026 and May 25, 2026 shall not count as a Business Day for such 15 consecutive Business Day period, it being agreed that, (x) if the Company shall in good faith reasonably believe that it has delivered the Required Financial Information and that the Marketing Period has commenced, the Company may deliver to Parent a written notice to that effect (stating the date on which it believes that it completed delivery of the Required Financial Information and the date on which it believes that the Marketing Period commenced), in which case, subject to clauses (ii) and (iii) above, the Marketing Period will be deemed to have commenced on the date of such notice unless Parent, in good faith, reasonably believes that the Marketing Period has not commenced and within two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity why Parent believes that the Marketing Period has not commenced) and (y) for the avoidance of doubt, the requirement to deliver any information in accordance with clause (i) of the definition of “Required Financial Information” or paragraph 9 of Exhibit E to the Debt Commitment Letter (or any successor provision thereof) arising for any new fiscal period upon the information for the prior fiscal period no longer being Compliant (including as a result of clause (v) of the definition thereof) shall result in the “restart” of the Marketing Period, notwithstanding that either (a) a period of 15 consecutive Business

Days shall have passed throughout which Parent has had what would otherwise have constituted the Required Financial Information and such information having been Compliant throughout such period (unless the Reference Date has occurred during such period) or (b) if applicable, the Marketing Period had previously been deemed to commence pursuant to clause (x) above. The Marketing Period shall be deemed satisfied and completed on any date on which the Debt Financing has been consummated, including if the proceeds of the Debt Financing are placed into escrow upon consummation.
“Notes” means the 4.00% senior unsecured notes due 2028 issued by the Company pursuant to the Notes Indenture.
“Notes Indenture” means the Indenture, dated March 2, 2010, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as trustee (as successor to Wells Fargo Bank, National Association) (the “Trustee”), as amended and supplemented by the Twelfth Supplemental Indenture, dated September 9, 2020, among the Company, the subsidiary guarantors party thereto and the Trustee, as amended, supplemented or otherwise modified from time to time.
“Open Source Software” means any software (whether in source code, object code, software library, or executable form) that is distributed as “free software” or “open source software” or under a similar distribution model, and includes software that is licensed under any version of the GNU Affero General Public License, the GNU General Public License, the GNU Lesser General Public License, the Server Side Public License, the Mozilla Public License, the Common Public License, the Apache License, the BSD License, the Artistic License, the Sun Community Source License or any other license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses).
“Order” means any order, judgment, injunction, award, decree or writ adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.
“Parent Material Adverse Effect” means any development, fact, change, event, effect, occurrence or circumstance that would, individually or when considered together with all other facts, circumstances or changes, reasonably be expected to prevent, materially delay or impede the ability of Parent or Merger Sub to consummate the Transactions or any financing contemplated hereby or in respect hereof.
“Parent Related Parties” means Parent, Merger Sub, the Investor and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates.
“Payoff Amount” means the total amount required to be paid to fully satisfy all principal and interest, fees, prepayment premiums, termination costs, penalties, breakage costs and any other monetary obligations with respect to the Existing Debt Facilities as of the Closing.
“Permits” means all permits, licenses, variances, exemptions, orders, registrations, franchises, consents, certificates, qualifications and approvals and governmental authorizations of all Governmental Entities.
“Permitted Lien” means any Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the most recent consolidated balance sheet included in the Company SEC Documents, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien, including statutory liens, arising in the ordinary course of business and which are not currently due and payable and for which adequate reserves have been established in accordance with GAAP, (c) that is disclosed on the Company Balance Sheet or notes thereto or securing liabilities reflected on the Company Balance Sheet, (d) that is incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government Contracts, performance and return of money bonds and similar obligations (including letters of credit in lieu of any such bonds or to support the issuance thereof), (e) that is any zoning, building or other similar code or regulation not violated by the current use or occupancy of any assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (f) that constitutes any condition that would be disclosed by a physical inspection or title search (other than any Lien securing indebtedness for borrowed money) that would not or would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted and which are not violated by the current use or occupancy of any assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (g) that is an easement, right of way, covenant, restriction or other similar matter that would not or would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted and which are not violated by the current use or occupancy of any assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (h) that is a purchase money Lien incurred in the ordinary course of business, (i) that is a Lien arising by operation of law for amounts not yet due, (j) that is any interest or title of the Real Property of a lessor under any Leases entered into by the Company or any Subsidiary in the ordinary course of business, (k) that is a contractual right of set-off relating to (i) the establishment of depository relations with banks not given in connection with the issuance or incurrence of indebtedness, (ii) pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary, or (iii) purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business, (l) that is a non-exclusive license granted by the Company or one of its Subsidiaries in the ordinary course of business, or (m) that was incurred in the ordinary course of business since the Company Balance Sheet Date and that would not otherwise be material to the Company and its Subsidiaries, taken as a whole.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
“Personal Data” means information regarding an individual or household that is defined as “personal information,” “sensitive personal information,” “personally identifiable information,” “personal data” or any similar terms under Data Protection Laws.
“PFAS” means per- and polyfluoroalkyl substances.
“Real Property” means the Owned Real Property and the Material Leased Real Property.
“Registered IP” means any Intellectual Property that is registered, filed or issued (or for which an application is pending for registration, filing or issuance) under the authority of any Governmental Entity (or, in the case of Internet domain names, under the authority of any authorized private registrar).
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, discarding, burying, abandoning or disposing into the environment of a Hazardous Material, in each case, in violation of any Environmental Law or in a manner which has or may give rise to any liability under any Environmental Law.
“Representatives” means, with respect to any Person, its Affiliates and its and its Affiliates’ officers, directors, consultants, agents, financial advisors, investment bankers, lenders, attorneys, accountants, agents and other advisors or representatives.
“Required Financial Information” means (i) the audited balance sheets as of December 31, 2023 and 2024 and the statements of operations and cash flows of the Company for the fiscal years ended December 31, 2022, 2023 and 2024, together with all related notes and schedules thereto, accompanied by the audit reports thereon of Deloitte & Touche LLP (“Annual Financial Statements”); (b) the unaudited interim balance sheets and statements of operations and cash flows of the Company, together with all related notes and schedules thereto (“Interim Financial Statements”), for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and for the comparable periods of the prior fiscal year; (c) Interim Financial Statements for each fiscal quarter ending after September 30, 2025, and at least forty (40) days prior to the Closing (other than any fourth fiscal quarter of any year), and for the comparable periods of the prior fiscal year; and (d) if the Closing Date occurs at least sixty (60) days after December 31, 2025, Annual Financial Statements for the fiscal year ending December 31, 2025, in each case, prepared in accordance with GAAP and Regulation S-X; (ii) the financial, business and other information of the Company and its Subsidiaries that is requested by Parent from the Company to the extent necessary to permit Parent to prepare customary pro forma financial statements (provided, however, that the Company shall have no obligation, other than the assistance described in Section 5.15(a)(vii), to prepare any pro forma financial statements); (iii) all other financial data and other information regarding the Company and its Subsidiaries (A) as may be reasonably requested by Parent and required for Parent to produce a customary offering memorandum for a Rule 144A high yield offering of debt securities or (B) as otherwise necessary to receive from the Company’s auditors (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum), customary comfort (including customary “negative assurance” and change period comfort); and (iv) substantially complete drafts of customary comfort letters compliant with AU Section 634, including customary “negative assurance” and change period comfort, with respect to the pro forma financial statements and periods following the end of the latest fiscal year or fiscal quarter, as applicable, for which historical financial statements are included in the applicable offering documents, in each case from the Company’s auditors, and confirmation that such auditors are prepared to deliver such comfort letters throughout the Marketing Period and upon the “pricing” and “closing” of such offering upon completion of customary procedures, in each case in clauses (i) and (ii), except for (A) any information customarily provided by an investment bank or “initial purchaser” (or their advisor) in the preparation of the aforementioned offering memorandum, including the description of notes and the plan of distribution; and (v) customary authorization letters (including customary representations with respect to accuracy of information and material non-public information) authorizing the distribution the financial statements described in clause (i) hereof).
“Sanctioned Country” means, at any time, any country or territory that is itself the subject of comprehensive Sanctions (the times relevant to any representation, Cuba, Iran, North Korea, Syria (through July 1, 2025), and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine).
“Sanctioned Person” means (a) a Person listed on any Sanctions-related list of designated persons published by the United States (including the U.S. Department of the Treasury, Office of Foreign Assets Control “Specially Designated Nationals and Blocked Persons List,” Sectoral Sanctions Identifications List, and similar lists) or any such list maintained by the United Nations Security Council, the United Kingdom, the European Union or its Member States, (b) a Person that is located, organized or resident in a Sanctioned Country, or (c) a Person acting or purporting to act, directly or indirectly, on behalf of, or a Person owned or controlled by, any of the Persons listed in the foregoing clauses (a)-(b).
“Sanctions” means all applicable Laws relating to or constituting embargoes or financial, economic or trade sanctions administered or enforced from time to time by the United States, the European Union and its Member States, the United Kingdom and the United Nations Security Council.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons, images, videos, models and icons, and (d) all documentation, including user manuals and other training documentation related to any of the foregoing.
“Subsidiary” means, with respect to any Person, any entity, whether incorporated or unincorporated, of which (a) such Person or any other Subsidiary of such party is a general partner, (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such entity is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s Subsidiaries, or by such Person and one or more of its Subsidiaries, or (c) at least a majority of the equity securities or other equity interests is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s Subsidiaries, or by such Person and one or more of its Subsidiaries.
“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.
“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, escheat, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, unclaimed property, alternative or add-on minimum, estimated or other tax of any kind whatsoever, together with any interest, penalties, additional amounts or additions to tax with respect thereto.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement or other document filed, or required to be filed, relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Trade Laws” means Sanctions and the export and import controls and antiboycott Laws administered or enforced by the United States, the United Kingdom and the European Union and its Member States.
“Transactions” means the transactions contemplated by this Agreement, excluding the Financing.
“WARN” means the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable foreign, state or local law.
“Willful and Material Breach” means, with respect to a Party, a material breach that is a consequence of an act undertaken by the breaching Party or the failure by the breaching Party to take an act it is required to take under this Agreement, with knowledge that the taking of or failure to take such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.

The following terms are defined in the sections of this Agreement set forth after such term below:

Terms Not Defined in this Annex A	Section
Agreement	Preamble
Alternative Financing	5.15(c)
Associated Party Arrangements	3.22
Bonus Amounts	5.9(c)
Book-Entry Share	2.1(a)(i)
Certificate	2.1(a)(i)
Certificate of Merger	1.3
Chosen Courts	8.5(b)
Closing	1.2
Closing Date	1.2
Commitment Letters	4.6(a)
Company	Preamble
Company Acquisition Agreement	5.2(d)
Company Adverse Recommendation Change	5.2(d)
Company Balance Sheet	3.6(b)
Company Balance Sheet Date	3.6(b)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Collective Bargaining Agreement	3.13(a)
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Financial Advisor	3.3(d)
Company Material Contract	3.17(a)
Company Permits	3.8(a)
Company SEC Documents	Article III
Company Stockholder Approval	3.3(a)
Company Termination Fee	7.3(a)
Continuation Period	5.9(a)
Continuing Employee	5.9(a)
CVR	2.1(a)
CVR Agreement	Recitals
Debt Documents	5.15(a)
Debt Financing	Annex A
Debt Financing Adverse Impact	4.6(a)
DGCL	Recitals
Dissenting Shares	2.3(a)
DTC	2.4(c)
Effective Time	1.3
Engagement Letters	3.17(d)
Environmental Permits	3.10(h)
Equity Commitment Letter	Recitals
Equity Financing	Recitals
FDA	3.21
FDCA	3.21
Fee Letter	4.6(a)
Financing Uses	4.6(d)
Food Authorities	3.21
Food Safety Laws	3.21(a)
GAAP	3.6(a)

Terms Not Defined in this Annex A	Section
Government Contract	3.17(a)(xiii)
HHS	3.21
HSR Act	3.4(a)
Improvements	3.16(f)
Indemnified Parties	5.11(a)
Insurance Arrangements	3.15
IT Systems	3.14(g)
Material Leased Real Property	3.16(c)
Leases	3.16(c)
Letter of Transmittal	2.4(c)
Maximum Amount	5.11(b)
Measurement Time	3.2(a)
Merger	Recitals
Merger Consideration	2.1(a)(i)
Merger Sub	Preamble
Merger Sub Board	Recitals
Multiemployer Plan	3.10(c)
New Plans	5.9(b)
Non-GMO	3.21(d)
NYSE	3.4(a)
Outside Date	7.1(b)(i)
Owned Real Property	3.16(b)
Owned Software	3.14(f)
Parent	Preamble
Parent Board	Recitals
Parent Termination Fee	7.3(b)
Parties	Preamble
Patents	Annex A
Paying Agent	2.4(a)
Payment Fund	2.4(a)
Payoff Letters	5.19
Per Share Amount	2.1(a)
Pre-Closing Period	5.1(a)
Products	3.21
Proxy Statement	5.3(a)
Registered IP List	3.14(a)
Required Governmental Approvals	3.4(a)
Restraint	6.1(c)
Stockholders’ Meeting	5.4(a)
Subject Courts	8.16
Support Agreement	Recitals
Surviving Corporation	1.1(a)
Third Parties	5.2(a)
Top Customers	3.17(a)(viii)
Top Vendors	3.17(a)(ix)
Trademarks	Annex A
Transaction Documents	8.8(a)
Transaction Litigation	5.17
U.S. grown	3.21(d)
USDA	3.21(a)

Annex B
CONTINGENT VALUE RIGHTS AGREEMENT,

dated as of [•], 2026,

by and among

TreeHouse Foods, Inc.,
as the Company,
solely with respect to Sections 2.01, 2.02(g), 2.05(b), 2.05(c), 5.02, 7.03 and 7.05 through 7.14,
Industrial F&B Investments II, Inc.,
as Parent,
[COMMITTEE MEMBER NO. 1],

[COMMITTEE MEMBER NO. 2] and

[COMMITTEE MEMBER NO. 3],
as
the initial Committee Members,

and

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A.

acting jointly as

Rights Agent

i

(continued)
ii

CONTINGENT VALUE RIGHTS
AGREEMENT (this “Agreement”), dated as of [•], 2026, by and among TreeHouse Foods, Inc., a Delaware corporation (the “Company”), [Committee Member No. 1], [Committee Member No. 2] and [Committee Member No. 3], as the initial Committee Members, and, Computershare Inc., a Delaware corporation (“Computershare”) and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare Trust Company”), acting jointly with Computershare, as rights agent (the “Rights Agent”), and solely with respect to Sections 2.01, 2.02(g), 2.05(b), 2.05(c), 5.02, 7.03 and 7.05 through 7.14, Industrial F&B Investments II, Inc., a Delaware corporation (“Parent”).
WITNESSETH:
WHEREAS, Parent, Industrial F&B Investments III, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger, dated as of November 10, 2025 (as may be amended and restated from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a Subsidiary of Parent;
WHEREAS, pursuant to the Merger Agreement, in the Merger, Parent has agreed to provide to the Company’s stockholders and holders of Company Equity Awards the right to receive contingent cash payments, subject to the terms and conditions set forth herein (each right, a “CVR” and, collectively, the “CVRs”);
WHEREAS, on the date hereof the board of directors of the Company has appointed a CVR committee (the “Committee”) to implement the provisions, and perform the services, of this Agreement, composed of three members (“Committee Members”): (i) the initial Holder Committee Member, (ii) the initial Parent Committee Member and (iii) the initial Independent Committee Member;
WHEREAS, the Company and the Committee desire the Pursuit of the Claims to be managed, administered and controlled by the Committee and the Company in accordance with this Agreement; and
WHEREAS, the Company and the Committee desire that the Rights Agent act as Company’s agent for the purpose of effecting the distributions of the CVRs to the Holders and performing the other services described in this Agreement.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company, Parent, the initial Committee Members and the Rights Agent hereby agree as follows:
ARTICLE I
Contingent Value Rights
Section 1.01 CVRs. The CVRs represent the contractual rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement. It is acknowledged and agreed that a CVR will not constitute a security of the Parent, any constituent company to the Merger or any of their respective Affiliates.
Section 1.02 No Certificates. The CVRs will be issued in book-entry form and shall not be evidenced by a certificate or other instrument.
Section 1.03 Registration by the Rights Agent.
(a) Subject to the receipt by the Rights Agent of the information and instructions described in Section 3.07, the Rights Agent will keep a register (the “CVR Register”) for the purpose of (i) identifying the Holders of the CVRs, and (ii) registering CVRs and Permitted Transfers thereof. The CVR Register will initially show (i) with respect to holders of the Company’s shares of common stock, par value $0.01 per share (“Company Common Stock”), who hold such shares in book-entry form through DTC immediately prior to the Effective Time, one (1) position for Cede & Co. (as nominee of DTC) representing all such shares, and (ii) with respect to (A) holders of shares of Company Common Stock who hold such shares in certificated form immediately prior to the Effective Time, upon delivery to the Rights Agent by each such holder of the applicable stock certificates, together with a validly executed letter of transmittal, in accordance with the Merger Agreement, and holders of shares of Company Common Stock who hold such shares in book-entry form through the Company immediately prior to Effective Time, and (B) holders of Company Equity Awards, in each case of clauses (A) and (B), the applicable number of CVRs to which each such holder is entitled pursuant to the Merger Agreement (other than, in the case of the foregoing clauses (i) and (ii)(A), those who have perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware). The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs. With respect to any payments to be made under Article IV below, the Rights Agent will accomplish the payment to any former street name holders of shares of Company Common Stock by sending one (1) lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders.
(b) Subject to the restrictions on transferability set forth in Section 1.05, every request made to the Rights Agent to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, which may include a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor (with written documentation evidencing such Person’s status as the Holder’s survivor), as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice and proper validation of the identity of such Holder, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement, register the transfer of the CVRs in the CVR Register. As a condition of such transfer, the Company and the Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Entity any transfer, stamp, documentary, registration or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All duly transferred CVRs registered in the CVR Register will be the valid obligations of the Company and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.
(c) A Holder may make a written request to the Rights Agent to change such Holder’s address of record on the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request by the Rights Agent, the Rights Agent shall, subject to its reasonable determination that the request is in proper form, promptly record the change of address on the CVR Register. The Rights Agent shall promptly provide a copy of the CVR Register to the Company upon request.
Section 1.04 Rights of CVR Holder.
(a) Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of being a Holder of a CVR, the right to dividends or the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights of any kind or nature whatsoever as a stockholder of the Company, either at law or in equity. The CVRs will not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective Affiliates. The rights of a Holder are limited to those expressed in this Agreement. Notwithstanding anything herein or in the Merger Agreement to the contrary, none of Parent, the Company or any of their respective Subsidiaries or representatives shall have any liability, responsibility or obligation of any kind to any Holder in their capacity as such on any basis (including in contract, tort, under federal or state securities law or otherwise) with respect to, arising out of, or relating to, this Agreement, the CVRs or the Claims and the Pursuit thereof, except to the extent this Agreement expressly requires the payment of any CVR Payment Amount to the Holders and except to the extent otherwise expressly provided for in this Agreement.
(b) Each Holder, by virtue of the approval of the Merger Agreement and/or receipt of the Merger Consideration (as defined therein) and/or acceptance of a CVR, and without any further action of the Holder or the Company, agrees that such Holder will not challenge or contest any action, inaction, determination or decision of the Committee, and its members, or the authority or power of the Committee, and its members, and will not threaten, bring, commence, institute, maintain, prosecute or voluntarily aid any action, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement.

(c) None of the Rights Agent or the Parent, its board of directors and its officers, employees and Affiliates, including the Company, any of its or their directors, officers or employees after the Merger, nor any Committee Member, will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement.
(d) It is hereby acknowledged and agreed that the CVRs and the possibility to receive any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of Parent’s or the Company’s control, and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. The parties acknowledge that it is possible that there will not be any CVR Proceeds. It is acknowledged and agreed that Section 1.04(b), Section 1.04(c) and this Section 1.04(d) are essential and material terms of this Agreement.
Section 1.05 Non-transferability. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, directly or indirectly, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 1.05 shall be void ab initio and of no effect. In addition, each Holder, by virtue of its acceptance of a CVR, shall be deemed to have agreed to not facilitate or recognize any attempt by any beneficial owner of such CVR, including any former street holder of Company Common Stock or any broker, dealer, custodian bank or other nominee of such a street holder to sell, assign, transfer, pledge, encumber or in any other manner transfer or dispose of, in whole or in part, directly or indirectly, an interest in such CVR other than through a Permitted Transfer. A “Permitted Transfer” shall mean (a) a transfer of a CVR upon death of a Holder by will or intestacy, (b) a transfer by instrument to a testamentary trust in which the CVR (or any interest therein) is to be passed to beneficiaries upon the death of the trustee, (c) a transfer of a CVR pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation), (d) a transfer made by operation of law (such as a merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (e) if a Holder is a corporation, limited liability company, partnership or other entity, a distribution by the transferring corporation, limited liability company, partnership or other entity to its stockholders, members or partners, as applicable (provided that (i) such distribution does not subject the CVRs to a requirement of registration under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) any distribution pursuant to this clause (e) of Section 1.05 shall be void ab initio and of no effect if such distribution subjects the CVRs to a requirement of registration under the Securities Act or the Exchange Act), (f) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner thereof and, if applicable, through an intermediary, to the extent allowable by DTC, or (g) as provided in Section 1.06; provided that, with respect to a Holder of an Equity Award CVR, a Permitted Transfer shall be limited to a transfer described in clause (a) above; provided, further, that any such transferred CVR shall remain subject to the terms and conditions of this Agreement, including this Section 1.05.
Section 1.06 Ability to Renounce and Abandon CVR. A Holder may at any time, at such Holder’s option, renounce its rights under this Agreement and abandon all of such Holder’s remaining rights in a CVR (the “Abandoned CVRs”) by transferring such Abandoned CVRs to the Company without consideration therefor. Such Holder shall notify the Company of such irrevocable renouncement and abandonment by providing written notice with respect thereto, which notice shall include the name of such Holder and the number of Abandoned CVRs such Holder is entitled to and abandoning at such time. The Company shall notify the Rights Agent of such renouncement and abandonment and provide instructions regarding the Abandoned CVRs. Any Abandoned CVRs shall be automatically deemed extinguished and no longer outstanding for the purpose of this Agreement. Nothing in this Agreement shall prohibit the Company or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders (the “Acquired CVRs”), in its sole discretion; provided that any such acquisition of Equity Award CVRs shall be done in a manner that is compliant with the requirements of Section 409A of the Code. Any Acquired CVRs shall be registered in the name of the Company or any of its Affiliates in accordance with Section 1.03(a). Any Holder who renounced and abandoned such Abandoned CVRs and any Holder from whom the Company or any of its Affiliates acquired such Acquired CVRs, as applicable, shall have no rights hereunder with respect to such CVRs.
Section 1.07 Tax Treatment. For U.S. federal and applicable state and local income Tax purposes, except to the extent that any portion of any CVR Payment Amount is required to be treated as imputed interest under the applicable Tax Law, the parties hereto intend to treat (a) the CVRs for all U.S. federal and applicable state and local income Tax purposes as additional consideration for or in respect of the Company Common Stock pursuant to the Merger Agreement, with a value reasonably determined by the Company, and (b) CVR Payment Amounts received in respect of such CVRs as an amount realized on the disposition of the applicable CVRs, and in each case, none of the parties hereto will take any position to the contrary on any Tax Return, any other filing with a Governmental Authority related to Taxes or for other Tax purposes except as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or similar determination under applicable state or local Law) or a change in Law after the date hereof.
ARTICLE II
CVR Committee
Section 2.01 Establishment. Each Holder, by virtue of its acceptance of a CVR, shall be deemed to have consented and agreed to (i) the establishment of the Committee, consisting of three Committee Members and having the powers, authority and rights set forth in this Agreement, (ii) the appointment of [Committee Member No. 1] as the initial Committee Member selected by the Company prior to the Effective Time on behalf of the Holders (the initial “Holder Committee Member”), (iii) the appointment of [Committee Member No. 2] as the initial Committee Member selected by the Parent prior to the Effective Time (the initial “Parent Committee Member”), (iv) the appointment of [Committee Member No. 3] as the initial independent Committee Member, jointly selected by the Company and the Parent prior to the Effective Time (the initial “Independent Committee Member”) and (v) the appointment of any successor Committee Member pursuant to Section 2.05.
Section 2.02 Authority .
(a) The Committee shall have full power and authority, and shall use commercially reasonable efforts, to prosecute, appeal, negotiate, resolve, settle, compromise or otherwise pursue or defend any Claims, in whole or in part, on behalf and in the name of the Company and its Subsidiaries, and in accordance with the provisions of this Agreement, including by litigation in trial or appellate courts, arbitration, alternative dispute resolution, mediation, negotiation, settlement or compromise (collectively, the “Pursuit” of Claims) and, without limiting the generality of the foregoing, the Committee shall have full power and authority to, subject to Section 2.02(e), initiate any Claims or defend any counterclaims (including determining the timing thereof and the strategy therefor) arising out of, or in connection with, the KGM Litigation, including, but not limited to, claims relating to (i) any potentially available insurance proceeds recoverable because of such litigation, including, but not limited to, insurance proceeds recoverable because of legal counsel’s malpractice with respect to such litigation, or (ii) any funds recovered or obtained by a Governmental Authority that may be available as restitution, disgorgement or compensation with respect to the KGM Litigation (any of the foregoing, the “Claims”). Without limiting the generality of the foregoing, the Committee shall have the power and authority to (i) direct and supervise all matters involving litigation of any Claims (including trial strategy and planning, appellate strategy and settlement strategy in accordance with this Agreement), (ii) appear before and conduct affairs with arbitrators, mediators and other such professionals on behalf and in the name of the Company necessary or appropriate to enable the Committee to Pursue any Claims, (iii) appear in court and file pleadings and execute any documents on behalf and in the name of the Company necessary or appropriate to enable the Committee to Pursue any Claims, (iv) agree to the settlement or compromise of any Claim, subject to the consent right set forth in Section 3.04, (v) in the event that the Company is awarded any judgment on account of the Claims by a court of competent jurisdiction, attach and perfect a lien in the name of the Company to secure the amount of such judgment, and (vi) incur any Claims Expenses that the Committee deems necessary or appropriate in Pursuit of the Claims, and the Company agrees to pay all such Claims Expenses that the Committee may incur, subject, as applicable, to the Aggregate Cap. The Committee shall (i) maintain, and deliver to the Company upon request at any time, all financial or other documentation reasonably necessary or appropriate to sufficiently support any Claims Expenses so incurred and (ii) in the event that the Company is awarded any judgment on account of the Claims by a court of competent jurisdiction, promptly take any and actions necessary to attach and perfect a lien in the name of the Company to secure the amount of such judgment.
(b) In exercising its powers and authority, and in carrying out the services under this Agreement, including the use of commercially reasonable efforts for the Pursuit of the Claims, the Committee shall (i) duly consider and take into account the advice of the outside legal counsel, and (ii) at all times take into reasonable account the interests of the Company with a view to avoiding prejudice to its business, reputation and commercial relationships.

(c) Recognizing that the Committee will need to provide information relating to the KGM Litigation to and receive legal advice from outside legal counsel, and recognizing that the Committee shares common interests in the KGM Litigation with the Company (including common interests with the Holders), at the terms and conditions of this Agreement, it is the parties’ intent that the Committee shall represent the Company in the KGM Litigation and that no exchange of information with or by the Committee shall constitute a waiver of any applicable privilege. With respect to the KGM Litigation, the Committee shall have authority, concurrent with the Company, over the Company’s attorney-client privilege.
(d) Subject to Section 2.02, the Committee shall have full power and authority, in the Committee’s sole discretion, to withdraw all or part of any Claims during the Term and to terminate the Pursuit thereof at any time if the Committee reasonably determines in good faith, taking into account the advice of the outside legal counsel, that (i) the aggregate amount of Claims Expenses incurred from the Effective Time, together with the Claims Expenses reasonably expected to be incurred, are reasonably likely to exceed the Litigation Proceeds reasonably likely to still be collected, or (ii) the reasonably likely aggregate monetary loss resulting or connected with any counterclaim brought against the Company in connection with the KGM Litigation is reasonably likely to exceed the Litigation Proceeds reasonably likely to still be collected.
(e) The Committee shall have full power and authority, in the Committee’s sole discretion, to commence, during the Term, any new Claims at any time if the Committee reasonably determines in good faith, taking into account the advice of the outside legal counsel, that the aggregate amount of Claims Expenses incurred from the Effective Time, together with the Claims Expenses reasonably expected to be incurred (including those related to such a new Claim), are reasonably likely not to exceed the Litigation Proceeds reasonably likely to still be collected. For the avoidance of doubt, the Committee shall not have any power or authority to commence any new claims, not otherwise related to existing proceedings in connection with the KGM Litigation.
(f) The Committee shall have full power and authority to retain advisors, including counsel, accountants, financial advisors, experts, consultants, investigators and other agents (collectively, “Advisors”), in connection with the Pursuit of Claims or the withdrawal or termination thereof, including such power and authority to (i) direct and supervise all such Advisors and (ii) determine the amount and method of compensation to be paid to such Advisors (including the settlement of any disputes regarding such compensation).
(g) The Committee shall have full power and authority to take such action as reasonably necessary or appropriate to enforce the obligations of Parent (under Section 7.14) and of the Company under this Agreement, including the right to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement. If a court of competent jurisdiction renders a non appealable judgment against Parent or the Company in respect of any suit brought by the Committee to enforce the obligations of Parent or the Company under this Agreement, then Parent or the Company, as applicable, agrees to pay all reasonable and documented legal fees and expenses that the Committee actually incurred (which may include any reasonable contingency fees) as a result of any litigation commenced by the Committee regarding the validity or enforceability of, or liability under, any provision of this Agreement binding upon Parent or the Company. Notwithstanding any other provision in this Agreement, legal fees and expenses paid by Parent or the Company pursuant to this Section 2.02(g) shall not be considered Claims Expenses for purposes of this Agreement.
(h) The Committee shall use reasonable best efforts, including consulting with its Tax advisors, to (i) structure the settlement or other disposition of any Claim in a tax-efficient manner that minimizes the Tax Costs associated with the receipt of Litigation Proceeds and (ii) treat the payment of any CVR Payment Amount as not subject to any deduction or withholding (including by taking such position in any relevant tax proceeding), unless withholding is otherwise required pursuant to a Final Determination or a change in applicable Tax Law after the date hereof.
(i) Notwithstanding anything to the contrary herein (and without prejudice to a determination that any other Committee conduct may satisfy its obligations), the Committee’s obligation to Pursue the Claims hereunder shall be deemed to be satisfied in all respects (i) with respect to the selection of outside legal counsel if it chooses to continue with its existing outside counsel or reasonably selects replacement counsel, (ii) with respect to any decision to the extent it is approving a course of action recommended by its outside counsel, (iii) with respect to the expenditure of legal fees to the extent it complies with the fee arrangements contemplated hereunder, (iv) with respect to the decision of whether to make or accept a settlement offer as opposed to continue to litigate through to verdict (or vice versa) to the extent it does so after consultation with outside counsel, and (v) with respect to actions, omissions or decisions consistent in all material respects with past practice prior to the date of this Agreement. For the avoidance of doubt, the obligation to Pursue the Claims (a) shall in all respects be subject to the limitations and provisions of this Agreement, including Section 2.03 and Section 2.06 and (b) shall not require the Parent Committee Member to approve or withhold approval with respect to any matter hereunder as to which his or her prior approval is expressly required.
Section 2.03 Actions. Except as otherwise provided herein, the Committee may act only with the concurrence of a majority of the Committee Members; provided, however, that the Committee may, by resolution adopted by a majority of the Committee Members, designate a chairman or other Committee Member to act as the administrative Committee Member and delegate to the chairman or such other Committee Member such authority as the Committee may determine; provided, further, that, notwithstanding anything to the contrary herein, the Committee may not take any of the following actions without the prior approval of the Parent Committee Member: (a) incurring a total aggregate amount of Claims Expenses in excess of the Aggregate Cap, (b) amend any terms and conditions of the Winston & Strawn Engagement Letter and/or the O’Neill Advisory Agreement, (c) withdrawing all or part of any Claims and (d) in the event of an assignment of Claims to an SPE as potentially contemplated in Section 7.13, initiating or pursuing any such Claims in the name of the Company; provided, further, that, notwithstanding anything to the contrary herein, if the Holder Committee Member shall resign, be removed, or become incapable of acting, and until a successor Holder Committee Member is appointed pursuant to Section 2.05(c), the Parent Committee Member and the Independent Committee Member may not take any action that would reasonably be expected to materially adversely impact the Holders. For the avoidance of doubt, nothing in this Section 2.03 prevents the Committee from determining to terminate this Agreement pursuant to Section 7.01 or taking any other action that it is expressly permitted to take pursuant to this Agreement.
Section 2.04 Compensation. The Company shall (i) pay each of the Holder Committee Member and the Independent Committee Member $50,000 per calendar year for his or her service on the Committee, which amount shall be paid on a pro rated basis for so long as such Holder Committee Member and Independent Committee Member is a member of the Committee, and (ii) reimburse each of the Committee Members all reasonable and documented travel and out-of-pocket expenses incurred in the performance of his or her duties as a Committee Member. For the avoidance of doubt, it is acknowledged and agreed that the Committee Members are not authorized to pay Claims Expenses on behalf of the Company as out of pocket expenses or request a reimbursement of such Claims Expenses.
Section 2.05 Replacement of Committee Members.
(a) Each Committee Member may resign at any time by giving written notice thereof to the Company specifying a date when such resignation will take effect, which notice will be sent at least 60 days prior to the date so specified.
(b) The Parent has the right to remove the Parent Committee Member at any time by a board resolution specifying a date when such removal will take effect. Acting Holders have the right to remove the Holder Committee Member at any time for Due Cause by written consent, as applicable, specifying a date when such removal will take effect, which such notice will be delivered to the Company. Notice of such removal will then be given by the Company to the Parent Committee Member or the Holder Committee Member. The Holder Committee Member and the Parent Committee Member, acting together, shall have the right to remove the Independent Committee Member at any time by providing written notice to the Independent Committee Member and specifying a date when such removal will take effect.
(c) If the Parent Committee Member shall resign, be removed or become incapable of acting (including in case of death of such Parent Committee Member), the Parent shall, within 30 days of such resignation, removal or incapacitation, appoint a qualified successor Parent Committee Member, which may be an officer of the Company or Parent. If the Holder Committee Member shall resign, be removed, or become incapable of acting (including in case of death of such Holder Committee Member), a successor Holder Committee Member shall, within 30 days of such resignation, removal or incapacitation, be appointed by the Independent Committee Member; provided, however, that such successor Holder Committee Member must have been a director or senior officer of the Company prior to the Effective Time. If the Independent Committee Member shall resign, be removed, or become incapable of acting (including in case of death of such Independent

Committee Member), his or her successor shall be appointed by the current Committee Members within 30 days of such resignation, removal or incapacitation. If, within 30 days after the resignation, removal or incapacitation, (i) a successor Holder Committee Member shall not have been appointed in the manner described in this Section 2.05(c), any Holder may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Holder Committee Member, or (ii) a successor Independent Committee Member shall not have been appointed in the manner described in this Section 2.05(c), either the Holder Committee Member or the Parent Committee Member may petition any court of competent jurisdiction for the appointment of a successor Independent Committee Member; provided, however, that such successor Holder Committee Member appointed by a court of competent jurisdiction must have been a director or senior officer of the Company prior to the Effective Time. Any successor Committee Member so appointed shall under the provisions of this Section 2.05(c), forthwith upon his or her acceptance of such appointment in accordance with this Section 2.05(c), become a successor Committee Member.
(d) Every successor appointed under this Section 2.05 shall execute, acknowledge and deliver to the Company and the Rights Agent a joinder agreement in the form and substance attached hereto as Exhibit A (the “Joinder Agreement”), and thereupon such successor shall be vested with the same powers, rights, duties and responsibilities as if he or she had been originally named as the Committee Member such successor is succeeding without further act or deed.
(e) Any Committee Member may also be a Holder or an officer, director, employee or Affiliate of a Holder and in such case will continue to have all the rights of a Holder to the same extent as if he or she were not a Committee Member.
(f) The Committee will give notice of each resignation and each removal of a Committee Member and each appointment of a successor Committee Member by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and corporate mailing address of the successor Committee Member.
Section 2.06 Liability; Indemnification.
(a) Each Committee Member undertakes to perform only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against any Committee Member. No Committee Member shall be liable, responsible or accountable in damages or otherwise for any Loss (including Losses that are costs and expenses of defense of claims, as incurred) incurred by reason of having been a Committee Member or resulting from the administration of any Claims or any decision, action or failure to act, except to the extent that any such Loss shall have been caused by the bad faith, gross negligence or willful misconduct of such Committee Member. Each Holder, by virtue of its acceptance of a CVR, shall be deemed to have consented and agreed to release and forever discharge each Committee Member from and against any and all liabilities, responsibilities and claims for damages or otherwise for any Loss incurred by reason of having been a Committee Member or resulting from administration of any Claims or any decision, action or failure to act, except to the extent that any such Loss shall have been caused by the bad faith, gross negligence or willful misconduct of such Committee Member.
(b) The Company shall indemnify and hold harmless, and provide customary insurance to, each Committee Member against any Loss incurred by reason of having been a Committee Member or resulting from the administration of any Claims or any decision, action or failure to act, except to the extent of such Committee Member’s bad faith, gross negligence or willful misconduct. The Company shall advance payments in connection with its indemnification obligations under this Section 2.06(b) upon request of any Committee Member; provided that such Committee Member shall have delivered to the Company a written undertaking to repay any amount advanced to the extent that such Loss was the result of the bad faith, gross negligence or willful misconduct of such Committee Member. The rights of each Committee Member under this Section 2.06(b) are in addition to, and not in substitution for, any other rights to which such Committee Member may be entitled, whether pursuant to law, contract or otherwise. These rights are intended to benefit, and shall be enforceable by, each Committee Member. The obligations of the Company under this Section 2.06(b) shall not be terminated or modified in such a manner as to adversely affect the rights of any Committee Member without the consent of such Committee Member and shall survive the termination of this Agreement and the removal or resignation of any Committee Member.

ARTICLE III
Certain Covenants
Section 3.01 Cooperation.
(a) The Company shall use commercially reasonable efforts to (i) provide the Committee and its Advisors with access reasonably necessary to Pursue the Claims, including in connection with testimony in litigation and factual investigation, at normal business hours and upon reasonable notice, to the Company’s books and records (including electronic and archived documents and Litigation Materials) and the Company’s facilities and to current employees and Advisors of the Company and its Subsidiaries and (ii) generally provide support to the Committee and its Advisors, and make its and its Subsidiaries’ employees and Advisors reasonably available to provide assistance and expertise at such times and in such places as reasonably necessary, to Pursue the Claims; provided that, in the case of each of clauses (i) and (ii) above, (A) the Company only shall be required to provide such access and make its and its Subsidiaries’ employees and Advisors available to the extent and in such manner as does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries (however, the Company shall provide access to its and its Subsidiaries’ employees and Advisors in the event the Claims go to trial), and (B) the Company may withhold access from the Committee to the extent that the Company is aware that (1) the Company or any of its Subsidiaries is subject to the terms of a confidentiality agreement with a third party or another contract that restricts such access (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to provide such access), (2) providing such access would result in a loss of attorney-client or other legal privilege (provided that the Company shall use its commercially reasonable efforts to allow such access (or access to a portion thereof) in a manner that does not result in a loss of such privilege), or (3) providing such access would violate any applicable Law (provided that the Company shall use its commercially reasonable efforts to provide such access in a manner that does not violate such applicable Law). The Company shall use commercially reasonable efforts to cooperate in obtaining such access as reasonably necessary to Pursue the Claims to former employees and Advisors of the Company and its Subsidiaries, including in connection with testimony in litigation and factual investigation; provided that (i) the Company only shall be required to provide such cooperation and assistance to the extent and in such manner as does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, and (ii) the Company shall have no obligation to cooperate or render such assistance to the extent that the Company reasonably believes (A) the Company or any of its Subsidiaries is subject to the terms of a confidentiality agreement with a third party or another contract that restricts such cooperation or assistance (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to provide such cooperation or assistance), (B) providing such cooperation or assistance would result in a loss of attorney-client or other legal privilege (provided that the Company shall use its commercially reasonable efforts to provide such cooperation or assistance (or as much of it as possible) in a manner that does not result in a loss of such privilege), or (C) providing such cooperation or assistance would violate any applicable Law (provided that the Company shall use its commercially reasonable efforts to provide such cooperation or assistance in a manner that does not violate such applicable Law). Reasonable and documented out-of-pocket expenses incurred by current or former employees or Advisors of the Company or its Subsidiaries (but in no event any compensation expenses of current employees of the Company or its Subsidiaries) in connection with the Committee’s access to them shall be reimbursed as Claims Expenses. Notwithstanding the foregoing, the Company shall use commercially reasonable efforts to make any employee or other person under its control available to testify at a trial or evidentiary hearing at the request of the Committee.
(b) During the Term of this Agreement, the Company shall (i) maintain in place any litigation document retention policies that exist as of the Effective Time and (ii) implement and maintain new litigation document retention policies as are reasonably necessary to Pursue the Claims; provided that in the case of implementing and maintaining any such new policies, they shall not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries.
Section 3.02 Powers-of-Attorney. The Company shall execute and deliver to the Committee Members a power-of-attorney in form reasonably satisfactory to the Committee to enable the Committee Members to file pleadings and execute any documents on behalf of the Company necessary or appropriate to enable the Committee to Pursue any Claim and to settle or compromise any Claim in accordance with this Agreement, in each case, in the name of the Company; provided that any exercise of rights, powers, or authority pursuant to such power-of-attorney shall require the joint signatures of a majority of the Committee Members. Any Committee Member’s exercise of authority pursuant to the power-of-attorney shall comply with Section 2.03.
Section 3.03 Non Disclosure Undertaking. Unless otherwise agreed by the Committee, the Company and its Affiliates shall not disclose any non-public information with respect to any Claims to any third parties except (i) to the Committee and its Advisors, (ii) to Advisors, financing providers, counterparties in potential merger and acquisition transactions, auditors of the Company and its Affiliates who are advised of the confidential nature of such information and the restrictions set forth in this Section 3.03 in respect of such non-public information, (iii) to the extent such disclosure is required by, or pursuant to an agreement with, any Governmental Authority or applicable Law, (iv) to the extent such information becomes part of the public domain without breach of this Section 3.03 by the Company or any of its Affiliates.
Section 3.04 Settlements. No settlement or compromise of any Claim shall require any consent or action by the Company, Parent or their respective Affiliates; provided that the consent of the Company shall be required if (i) the Committee reasonably determines in good faith that the aggregate amount of Claims Expenses from the Effective Time, together with the Claims Expenses reasonably expected to be incurred, are reasonably likely to exceed the Litigation Proceeds reasonably likely to be collected as part of such settlement or compromise, (ii) such settlement or compromise would create a material ongoing obligation of the Company, Parent or their respective Affiliates (other than execution of a customary release) or (iii) such settlement or compromise would include a materially adverse admission of fact regarding the Company and its Affiliates (outside of any admissions included as of the date hereof in the court proceedings or pleadings relating to the KGM Litigation). Notwithstanding anything to the contrary herein, the Committee shall promptly provide to the Company copies of any settlement and shall keep the Company timely updated on the status of the settlement negotiations. Before settling or compromising any Claim, the Committee shall take into account any reasonable comments on the settlement documents made by the Company and any reasonable objections made by the Company based on the written advice of the Company’s outside legal counsel, in each case, acting in good faith.
Section 3.05 Information.
(a) During the Term of this Agreement and until all of the Claims have been completed, canceled, settled or are final and not subject to further judicial review (by appeal or otherwise), the Committee shall send to the Company, by the last Business Day of each fiscal quarter of the Company (unless significant activity, in the reasonable judgment of the Committee, occurs during such quarter, in which case monthly reports shall be provided during such time), a written report describing the status of the Claims, including the total Claims Expenses incurred from the Effective Time through the date of such report and the Claims Expenses reasonably expected to be incurred in the following fiscal quarter, the status of all pending court proceedings related to the Claims (both claims and counterclaims) and the status of any settlement negotiations among the Committee and the defendants with respect to the Claims, to the extent then known.
(b) The Company shall promptly notify the Committee of any information, documentation, or updates (unless immaterial) that it and/or any of its Affiliates receives or is made aware of in respect of the Claims; provided that the Committee has not also received, or been made aware of, such information, documentation or updates.
(c) The Committee shall promptly provide the Company with information to the extent reasonably requested in connection with reports, forms, notifications, applications, Tax Returns and other documents to be filed with the Internal Revenue Service or other applicable foreign, federal and state governmental agencies in order to comply with the Internal Revenue Code of 1986, as amended (the “Code”), or any state, local or foreign Tax Law.
(d) The Committee shall (i) promptly notify the Company of any material change in connection with the Claims, to the extent then known, and (ii) as promptly as practicable, but no later than 30 days following the Final Resolution of all Claims, provide the Company with all information and documentation reasonably required or appropriate for the preparation of the Litigation Proceeds Certificate, including details of any Litigation Proceeds received by the Company or its Affiliates and an itemized list, in reasonable detail, of the related Claims Expenses.

Section 3.06 Discretion and Decision-Making Authority. Notwithstanding anything herein to the contrary, but subject to the power and authority of the Committee and the obligations of the Company and the Parent as set forth herein, the Company, the Parent and their Affiliates shall have the power and right to control all aspects of their businesses and operations (and all of their assets and products), and subject to its compliance with the terms of this Agreement, the Company, the Parent and their Affiliates may exercise or refrain from exercising such power and right as it may deem appropriate and in the best overall interests of the Company, the Parent and their Affiliates and its and their stockholders.
Section 3.07 List of Holders. The Company shall furnish or cause to be furnished to the Rights Agent, promptly after the Effective Time and in no event later than 30 Business Days following the Effective Time, the names and addresses of the Holders (a) with respect to any Holder other than Holders of an Equity Award CVR, in such form as the Company receives from the Company’s transfer agent (or other agent performing similar services for Parent or the Company), and (b) with respect to Holders of Equity Awards, in such form as set forth in the records of the Company (or other agent performing similar services for the Company) as of immediately prior to the Effective Time. The Rights Agent will reflect all such names and addresses on the CVR Register.
ARTICLE IV
Payment Procedures
Section 4.01 Payment of CVR Payment Amount.
(a) On the CVR Payment Date, the CVR Payment Amount owed to the Holders of CVRs shall be deposited by the Company to a bank account designated by the Rights Agent. The Rights Agent shall promptly, and in any event within 10 Business Days of receipt of the CVR Payment Amount, and provided that it has received the Determination Certificate in accordance with Section 4.01(g), pay to each Holder (including the Company, Parent or their Affiliates, in case of Acquired CVRs) the applicable pro rata share of the CVR Payment Amount (i) by check mailed to the address of such Holder as reflected on the CVR Register as of the time the payment is issued or (ii) if such Holder is due a CVR Payment Amount in excess of $1,000,000 and has provided the Rights Agent with wire transfer instructions in writing and payment by such Holder of the Rights Agent’s fees associated therewith, by wire transfer of immediately available funds to the account specified in such instructions; provided that, notwithstanding anything herein to the contrary, in no event shall any Holder have any right to any assets of the Company or any of its Affiliates other than the CVR Payment Amount. For the avoidance of doubt the Parent and the Company shall have no further liability in respect of the relevant CVR Payment Amount upon delivery of such CVR Payment Amount to the Rights Agent in accordance with this Section 4.01(a). Any CVR Payment Amount that remains undistributed to the Holders one year after the CVR Payment Date shall, upon the written demand of the Company, be delivered to the Company, and upon demand, any Holders who have not theretofore received cash in exchange for such CVRs shall thereafter look only to the Company for payment of their claim therefor. Notwithstanding any other provisions of this Agreement, any CVR Payment Amount that remain unclaimed immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto. Thereafter, the Company shall be responsible for compliance with unclaimed property obligations. The Company agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to the Company, except to the extent of Rights Agent’s gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(b) For the avoidance of doubt, in accordance with the definition of CVR Payment Amount, 85% of the resulting amount of (A) the Litigation Proceeds less (B) the Claims Expenses less (C) the Non-Monetary Recovery Fee, less (D) the Tax Costs shall be for the benefit of the Holders, and 15% of such resulting amount shall be for the benefit of the Company.
Section 4.02 Procedure for determining CVR Payment Amount.
(a) As promptly as practicable, but no later than 90 days following the earlier of (i) a Termination Event and (ii) a Final Resolution of all Claims and, in each case, subject to the Company receiving all the information and documentation in accordance with Section 3.05(c)(ii), the Company shall deliver to the Committee a certificate (the “Litigation Proceeds Certificate”) setting forth in reasonable detail (A) the amount of any

Litigation Proceeds received by the Company or its Affiliates, if any, (B) an itemized list in reasonable detail of the Claims Expenses, (C) the amount of the Non-Monetary Recovery Fee, if any, (D) a calculation of the Tax Costs, (E) a calculation of the CVR Payment Amount, and (F) any material assumptions underlying the determination of any item used in making such calculations. The Company shall deliver to the Committee any financial or other documentation reasonably necessary to sufficiently support such calculations. Notwithstanding the foregoing, in the event of the recovery or receipt by the Company or any of its Affiliates of additional Litigation Proceeds, the Committee shall determine the CVR Payment Amount with respect to such additional Litigation Proceeds, taking into account the principles of this Section 4.02.
(b) Within 30 days of delivery of the Litigation Proceeds Certificate, the Holder Committee Member and the Independent Committee Member each shall give written notice to the Company and each other Committee Member specifying whether the Holder Committee Member or the Independent Committee Member, as applicable, agrees with or objects to (a “Notice of Agreement” and a “Notice of Objection,” respectively) the Litigation Proceeds Certificate and the CVR Payment Amount calculation.
(c) If the Holder Committee Member or the Independent Committee Member does not deliver a Notice of Agreement or a Notice of Objection with respect to the Litigation Proceeds Certificate within the 30-day period described above, such Holder Committee Member or Independent Committee Member, as applicable, shall be deemed to have delivered a Notice of Agreement with respect to the Litigation Proceeds Certificate, and the CVR Payment Amount set forth in the Litigation Proceeds Certificate shall be deemed final.
(d) If the Holder Committee Member or the Independent Committee Member delivers a Notice of Objection, such Notice of Objection shall set forth in reasonable detail each of the objections to the calculations, valuations, methodologies, lists, computations, assumptions and other information (collectively, the “Determinations”), that such Holder Committee Member or Independent Committee Member, as applicable, has to the applicable Litigation Proceeds Certificate. The Committee Members shall try to resolve any objections among themselves within 30 days following receipt of a Notice of Objection. If they are unable to resolve such objection, the Committee Members shall submit the portions of the Determinations set forth in the Litigation Proceeds Certificate that are in dispute to an independent public accounting firm of international standing that shall have expertise in the valuation of assets and properties and U.S. federal income taxation (if the dispute relates to the calculation of the Tax Costs) (the “Firm”). The Firm shall be instructed to determine whether the Determinations set forth in the Litigation Proceeds Certificate that are in dispute are correct in all material respects (the “Resolution”). If the Firm determines that such Determinations are correct, the CVR Payment Amount shall be as set forth in the Litigation Proceeds Certificate, and such Holder Committee Member or Independent Committee Member, as applicable, shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate. If the Firm determines that any of the Determinations set forth in the Litigation Proceeds Certificate are incorrect in any respect (whether or not material), the Firm’s resulting calculation of the CVR Payment Amount shall be binding on all parties hereto. The fees and expenses of the Firm shall be allocated to be paid by Company (and not included in the calculation of the Claims Expenses), on the one hand, and included in the calculation of the Claims Expenses, on the other hand, in the same proportion that the aggregate amount of remaining disputed Determinations submitted to the Firm that is unsuccessfully disputed by the Parent Committee Member or the Holder Committee Member, as applicable, bears to the total amount of such remaining disputed Determination so submitted.
(e) The date on which the amount of the CVR Payment Amount is finally determined pursuant to this Section 4.02 is referred to as the “Determination Date.” Except in the specific cases specified in this Agreement, no interest shall accrue on any amounts payable on the CVRs to any Holder.
(f) On the Determination Date, if the final Litigation Proceeds Certificate prepared in accordance with this Section 4.02 shows no positive CVR Payment Amount due to the Holders then the relevant Holders will have no further rights thereto and all CVRs will be automatically forfeited.
(g) On the Determination Date, the Committee shall deliver to the Rights Agent (i) copies of the Litigation Proceeds Certificate, any Notice of Agreement or Notice of Objection, as applicable, and the Determinations, if applicable, and (ii) a certificate signed by the majority of the Committee Members (the “Determination Certificate”) certifying (A) that the Determination Date has occurred and providing a reasonably detailed description of the CVR Payment Amount (whether positive or not), (B) the calculation of the final amount of the aggregate CVR Payment Amount, and (C) that (1) the Holders are entitled to receive the CVR Payment Amount (if the CVR Payment Amount is positive) or, (2) no Holder is entitled to receive any CVR Payment Amount (if the CVR Payment Amount is not positive). To the extent the Holders are entitled to receive the CVR Payment Amount (if the CVR Payment Amount is positive), the Committee shall provide to the Rights Agent written instructions for the Rights Agent to calculate the pro rata portion of the CVR Payment Amount payable to each Holder. The Rights Agent shall be entitled to rely upon, without independent investigation, the Determinations, the Determination Certificate and each other notice, agreement, other document, instruction or communication from the Committee and any document executed by the Committee and shall be fully protected in connection with any action taken, suffered or omitted to be taken by the Rights Agent in reliance thereon.
(h) Upon receipt of the Determination Certificate and the other materials and information required under Section 4.02(g), the Rights Agent shall determine and calculate, in accordance with this Agreement and the information in the Determination Certificate, the pro rata portion of the CVR Payment Amount payable to each Holder, based on the number of CVRs held by each such Holder. The Rights Agent’s calculation of the pro rata portion of the CVR Payment Amount payable to each Holder will be subject to written confirmation by the Committee.
(i) The determination by the Company and the Committee of the CVR Payment Amount pursuant to the procedures set forth in this Section 4.02, absent a mathematical error, shall be final and binding on the Company and each Holder.
Section 4.03 Tax matters.
(a) To the extent any portion of the CVR Payment Amount that is paid on the CVR Payment Date related to the Equity Award CVRs constitutes a deferral of compensation subject to Section 409A of the Code, those amounts will, to the extent necessary to comply with Section 409A of the Code, be paid by the Company at the time when the related Company Equity Awards would otherwise have been settled in accordance with their terms or in compliance with Treasury Regulation Section 1.409A-3(i)(5)(iv), or at such other time that is necessary to comply with Section 409A of the Code. None of the parties to this Agreement nor any of their respective affiliates, employees, directors or representatives shall have any liability to Holders of Equity Award CVRs or any other Person in respect of Section 409A of the Code. Holders of Company Equity Awards shall be solely responsible for the payment of any Taxes and penalties incurred under Section 409A of the Code.
(b) Each of the Company and Parent (and each of their respective Affiliates) or the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from any amount payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, the Treasury Regulations thereunder, or any provision of state, local or foreign Tax Law. Prior to making any deduction, the Rights Agent will, to the extent practicable, provide any Holder with notice and the opportunity for the Holder to provide IRS Forms W-9 or W-8, as applicable, or any other reasonably appropriate forms or information from Holders in order to avoid or reduce such withholding, provided, that the time period for payment of a CVR Payment Amount by the Rights Agent to such Holder set forth in Section 4.02 shall be extended by a period equal to any delay caused by such Holder in providing such forms. Any amounts so deducted and withheld and remitted to the relevant Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.
(c) The Rights Agent shall be responsible for information reporting required under applicable legal requirements with respect to the CVRs, including reporting the Holder’s receipt of the CVR Payment Amount hereunder on IRS Form 1099-B (or other applicable form), as directed by the Company in the tax reporting instructions provided to the Rights Agent (which such tax reporting instructions shall be prepared in consultation with the Committee).

ARTICLE V
Amendments; Consolidation
Section 5.01 Amendments.
(a) Without the consent of any Holders and any Committee Member, the Company may, at any time and from time to time, enter into one or more amendments hereto with the Rights Agent, for any of the following purposes:
(i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein; provided that such succession and assumption is in accordance with the terms of this Agreement;
(ii) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of such Rights Agent, as applicable; provided that such succession and assumption is in accordance with the terms of this Agreement;
(iii) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Committee shall consider to be for the protection of Holders; provided that, in each case, such addition shall not adversely affect the rights of any Committee Member or any Holder;
(iv) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such cured, corrected, supplemented or other provision shall not adversely affect the rights of any Committee Member or any Holder;
(v) as may be necessary or appropriate, to ensure that the CVRs are not subject to registration under the Securities Act or the Securities Exchange Act and the rules and regulations promulgated thereunder; provided that, in each case, such amendments do not adversely affect the rights of the Holders; or
(vi) for the purpose of otherwise adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the rights of the Holders.
(b) Acting Holders, the Company, the Rights Agent and the Committee Members may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provision of this Agreement, if such addition, elimination or change is in any way adverse to the rights of the Holders. It shall not be necessary for any written consent of any Holders under this Section 5.01(b) to approve the particular form of any proposed amendment, but it shall be sufficient if such written consent shall approve the substance thereof.
(c) Promptly after the execution of any amendment pursuant to the provisions of this Section 5.01, the Company and the Committee shall deliver to the Rights Agent a notice thereof setting forth in general terms the substance of such amendment, and the Rights Agent shall transmit such notice thereof through the facilities of DTC in accordance with DTC’s procedures and/or mail by first-class mail, postage prepaid, such notice to the Holders at their addresses as they shall appear on the CVR Register.
(d) Upon the execution of any amendment in accordance with this Section 5.01, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.
(e) In executing any amendment permitted by this Section 5.01, the Rights Agent shall be entitled to receive and shall be fully protected in relying upon an officers’ certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith and that it will be valid and binding upon the Company and the Committee in accordance with its terms. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to enter into any such amendment that it has reasonably determined adversely affects its own rights, privileges, covenants or duties under this Agreement or otherwise, and the Rights Agent shall not be bound by any amendments not executed by it.

Section 5.02 Change of Control
(a) After the Effective Time, neither the Company nor the Parent shall consummate a Change of Control, unless:
(i) the Person that is the relevant transferee, assignee, acquiror, delegate or other successor in such Change of Control (the “Surviving Person”) expressly assumes the performance of every covenant and obligation under this Agreement, subject to the conditions herein, on the part of the Company or the Parent, as applicable, to be performed or observed in the manner prescribed herein (a) by entering into a supplemental contingent value rights agreement or other acknowledgment or (b) pursuant to a provision in an agreement between the Company or the Parent, as applicable, and the Surviving Person to which the Committee is a third-party beneficiary;
(ii) the Company or the Parent, as applicable, has delivered to the Committee (with a copy to the Rights Agent) an officers’ certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with; and
(iii) the Company or the Parent, as applicable, provides the Holder Committee Member with sufficient information to reasonably demonstrate that the Surviving Person has the assets and creditworthiness to fulfill the obligations hereunder.
(b) Upon any Change of Control, the Surviving Person shall succeed to, be substituted for and assume all covenants and obligations of, and may exercise every right and power of, the Company or the Parent, as applicable, under this Agreement with the same effect as if the Surviving Person had been named as the Company or the Parent, as applicable, herein, and thereafter the predecessor Person shall be relieved of all covenants and obligations under this Agreement and the CVRs.
(c) The Parties acknowledge and agree that the provisions of this Section 5.02 shall apply to successive transactions and agree that in the event of a Change of Control through a partial demerger, a demerger into different entities, or transfer of all or substantially all assets to different entities, the entity that will acquire or consolidate the business representing the majority of the assets shall be deemed the Surviving Person for the purposes of this Section 5.02.
ARTICLE VI
Rights Agent
Section 6.01 Appointment of Rights Agent. The Company and the Committee hereby appoint Computershare and Computershare Trust Company, acting jointly, as the Rights Agent to act in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.
Section 6.02 Certain Rights of the Rights Agent.
(a) The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent.
(b) The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(c) The Rights Agent may engage and consult with counsel of its selection and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by it hereunder in the absence of fraud, gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) and in reliance thereon.
(d) Whenever in the performance of its duties under this Agreement the Rights Agent shall reasonably deem it necessary or desirable that any fact or matter be proved or established by the Company or the Committee prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Secretary of the Company, in the case of the Company, or (ii) a majority of the Committee Members, in the case of the Committee, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered or omitted to be taken by it under the provisions of this Agreement in the absence of fraud, gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) and in reliance upon such certificate.
(e) The Company agrees to (i) pay the Rights Agent compensation for all services rendered by the Rights Agent as agreed upon in writing by the Company and the Rights Agent on or prior to the date hereof and (ii) reimburse the Rights Agent for all reasonable and documented expenses, Taxes (other than income, receipt, franchise, or similar Taxes) and governmental charges and other reasonable and documented charges of any kind and nature incurred by the Rights Agent (including reasonable and documented out-of-pocket fees and expenses of one (1) counsel for the Rights Agent) in the performance of its duties under this Agreement.
(f) The Rights Agent will not incur any liability or responsibility to the Committee or the Company or any other Person for any action taken in reliance on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably and in the absence of fraud, gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) believed by it to be genuine and to have been signed or presented by the proper party or parties.
(g) The permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty.
(h) The Rights Agent shall not be required to give any note or surety in respect of the execution of such powers.
(i) The Rights Agent shall not be liable for or by reason of, and shall be held harmless by the Company with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(j) The Rights Agent shall have no liability and shall be held harmless by the Company in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent, assuming the due execution and delivery hereof by the Company), nor shall it be responsible for any breach by the Company or Parent or the Committee of any covenant or condition contained in this Agreement.
(k) The Company agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, suit, settlement, cost or expense for any action taken, suffered or omitted to be taken by the Rights Agent arising out of or in connection with the execution, acceptance, administration, exercise and performance by the Rights Agent of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented expenses of counsel) of defending the Rights Agent against any loss, liability, damage, judgment, fine, penalty, claim, demands, suits or expense arising therefrom, directly or indirectly, or enforcement of its rights hereunder incurred without fraud, gross negligence, bad faith, or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent. The reasonable and documented costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company to the extent that the Rights Agent is successful in so enforcing its right of indemnification.
(l) Notwithstanding anything to the contrary herein, (i) in no event shall the Rights Agent be liable for any special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits) arising out of any act or failure to act hereunder, even if the Rights Agent has been advised of the likelihood of such loss or damage or has foreseen the possibility or likelihood of such damages, and (ii) the aggregate liability of the Rights Agent arising in connection with this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed the amounts paid or payable hereunder by the Company to the Rights Agent as fees and charges during the 12 months immediately preceding the event for which recovery from the Rights Agent is being sought, provided, however, that such liability cap shall not apply in the case of the Rights Agent’s own willful misconduct, fraud, gross negligence or bad faith (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(m) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to the Rights Agent.
(n) The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, in each case, unless and until such notice has been given in accordance with Section 7.03.
(o) Unless otherwise specifically prohibited by the terms of this Agreement, the Rights Agent and any stockholder, affiliate, member, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the securities of Parent or become pecuniarily interested in any transaction in which Parent or Company may be interested, or contract with or lend money to Parent or the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, member, officer, agent, representative or employee from acting in any other capacity for the Company or for any other Person.
(p) The Rights Agent may perform any and all of its duties (i) itself (through its directors, officers, or employees) or (ii) through its agents, representatives, attorneys, custodians and/or nominees and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such agents, representatives, attorneys, custodians and/or nominees absent the Rights Agent’s own willful misconduct, fraud, gross negligence or bad faith (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.
(q) The Rights Agent shall act hereunder solely as agent for Company and it shall not assume any obligations or relationship of agency or trust with any of the Holders.
(r) The Rights Agent shall not have any duty or responsibility with respect to any action or default by the Company or Parent or the Committee, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon any of them.
(s) All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare will only draw upon the Funds in such account(s) as required from time to pay the CVR Payment Amount to Holders and to make any applicable tax withholding payments. The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Notwithstanding anything contained herein, Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits and Computershare shall not be obligated to pay such interest, dividends or earnings to Company, any Holder or any other Person.
(t) The provisions of this Section 6.02 and Section 6.03 below shall survive the termination of this Agreement and the resignation, replacement or removal of the Rights Agent.
Section 6.03 Designation; Removal; Successor Rights Agent.
(a) The Rights Agent may resign at any time and be discharged from its duties under this Agreement by giving written notice thereof to the Company and the Committee specifying a date when such resignation will take effect, which notice will be sent at least 45 days prior to the date so specified but in no event will such resignation become effective until the earlier of (i) the date so specified and (ii) the appointment of a successor Rights Agent. The Company and the Committee acting jointly have the right to remove the Rights Agent at any time by specifying a date when such removal will take effect. Notice of such removal will be given by the Company and the Committee to the Rights Agent, which notice will be sent at least 30 days prior to the date so specified.
(b) If the Rights Agent shall resign, is removed pursuant to Section 6.03(a) or shall otherwise become incapable of acting, the Company and the Committee shall jointly appoint a successor to the Rights Agent. If the Company and the Committee shall fail to make such appointment within a period of 30 days after such removal or after the Company and the Committee have been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any Holder (whose name shall appear on the CVR Register), then either the Acting Holders or the Company may apply to any court of competent jurisdiction for the appointment of a successor to the Rights Agent. Any successor Rights Agent, whether appointed by the Company and the Committee or by such a court, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank.
(c) After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the former Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder (including, but not limited to, the CVR Register and all computer files and other information related to the foregoing), and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. In addition, the former Rights Agent shall provide reasonable assistance to the successor Rights Agent with regard to transferring the CVR Register and related files to such successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure (without compensation or reimbursement by the Company or Parent) or assume any additional liability in connection with the foregoing.
(d) In the event of such resignation or removal, the successor Rights Agent shall mail by first-class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Rights Agent.
ARTICLE VII
Miscellaneous
Section 7.01 Termination. This Agreement shall be terminated without further action of any parties hereto and of no force or effect, and the parties hereto shall have no liability hereunder, upon the earliest to occur of (i) the determination made in good faith by the Committee that no CVR Payment Amounts are required to be paid under the terms of this Agreement, (ii) the Committee reasonably determines in good faith that the aggregate amount of Claims Expenses incurred from the Effective Time, together with the Claims Expenses reasonably expected to be incurred, are reasonably likely to exceed the Litigation Proceeds reasonably likely to still be collected, (iii) the date on which the CVR Payment Amount has been paid to the Holders pursuant to this Agreement, (iv) the 90th day following the date on which the Aggregate Cap is reached if, on such date, (A) no Litigation Proceeds have been received by the Company and (B) the Committee, based on the advice of outside counsel, has determined that no Litigation Proceeds are reasonably likely to be collected thereafter, (v) the Determination Date, if no CVR Payment Amount is due to the Holders as determined pursuant to Section 4.02(f) and (vi) the seventh anniversary of the Effective Time (each, a “Termination Event”); provided that if the Committee determines, based on the advice of outside legal counsel, that it is reasonably likely to obtain a Final Resolution of all Claims after the Termination Date, then the Committee may determine in good faith to extend such date with respect to CVRs (and the CVR Payment Date) by up to six months (such date that is the earliest to occur of the foregoing (including any extension pursuant to clause (vi) of this Section 7.01)) is referred to as the “Termination Date”); provided that this extension right may only be exercised once. The Committee shall promptly notify the Company and the Rights Agent of the occurrence of the Termination Date, and the Committee’s determination of the occurrence of the Termination Date shall be binding on all parties hereto and the Holders. Thereafter, the Company shall be responsible for compliance with unclaimed property obligations. The termination of this Agreement will not affect or limit the protections and immunities of the Rights Agent pursuant to Sections 4.01(a), 6.02, 6.03, and Article VII hereof.

Section 7.02 Certain Definitions. Terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement. In addition, for purposes of this Agreement:
(a) “Acting Holders” means, at the time of determination, Holders of not less than a majority of the outstanding CVRs as set forth in the CVR Register.
(b) “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
(c) “Aggregate Cap” means the maximum aggregate amount of $30,000,000, or such higher amount as the Committee may decide (which decision by the Committee shall require the approval of the Parent Committee Member), which cap shall apply to the total aggregate amount of Claims Expenses actually paid after the Effective Time by the Company and its Affiliates in Pursuing and settling the Claims.
(d) “Annual Litigation Fees” means, in the aggregate, the Annual Winston Fees and the Annual O’Neill Fees and any fees of any successor counsel.
(e) “Annual O’Neill Fees” means, in the aggregate, the annual amounts, costs and out-of-pocket expenses payable or accrued by the Company pursuant to the O’Neill Advisory Agreement.
(f) “Annual Winston Fees” means, in the aggregate, the annual amounts, costs and out-of-pocket expenses payable or accrued by the Company pursuant to the Winston & Strawn Engagement Letter.
(g) “Business Day” means any day except for (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York.
(h) “Change of Control” means (i) a sale, lease or other disposition of all or substantially all of the assets of the Parent or the Company, (ii) a merger or consolidation involving the Parent or the Company in which neither the Parent nor the Company is the surviving entity, (iii) any other transaction involving the Parent or the Company in which the Parent or the Company is the surviving or continuing entity but in which the stockholders of the Parent or the Company immediately prior to such transaction own less than 50% of their voting power immediately after the transaction.
(i) “Claims Expenses” means, without duplication, the sum of (i) all documented out-of-pocket fees, costs and expenses (including the Annual Litigation Fees, the Monetary Recovery Fee and other attorneys’ fees and expenses) incurred or accrued after the Effective Time by the Company and its Affiliates in commencing, defending, prosecuting, settling and, if applicable, withdrawing the Claims (including defending against any counterclaims), and (ii) any amounts paid or payable in settlement or in judgment of any Claims against the Company. “Claims Expenses” shall also include all fees, costs, expenses, obligations and liabilities of every nature or description incurred, directly or indirectly, by the Committee or any Committee Member in connection with carrying out the Committee’s powers and duties under this Agreement or applicable law, including (i) all costs and expenses of Pursuing any Claims, including the fees and expenses of Advisors, agents, vendors (including vendors for the collection, processing, hosting and review of Litigation Materials) and witnesses (including expert witnesses), court costs and reasonable out-of-pocket expenses incurred by current or former employees or Advisors of the Company (but in no event any compensation expenses of current employees of the Company) in connection with the Committee’s access to them pursuant to Section 3.01, (ii) all compensation, expenses and reimbursements (including for Taxes and governmental charges) of the Rights Agent, (iii) all compensation paid to the Holder Committee Member and the Independent Committee Member pursuant to Section 2.04 and all reimbursements paid to each Committee Member, (iv) all costs and expenses of indemnifying the Rights Agent or the Committee Members pursuant to this Agreement or otherwise prosecuting or defending any other litigation or involving the Committee or this Agreement, and (v) all fees and expenses payable to the Firm (other than fees and expenses allocated to be paid by the Company in connection with a disputed Determination) in accordance with Section 4.02(d); provided, however, that “Claims Expenses” shall not include the Non-Monetary Recovery Fee. “Claims Expenses” shall also include all Losses indemnified pursuant to Section 2.06(b) (including amounts advanced pursuant to the second sentence thereof) and payments made or advanced pursuant to Section 6.02.

(j) “Company Equity Award” means a Company Option, Company RSU or Company PSU.
(k) “CVR Payment Amount” means, on the CVR Payment Date, an amount of cash (if positive) equal to 85% of the aggregate of (i) the amount of the Litigation Proceeds actually received by the Company or its Affiliates, (ii) minus the Tax Costs, (iii) minus the Claims Expenses (in each case for the items in clauses (ii) and (iii), without double counting any particular cost, fee, expense or claim) and (iv) minus the Non-Monetary Recovery Fee; provided that the CVR Payment Amount shall exclude any additional recoveries Winston & Strawn LLP is entitled to seek and retain against the defendant in the KGM Litigation for attorneys’ fees as set forth in the Winston & Strawn Engagement Letter. The pro rata share of each CVR Payment Amount due to each Holder shall be determined by dividing the CVR Payment Amount by the sum of (A) the total number of CVRs outstanding on the CVR Payment Date and (B) the total number of Acquired CVRs acquired by the Company or its Affiliates pursuant to Section 1.06. For the avoidance of doubt, no Abandoned CVRs, if any, shall be taken into account for purposes of this definition.
(l) “CVR Payment Date” means the fifth Business Day following the later of (i) Determination Date if Litigation Proceeds are actually received, and (ii) the date on which the Non-Monetary Recovery Fee has been paid and the Company has received an acknowledgment from Winston & Strawn LLP and Thomas O’Neill that the Company is fully released including with respect to the Non-Monetary Recovery Fee.
(m) “DTC” means The Depository Trust Company or any successor thereto.
(n) “Due Cause” means the occurrence of any of the following events:
(i) material breach of a Committee Member’s obligations under his or her services agreement relating to this Agreement;
(ii) a Committee Member’s neglect of, intentional misconduct in connection with the performance of, or refusal to perform such Committee Member’s duties in accordance with Article II of this Agreement, which, in the case of neglect or refusal to perform, has not been cured to the Company’s good faith satisfaction within 30 days after such Committee Member has been provided written notice of the same;
(iii) a Committee Member’s engagement in any conduct that injures the integrity, character or reputation of the Company or that impugns such Committee Member’s own integrity, character or reputation so as to cause that Committee Member to be unfit to act in the capacity of a Committee Member;
(iv) a good faith determination by the Board of Directors of the Company or Parent, as applicable, that a Committee Member has committed an act or acts constituting a felony, or other act involving dishonesty, disloyalty or fraud against the Company; or
(v) a good faith determination by the Board of Directors of the Company or Parent, as applicable, that the Committee Member has a material conflict of interest with the Company or Parent that could reasonably be expected to adversely impact his or her services as a Committee Member.
(o) “Effective Time” has the meaning ascribed to such term in the Merger Agreement.
(p) “Equity Award CVR” means a CVR received by a Holder in respect of a Company Option, Company RSU or Company PSU.
(q) “Final Determination” means, with respect to the CVR Payment Amount, the final resolution of a liability for any Tax with respect to such amount:
(i) by an acceptance on an IRS Form 870 or 870-AD (or any successor forms thereto), except that acceptance on an IRS Form 870 or 870-AD or comparable form or agreement shall not constitute a Final Determination to the extent that such form or agreement reserves (whether by its terms or by operation of Law) the right of the taxpayer to file a claim for refund or the right of the applicable Governmental Authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be);
(ii) by a decision, judgment, decree, or other order of a court of competent jurisdiction that is or has become final and unappealable;

(iii) by a closing agreement or accepted offer in compromise pursuant to Sections 7121 or 7122 of the Code, or a comparable agreement pursuant to the laws of a state, local, or non-United States jurisdiction; or
(iv) by a final settlement resulting from a treaty-based competent authority determination.
(r) “Final Resolution” means, with respect to all Claims, the occurrence of all of the following: (a) a final, non-appealable, and non-challengeable judgment, order, or decision has been entered by a court or other tribunal of competent jurisdiction, or a binding settlement agreement has been fully executed and delivered by all relevant parties; (b) no further appeal, review, or other challenge is available or pending with respect to such judgment, order, decision, or settlement relating to any Claims; (c) the Company is not subject to any ongoing or further obligations, liabilities, or restrictions arising from such proceeding, including any decision, order, or settlement that could be appealed or otherwise challenged; (d) all claims, counterclaims, and causes of action asserted in such proceeding have been fully and finally resolved, withdrawn, dismissed with prejudice, or otherwise disposed of; and (e) the Company and all other relevant parties have executed and delivered complete and unconditional releases with respect to all matters arising out of or relating to such proceeding, to the extent required by the applicable judgment, order, decision, or settlement relating to any Claims. For the avoidance of doubt, Final Resolution shall be deemed to have occurred only when the litigation is fully and finally concluded, with no further recourse, liability, or exposure for the Company.
(s) “Governmental Authority” means any U.S. or foreign federal, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.
(t) “Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.
(u) “KGM Litigation” means the lawsuit filed in the U.S. District Court for the Southern District of New York captioned TreeHouse Foods, Inc. et al. v. Green Mountain Coffee Roasters, Inc. et al. (Case No. 1:14-cv-00905) and In re Keurig Green Mountain Single-Serve Coffee Antitrust Litigation (Case No. 1:14-MD-02542 (S.D.N.Y.).
(v) “Litigation Materials” means all documents, data, and records (including electronic and archived documents and files) within the Company’s possession, custody or control, or within the possession, custody or control of any of its Advisors, to the extent relating to the Pursuit of the Claims. “Litigation Materials” include, but are not limited to: (i) all documents that have been collected and preserved during factual investigation and preparation for litigation, (ii) all documents prepared in connection with the Pursuit of the Claims, (iii) all documents produced to or received from defendants and third parties during civil discovery, (iv) all documents produced to any Government Authority during an investigation and (v) any other discovery materials such as documents, deposition testimony, deposition exhibits, deposition transcripts, written discovery requests, interrogatory responses, responses to requests for admission and responses to requests for documents, and any other information or material produced, given, or exchanged including any information contained therein or derived therefrom. Any materials prepared by the Company’s Advisors on its behalf in connection with the Pursuit of the Claims are also “Litigation Materials.”
(w) “Litigation Proceeds” means the aggregate amount of any and all cash compensation, payments, penalties, interest and other damages, if any, actually recovered or received, during the Term, by the Company or any of its Affiliates as a result of the Claims, whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement or other proceeds or other monies.
(x) “Losses” means, with respect to any Person, any and all demands, claims, suits, actions, causes of action, proceedings, assessments, losses (including losses of profit), damages, liabilities, costs and expenses incurred by such Person, including interest, penalties, fines, judgments, awards, court costs and reasonable fees of Advisors.
(y) “Monetary Recovery Fee” shall mean the O’Neill Advisory Monetary Contingency Fee and the Winston Monetary Recovery Fee.

(z) “Non-Monetary Recovery Fee” shall mean the O’Neill Advisory Non-Monetary Contingency Fee and the Winston Non-Monetary Recovery Fee.
(aa) “O’Neill Advisory Agreement” means the advisory agreement, dated as of June 28, 2021, between the Company and Thomas E. O’Neill, relating to the KGM Litigation.
(bb) “O’Neill Advisory Monetary Contingency Fee” means the lump sum monetary contingency fee payable by the Company pursuant to the O’Neill Advisory Agreement.
(cc) “O’Neill Advisory Non-Monetary Contingency Fee” means the lump sum non-monetary contingency fee payable by the Company pursuant to the O’Neill Advisory Agreement.
(dd) “Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, association, joint-stock company, trust, estate, unincorporated organization or government, or any Governmental Authority.
(ee) “Pursue” shall be construed to have the same meaning as the term “Pursuit.”
(ff) “Subsidiary,” when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person is a general partner.
(gg) “Tax” means all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of a similar nature, however denominated, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.
(hh) “Tax Costs” means, with respect to the receipt of Litigation Proceeds, the product of (i) 20% and (ii) the excess of (A) the Litigation Proceeds, to the extent currently includible in the gross income of the Company or any of its Affiliates for U.S. federal income tax purposes, over (B) the sum of (1) for the tax year in which the Litigation Proceeds are received, any deductions or losses reasonably expected to be available under Section 186 of the Code or otherwise attributable to the receipt of the Litigation Proceeds or the payment of the CVR Payment Amount and (2) for any tax year or portion thereof beginning after the Closing Date (and without duplication of clause (1)), any deductions or losses attributable to Claims Expenses to the extent taken into account as a reduction of the CVR Payment Amount under clause (iii) of the definition thereof.
(ii) “Term” means the duration of this Agreement, from the Effective Time and until the Termination Date.
(jj) “Winston & Strawn Engagement Letter” means the engagement letter, dated as of June 13, 2018, between the Company and Winston & Strawn LLP, relating to the KGM Litigation.
(kk) “Winston Monetary Recovery Fee” shall have the meaning set forth in the Winston & Strawn Engagement Letter.
(ll) “Winston Non-Monetary Recovery Fee” shall have the meaning set forth in the Winston & Strawn Engagement Letter.

Section 7.03 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) on the date sent if sent by electronic mail (provided, however, that notice given by email shall not be effective unless either a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 7.03) or (c) one Business Day after the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company prior to the Effective Time:

TreeHouse Foods, Inc.
2021 Spring Road, Suite 600
Oak Brook, IL 60523
Attention:	Kristy Waterman
Email:	Kristy.Waterman@treehousefoods.com

with a copy (which shall not constitute notice) to:

Jones Day
250 Vesey Street
New York, NY 10281
Attention:	Randi C. Lesnick
Benjamin L. Stulberg
Julia V.S. Feldman
Email:	rclesnick@jonesday.com
blstulberg@jonesday.com
jfeldman@jonesday.com

If to the Company after the Effective Time:

Industrial F&B Investments II, Inc.
c/o Investindustrial
375 Park Avenue, Suite 2607, 26th Floor
New York, NY 10152
Attention:	Board of Directors
Email:	legal@investindustrial.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:	Sandro de Bernardini; Peter D. Serating; Maxim Mayer-Cesiano
Email:	sandro.debernardini@skadden.com; peter.serating@skadden.com; maxim.mayercesiano@skadden.com

If to the Committee or any Committee Member, to it, him or her, initially at:

[Committee Member No. 1]
[•]
[•]
Email:	[•]

[Committee Member No. 2]
[•]
[•]
Email: [•]

[Committee Member No. 3]
[•]
[•]
Email: [•]

If to the Rights Agent:

Computershare Inc. and Computershare Trust Company, N.A.
150 Royall St.
Canton, MA 02021
Attention: Relationship Manager

Section 7.04 Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures and/or mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.
Section 7.05 Assignment. The Company may assign any or all of its rights, interests and obligations hereunder to (a) in its sole discretion and without the consent of any other party hereto, any controlled Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent, or (b) with the prior written consent of the Acting Holders, any other Person (any permitted assignee under clause (a) or (b), an “Assignee”), in each case; provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clause (a) above in this Section 7.05, the Company (and the other assignor) shall agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of the Company hereunder, with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of, and be enforceable by each of the successors of the Company and each Assignee. Each of the successors of the Company and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by the Company. Subject to Section 7.15, the Rights Agent may not assign this Agreement without the Company’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 7.05 shall be void and of no effect.
Section 7.06 Interpretation; Construction.
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Schedule, such reference will be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Any reference in this Agreement to gender includes all genders, and words imparting the singular number only will include the plural and vice versa. Where a reference in this Agreement is made to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time, and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “days” will be to calendar days unless otherwise indicated as a “Business Day.” When calculating periods of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, and if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.
(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 7.07 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction, provided, however, that if an excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign in accordance with Section 6.03, except that, notwithstanding anything to the contrary in Section 6.03, the notice period for such resignation shall be reduced from 45 days to 10 days.
Section 7.08 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by electronic signature or .pdf format), each such counterpart being deemed to be an original instrument, with the same effect as if the signatures thereto and all such counterparts will together constitute one and the same agreement.
Section 7.09 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors, the Company, the Company’s successors, the Committee Members, Assignees) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted Transfers will solely be entitled to (i) require the Rights Agent to change address of record on the CVR Register pursuant to Section 1.03(c), (ii) renounce and abandon the CVRs pursuant to Section 1.06, and (iii) the payment of the CVR Payment Amount from the Rights Agent pursuant to Section 4.01(a).
Section 7.10 Governing Law; Consent to Jurisdiction; Venue.
(a) This Agreement, and all disputes, claims or causes of action based on, arising out of, or related to this Agreement or the performance of this Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.
(b) Any dispute, claim or cause of action based on, arising out of or related to this Agreement will be brought in the Delaware Court of Chancery (or, only if subject matter jurisdiction over a particular matter is not available in such court, then in the United States District Court for the District of Delaware or, if jurisdiction is not available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), and each of the parties irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such dispute, claim or cause of action, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all disputes, claims or causes of action will be heard and determined only in the Chosen Courts, and agrees not to bring any dispute, claim or cause of action arising out of or relating to this Agreement in any other court. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained from any dispute, claim or cause of action brought pursuant to this Section 7.10(b).
Section 7.11 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE OF THIS AGREEMENT.
Section 7.12 Entire Agreement. As among the Company, the Parent, the Holders and the Committee, this Agreement and the Merger Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) contain the entire understanding of such parties hereto and thereto with reference to the transactions and matters contemplated hereby and thereby and supersedes all prior agreements, written or oral, among such parties with respect hereto and thereto. As among the Company, the Committee, the Parent, and the Rights Agent, this Agreement and any schedule or exhibit attached hereto contains the entire understanding of such parties with reference to the transactions and matters contemplated hereby and supersedes all prior agreements, written or oral, among the parties with respect hereto and thereto. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement with respect to the rights, duties, protections and liabilities of the Rights Agent, this Agreement will govern and be controlling.
Section 7.13 Special Purpose Entity. Within reasonable time after the execution of this Agreement (not to exceed six months), the Company and Parent shall evaluate in good faith whether it is feasible, in a manner that will not adversely affect Holders, and legally permissible to (i) form an entity (an “SPE”), (ii) assign to such SPE (A) all Claims, (B) all rights of the Company arising out of or in connection with the Claims (including the right to receive Claims Proceeds) and (C) all contracts with Advisors in connection with the Claims, and (iii) if such actions are deemed feasible and legally permissible, to make appropriate changes (reasonably agreed upon by Parent and the Company) to this Agreement.
Section 7.14 Parent Obligations. Parent shall cause the Company to comply with its obligations under this Agreement, including, but not limited to, the penultimate sentence of Section 1.03(b), Section 2.02(g), Section 2.02(h), Section 2.05(b), Section 2.06(b), Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05(b), Section 4.01, Section 4.02, Section 4.03(a), Section 5.01(c), Section 5.02, Section 6.02(e), the first sentence of Section 6.03(b) and Section 7.13.
Section 7.15 Merger or Consolidation of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without any further act on the part of any of the parties hereto. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 7.15.
Section 7.16 Force Majeure. Notwithstanding anything to the contrary contained herein, no party hereto will have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility under this Agreement but only to the extent such failure or delay is directly and solely caused by one or more of the following events: (i) provision of future law or regulation or governmental authority, (ii) act of God, (iii) epidemics and pandemics, (iv) war, civil or military disobedience or disorder, riot, rebellion, terrorism or insurrection, and (v) fire, earthquake, storm or flood.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

TREEHOUSE FOODS, INC.,

By:
Name:
Title:

[Committee Member No. 1], as an initial Committee Member

[Committee Member No. 2], as an initial Committee Member

[Committee Member No. 3], as an initial Committee Member

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., jointly as Rights Agent

By:
Name:
Title:

[Signature Page to the Contingent Value Rights Agreement]

Solely with respect to Sections 2.01, 2.02(g), 2.05(b), 2.05(c), 5.02, 7.03 and 7.05 through 7.14:

[PARENT]

By:
Name:
Title:

[Signature Page to the Contingent Value Rights Agreement]

JOINDER AGREEMENT
Reference is hereby made to that certain Contingent Value Rights Agreement, dated as of [DATE], by and among TreeHouse Foods, Inc., a Delaware corporation (the “Company”), [Committee Member No. 1], [Committee Member No. 2] and [Committee Member No. 3], as the initial Committee Members, and Computershare Inc., a Delaware corporation (“Computershare”) and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, acting jointly with Computershare, as rights agent, and solely with respect to Sections 2.01, 2.02(g), 2.05(b), 2.05(c), 5.02, 7.03 and 7.05 through 7.14, Industrial F&B Investments II, Inc., a Delaware (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”). Pursuant to and in accordance with Section 2.05 of the Agreement, the undersigned hereby agrees that upon execution and delivery of this Joinder Agreement, the undersigned shall become a party to the Agreement as [Holder / Parent / Independent] Committee Member for all purposes thereunder (and shall exercise any rights of the [Holder / Parent / Independent] Committee Member) and shall be fully bound by, and subject to, all of the terms, conditions, and provisions of the Agreement applicable to [Holder / Parent / Independent] Committee Member thereunder as though an original party thereto.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of [DATE].

[NAME]

Mailing Address:
Email Address:

Annex C

PERSONAL AND CONFIDENTIAL
November 10, 2025
Board of Directors
Treehouse Foods, Inc.
2021 Spring Road, Suite 600
Oak Brook, IL 60523
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Industrial F&B Investments II, Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Treehouse Foods, Inc. (the “Company”) of the Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of November 10, 2025 (the “Agreement”), by and among Parent, Industrial F&B Investments III, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company and each outstanding Share (other than Shares already owned by Parent, Merger Sub, or any of their subsidiaries, held in the Company’s treasury, or Dissenting Shares (as defined in the Agreement)) will be converted into (i) $22.50 in cash (the “Cash Consideration”) and (ii) one contingent value right to be issued by Parent pursuant to the CVR Agreement (as defined in the Agreement) (the “CVR Consideration” and, together with the Cash Consideration, the “Consideration”).
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including JANA Partners Management, LP, a significant shareholder of the Company (“JANA Partners”), Investindustrial Group Investments S.à r.l., an affiliate of Parent (“Investindustrial”), and any of their respective affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to Investindustrial and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to a high yield security offering for La Doria, S.p.A., a portfolio company of Investindustrial, in May 2024; as bookrunner with respect to a high yield security offering for Guala Closures S.p.A., a portfolio company of Investindustrial, in June 2024; as bookrunner with respect to a high yield security offering for Ceme Group, a portfolio company of Investindustrial, in September 2024; as bookrunner with respect to a high yield security offering for La Doria, S.p.A., a portfolio company of Investindustrial, in October 2024; as bookrunner with respect to a high yield security offering for Design Holding S.p.A., a portfolio company of Investindustrial, in December 2024; as exclusive financial advisor to Investindustrial SA in connection with its acquisition of shares of Piovan S.p.A. in January 2025; as bookrunner for La Doria, S.p.A., a portfolio company of Investindustrial, in July 2025; as bookrunner with respect to a high yield security offering for Ceme Group, a portfolio company of Investindustrial, in September 2025; and as bookrunner with respect to a high yield security offering for Sammontana S.r.l., a portfolio company of Investindustrial, in September 2025. We may also in the future provide financial advisory and/or underwriting services to the Company,

Parent, Investindustrial, JANA Partners and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC are not co-invested with JANA Partners, Investindustrial, and their respective affiliates. Affiliates of Goldman Sachs & Co. LLC are invested in equity interests of funds managed by affiliates of Investindustrial. Affiliates of Goldman Sachs & Co. LLC are not invested in equity interests of funds managed by affiliates of JANA Partners. Funds managed by Goldman Sachs & Co. LLC and its affiliates may co-invest with, and invest in equity interests of, Investindustrial, JANA Partners and their affiliates or funds managed thereby in the future.
In connection with this opinion, we have reviewed, among other things, the Agreement; the CVR Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2024; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company prepared by the management of the Company and approved for our use by the Company (the “Forecasts”); and estimates as to the amounts and timing of the Litigation Proceeds, Tax Costs, and Claims Expenses (each as defined in the CVR Agreement), prepared by the management of the Company and approved for our use by the Company (the “Estimates”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the private label foods industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and that the Estimates are reasonable. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries, and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement and the CVR Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement, the CVR Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or the CVR Agreement or entered into or amended in connection with the Transaction, including, any allocation of the Consideration, the KGM Litigation (as defined in the CVR Agreement), the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.
Very truly yours,

(GOLDMAN SACHS & CO. LLC)

SCAN TO
VIEW MATERIALS & VOTE

TREEHOUSE FOODS, INC.
ATTN: KRISTY N. WATERMAN
2021 SPRING ROAD, SUITE 600
OAK BROOK, IL 60523

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V82072-S26842

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DETACH AND RETURN THIS PORTION ONLY

TREEHOUSE FOODS, INC.

PRELIMINARY PROXY CARD-SUBJECT TO COMPLETION

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V82073-S26842

TREEHOUSE FOODS, INC.
Special Meeting of Stockholders
[ ], 2026 [ ] CT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kristy N. Waterman and Jose J. Castillo, or either of them, as proxies, each with the full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common stock of TREEHOUSE FOODS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ] CT on [ ], 2026, at www.virtualshareholdermeeting.com/THS2026SM, and any adjournment or postponement thereof. This proxy revokes all previous proxies.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as listed on the reverse side of this card.

Continued and to be signed on reverse side